   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 6, 1998.



                                                      REGISTRATION NO. 333-45487

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                       DISPATCH MANAGEMENT SERVICES CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                  4215                                 13-3967426
    State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                       DISPATCH MANAGEMENT SERVICES CORP.
                              65 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 268-2910
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               LINDA M. JENKINSON
                            CHIEF EXECUTIVE OFFICER
                       DISPATCH MANAGEMENT SERVICES CORP.
                              65 WEST 36TH STREET
                            NEW YORK, NEW YORK 10018
                                 (212) 268-2910
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   COPIES TO:

                           BRUCE S. MENDELSOHN, ESQ.
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1333 NEW HAMPSHIRE AVENUE, N.W.
                                   SUITE 400
                             WASHINGTON, D.C. 20036
                                 (202) 887-4000

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / / ______

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

    If this Form is a post-effective amendment filed pursuant to 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

                        CALCULATION OF REGISTRATION FEE


                                                                                PROPOSED MAXIMUM
                            TITLE OF EACH CLASS                                AGGREGATE OFFERING          AMOUNT OF
                       OF SECURITIES TO BE REGISTERED                                 PRICE            REGISTRATION FEE
Common Stock, $0.01 par value per share.....................................       $13,250,000              $3,909


(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o).

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION -- DATED FEBRUARY 6, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

--------------------------------------------------------------------------------

                                      1,000,000 Shares
   [LOGO]                    DISPATCH MANAGEMENT SERVICES CORP.
                                        Common Stock

-------------------------------------------------------------------------

This Prospectus covers 1,000,000 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by Dispatch Management Services Corp. (the "Company") from time to time, in connection with the merger with or acquisition by the Company of other businesses or assets, and which may be reserved for issuance pursuant to, or offered and issued upon exercise or conversion of, warrants, options, convertible notes or other similar instruments issued by the Company from time to time in connection with any such merger or acquisition.

The Company intends to concentrate on acquisitions which would complement its current mix of urgent, on-demand, point-to-point delivery service holdings. The consideration for any such acquisition may consist of Common Stock, cash, notes or other evidences of debt, assumptions of liabilities or a combination thereof. The Common Stock covered by this Prospectus may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to the agreements providing for such acquisitions. The terms of such acquisitions and of the issuance of Common Stock under acquisition agreements will generally be determined by direct negotiations with the owners or controlling persons of the business or properties to be acquired or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. It is anticipated that the Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock either at the time of agreement on the terms of an acquisition or at the time of delivery of the Common Stock.

It is not expected that underwriting discounts or commissions will be paid by the Company in connection with issuances of Common Stock under this Prospectus. However, finders' fees or brokers' commissions may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of Common Stock covered by this Prospectus. Any person receiving such a fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933.


On February 6, 1998, the Company will have 10,562,526 shares of its Common Stock outstanding, 6,000,000 of which will be registered and available for unrestricted trading on the Nasdaq National Market (the "NNM"). The shares of Common Stock offered hereby have been approved for trading on the NNM.


The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries.

The Common Stock of the Company is listed on The Nasdaq Stock Market's National Market (the "Nasdaq National Market") under the symbol "DMSC."

SEE "RISK FACTORS" ON PAGES 13 TO 21 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.
--------------------------------------------------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY           REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS FEBRUARY 6, 1998

Map of the United States, United Kingdom and New Zealand indicating various DMS locations.

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS, AND THE IMPOSITION OF PENALTY BIDS.

                               PROSPECTUS SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THE PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL SHARE, PER SHARE AND FINANCIAL INFORMATION IN THE PROSPECTUS: (I) HAVE BEEN ADJUSTED TO GIVE EFFECT TO THE COMBINATIONS AND A 84,692.3-FOR-ONE STOCK SPLIT EFFECTED IMMEDIATELY PRIOR TO THE COMPANY'S INITIAL PUBLIC OFFERING IS 6,000,000 SHARES OF COMMON STOCK (THE "PUBLIC OFFERING") AND; (II) ASSUME THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION WAS NOT EXERCISED.


    SIMULTANEOUSLY WITH AND AS A CONDITION TO THE CLOSING OF THE PUBLIC OFFERING, THE COMPANY WILL ACQUIRE, IN SEPARATE COMBINATION TRANSACTIONS (THE "COMBINATIONS"), IN EXCHANGE FOR CASH OR SHARES OF ITS COMMON STOCK OR A COMBINATION OF BOTH, 38 URGENT, ON-DEMAND, POINT-TO-POINT COURIER FIRMS AND ONE SOFTWARE FIRM (EACH, TOGETHER WITH ONE SOFTWARE FIRM PREVIOUSLY ACQUIRED BY THE COMPANY, A "FOUNDING COMPANY," AND COLLECTIVELY, THE "FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" AND "DMS" HEREIN MEAN DISPATCH MANAGEMENT SERVICES CORP., ITS SUBSIDIARIES AND THE FOUNDING COMPANIES. FOR MORE INFORMATION ABOUT THE COMBINATIONS, SEE "THE COMPANY."

                                  THE COMPANY

    Dispatch Management Services Corp. was recently formed to create one of the largest providers of urgent, on-demand, point-to-point ("Point-to-Point") delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 18 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share of Point-to-Point delivery service companies operating in each of New York City, London, San Francisco, Atlanta, Washington, D.C. and Seattle. Although several large, national, publicly traded companies have begun to consolidate other segments of the delivery industry, the Company believes that it is the only firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company's pro forma combined revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $136.7 million and $111.8 million, respectively. The Company has conducted no operations other than in connection with the Public Offering and the Combinations, and has generated no revenues to date other than the receipt of licensing fees.

    Management believes that the Company's distinctive operating methodology (the "DMS Model") significantly differentiates it from both local market competitors and other large, same-day delivery service providers who compete in the Point-to-Point delivery industry on a limited basis. The DMS Model is designed to reduce operating complexities inherent in the Point-to-Point delivery industry and allows for both significant growth and increased profitability. Key elements of the DMS Model include: (i) restructuring the Company's courier operations into three distinct operating functions relating to dispatch management, road management and marketing management; (ii) utilizing proprietary software to manage order entry and delivery completion, on-time performance and transaction processing; (iii) operating multiple brands in local markets in order to target specific customers through individual brand identities and capitalize on niche marketing opportunities; (iv) empowering the courier fleet, rather than dispatchers, to determine optimal use of road resources ("Free Call Dispatch"); and (v) incentivizing the Company's workforce in each of the three operating functions to maximize efficiency and profitability. Management has chosen to focus on the Point-to-Point delivery industry due to: (a) the customers' requirements for immediate service and responsiveness, which management believes enables the Company to distinguish the DMS Model from the operating methods employed by its competitors; (b) the Company's expected ability to charge premium pricing for guaranteed, on-time delivery; and (c) the lack of a focused national or international consolidator.

    The Company believes that the DMS Model provides it with significant competitive advantages, including the ability to provide higher levels of customer service and to guarantee the delivery of a parcel within a specified time period. Customers will not be charged if the delivery is not made within the specified time period. The Company also believes that implementation of the DMS Model creates an entrepreneurial environment which facilitates increased personnel utilization and lower transaction processing costs as a percentage of revenue, resulting in increased profitability. In addition, the Company believes the reduction of operating complexity allows the Company to substantially increase the number of transactions the Company is able to process with minimal incremental cost.

    The Company's founders and senior executives have significant experience operating Point-to-Point courier companies or consolidating back-office operations of transaction-oriented Fortune 100 companies. The Company's founder created the DMS Model in 1991. Since 1994, the Company's management team has introduced certain components of the DMS Model and has refined the DMS Model through licensing arrangements with a number of courier firms, including 18 Founding Companies in 10 of the 20 markets in which the Company will operate subsequent to the Offering. These companies collectively represented 14.2% of the Company's pro forma combined revenues in 1996. The Company's founders and management team have developed and have begun implementing a conversion and integration plan with each of the Founding Companies in order to expedite the full conversion to the DMS Model.

    The Company's growth strategy is intended to increase revenue and profitability by increasing market penetration in existing markets and expanding into new markets. A key element of the Company's growth strategy is to acquire additional brands in existing markets. The Company believes that it will be able to achieve operating efficiencies by converting acquired companies to the DMS Model and consolidating their operations into existing DMS operations. The Company intends to further develop its relationships with existing clients and to expand its client base by (i) niche marketing the Company's services through multiple brands in each market and (ii) providing enhanced services not currently provided to customers, such as guaranteed, on-time delivery. The Company intends to enter new markets by acquiring companies which on a combined or stand-alone basis will make the Company the largest or second largest provider of Point-to-Point delivery services in such market. The Company also intends to expand its 1-800-COURIER-TM- network, which currently is operating in seven markets, and its 1-800 DELIVER-TM- brand, to develop a premium branded national accounts program. Although barriers to entry in the Point-to-Point delivery services market traditionally have been low, the Company believes, based on the operating experience of several members of management, that the DMS Model will allow it to provide higher levels of customer services than traditionally available from its competitors, thereby permitting the Company to charge premium prices for these services.


    The Company will pay, subject to adjustments, approximately $59.8 million in cash to the stockholders of the Founding Companies and an additional $3.2 million to repay certain indebtedness of the Company, which together represent approximately 93% of the net proceeds of the Offering. See "The Company-- The Combinations." No assurance can be given that the remaining net proceeds of the Offering will be sufficient to meet the Company's requirements for working capital and expansion.


    The Company's executive offices are located at Dispatch Management Services Corp., 65 West 36th Street, New York, New York 10018, and its telephone number is (212) 268-2910.

            SUMMARY FINANCIAL DATA FOR INDIVIDUAL FOUNDING COMPANIES
                                   UNAUDITED

    The following table presents summary statement of operations data for the Founding Companies for the year ended December 31, 1996 and for the nine months ended September 30, 1996 and 1997. Operating income (loss) does not reflect any pro forma adjustments other than related to the discontinued operations of one Founding Company. Adjusted pro forma operating income (loss) reflects operating income adjusted for the Compensation Differential, the reduction of royalty payments made by certain Founding Companies related to franchise agreements and the discontinued operations of one Founding Company. However, the following summary data does not reflect the amortization of goodwill to be recorded as a result of the Combinations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Unaudited Pro Forma Combined Financial Statements.

                                                                             TWELVE MONTHS    NINE MONTHS ENDED
                                                                                 ENDED         SEPTEMBER 30,(2)
                                                                              DECEMBER 31,   --------------------
BRAND NAME                                                                      1996(1)        1996       1997
---------------------------------------------------------------------------  --------------  ---------  ---------
                                                                                        (IN THOUSANDS)
NEW YORK METRO AREA
Earlybird Courier Service:
  Revenues.................................................................        13,189        9,845     10,995
  Operating income.........................................................         1,362        1,403      1,998
  Adjusted pro forma operating income......................................           995          612      1,203

Atlantic Freight Systems:
  Revenues.................................................................         8,728        6,192      6,760
  Operating loss...........................................................          (513)        (319)      (197)
  Adjusted pro forma operating loss........................................          (269)        (136)       (12)

Zoom Courier:
  Revenues.................................................................         8,404        6,318      6,524
  Operating loss...........................................................          (338)        (245)      (319)
  Adjusted pro forma operating loss........................................          (102)         (68)      (142)

Bullit Courier Services:
  Revenues.................................................................         7,696        5,879      6,612
  Operating income (loss)..................................................           (65)         164        340
  Adjusted pro forma operating income......................................           155          273        422

LONDON, U.K.
West One:
  Revenues.................................................................    $   24,148    $  18,838  $  20,491
  Operating income.........................................................         1,752        1,372      1,423
  Adjusted pro forma operating income......................................         1,736        1,359      1,416

Security Despatch:
  Revenues.................................................................         9,440        6,776      7,366
  Operating income.........................................................         1,296          995        949
  Adjusted pro forma operating income......................................         1,397        1,071        974

                                                                             TWELVE MONTHS    NINE MONTHS ENDED
                                                                                 ENDED         SEPTEMBER 30,(2)
                                                                              DECEMBER 31,   --------------------
BRAND NAME                                                                      1996(1)        1996       1997
---------------------------------------------------------------------------  --------------  ---------  ---------
                                                                                        (IN THOUSANDS)
SAN FRANCISCO
Aero Special Delivery:
  Revenues.................................................................    $   10,998    $   8,245  $   9,318
  Operating loss...........................................................          (109)         (51)      (391)
  Adjusted pro forma operating loss........................................           (89)         (36)      (385)

S-Car-Go Courier:
  Revenues.................................................................         1,263          921      1,251
  Operating income.........................................................            14           39        124
  Adjusted pro forma operating income......................................            87           69        170

Battery Point:
  Revenues.................................................................           732          532        657
  Operating income.........................................................           157          138        171
  Adjusted pro forma operating income......................................            90           84        103

Zap Courier and Crosstown Messenger:
  Revenues.................................................................           941          448        593
  Operating income.........................................................           141           69        114
  Adjusted pro forma operating income......................................            70           35         63

Studebaker Messenger:
  Revenues.................................................................           342          244        309
  Operating income.........................................................            69           45         44
  Adjusted pro forma operating income......................................            39           25         23

ATLANTA
A Courier (3):
  Revenues.................................................................         6,020        4,380      5,367
  Operating income.........................................................           446          474        259
  Adjusted pro forma operating income......................................           511          523        308

MLQ Express:
  Revenues.................................................................         5,310        3,621      4,617
  Operating income.........................................................           117           32        225
  Adjusted pro forma operating income......................................           420          259        383

MINNEAPOLIS/PHOENIX
American Eagle/1-800 COURIER:
  Revenues.................................................................         8,536        6,476      5,222
  Operating income (loss)..................................................           594          539       (444)
  Adjusted pro forma operating income......................................           642          484        127

WASHINGTON, DC
Washington Express:
  Revenues.................................................................         5,800        4,372      4,341
  Operating income.........................................................           140          132         38
  Adjusted pro forma operating income......................................           435          424        471

                                                                             TWELVE MONTHS    NINE MONTHS ENDED
                                                                                 ENDED         SEPTEMBER 30,(2)
                                                                              DECEMBER 31,   --------------------
BRAND NAME                                                                      1996(1)        1996       1997
---------------------------------------------------------------------------  --------------  ---------  ---------
                                                                                        (IN THOUSANDS)
LOS ANGELES
National Messenger:
  Revenues.................................................................         2,413        1,801      2,082
  Operating income.........................................................           260          154        306
  Adjusted pro forma operating income......................................           182          133        157

1-800 COURIER:
  Revenues.................................................................         1,212          850      1,235
  Operating loss...........................................................           (67)         (53)       (15)
  Adjusted pro forma operating income (loss)...............................            33          (15)        41

DENVER
Kangaroo Express:
  Revenues.................................................................    $    2,650    $   2,001  $   2,140
  Operating income (loss)..................................................            25           68        (15)
  Adjusted pro forma operating income (loss)...............................            36           76         (5)

1-800 COURIER:
  Revenues.................................................................         1,247          969        904
  Operating income (loss)..................................................            33           89       (126)
  Adjusted pro forma operating income......................................            94           94         61

SEATTLE
Fleetfoot:
  Revenues.................................................................         2,172        1,565      1,842
  Operating income.........................................................           132          102         93
  Adjusted pro forma operating income......................................           163          114        138

DETROIT
Express Messenger:
  Revenues.................................................................         1,612        1,222      1,447
  Operating income.........................................................            40           43         64
  Adjusted pro forma operating income......................................           122           92        108

HOUSTON
A&W Couriers:
  Revenues.................................................................         1,560        1,171      1,270
  Operating income (loss)..................................................            (9)          10         35
  Adjusted pro forma operating income......................................           108           87         95

BOSTON
1-800 COURIER:
  Revenues.................................................................         1,343        1,023      1,071
  Operating loss...........................................................           (25)          (8)        81
  Adjusted pro forma operating income......................................            35           25        181

                                                                             TWELVE MONTHS    NINE MONTHS ENDED
                                                                                 ENDED         SEPTEMBER 30,(2)
                                                                              DECEMBER 31,   --------------------
BRAND NAME                                                                      1996(1)        1996       1997
---------------------------------------------------------------------------  --------------  ---------  ---------
                                                                                        (IN THOUSANDS)
CHICAGO
Deadline Express:
  Revenues.................................................................    $    1,177    $     824  $     962
  Operating loss...........................................................            (6)         (21)       (76)
  Adjusted pro forma operating income (loss)...............................            49            7        (48)

SOFTWARE COMPANY
Fleetway:
  Revenues.................................................................         1,048          867        922
  Operating income (loss)..................................................           (82)          68         58
  Adjusted pro forma operating income......................................           117          218        160

OTHER FOUNDING COMPANIES
  Revenues.................................................................         8,719        6,535      7,282
  Operating income.........................................................           215          482        460
  Adjusted pro forma operating income......................................           625          579        683

(1) Consists of operating results for the year ended December 31, 1996, except that Bullit Courier Services, West One, Security Despatch, MLQ Express, Washington Express, National Messenger and Fleetway operating results are for the years ended February 28, 1997, September 30, 1996, March 31, 1997, February 28, 1997, September 30, 1996, November 30, 1996 and March 31, 1997, respectively.

(2) Consists of operating results for the nine months ended September 30, 1996 and 1997, except that West One and Washington Express operating results are for the nine months ended June 30, 1996 and 1997 and Fleetfoot operating results are for the nine months ended August 31, 1996 and 1997, respectively.

(3) Includes results for affiliated entities doing business in Charlotte, North Carolina and Nashville, Tennessee.

                              RECENT DEVELOPMENTS


    Approximately $1.0 million of indebtedness was incurred by the Company in July 1997 to partially fund expenses associated with the Offering and the Combinations (the "July Bridge Loan"). The July Bridge Loan bears interest at 10% per annum and matures on the earlier of the consummation of the Public Offering or on January 22, 1999. DMS Equity Investors Limited Partnership (the "Partnership"), an entity not affiliated with the Company, provided the July Bridge Loan. The partners of the Partnership will receive 147,875 shares of Common Stock, representing a 1.4% interest in the Company, after consummation of the Public Offering. See "Shares Eligible For Future Sale."


    Approximately $1.1 million of indebtedness was incurred by the Company in December 1997 and in January 1998 to partially fund expenses associated with the Public Offering and the Combinations (the "December Bridge Loan"). The December Bridge Loan bears interest at 14% per annum and matures on the earlier of the consummation of the Public Offering or on December 31, 1998. In addition, the Company incurred a commitment fee equal to the principal amount of the loan to be paid upon payment of the loans. The December Bridge Loan was made by certain individual investors, including affiliates of the Company. See "Certain Transactions."

                      SECURITIES COVERED BY THE PROSPECTUS



    The shares of Common Stock covered by the Prospectus are available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in the Point-to-Point courier industry and other related businesses. The consideration offered by the Company in such acquisitions, in addition to the Common Stock offered by the Prospectus, may include cash, debt or other Company securities, or assumption by the Company of liabilities of the businesses being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of the management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the Common Stock issued in acquisitions hereunder will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The Company has been identified as the "accounting acquiror" in connection with the Combinations. The following unaudited summary pro forma statement of operations data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and (ii) certain pro forma adjustments to the historical financial statements as described in the notes below. The following unaudited summary pro forma combined balance sheet data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and
(ii) the consummation of the Public Offering and the application of the net proceeds therefrom. The summary pro forma data are not necessarily indicative of the Company's operating results or financial position that might have occurred had the events described above been consummated at the beginning of the period and should not be construed as representative of future operating results or financial position. The summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related notes thereto and the historical financial statements of the Founding Companies and the related notes thereto included elsewhere in the Prospectus.


                                                                                          PRO FORMA
                                                                             ------------------------------------
                                                                                TWELVE       NINE MONTHS ENDED
                                                                             MONTHS ENDED      SEPTEMBER 30,
                                                                             DECEMBER 31,  ----------------------
                                                                                 1996         1996        1997
                                                                             ------------  ----------  ----------
STATEMENT OF OPERATIONS DATA(1):
  Revenues.................................................................   $  136,700   $  101,915  $  111,800
  Cost of revenues.........................................................       86,521       63,303      69,317
                                                                             ------------  ----------  ----------
  Gross profit.............................................................       50,179       38,612      42,483
  Operating Expenses:
    Sales and marketing expenses...........................................        6,993        4,124       4,674
    General and administrative expenses(2).................................       11,778        9,082       9,982
    Other operating expenses...............................................       21,769       17,429      19,490
    Depreciation and amortization(3).......................................        4,032        3,146       3,307
                                                                             ------------  ----------  ----------
  Operating income.........................................................        5,607        4,831       5,030
  Interest and other expense, net..........................................        1,360        1,047       1,043
                                                                             ------------  ----------  ----------
  Income before income taxes...............................................        4,247        3,784       3,987
  Provision for income taxes(4)............................................        2,255        1,913       1,980
                                                                             ------------  ----------  ----------
  Net income...............................................................   $    1,992   $    1,871  $    2,007
                                                                             ------------  ----------  ----------
                                                                             ------------  ----------  ----------
  Net income per share.....................................................   $     0.20   $     0.19  $     0.20
  Shares used in computing pro forma net income per share(5)...............       10,099       10,099      10,099



                                                                                                 AS OF SEPTEMBER 30, 1997
                                                                                            ----------------------------------
                                                                                             PRO FORMA          PRO FORMA
                                                                                            COMBINED(6)      AS ADJUSTED(7)
                                                                                            ------------   -------------------
BALANCE SHEET DATA:
  Working capital (deficit)...............................................................    $(41,575)(8)        $ 12,096
  Total assets............................................................................     113,114             132,697
  Long term debt, net of current maturities...............................................       3,780               3,780
  Stockholders' equity....................................................................      34,073             102,408


------------------------

(FOOTNOTES BEGIN ON NEXT PAGE)

(1) The pro forma combined statement of operations data assumes that the Combinations and the disposition of a business segment at one of the Founding Companies occurred on January 1, 1996.

(2) The pro forma combined statement of operations data reflect pro forma reductions in (i) salaries, bonuses and benefits to the owners of the Founding Companies (the "Compensation Differential") aggregating approximately $1.8 million, $600,000 and $875,000, for the year ended December 31, 1996 and the nine-month periods ended September 30, 1996 and 1997, respectively, and (ii) royalty payments made by certain Founding Companies related to franchise agreements which will be terminated with the closing of the Combinations.

(3) Primarily consists of amortization of goodwill to be recorded as a result of the Combinations computed on the basis described in the Note 3 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes the Company is subject to a corporate income tax rate of 38%. The higher resulting effective tax rate is due to the amortization of certain goodwill expenses which are not tax deductible.


(5) Includes: (i) 3,378,642 shares to be issued to owners of certain of the Founding Companies; (ii) 1,183,884 shares held by the existing stockholders of the Company; and (iii) the 5,536,489 shares required to be sold in the Public Offering to pay the cash portion of the Combination consideration, the expenses associated with the Public Offering and the Combinations, and to repay certain indebtedness of the Company.


(6) The pro forma combined balance sheet data assume that the Combinations were consummated on September 30, 1997.


(7) Adjusted for the sale of the 6,000,000 shares of Common Stock offered by the Company in the Public Offering and the application of the estimated net proceeds therefrom. See "Use of Proceeds."


(8) Reflects $45.1 million of cash consideration due to certain owners of the Founding Companies pursuant to the Combinations and excludes $14.7 million subject to the Earnout. See "The Company--The Combinations."

                                  RISK FACTORS

    An investment in the shares of Common Stock offered hereby involves a high degree of risk. Prospective investors should carefully consider the following risk factors, in addition to the other information contained in the Prospectus, in connection with an investment in the shares of Common Stock offered hereby.

    The Prospectus contains forward-looking statements. The words "anticipate," "believe," "expect," "plan," "intend," "estimate," "project," "will," "could," "may" and similar expressions are intended to identify forward-looking statements. These statements include information regarding future net cash flows. Such statements reflect the Company's current views with respect to future events and financial performance and involves certain risks and uncertainties, including without limitation the risks described below in "Risk Factors." Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated.

    RISKS RELATING TO CONVERSION TO THE DMS MODEL. None of the Founding Companies has utilized every aspect of the DMS Model. Subsequent to the Public Offering, the Company intends to convert the operations of the Founding Companies, and of future acquisitions, to the DMS Model to the extent feasible. The process of converting an existing Point-to-Point courier operation to the DMS Model involves the implementation of the Free Call Dispatch system as well as the integration of new software systems, pricing structures, billing methods, personnel utilization practices and data standardization. Changes in the pricing structures and billing methods could result in the loss of customers. The process of conversion in a particular market may involve unforeseen difficulties, including delays in the consolidation of facilities, complications and expenses in implementing the new operating software system, or the loss of customers or key operating personnel, any of which can cause substantial delays to the conversion process in such particular market and may have a material adverse effect on the Company's business, financial condition and results of operations. In addition, Brand Managers, as defined, are expected to have substantial authority with respect to the continuing operation of the Founding Companies subsequent to the Public Offering. There are significant limitations on the Company's ability to terminate such Brand Managers. Additionally, the timing of any acquisitions of additional Point-to-Point courier firms and their respective conversion to the DMS Model may have a significant impact on the Company's financial results, particularly in quarters immediately following such acquisitions. See "Business--The DMS Model."

    ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATION. The Company was founded in September 1997, has conducted no operations other than in connection with the Public Offering and the Combinations, and has generated no revenues to date other than receipt of licensing fees relating to the software company previously acquired by the Company. Although the Company has entered into agreements to acquire the Founding Companies (other than one software company that was previously acquired) upon completion of the Public Offering, the Company and the Founding Companies operate as separate, independent businesses. Consequently, the historical and pro forma financial information contained herein may not be indicative of the Company's financial condition and historical or future operating results. See "The Company" and "Certain Transactions."

    The process of integrating acquired businesses often involves unforeseen difficulties and may require a disproportionate amount of the Company's financial and other resources, including management time. The success of the Company will depend, in part, on the extent to which the Company is able to institute and centralize accounting and other administrative functions such as billing, collections and cash management, implement financial controls, eliminate the unnecessary duplication of other functions and otherwise integrate the Founding Companies, and such additional businesses the Company may acquire in the future, into a cohesive, efficient enterprise. The Company may experience delays, complications and unanticipated expenses in implementing, integrating and operating such systems, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's founders or senior management group will be able to successfully integrate, profitably manage or achieve anticipated cost savings from the combined operations of the Founding Companies or implement the Company's business, internal and acquisition growth strategies subsequent to the Public Offering. The inability of the Company to successfully integrate the Founding Companies would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Acquisition Strategy" and "Management."

    RISKS OF TAX AUTHORITIES CLASSIFYING INDEPENDENT CONTRACTORS AS
EMPLOYEES. Subsequent to the Public Offering, a significant number of the couriers utilized by the Company will be independent contractors. From time to time, federal and state taxing authorities have sought to assert that couriers in the Point-to-Point delivery industry are employees, rather than independent contractors. Tax authorities recently have made such an assertion against A Courier, one of the Founding Companies. The Company does not pay or withhold any federal or state employment tax with respect to or on behalf of independent contractors. Couriers utilized by the Company will be employees of or independent contractors with individual RMS Centers in their respective metropolitan markets, each of which will be indirect wholly owned subsidiaries of the Company. The Company believes that the independent contractors utilized by the Company and who have entered into contracts with an RMS Center are not employees of the Company under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If the IRS successfully asserts that such persons or others classified by the Company as independent contractors are in fact employees of the Company, the Company would be required to pay withholding taxes and administer added employee benefits. In addition, the Company could become responsible for certain past and future employment taxes. Additionally, if the Company is required to pay back-up withholding taxes with respect to amounts previously paid to such persons, it may be required to pay penalties or be subject to other liability as a result of incorrectly classifying such couriers. If the couriers are deemed to be employees, rather than independent contractors, then the Company may be required to increase their compensation since they will no longer be receiving commission-based compensation. Any of the foregoing circumstances could increase the Company's operating costs and could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--The DMS Model" and "Employees and Independent Contractors."

    MANAGEMENT OF GROWTH. The Company expects to expend significant time and effort in expanding its existing businesses and identifying, acquiring and integrating acquisitions. There can be no assurance that the Company's management and financial reporting systems, procedures and controls will be adequate to support the Company's operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate additional management and employees. There can be no assurance that such additional management and employees will be identified and retained by the Company. To the extent that the Company is unable to manage its growth efficiently and effectively, or is unable to attract and retain additional qualified personnel, the Company's business, financial condition and results of operations could be materially adversely effected. See "Business--Internal Growth Strategy" and "Management."

    RISKS RELATING TO THE COMPANY'S ACQUISITION STRATEGY. One of the Company's primary growth strategies is to increase its revenues and profitability and expand the markets it serves through the acquisition of additional Point-to-Point courier businesses. Several large, national publicly traded companies have begun to consolidate the delivery industry through the acquisition of independent Point-to-Point courier companies. As a result, competition for acquisition candidates is intense and there can be no assurance that the Company will be able to compete effectively for acquisition candidates on terms deemed acceptable to the Company. There also can be no assurance that the Company will be able to successfully convert acquired businesses to the DMS Model and integrate such businesses into the Company without substantial costs, delays or other operational or financial problems. In addition, there can be no assurance that companies acquired in the future either will be beneficial to the successful implementation of the Company's overall strategy or will ultimately produce returns that justify the investment therein, or that the Company will be successful in achieving meaningful economies of scale through the acquisitions thereof. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results and the timing of those results, diversion of management's attention, dependence on retention, hiring and training of key personnel, risks associated with unanticipated problems or legal liabilities, and the realization of intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations, particularly in the fiscal quarters immediately following the consummation of such transactions. Customer dissatisfaction or performance problems at a single acquired company could also have an adverse effect on the reputation of the Company. In addition, there can be no assurance that the Founding Companies or other Point-to-Point courier companies acquired in the future will achieve the anticipated level of revenues and earnings. To the extent that the Company is unable to acquire additional Point-to-Point courier firms or integrate such businesses successfully, the Company's ability to expand its operations and increase its revenues and earnings to the degree desired would be reduced significantly.

    FACTORS AFFECTING INTERNAL GROWTH. Certain of the Founding Companies have individually experienced significant revenue and earnings growth over the past few years. There can be no assurance that these Founding Companies will continue to experience internal growth comparable to these levels, if at all. From time to time, certain of the Founding Companies have been unable to hire and train as many couriers, operating and sales personnel as necessary to meet the increasing demands of these businesses. Factors affecting the ability of each of these Founding Companies to experience continued internal growth includes, but are not limited to, the continued relationships with existing customers, the ability to expand the customer base, the ability to recruit and retain qualified couriers, operating and sales personnel, continued access to capital and the ability to cross-sell services between the Founding Companies. See "Business--Internal Growth Strategy."

    NEED FOR ADDITIONAL FINANCING. The Company currently intends to finance future acquisitions by using a combination of shares of its Common Stock and cash. In the event that the Common Stock of the Company does not maintain a sufficient market value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as part of or all of the consideration to be paid for their business, the Company may be required to utilize its cash resources, if available, to maintain its acquisition program. If the Company has insufficient cash resources to pursue acquisitions, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, such financing can be obtained on terms the Company deems acceptable. The inability to obtain such financing could negatively impact the Company's acquisition program and have a resulting material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Combined Liquidity and Capital Resources."

    RISKS OF IRS CHALLENGE OF REIMBURSEMENT POLICIES. Several of the Founding Companies in the past have reimbursed certain automobile expenses of their drivers who are employees and own their vehicles. Aero Delivery and two other Founding Companies, which collectively represent approximately 11.7% of the Company's 1996 pro forma combined revenues, previously had a reimbursement policy that was not based on actual mileage. In connection with an audit of Aero Delivery, the Internal Revenue Service ("IRS") challenged this type policy and the treatment of such payments as reimbursed expenses, and asserted that the reimbursements constitute additional compensation to the couriers on which the company should withhold certain taxes. See Note 3 of Notes to Financial Statements of Aero Delivery Service, Inc. There can be no assurance that the IRS will not be able to successfully challenge this type policy if any other Founding Company is presently practicing or has practiced this particular policy in the past and that this would not have a material adverse impact on the Company's business, financial condition and results of operations for which the Company will not be adequately covered by indemnification from the Founding Companies. The Company does not intend to adopt this particular policy and will terminate any similar policy being used by any other Founding Company prior to the consummation of the Combinations.

    The Company may be required to pay up to $1.5 million to the IRS in connection with IRS assessments against Aero Delivery for withholding taxes, interest and penalties. The Company took these potential payments into consideration in negotiating Aero Delivery's purchase price. The Company has also agreed with Aero Delivery that in the event the amount paid to the IRS and related costs are less than $1.5 million, the Company will pay the former owner of Aero Delivery an amount equal to one-half of the difference between the amount so paid and $1.5 million. While the former owner of Aero Delivery has agreed to be responsible for all payments and costs in excess of $1.5 million, the Company may be required to make any such payments and seek reimbursement from the former owner. Any payments made by the Company relating to the IRS assessments will reduce its cash resources.

    RISK OF INABILITY TO TERMINATE UNSATISFACTORY BRAND MANAGERS IN A TIMELY FASHION. Upon the consummation of the Public Offering, the Company intends to operate certain of the Brands acquired in the Combinations through Brand Manager Agreements with Brand Managers. Each Brand Manager will be responsible for managing his or her Brand to maximize its revenues and profit margin. The Brand Manager Agreement can be terminated by the Company, upon approval of the Business Steering Committee (consisting of the President of the Company and certain Brand Managers), under certain limited conditions. There can be no assurance that the Company will be able to terminate in a timely manner any Brand Manager who is not performing as expected and that such inability would not have a material adverse impact on the Company's business, financial condition and results of operations.

    RISK OF LOSS OF CUSTOMERS DUE TO INCREASED PRICES. The implementation of the DMS Model is intended to enable the Company to offer a higher level of customer service than its competitors. The prices that the Company may charge for such services could be greater than the prices currently being charged customers for services they are currently receiving. There can be no assurance that customers will not decline to purchase the services to be offered by the Company, thereby adversely affecting the Company's business, financial condition and results of operations.

    LIMITATIONS ON ACCESS TO RADIO CHANNELS. The Company relies to a significant extent on the use of two-way radio channels to communicate with its courier fleet. Such radio channels are made available, on a limited basis, by local government authorities and the Federal Communications Commission. Accordingly, providers of the transmission networks for the radio channels may have the ability to restrict, or substantially increase the costs with respect to, the Company's use or access to the radio channels. The Company may, at its own expense, be required to incur substantial costs to obtain, build or maintain its own transmission networks in the event that third party owners of the current transmission networks restrict or otherwise obstruct the Company's access to radio channels. Any increases in the costs of radio transmission, obstruction of current radio channel service or any need for the Company to build its own transmission networks could severely inhibit the Company's ability to deliver Point-to-Point delivery services and have a material adverse effect on the Company's business, financial condition and results of operations.

    CLAIMS EXPOSURE. The Company is exposed to claims for personal injury, death and property damage as a result of automobile, bicycle and other accidents involving its employees and independent contractors. The Company may also be subject to claims resulting from the non-delivery or delayed delivery of packages, many of which claims could be significant because of the unique or time sensitive nature of the deliveries. The Company intends to carry liability insurance and independent contractors are required to maintain the minimum amounts of liability insurance required by state law. However, there can be no assurance that claims will not exceed the amount of coverage. In addition, the Company's increased visibility and financial strength as a public company may create additional claims exposure. If the Company were to experience a material increase in the frequency or severity of accidents, liability claims, workers' compensation claims or unfavorable resolution of claims, the Company's insurance costs could significantly increase and operating results could be negatively affected. In addition, future claims against the Company or one of the Founding Companies could negatively affect the Company's reputation and could have a correspondingly material adverse effect on the Company's business, financial condition and results of operations.

    RISKS ASSOCIATED WITH THE POINT-TO-POINT DELIVERY INDUSTRY; GENERAL ECONOMIC CONDITIONS. The Company's revenues and earnings are especially sensitive to events that affect the delivery services industry, including extreme weather conditions, economic factors affecting the Company's significant customers, increases in fuel prices and shortages of or disputes with labor, any of which could result in the Company's inability to service its clients effectively or the inability of the Company to profitably manage its operations. In addition, demand for the Company's services may be negatively impacted by downturns in the level of general economic activity and employment in the United States or the U.K. The development and increased popularity of facsimile machines and electronic mail via the Internet has recently reduced the demand for certain types of Point-to-Point delivery services, including those offered by the Company. As a result, Point-to-Point courier firms are increasingly dependent upon delivery requests for items that are unable to be delivered via alternative methods. There can be no assurance that similar industry-wide developments will not have a material adverse effect on the Company's business, financial condition or results of operations.

    EFFECT OF POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS. The Company may experience significant quarter to quarter fluctuations in its results of operations. Quarterly results of operations may fluctuate as a result of a variety of factors including, but not limited to, the timing of the integration of the Founding Companies and other acquired companies and their conversion to the DMS Model, the demand for the Company's services, the timing and introduction of new services or service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry and general economic conditions. As a result, the Company believes that period to period comparisons of its results of operations are not necessarily meaningful or indicative of the results that the Company may achieve in any subsequent quarter or full year. Such quarterly fluctuations may result in volatility in the market price of the Common Stock of the Company, and it is possible that in future quarters the Company's results of operations could be below the expectations of the public market. Such an event could have a material adverse effect on the market price of the Common Stock of the Company. Several of the Founding Companies recorded a net loss for the nine months ended September 30, 1997. No assurance can be given that these Founding Companies will become profitable in the future or that their respective financial performance will be accretive to the Company's earnings.

    RISK OF NON-PROPRIETARY ELEMENTS OF THE DMS MODEL. Substantially all of the key elements of the DMS Model have been described in various public forums, such as trade shows and industry publications, and also have been made available to companies that are or have been licensees of the Company but are not Founding Companies. Although the software used in the DMS Model is proprietary, all other key elements of the DMS Model cannot be protected by patents or trademarks. Therefore, there can be no assurance that other Point-to-Point courier companies will not be able to effectively replicate the DMS Model and implement it more effectively than the Company and at a lower cost.

    DEPENDENCE ON TECHNOLOGY. The Company's business is dependent upon a number of different information and telecommunication technologies to operate the DMS Model, manage a high volume of inbound and outbound calls and process transactions accurately and on a timely basis. Any impairment of the Company's ability to process transactions on an accurate and timely basis could result in the loss of customers and diminish the reputation of the Company.

    Currently, many of the Founding Companies operate on separate computer and telephone systems, several of which utilize different technologies. There can be no assurance that the contemplated integration of these systems and conversion to the Company's proprietary software will be successful or completed on a timely basis or without unexpected costs. There can also be no assurance that the Company will be able to continue to design, develop and refine its computer systems and software on a cost efficient basis, whether due to the loss of employees or otherwise. Any of the foregoing would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company utilizes computer hardware and operating systems designed and manufactured by Apple Computer, Inc. ("Apple"). Any material changes in computer and operating platform technology designed and manufactured by Apple which is incompatible with the Company's current computer systems, or the discontinuance of Apple computer hardware or support services, would have a material adverse effect on the Company's business, financial condition and results of operations. If the Company decides to change its hardware and operating systems to a different operating platform technology, there can be no assurance that the Company will be able to successfully make such a change or that such new hardware and operating systems will be as effective as the existing hardware and operating system. For a discussion of the Company's capital expenditures, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Combined Liquidity and Capital Resources."

    DEPENDENCE ON AVAILABILITY OF QUALIFIED COURIER PERSONNEL. The Company is dependent upon its ability to attract, train and retain, as employees or through independent contractor or other arrangements, qualified courier personnel who possess the skills and experience necessary to meet the needs of its operations. The Company competes in markets in which unemployment is relatively low and the competition for couriers and other employees is intense. The Company must continually evaluate, train and upgrade its pool of available couriers to keep pace with demands for delivery services. There can be no assurance that qualified courier personnel will continue to be available in sufficient numbers and on terms acceptable to the Company. The inability to attract and retain qualified courier personnel would have a material adverse impact on the Company's business, financial condition and results of operations. See "Business--The DMS Model" and "--Employees and Independent Contractors."

    RELIANCE ON KEY PERSONNEL. The Company's success is largely dependent on the efforts and relationships of R. Gregory Kidd, the Company's founder and Chairman of the Board of Directors, Linda M. Jenkinson, the Company's Chief Executive Officer, the executive officers and senior managers of the Founding Companies and Brand Managers. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future, particularly the Brand Managers and sales representatives who have on-going relationships with customers. The loss of the services of any of these individuals could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that such individuals will continue in their present capacity for any particular period of time. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. However, the Company has entered into two-year employment contracts with seven of its eight executive officers. In addition, the Company's future success and plans for growth also depend on the Company's ability to attract, train and retain skilled personnel in all areas of its business. See "Management."

    COMPETITION. The market for Point-to-Point delivery services is highly competitive and has low barriers to entry. Many of the Company's competitors operate in only one location and may have more experience and brand recognition than the Company in such local market. In addition, several large, national, publicly traded companies have begun to consolidate the Point-to-Point delivery industry through the acquisition of independent Point-to-Point courier companies. Other companies in the industry compete with the Company not only for the provision of services but also for acquisition candidates. Some of these companies have longer operating histories and greater financial resources than the Company. In addition, other firms involved in segments other than Point-to-Point delivery services may expand into this market in order to provide their customers with "one-stop" shopping of delivery and logistics services. Many of such companies have greater financial resources and brand name recognition than the Company. There can be no assurance that any of the foregoing would not have a material adverse effect on the Company's business, financial condition and results of operations.

    RELIANCE ON KEY MARKETS. A significant portion of the Company's revenues and profitability are attributable to services rendered in the metropolitan New York City, London and San Francisco markets. Revenues from the New York City, London and San Francisco markets accounted for 27.6%, 24.9% and 10.9%, respectively, of pro forma combined revenues, during the nine months ended September 30, 1997. Therefore, the Company's results of operations are significantly affected by fluctuations in the general economic and business cycles in these markets. The Company's reliance on these individual markets makes it susceptible to risks that it would not otherwise be exposed to if it operated in a more geographically diverse market. The Company believes that it will be susceptible to geographic concentration risks for the foreseeable future.

    RISK OF BUSINESS INTERRUPTIONS AND DEPENDENCE ON SINGLE FACILITIES IN A MARKET. The Company believes that its future results of operations will be dependent in large part on its ability to provide prompt and efficient service to its customers. Upon conversion of the Company to the DMS Model, the Company's operations typically will be performed at a single DMS Center for each respective metropolitan market it services and, therefore, the operation of such DMS centers are dependent on continuous computer, electrical and telephone service. As a result, any disruption of the Company's day-to-day operations could have a material adverse effect on the Company's business, financial condition and results of operations.

    PERMITS AND LICENSING. The Company's operations are subject to various state, local and federal regulations that, in many instances, require permits and licenses. Additionally, some of the Company's operations may involve the delivery of items subject to more stringent regulation, including hazardous materials, requiring the Company to obtain additional permits. The failure of the Company to maintain required permits and licenses, or to comply with applicable regulations, could result in substantial fines or revocation of the Company's permits and licenses which could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, delays in obtaining approvals, for the transfer or grant of permits or licenses, or failure to obtain such approvals could delay or impede the Company's acquisition program. See "Business--Regulation and Safety."

    REGULATORY COMPLIANCE. As a public company, the Company will be subject to continuing compliance with federal securities laws and may also be subject to increased scrutiny with respect to laws applicable to all businesses, such as employment, safety and environmental regulations. Certain of the Company's management have no experience in managing a public company. There can be no assurance that management will be able to effectively and timely implement programs and policies that adequately respond to such increased legal and regulatory compliance requirements.

    FOREIGN EXCHANGE. Approximately 25% of the Company's combined pro forma revenues for the nine months ended September 30, 1997 are derived from operations conducted in the U.K. Exchange rate fluctuations between the U.S. dollar and British pound will result in fluctuations in the amounts relating to the U.K. currency reported in the Company's consolidated financial statements due to repatriation of earnings from the U.K. to the United States or translation of the earnings of the Company's U.K. operations into U.S. dollars for financial reporting purposes. The Company also conducts operations in New Zealand and intends to pursue acquisitions in other foreign countries. The Company does not intend to enter into hedging transactions with respect to its foreign currency exposure. There can be no assurance that fluctuations in foreign currency exchange rates will not have a material adverse impact on the Company's business, financial condition or results of operations.

    DEVELOPMENT OF NEW SERVICES. The Company believes that its long-term success depends on its ability to enhance its current services, develop new services that utilize the DMS Model and address the increasingly sophisticated needs of its customers. The failure of the Company to develop and introduce enhancements and new services in a timely and cost-effective manner in response to changing technologies, customer requirements or increased competition could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business--Internal Growth Strategy."

    POTENTIAL LIABILITY FOR BREACH OF CONFIDENTIALITY. A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. There can be no assurance that unauthorized disclosure will not result in liability to the Company. It is possible that such liabilities could have a material adverse effect on the Company's business, financial conditions or results of operations.


    CONTROL BY MANAGEMENT. The Company's directors and executive officers beneficially own approximately 12.6% of the Company's outstanding Common Stock (approximately 10.4% assuming that the Underwriters' over-allotment option is exercised in full). In light of the foregoing, such persons will have the ability to significantly influence the election of the Company's directors and the outcome of all other issues submitted to the Company's shareholders. Such persons, together with the staggered Board of Directors and the anti-takeover effects of certain provisions contained in the Delaware General Corporation Law and in the Company's Certificate of Incorporation and Bylaws (including, without limitation, the ability of the Board of Directors of the Company to issue shares of Preferred Stock and to fix the rights and preferences thereof), also may have the effect of delaying, deferring or preventing an unsolicited change in the control of the Company, which may adversely affect the market price of the Common Stock or the ability of shareholders to participate in a transaction in which they might otherwise receive a premium for their shares. See "Management," "Principal Stockholders" and "Description of Capital Stock."



    SHARES ELIGIBLE FOR FUTURE SALE. Upon completion of the Public Offering, the Company will have a total of 10,562,526 shares of Common Stock outstanding. Of these shares, the 6,000,000 shares of Common Stock offered hereby (6,900,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable without restriction or registration under the Securities Act by persons other than "affiliates" of the Company, as defined under the Securities Act. The remaining 4,562,526 shares of Common Stock outstanding will be "restricted securities" as that term is defined by Rule 144 as promulgated under the Securities Act. Upon completion of the Public Offering, the Company will issue options to purchase 783,258 shares of Common Stock at the initial public offering price. In addition, options to purchase an additional 566,742 shares will remain available for issuance under the Company's 1997 Stock Incentive Plan. See "Management--1997 Stock Incentive Plan" and "Shares Eligible for Future Sale."



    The restricted securities and shares issued upon exercise of options will become eligible for sale upon the expiration of the lock-up restrictions described below. The holders of substantially all of these shares, the optionees and the Company's executive officers and directors have agreed that they will not, without the prior written consent of the Company and Prudential Securities Incorporated, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer of) any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or other similar securities of the Company, currently beneficially owned or hereafter acquired by such holders for a period of two years from the consummation of the Public Offering, except for approximately 226,415 shares of Common Stock to be issued to the former owner of Bullit Courier Services, and 147,875 shares of Common Stock to be issued to providers of the July Bridge Loan, which will be subject to a 180-day lock-up period, and any shares of Common Stock issued pursuant to Brand Manager Agreements, the first of which will not be issued until January 1999 and none of which will be subject to a lock-up restriction. After such two-year period, the foregoing restriction will expire, and approximately 3,330,000 of such shares held by non-affiliates will be freely tradeable under Rule 144, while the approximately 1,232,000 remaining shares held by affiliates will be permitted to be sold under Rule 144 subject to the timing, volume and manner of sale restrictions of Rule 144. In addition, the Company has agreed that it will not, without the prior written consent of Prudential Securities Incorporated, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company, for a period of 180 days from the date of the Prospectus. The Company may, without the prior written consent of Prudential Securities Incorporated, issue Common Stock to persons who agree to be bound by the 180-day lock-up restrictions. Such shares of Common Stock will only be restricted for the remainder of the original 180-day lock-up period. The Company and Prudential Securities Incorporated on behalf of the Underwriters, respectively, may, in their sole discretion, at any time and without prior notice, release all or any portion of the shares of Common Stock subject to such agreements to which they are party.


    Prior to the Public Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of additional shares of Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Shares Eligible for Future Sale."

    VOLATILITY OF STOCK PRICE. The Company believes that various factors unrelated to the Company's performance, such as general economic conditions, changes or volatility in the financial markets and changing market conditions in the Point-to-Point delivery industry, as well as various factors related to the Company's performance, such as quarterly or annual variations in the Company's financial results, could cause the market price of the Common Stock to fluctuate substantially.

    DIVIDEND POLICY. The Company anticipates that for the foreseeable future, its earnings will be retained for the operation and expansion of its business and that it will not pay cash dividends. In addition, the Company anticipates that any credit facility agreement into which it enters will limit the payment of cash dividends without the lender's consent. See "Dividend Policy."

                                  THE COMPANY

OVERVIEW

    The Company was recently formed to create one of the largest providers of Point-to-Point delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 18 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share of Point-to-Point delivery service companies operating in each of New York City, London, San Francisco, Atlanta, Washington, D.C. and Seattle. Although several large, national, publicly traded companies have begun to consolidate other segments of the delivery industry, the Company believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company's pro forma combined revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $136.7 million and $111.8 million, respectively. The Company has conducted no operations other than in connection with the Public Offering and the Combinations, and has generated no revenues to date other than the receipt of licensing fees.

HISTORY

    While a Project Manager with Booz Allen & Hamilton, Inc. in New Zealand during the 1980s, R. Gregory Kidd, the Company's founder and Chairman, observed the use by certain delivery firms of a Free Call Dispatch operating methodology which enabled couriers, rather than dispatchers, to decide which deliveries to make and in which order. Mr. Kidd concluded that firms utilizing Free Call Dispatch were able to achieve higher levels of customer service than firms where dispatchers generally have absolute authority in assigning and routing deliveries to the courier fleet ("Command and Control Dispatch"). In 1991, Mr. Kidd acquired an interest in a Point-to-Point courier firm in New Zealand that was a predecessor of one of the Founding Companies. He then began to implement the use of the Free Call Dispatch model on a larger scale and developed a proprietary software system and operating methodology which would support the model. Mr. Kidd's efforts resulted in the development of the Company's DMS Model.

    The DMS Model was first introduced in the United States in 1994 in four Founding Companies in San Francisco. Through implementation of the DMS Model these firms reduced back-office staff and significantly increased courier productivity. Since 1994, the Company's management team has introduced certain components of the DMS Model and has refined the DMS Model through licensing arrangements with a number of firms, including 18 Founding Companies in 10 of the 20 markets in which the Company will operate subsequent to the Offering.

THE COMBINATIONS


    Between September and December 1997, the Company entered into separate agreements to acquire the Founding Companies in exchange for cash or Common Stock or a combination of both. The purpose of the Combinations is to consolidate the operations of DMS and the Founding Companies into one corporation. The Combinations will be effective simultaneously with the closing of the Public Offering and the Founding Companies, or their investors, will receive an aggregate of 3,378,642 shares of Common Stock and an aggregate of $59.8 million in cash from the net proceeds of the Public Offering (which includes $14.7 million subject to the Earnout provision). The existing Stockholders of the Company will receive 1,183,884 shares of Common Stock.


    In certain situations, a portion of the cash consideration issued pursuant to the Combinations will be subject to the Earnout. The former owners of certain of the Founding Companies will each give a promissory note to the Company in the principal amount of the Earnout, which note will be secured by a pledge of the Stock Consideration received in the respective Combination. Such shares of Common Stock will be held in escrow for two years. The promissory note will be forgiven incrementally over the escrow period as the requisite financial targets are met. Failure to meet those targets will, in effect, result in a reduction of the cash consideration.

    The consideration to be paid for each of the Founding Companies was determined through arms-length negotiations between the Company and representatives of each Founding Company. Certain factors considered by the parties in determining the consideration to be paid included historical operating results and the future prospects of each Founding Company.

    In September 1997, Kiwi Express Software, L.L.C. ("Kiwi Express"), founded by Mr. Kidd and a provider of dispatch software to DMS Centers in the United States and New Zealand, was merged into the Company. See "Certain Transactions." Upon consummation of the Public Offering, the Company also intends to acquire Brookside Systems and Programming Limited, a U.K. company that conducts business under the tradename "Fleetway." Fleetway develops and markets software systems principally to the Point-to-Point delivery industry in the U.K. and currently has software licensing agreements with over 300 courier firms.

    Upon the consummation of the Public Offering, the Company intends to operate certain of the brands acquired in the Combinations (each, a "Brand") through agreements (each, a "Brand Manager Agreement") with former owners (each, a "Brand Manager"). Each Brand Manager will be responsible for managing his or her Brand to maximize its revenues and profit margins. The Brand Manager will receive payments according to a formula based on the "Contribution" (which is defined as total revenue less certain expenses attributable to the Brands and certain administrative and corporate overhead allocations). The Contribution Percentage (defined as the Contribution divided by total revenue of the Brand) up to 7.5% accrues to the Company and between 7.5% and 15% accrues to the Brand Manager. The Contribution Percentage in excess of 15% accrues to the Brand Manager and the Company in a proportion of 25% and 75%, respectively. Payments to each Brand Manager are to be made in a combination of cash and shares of Common Stock of the Company. The Brand Manager Agreement can be terminated by the Company, upon approval of the Business Steering Committee (consisting of the President of the Company and certain Brand Managers), under certain limited conditions. Founding Companies representing approximately 45% of the Company's revenues for the nine months ended September 30, 1997 will not have Brand Manager Agreements, in which case all operating income will accrue to the Company.

    Pursuant to the agreements entered into in connection with the Combinations, the stockholders of the Founding Companies have agreed not to compete with the Company for a two-year period, commencing on the date of consummation of the Public Offering for persons who are not Brand Managers or consultants and commencing on the date that all consideration payable under a Brand Manager Agreement or consulting agreement has been received for persons who are either Brand Managers or consultants.

THE FOUNDING COMPANIES

    The following table sets forth certain information regarding the Founding
Companies:

                                                                                     ACQUISITION
                                                               UNAUDITED            CONSIDERATION
                                                           PRO FORMA COMBINED    --------------------
                                                          REVENUES FOR TWELVE               VALUE OF      BRAND
                                                              MONTHS ENDED         CASH      COMMON      MANAGER
BRAND NAME                                                DECEMBER 31, 1996(1)   VALUE(2)     STOCK     AGREEMENT
-------------------------------------------------------  ----------------------  ---------  ---------  -----------
                                                                        (IN THOUSANDS)
NEW YORK METRO AREA
  Earlybird Courier Service............................        $   13,189        $  12,860  $   4,649      Yes
  Atlantic Freight Systems.............................             8,728              366      4,200      Yes
  Zoom Courier.........................................             8,404            1,065      2,000      Yes
  Bullit Courier Services..............................             7,696            3,722      3,000      No
LONDON, U.K.
  West One.............................................            24,148           16,672      2,477      No
  Security Despatch....................................             9,440            6,918          0      No
SAN FRANCISCO
  Aero Special Delivery................................            10,998            3,306      3,645      No
  S-Car-Go Courier.....................................             1,263              276        638      Yes
  Battery Point........................................               732              199        428      Yes
  Zap Courier and Crosstown Messenger..................               941              178        473      Yes
  Studebaker...........................................               342              100        180      Yes
ATLANTA
  A Courier............................................             6,020            2,573      1,920      Yes
  MLQ Express..........................................             5,310            4,652(3)         0     No
MINNEAPOLIS/PHOENIX
  American Eagle/1-800 COURIER.........................             8,536              564      4,264      Yes
WASHINGTON, D.C.
  Washington Express...................................             5,800              971      2,792      Yes
DENVER
  Kangaroo Express.....................................             2,650              266      1,079      Yes
  1-800 COURIER........................................             1,247               86        774      Yes
LOS ANGELES
  National Messenger...................................             2,413              764      1,210      Yes
  1-800 COURIER........................................             1,212              353        450      No
SEATTLE
  Fleetfoot............................................             2,172                0      1,279      Yes
DETROIT
  Express Messenger....................................             1,612              579        750      Yes
HOUSTON
  A&W Couriers.........................................             1,560              270        755      Yes
BOSTON
  1-800 COURIER........................................             1,343              211        636      Yes
CHICAGO
  Deadline Express.....................................             1,177                0        923      Yes
SOFTWARE COMPANY
  Fleetway.............................................             1,048              842      2,016      No
OTHER FOUNDING COMPANIES (4)...........................             8,719            2,039      4,229    Yes (5  )
                                                                 --------        ---------  ---------
TOTAL..................................................        $  136,700        $  59,832  $  44,767
                                                                 --------        ---------  ---------
                                                                 --------        ---------  ---------

------------------------
(1) Consists of operating results for the year ended December 31, 1996, except that Bullit Courier Services, West One, Security Despatch, MLQ Express, Washington Express, National Messenger and Fleetway operating results are for the years ended February 28, 1997, September 30, 1996, March 31, 1997, February 28, 1997, September 30, 1996, November 30, 1996 and March 31, 1997, respectively.
(2) Includes $14.7 million subject to certain Earnouts. See "--The
    Combinations."

(3) In addition to the consideration listed, the Company will also pay the shareholder of MLQ Express $850,000 on each of the first and second anniversaries of the closing of the Offering, subject to the achievement of certain specified financial performance thresholds.

(4) Financial statements for these Founding Companies are not required to be included in this Prospectus under applicable rules of the Securities and Exchange Commission.
(5) Each of the other 12 Founding Companies have a Brand Manager Agreement:
    Rocket Courier, AFS Courier, Express Air Messenger, Houston Flash, Christian Courier, Time Couriers, Jet City, Striders Courier, United Messengers, Kiwicorp Limited, 1-800 COURIER--Portland and Time Cycle.

                                DIVIDEND POLICY

    The Company has never declared or paid any dividends, intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate declaring or paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Company is prohibited from paying cash dividends by its credit agreement.

                   SELECTED PRO FORMA COMBINED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    The Company has been identified as the "accounting acquiror" in connection with the Combinations. The following unaudited summary pro forma statement of operations data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and (ii) certain pro forma adjustments to the historical financial statements as described in the notes below. The following unaudited summary pro forma combined balance sheet data for the Company have been adjusted to give effect to (i) the consummation of the Combinations and
(ii) the consummation of the Public Offering and the application of the net proceeds therefrom. The summary pro forma data are not necessarily indicative of the Company's operating results or financial position that might have occurred had the events described above been consummated at the beginning of the period and should not be construed as representative of future operating results or financial position. The summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related notes thereto and the historical financial statements of the Founding Companies and the related notes thereto included elsewhere in the Prospectus.


                                                                                           PRO FORMA
                                                                             --------------------------------------
                                                                                 TWELVE
                                                                              MONTHS ENDED     NINE MONTHS ENDED
                                                                              DECEMBER 31,       SEPTEMBER 30,
                                                                             --------------  ----------------------
                                                                                  1996          1996        1997
                                                                             --------------  ----------  ----------
STATEMENT OF OPERATIONS DATA(1):
  Revenues.................................................................    $  136,700    $  101,915  $  111,800
  Cost of revenues.........................................................        86,521        63,303      69,317
                                                                             --------------  ----------  ----------
  Gross profit.............................................................        50,179        38,612      42,483
  Operating Expenses:
    Sales and marketing expenses...........................................         6,993         4,124       4,674
    General and administrative expenses(2).................................        11,778         9,082       9,982
    Other operating expenses...............................................        21,769        17,429      19,490
    Depreciation and amortization(3).......................................         4,032         3,146       3,307
                                                                             --------------  ----------  ----------
  Operating income.........................................................         5,607         4,831       5,030
  Interest and other expense, net..........................................         1,360         1,047       1,043
                                                                             --------------  ----------  ----------
  Income before income taxes...............................................         4,247         3,784       3,987
  Provision for income taxes(4)............................................         2,255         1,913       1,980
                                                                             --------------  ----------  ----------
  Net income...............................................................    $    1,992    $    1,871  $    2,007
                                                                             --------------  ----------  ----------
                                                                             --------------  ----------  ----------
  Net income per share.....................................................    $     0.20    $     0.19  $     0.20
  Shares used in computing pro forma net income per share (5)..............        10,099        10,099      10,099



                                                                                                 AS OF SEPTEMBER 30, 1997
                                                                                            ----------------------------------
                                                                                             PRO FORMA        PRO FORMA AS
                                                                                            COMBINED (6)      ADJUSTED (7)
                                                                                            ------------   -------------------
BALANCE SHEET DATA:
  Working capital (deficit)...............................................................    $(41,575)(8)        $ 12,096
  Total assets............................................................................     113,114             132,697
  Long term debt, net of current maturities...............................................       3,780               3,780
  Stockholders' equity....................................................................      34,073             102,408


------------------------

(FOOTNOTES BEGIN ON NEXT PAGE)

(1) The pro forma combined statement of operations data assumes that the Combinations and the disposition of a business segment at one of the Founding Companies occurred on January 1, 1996.

(2) The pro forma combined statement of operations data reflect pro forma reductions in (i) salaries, bonuses and benefits to the owners of the Founding Companies (the "Compensation Differential") aggregating approximately $1.8 million, $600,000 and $875,000, for the year ended December 31, 1996 and the nine-month periods ended September 30, 1996 and 1997, respectively, and (ii) royalty payments made by certain Founding Companies related to franchise agreements which will be terminated with the closing of the Combinations.

(3) Consists of amortization of goodwill to be recorded as a result of the Combinations computed on the basis described in the Note 3 of Notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Assumes the Company is subject to a corporate income tax rate of 38%. The higher resulting effective tax rate is due to the amortization of certain goodwill expenses which are not tax deductible.


(5) Includes: (i) 3,378,642 shares to be issued to owners of certain of the Founding Companies; (ii) 1,183,884 shares held by the existing stockholders of the Company; and (iii) the 5,536,489 shares required to be sold in the Public Offering to pay the cash portion of the Combination consideration, the expenses associated with the Public Offering and the Combinations, and to repay certain indebtedness of the Company.


(6) The pro forma combined balance sheet data assume that the Combinations were consummated on September 30, 1997.


(7) Adjusted for the sale of the 6,000,000 shares of Common Stock offered by the Company in the Public Offering and the application of the estimated net proceeds therefrom. See "Use of Proceeds."


(8) Reflects $45.1 million of cash consideration due to certain owners of the Founding Companies pursuant to the Combinations and excludes $14.7 million subject to the Earnout. See "The Company--The Combinations."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH "SELECTED PRO FORMA COMBINED FINANCIAL DATA," THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF THE COMPANY AND THE RELATED NOTES THERETO AND THE FOUNDING COMPANIES' AUDITED HISTORICAL FINANCIAL STATEMENTS AND THE RELATED NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. A NUMBER OF STATEMENTS IN THIS PROSPECTUS ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS WHICH THE COMPANY ANTICIPATES MAY OCCUR IN THE FUTURE, INCLUDING SUCH MATTERS AS THE COMPANY'S STRATEGY FOR ACQUISITION AND INTERNAL GROWTH AND IMPROVED PROFITABILITY, ADDITIONAL CAPITAL EXPENDITURES (INCLUDING THE AMOUNT AND NATURE THEREOF), ACQUISITIONS OF ASSETS AND BUSINESSES, INDUSTRY TRENDS AND OTHER SUCH MATTERS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSES MADE BY THE COMPANY IN LIGHT OF ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT BUSINESS AND ECONOMIC CONDITIONS AND EXPECTED FUTURE DEVELOPMENTS, AS WELL AS OTHER FACTORS THE COMPANY BELIEVES ARE REASONABLE OR APPROPRIATE. HOWEVER, WHETHER ACTUAL RESULTS AND DEVELOPMENTS WILL CONFORM WITH THE COMPANY'S EXPECTATIONS AND PREDICTIONS IS SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THOSE SET FORTH IN "RISK FACTORS"; GENERAL ECONOMIC, MARKET OR BUSINESS CONDITIONS; THE BUSINESS OPPORTUNITIES (OR LACK THEREOF) THAT MAY BE PRESENTED TO AND PURSUED BY THE COMPANY; CHANGES IN LAWS OR REGULATIONS; AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. CONSEQUENTLY, THERE CAN BE NO ASSURANCE THAT THE ACTUAL RESULTS OR DEVELOPMENTS ANTICIPATED BY THE COMPANY WILL BE REALIZED OR, EVEN IF SUBSTANTIALLY REALIZED, THAT THEY WILL HAVE THE EXPECTED CONSEQUENCES TO OR EFFECTS ON THE COMPANY OR ITS BUSINESS OR OPERATIONS.

INTRODUCTION

    The Company was recently formed to create one of the largest providers of Point-to-Point delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 18 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share of Point-to-Point delivery service companies operating in each of New York City, London, San Francisco, Atlanta, Washington, D.C. and Seattle. Although several large, national, publicly traded companies have begun to consolidate other segments of the delivery industry, the Company believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company's pro forma combined revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $136.7 million and $111.8 million, respectively. The Company has conducted no operations other than in connection with the Public Offering and the Combinations, and has generated no revenues to date other than the receipt of licensing fees.

BASIS FOR PRESENTATION

    Management does not believe that a period-to-period comparison of the results of operations of the Founding Companies whose financial statements are included elsewhere in this Prospectus would be meaningful to prospective investors. The Founding Companies have been managed as independent private companies and, as such, their results of operations reflect different corporate and tax structures which have been influenced, among other things, by their historical levels of owners' compensation. The owners of the Founding Companies have agreed to certain reductions in their salaries, bonuses and benefits in connection with the organization of the Company. The Compensation Differentials for the year ended December 31, 1996 and for the nine months ended September 30, 1997 were $1.8 million and $875,000, respectively, and have been reflected as pro forma adjustments in the Unaudited Pro Forma Combined Statements of Operations. The Unaudited Pro Forma Combined Statements of Operations include a provision for income tax as if the Company were taxed as a C corporation.

    Neither all of the anticipated savings nor all of the anticipated costs of implementation of the DMS Model have been included in the unaudited pro forma financial data presented herein because such matters are not presently quantifiable with any degree of certainty. Subsequent to the Offering, the Company believes that it can realize savings from: (i) increased productivity of courier fleets; (ii) increased productivity of dispatchers and order takers; (iii) greater volume discounts from suppliers; (iv) consolidation of insurance programs and treasury functions; and (v) consolidation of other corporate operations, such as financial and management reporting. Integration of the Founding Companies may also present opportunities to reduce costs through the elimination of duplicative functions and through increased employee utilization. However, subsequent to the Public Offering, the Company will incur significant additional costs and expenditures for corporate management and administration, corporate expenses related to being a public company, systems integration and facilities expansion. See "Risk Factors--Risks Relating to Conversion to the DMS Model," "--Risks of Integration" and "--Effect of Potential Fluctuations in Quarterly Operating Results."

    Although there can be no assurance, management believes that use of the DMS Model enables courier companies to achieve higher margins than typically associated with Point-to-Point courier companies. The following table sets forth certain (i) combined operating margin information, and (ii) unaudited pro forma combined operating margin information. This information is presented with respect to (a) Founding Companies which have utilized the Company's proprietary software since January 1, 1996 and whose historical results are included elsewhere in the Prospectus ("DMS Founding Companies") and (b) Founding Companies which, as of January 1, 1996, were not utilizing such software and whose historical results are included elsewhere in the Prospectus ("Non-DMS Founding Companies"). The DMS Founding Companies represent approximately 10% of the Company's combined revenues in 1996 and Non-DMS Founding Companies represent approximately 83% of the Company's combined revenues in 1996. The remaining approximately 7% of the Company's combined 1996 revenues are attributable to the Founding Companies whose historical financial statements are not included in the Prospectus, as well as the Company's two software businesses. During the periods presented below, the Founding Companies were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-Combination results to be achieved by the Company. Further, none of the Founding Companies has, to date, utilized all aspects of the DMS Model, and there can be no assurance that the results reflected below are indicative of results to be achieved upon full utilization of the DMS Model. In addition, the average size of the Non-DMS Founding Companies is significantly larger than the DMS Founding Companies. There can be no assurance that the higher margins of the DMS Founding Companies illustrated below are not directly attributable to the relatively fewer complexities involved in the operation of a smaller company. Finally, the following data does not purport to compare the performance of the DMS Founding Companies prior to and subsequent to the utilization of the Company's proprietary software, and the conversion process itself could temporarily reduce margins. Accordingly, no definitive conclusion can be drawn as to the degree to which the Company's proprietary software, or other components of the DMS Model, contributed to the higher operating margins of the DMS Founding Companies or could contribute to operating margins in the future.

                                                 HISTORICAL COMBINED                            PRO FORMA COMBINED
                                                   OPERATING MARGIN                            OPERATING MARGIN(1)
                                     --------------------------------------------  --------------------------------------------
                                         TWELVE MONTHS                                 TWELVE MONTHS
                                             ENDED            NINE MONTHS ENDED            ENDED            NINE MONTHS ENDED
                                       DECEMBER 31, 1996     SEPTEMBER 30, 1997      DECEMBER 31, 1996     SEPTEMBER 30, 1997
                                     ---------------------  ---------------------  ---------------------  ---------------------
DMS Founding Companies.............              6.7%                   8.0%                   6.9%                   9.3%
Non-DMS Founding Companies.........              4.0%                   4.1%                   3.8%                   3.8%

------------------------

(1) Reflects pro forma adjustments for goodwill amortization, the Compensation Differential and royalty payments made by certain Founding Companies. See Notes 1, 2, 3 and 4 to the Selected Pro Forma Combined Financial Data.

    REVENUES. The Company primarily earns revenues from fees charged for Point-to-Point delivery services with the remainder of revenues being derived from strategic stocking and other services. Revenues consist primarily of charges to customers for individual delivery services and weekly or monthly charges for other ongoing services. Revenues are recognized when packages are delivered. The revenue per transaction for a particular delivery service is dependent upon a number of factors, including the time sensitivity of a particular delivery, special handling requirements and local market conditions.

    COST OF REVENUES. Cost of revenues consists of costs relating directly to performance of services, including earned courier compensation and employee benefits, if any, vehicle lease expenses and the cost of managing the Company's courier fleet. The Company believes that the Point-to-Point delivery business generally offers higher gross margins than scheduled or routed deliveries, which results from lower courier compensation as a percentage of revenues as well as premium pricing for the time sensitive deliveries. The Company's couriers have historically been compensated based on a fixed percentage of the revenue for a delivery. However, the Company intends to realign courier compensation to an effort-based standard. Management believes that this structure maximizes courier fleet productivity and allows it to better manage its pricing policies and gross margin.

    SALES AND MARKETING EXPENSES. Sales and marketing expenses include expenses related to new business development, account management and local brand marketing initiatives, including Brand Manager compensation, sales commissions and advertising and other promotional expenses. The Company anticipates the need for additional investment in sales and marketing initiatives and the implementation and execution of the 1-800-DELIVER-TM- and 1-800-COURIER-TM-national brand strategies. Prior to the consummation of the Combinations, compensation expenses for the former owners of the Founding Companies were classified as the general and administrative expenses of the Founding Companies. Subsequent to the Offering, payments under Brand Manager Agreements and compensation to sales personnel will appear in sales and marketing expenses.

    GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses include salaries and benefits of management and administrative staff, professional fees, expenditures for research and development, training costs and expenses related to comprehensive insurance programs.

    OTHER OPERATING EXPENSES. Other operating expenses, primarily related to the cost of operating the DMS Centers, include costs associated with call capture, dispatch management, customer service and local supervisory personnel.

    DEPRECIATION AND AMORTIZATION. The Company has no significant investment in warehousing facilities or transportation equipment and, as such, depreciation expense primarily relates to the depreciation of office, communication and computer equipment. Amortization expense primarily relates to the amortization of acquisition goodwill. In July 1996, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that the Combinations be accounted for using the purchase method of accounting. A total of $700,000 of the purchase price has been allocated to in-process research and development and will be expensed upon the closing of the Combinations. In addition, approximately $740,000 of the purchase price has been allocated to internally developed software at a Founding Company and will be amortized over a period of five years. The excess of the fair value of the consideration paid in the Combinations over the fair value of the net assets to be acquired totals approximately $71.3 million. This excess purchase price will be recorded as goodwill on the Company's balance sheet. Goodwill will be amortized as a non-cash charge to the income statement over a period ranging from 5 to 40 years. The pro forma impact of this amortization expense for the year ended December 31, 1996 was approximately $2.1 million, of which approximately $560,000 was deductible for income tax purposes. The Company expects to continue to make acquisitions and anticipates that certain acquisitions will be accounted for using the purchase method of accounting. As a consequence, in the future the Company will incur additional expense for the amortization of acquired intangible assets, primarily goodwill.

PRO FORMA COMBINED RESULTS OF OPERATIONS

    The pro forma combined results of operations of the Founding Companies for the periods presented may not be comparable to, and may not be indicative of, the Company's post-Combination results of operations because: (i) the Founding Companies were not under common control or management during the periods presented; (ii) the Company will incur incremental costs related to its new corporate management and the costs of being a public company; and (iii) the combined data do not reflect potential benefits and cost savings the Company expects to realize when operating as a combined entity. The following discussion should be read in conjunction with the Unaudited Pro Forma Combined Financial Statements and the related Notes thereto and certain Founding Companies' Historical Financial Statements and the Notes thereto appearing elsewhere in the Prospectus.

    The following table sets forth the combined results of operations of the Founding Companies on a pro forma combined basis and as a percentage of revenues for the periods indicated.

                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                 --------------------------------------------
                                                         1996                   1997
                                                 ---------------------  ---------------------
                                                            (DOLLARS IN THOUSANDS)
Revenues.......................................  $  101,915      100.0% $  111,800      100.0%
Cost of revenues...............................      63,303       62.1      69,317       62.0
                                                 ----------  ---------  ----------  ---------
Gross profit...................................      38,612       37.9      42,483       38.0
Operating expenses:
  Sales and marketing expenses.................       4,124        4.0       4,674        4.2
  General and administrative expenses..........       9,082        8.9       9,982        8.9
  Other operating expenses.....................      17,429       17.1      19,490       17.4
  Depreciation and amortization................       3,146        3.2       3,307        3.0
                                                 ----------  ---------  ----------  ---------
Operating income...............................       4,831        4.7       5,030        4.5
                                                 ----------  ---------  ----------  ---------
Interest and other expenses, net...............       1,047        1.0       1,043        1.0
Provision for income taxes.....................       1,913        1.9       1,980        1.7
                                                 ----------  ---------  ----------  ---------
    Net income.................................  $    1,871        1.8% $    2,007        1.8%
                                                 ----------  ---------  ----------  ---------
                                                 ----------  ---------  ----------  ---------

PRO FORMA COMBINED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 1996

REVENUES

    Revenues increased approximately $9.9 million, or 9.7%, to $111.8 million for the nine months ended September 30, 1997 from $101.9 million for the nine months ended September 30, 1996.

    Of the Founding Companies, significant increases in revenues were recorded by West One of $1.7 million, or 8.8%; Aero Delivery of $1.1 million, or 13.0%; Earlybird Courier of $1.2 million, or 11.7%; Bullit Courier of $733,000, or 12.5%; Security Despatch of $590,000, or 8.7%; Atlantic Freight of $568,000, or 9.2%; MLQ Express of $996,000, or 27.5%; and A Courier of $987,000, or 22.5%.
These increases were primarily attributable to the addition of significant new accounts or service contracts, the expansion of product scope or the purchase of additional customer lists. These increases were offset in part by a decrease in revenue recorded by American Eagle/1-800 COURIER of $1.3 million, or 19.4%. This decrease can be attributed to the loss of customers associated with American Eagle/1-800 COURIER's move to a former national courier franchise.

    In the aggregate, the aforementioned companies accounted for 65.7% of the total increase in revenues of the Company for the corresponding periods.

COST OF REVENUES

    Cost of revenues increased approximately $6.0 million, or 9.5%, to $69.3 million for the nine months ended September 30, 1997 from $63.3 million for the nine months ended September 30, 1996.

    Of the Founding Companies, significant increases in cost of revenues were recorded by West One of $887,000, or 7.0%; Aero Delivery of $894,000, or 18.9%; Earlybird Courier of $640,000, or 11.4%; Security Despatch of $494,000, or 12.8%; MLQ Express of $551,000, or 25.0%; and A Courier of $610,000, or 24.6%.
These increases were generally consistent with the respective increases in revenues. These increases were offset in part by a decrease in cost of revenue recorded by American Eagle/1-800 COURIER of $611,000, or 15.0%. This decrease can be attributed to the corresponding decrease in revenues noted above.

    In the aggregate, the aforementioned companies accounted for 57.6% of the total increase in cost of revenues of the Company for the corresponding periods.

SALES AND MARKETING EXPENSES

    Sales and marketing expenses increased approximately $550,000, or 13.3%, to $4.7 million for the nine months ended September 30, 1997 from $4.1 million for the nine months ended September 30, 1996. Sales and marketing expenses as a percentage of revenues increased to 4.2% from 4.0% for the corresponding periods.

    Of the Founding Companies, significant increases in sales and marketing expenses were recorded by Zoom Courier of $124,000, or 177.0% and A Courier of $226,000, or 74.1%. These increases were primarily attributable to the addition of senior level sales personnel and the payment of commissions. These increases were offset in part by decreases in sales and marketing expense recorded by American Eagle/1-800 COURIER of $141,000, or 12.3%. The decrease was primarily attributable to lower sales and related sales commissions at American Eagle/1-800 COURIER.

    In the aggregate, the aforementioned companies accounted for 38.0% of the total increase in sales and marketing expenses of the Company for the corresponding periods. There were no other individually significant variances in the remaining Founding Companies.

GENERAL AND ADMINISTRATIVE EXPENSES

    General and administrative expenses increased approximately $900,000, or 9.9%, to $10.0 million for the nine months ended September 30, 1997 from $9.1 million for the nine months ended September 30, 1996. General and administrative expenses as a percentage of revenues were 8.9% for each period.

    Of the Founding Companies, significant increases in general and administrative expenses were recorded by Aero Delivery of $287,000, or 25.4%; American Eagle/1-800 COURIER of $481,000 or 80.1%; MLQ Express of $225,000, or 19.2%; 1-800 COURIER-L.A.X. of $184,000, or 79.3%; and A Courier of $130,000, or
44.5%. These increases primarily related to the establishment of a provision for accrued payroll taxes in connection with IRS assessments, the costs associated with the conversion and transition to a former national courier franchise and the additional infrastructure required to support the acquisition of significant new accounts. These increases were offset in part by decreases in general and administrative expenses recorded by Earlybird Courier of $161,000, or 61.2%, and Atlantic Freight of $111,000, or 28.2%, which were related to the discontinuation of non-core business operations.

    There were no other individually significant variances in the remaining Founding Companies.

OTHER OPERATING EXPENSES

    Other operating expenses increased approximately $2.1 million, or 11.8%, to $19.5 million for the nine months ended September 30, 1997 from $17.4 million for the nine months ended September 30, 1996. Other operating expenses as a percentage of revenues increased to 17.4% from 17.1% for the corresponding periods.

    Of the Founding Companies, significant increases in other operating expenses were recorded by West One of $670,000, or 23.4%; Aero Delivery of $143,000, or 8.5%; Security Despatch of $185,000, or 13.8%; Atlantic Freight of $178,000, or 12.9%; 1-800 COURIER-Denver of $157,000, or 77.7%; Zoom Courier of $153,000, or
19.2%; and A Courier of $240,000, or 30.9%. The increases primarily related to the addition of front-end personnel to support the acquisition of significant new accounts) establishment costs associated with new lines of business and conversions to new dispatch operating systems other than the DMS Model.

    In the aggregate, the aforementioned companies accounted for 83.8% of the total increase in other operating expenses of the Company for the corresponding periods.

OPERATING INCOME

    As a result of the above, operating income increased $199,000, or 4.1%, to $5.0 million for the nine months ended September 30, 1997 from $4.8 million for the nine months ended September 30, 1996. Operating income as a percentage of revenues decreased to 4.5% from 4.7% for the corresponding periods.

    Of the Founding Companies, significant increases in operating income were recorded by Earlybird Courier of $1.5 million, or 332.5%; Bullit Courier of $176,000, or 107.3%; Atlantic Freight of $122,000, or 38.2%; MLQ Express of $193,000, or 603.1%; and National Messenger of $152,000, or 98.7%. These increases were offset in part by decreases recorded by Aero Delivery of $340,000, or 666.7%; American Eagle/1-800 COURIER of $983,000, or 182.4%; 1-800
COURIER-Denver of $215,000, or 241.6%; and A Courier of $215,000, or 45.3%.

INTEREST AND OTHER EXPENSES, NET

    Interest and other expenses, net, remained relatively constant at approximately $1.0 million in each period. Interest and other expenses, net, as a percentage of revenues remained relatively constant at 1.0% for the corresponding periods.

NET INCOME

    As a result of the above, net income increased $136,000, or 7.3% to $2.0 million for the nine months ended September 30, 1997 from $1.9 million for the nine months ended September 30, 1996. Net Income as a percentage or revenues remained constant at approximately 1.8%.

PRO FORMA COMBINED LIQUIDITY AND CAPITAL RESOURCES

    The Company is a holding company that will conduct all of its operations through its subsidiaries. Accordingly, the Company's principal sources of liquidity are the cash flow of its subsidiaries, cash available from credit facilities that it may establish and the unallocated net proceeds of the Public Offering.


    In February 1998, the Company obtained a $25 million revolving line of credit from NationsBank. All amounts drawn down under the line of credit must be repaid on May 31, 2000. Outstanding principal balances under the line of credit bear interest, payable monthly, at an increments between 2.50% and 1.50% over the LIBOR rate, depending on the Company's ratio of Funded Debt to EBITDA (as defined in the Credit Agreement). The Company may borrow under the line of credit amounts equal to 80% of the Company's Eligible Domestic Accounts Receivable (50% until such time as the Company has furnished certain information to the satisfaction of NationsBank). Based on the Company's pro forma combined balance sheet at September 30, 1997, the Company would have been eligible to borrow approximately $11.7 million ($7.3 million at the 50% advance rate). The Company may cancel this line of credit prior to its maturity subject to a prepayment penalty in certain circumstances and the Company is obligated to pay certain commitment and other fees. Borrowings under the line of credit will be secured by a first lien on all the business assets of Company held in the United States, including the stock of certain of the Company's subsidiaries. The Company is required to maintain a specified ratio of Funded Debt to EBITDA and a specified Fixed Coverage Ratio (as defined in the Credit Agreement). The Credit Agreement also limits or prohibits (i) the amount of indebtedness the Company can incur, (ii) the amount of equipment the Company can lease, (iii) the liens, pledges and guarantees that can be granted by the Company, (iv) the amount of contingent liabilities of the Company, (v) the amount of cash dividends that can be declared by the Company and (vi) the sale of stock of the Company's subsidiaries. Any single acquisition involving cash consideration in excess of $3.5 million is required to be approved by the lender. The line of credit contains representations and warranties, covenants, defaults and conditions customary in agreements of this type and is subject to the satisfactory completion of the Public Offering. The line of credit is intended to be used for short term working capital, to finance certain acquisitions and for the issuance of letters of credit.

    Capital expenditures totaled approximately $1.6 million in the nine months ended September 30, 1997, primarily for office equipment, computer and facility upgrades. Subsequent to the Offering, the Company expects to make capital expenditures of approximately $1.2 million to upgrade certain components of its management and financial reporting systems, to install an internal computer intranet network and communications system integrating the Founding Companies and subsequently acquired businesses, and to establish a centralized administrative services center. In addition, application of the DMS Model requires investment in local operating centers. Management presently anticipates that such additional capital expenditures will total approximately $4.3 million over the next two years, including approximately $1.8 million of computer equipment, $1.3 million of communications equipment, and $750,000 of leasehold improvements. However, no assurance can be made with respect to the actual timing and amount of such expenditures.


    The Company believes that cash flow from operations will be sufficient to fund the Company's operations for the foreseeable future. In addition, the Company believes that cash flow from operations, borrowings under the NationsBank credit facility and the unallocated net proceeds of the Public Offering will be sufficient to implement its growth strategy. The Company intends to pursue further acquisition opportunities, the timing, size, success or associated potential capital commitments of which are unpredictable. The Company currently intends to finance future acquisitions by using a combination of shares of its Common Stock and cash. In the event that the Common Stock of the Company does not maintain a sufficient market value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as part of, or all of, the consideration to be paid for their business, the Company may be required to utilize its cash resources, if available, to support its acquisition program. If the Company has insufficient cash resources to pursue acquisitions, its growth could be limited unless it is able to obtain additional capital through debt or equity financing. See "Risk Factors-- Need for Additional Financing."


    The Company may be required to pay up to $1.5 million to the IRS in connection with IRS assessments against Aero Delivery for withholding taxes, interest and penalties. The Company took these potential payments into consideration in negotiating Aero Delivery's purchase price. See "Risk Factors-- Risks of IRS Challenge of Reimbursement Policies." The Company has also agreed with Aero Delivery that in the event that the amount paid to the IRS and related costs are less than $1.5 million, the Company will pay the former owner of Aero Delivery an amount equal to one-half of the difference between the amount so paid and $1.5 million. While the former owner of Aero Delivery has agreed to be responsible for all payments and costs in excess of $1.5 million, the Company may be required to make any such payments and seek reimbursement from the former owner. Any payments made by the Company relating to the IRS assessments will reduce its cash resources.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

    The Company may experience significant quarter to quarter fluctuations in its results of operations. Quarterly results of operations may fluctuate as a result of a variety of factors including, but not limited to, the timing of the integration of the Founding Companies and other acquired companies and their conversion to the DMS Model, the demand for the Company's services, the timing and introduction of new services or service enhancements by the Company or its competitors, the market acceptance of new services, competitive conditions in the industry and general economic conditions. As a result, the Company believes that period to period comparisons of its results of operations are not necessarily meaningful or indicative of the results that the Company may achieve in any subsequent quarter or full year. Several of the Founding Companies recorded a net loss for the nine months ended September 30, 1997.

                                    BUSINESS

GENERAL

    The Company was recently formed to create one of the largest providers of Point-to-Point delivery services in the world. The Company focuses on Point-to-Point delivery by foot, bicycle, motorcycle, car and truck and operates in 18 of the largest metropolitan markets in the United States as well as in London, U.K. and Wellington, New Zealand. The Company believes that it has the largest market share of Point-to-Point delivery service companies operating in each of London, New York City, San Francisco, Atlanta, Washington, D.C. and Seattle. Although several large, national, publicly traded companies have begun to consolidate other segments of the delivery industry, the Company believes that it is the only courier firm focused exclusively on consolidating the highly fragmented Point-to-Point delivery industry. The Company's pro forma combined revenues for the year ended December 31, 1996 and the nine months ended September 30, 1997 were $136.7 million and $111.8 million, respectively. The Company has conducted no operations other than in connection with the Public Offering and the Combinations, and has generated no revenues to date other than the receipt of licensing fees.

INDUSTRY

    The $60 billion expedited small-package delivery industry in the United States consists of multi-day delivery companies (such as Federal Express and United Parcel Service) and same-day delivery and courier companies. The $15 billion same-day delivery market in the United States consists of: (i) intercity and interstate line-haul specialists; (ii) route specialists, which service preset routes through a central distribution hub or on a scheduled basis; and
(iii) Point-to-Point specialists, which focus on urgent (5 hours or less), on-demand, local deliveries.

    According to COURIER MAGAZINE, a leading industry publication, the U.S. market for Point-to-Point delivery services is served by more than 4,000 delivery companies, primarily closely held, single center operations serving a limited geographic area. Based upon their experience, management of the Company believes that most Point-to-Point courier firms are small or mid-sized operations with annual revenues of $2 million or less performing less than 500 deliveries a day. Historically, the barriers to starting a Point-to-Point delivery service have been low in comparison to the substantial resources required to enter into national or regional overnight or route delivery services. However, management of the Company believes that the urgent nature of Point-to-Point deliveries does not allow for the effective utilization of overnight or route specialist operations. The complexities of managing large volumes of Point-to-Point deliveries, including the time critical nature of deliveries and constantly changing delivery locations, limit the economies of scale and route density normally sought by line-haul or route specialists. Management believes that the Company is the only company having a national or an international network of delivery firms focused primarily on the Point-to-Point delivery market.

    In recent years, the emergence of alternative technologies such as facsimile machines and the Internet have increased pressure on the same-day delivery industry to improve cost competitiveness and service levels and to develop new market niches. However, the same technological advancements have led to more rapid ordering and production capabilities for products, greater expectations regarding delivery times and movement toward just-in-time inventory standards. Management believes that all these factors have in turn increased the demand for urgent delivery of products. The Company believes that many of the smaller Point-to-Point courier companies lack the communication technology and coverage capability to adequately service this increased demand for urgent delivery of products. Additionally, in an effort to control costs and focus on core competencies, many businesses are seeking to reduce their reliance on in-house transportation departments by turning to third-party providers for such services. Management believes that these trends favor larger and well capitalized courier firms such as the Company.

    The employees of "traditional" Point-to-Point courier firms typically work in only one of the basic courier functional areas--telephone answering (call capture), courier dispatch, or back-office accounting.

Moreover, dispatchers generally have absolute authority in assigning and routing deliveries to the courier fleet ("Command and Control Dispatch"), whereby one person receives an incoming call from a customer and enters pick-up and delivery information into a computer terminal. A summary of the order is transferred to the dispatch area, often in the form of paper tickets. The dispatcher typically analyzes the current status, location and availability of the entire courier fleet before assigning the order to a particular courier. The dispatcher often delays assigning a particular order until it can be grouped with other deliveries or assigned to a particular courier. The Company believes that providing the dispatcher with this degree of authority may lead to late deliveries and favoritism between dispatchers and selected couriers, resulting in under-utilization of the courier work force. Management believes this leads to higher courier turnover and undue dependence of courier firms on the dispatchers. Additionally, the Company believes that segregation of each back-office function leads to inaccurate communications, reduced customer service levels and inefficient staffing levels. As a result, the Company believes that Command and Control Dispatch cannot be used for large volumes of transactions without significant increases in labor.

THE DMS MODEL

    Management has chosen to focus on the Point-to-Point delivery business because of: (i) the customers' requirements for immediate service and responsiveness, which management believes enables the Company to distinguish the DMS Model from the operating methods employed by its competitors; (ii) the Company's ability to charge premium pricing for guaranteed, on-time delivery; and (iii) the lack of a focused national or international consolidator. Prior to the Public Offering, none of the Founding Companies has incorporated every aspect of the DMS model into their respective operations. However, since 1994, the Company's management team has introduced certain components of the DMS Model and has refined the DMS Model through licensing arrangements with a number of courier firms, including 18 Founding Companies in 10 of the 20 markets in which the Company will operate subsequent to the Public Offering. These companies represented 14.2% of the Company's pro forma revenues in 1996. Following the Public Offering, the Company will continue to support the conversion of the Founding Companies to the DMS Model.

    Key elements of the DMS Model include:

    FUNCTIONAL OPERATING STRUCTURE. The DMS Model organizes the Company's business into three discrete functions: (i) Dispatch Management Services; (ii) Road Management Services; and (iii) Marketing Management Services.

    - Dispatch Management Services refers to back-office functions such as telephone answering (call capture), order taking, dispatch and back-office accounting. Under the DMS Model, a single DMS Center is used to consolidate the back-office functions for several independent Brands in each geographic region in which the Company operates. Each DMS Center is structured to facilitate interactive communication among all personnel within the DMS Center and thereby maximize utilization of employees. DMS Center employees are positioned around "donut" shaped work stations that promote a constant exchange of information. Prompt capture of the customer's call is the top priority of DMS Center personnel. In addition, the Company cross-trains personnel to improve the quality and service levels of each DMS Center. For example, during peak demand periods, a greater number of employees can be made available to serve as order capturers, while during off-peak periods, more employees can devote time to administrative functions such as job audit and payment processing. DMS Center personnel, including dispatchers in peak workload periods, answer customers' calls on telephone lines dedicated to specific Brands and enter the orders into computers using the Company's proprietary software. The Company intends to standardize customer information, pricing and geographic zoning data among Brands in order to permit the call capturers to answer telephones and enter orders more quickly and with fewer keystrokes or chances for error than competitors' systems.

    - Road Management Services refers to the management of the courier fleet. Management believes a financially incentivized, team-oriented courier fleet is an integral part of the success of the DMS Model. Under the DMS Model, couriers are incentivized using an effort-based fee structure. The couriers are compensated per delivery, with the courier fee set by utilizing pre-determined zone pricing standards that reward the effort needed to complete a delivery with the appropriate courier fee. Management believes that compensating its couriers on an effort-based standard eliminates the demotivation created by fixed salary compensation. In addition, management believes that a commission-based structure where a courier is paid a fixed percentage of the total delivery price creates inefficiencies by putting the couriers' focus on the price of the delivery, rather than the effort required to complete the delivery. Management believes that its effort-based fee structure maximizes courier fleet productivity and allows it to better manage its pricing policies and gross margins. In addition, the DMS model provides couriers with the opportunity to earn higher levels of overall compensation and for that compensation to be aligned with the specific effort involved in making the delivery.

      Management believes that the consolidation of courier fleets for multiple Brands in a single metropolitan area provides significant efficiencies. Pooling the courier resources of multiple Brands in a single metropolitan area enhances courier coverage and optimizes courier staffing levels, which leads to an increase in overall productivity of the courier fleet. Accordingly, subsequent to the Combinations, the Company generally intends to establish a single RMS Center in each of its markets. Subject to guidelines and standards established by the Company, each RMS Center will be responsible for hiring, training, rostering and managing the couriers. The Company believes that segregating the courier cost and management function into separate RMS Centers will increase the profitability of the RMS Center and the Company by: (i) better motivating the couriers through team management and peer governance; and (ii) focusing the RMS Center exclusively on road management and minimizing management costs.

    - Marketing Management Services refers to the continued decentralized promotion of each of the Founding Company's Brand name to capitalize on its particular market niche, goodwill and established name recognition. Former owners of 31 of the Founding Companies (representing 56.2% of the Company's combined pro forma 1996 revenues) will enter into Brand Manager Agreements pursuant to which such former owners will continue to have primary responsibility for the Marketing Management Services component of their Founding Company. See "The Company--The Combinations." Marketing Management Services functions for Brands not covered by a Brand Manager will be performed by an employee of the Company who will receive performance-based compensation. In each case, a dedicated sales and marketing team will be responsible for increasing penetration of existing accounts and the overall revenues of their specific Brand. Each Brand will have customized marketing materials providing customers with a summary of frequently used time-based service levels, pricing schedules and modification charges.

    PROPRIETARY TECHNOLOGY. The Company has developed a proprietary software system to support multiple Brands and a Free Call Dispatch environment while facilitating the consolidation of dispatch and road management services. Management expects that data standards used on a Company-wide basis will simplify and streamline the Company's data entry and record keeping functions. The Company's software automatically routes the customer's order to a dispatcher, who announces the job to a pool of couriers under the Free Call Dispatch system. The software allows the dispatcher to view, in a "windows'-based environment, on a single screen, all deliveries in progress for each courier, including an automatic, color-coded countdown of the time remaining for each delivery. The software automatically records the job with the proper billing rate, using standardized zone sheets, cost matrices and service codes, and records the commission to be paid to the courier.

    UTILIZATION OF MULTIPLE BRANDS. The DMS Model is designed to support the growth of Brands within established market niches. Maintaining the distinctiveness of preexisting tradenames for acquired courier firms allows the Company to capitalize on the goodwill while continuing to operate in a framework of consolidated back-office and road work forces.

    FREE CALL DISPATCH. Under the Free Call Dispatch system, immediately upon receiving an order for delivery, generally the dispatcher announces the specifics of the job to the courier fleet via a two-way radio. A courier who believes that he or she can complete the pickup and delivery within the time requirements responds to the dispatcher and requests the job based on, among other factors, his or her proximity to the job pick-up location. The Company believes that Free Call Dispatch, combined with effort-based compensation (including zero payout to couriers for deliveries not made on time) improves the utilization of the courier fleet, increases on-time deliveries and provides couriers with the opportunity to earn higher aggregate compensation than available under the Command and Control Dispatch or from the Company's competitors. Free Call Dispatch allows couriers to exchange deliveries in progress. Management believes that these hand-offs permit couriers to perform multiple deliveries all going to the same general area, thus increasing productivity of couriers and speed of deliveries. Additionally, bicycle couriers frequently meet with vehicle couriers for hand-offs on downtown deliveries in certain metropolitan areas, reducing the risk of delays from traffic jams and limited parking availability. In both cases, the couriers themselves, rather than the dispatchers, are given the communication and operating tools to initiate selection of work and hand-offs between team members and among different teams.

    INCENTIVIZE WORKFORCE. The Company seeks to incentivize all segments of its workforce--DMS and RMS employees, couriers and Brand Managers--in order to maximize operating efficiency and profitability. Employees who work in the Company's DMS Centers will be compensated incrementally for each new back-office task at which the employees become proficient. In addition, profit-sharing, bonuses, stock options and other incentive compensation will be available to employees based on the overall performance of the DMS Center. Couriers will be compensated per delivery with effort-based compensation, with zero payout for deliveries that are not delivered in a timely manner.

    A Brand Manager will be incentivized under the Brand Manager Agreement by receiving payments according to a formula based on the Brand's contribution. Contribution is defined as total revenue less certain expenses attributable to the Brands and certain administrative and corporate overhead allocations. The Contribution Percentage (defined as the Contribution divided by total revenue of the Brand) between 7.5% and 15% accrues to the Brand Manager. The Contribution Percentage in excess of 15% accrues to the Brand Manager and the Company in a proportion of 25% and 75%, respectively.

ACQUISITION STRATEGY

    The Company intends to implement an aggressive acquisition program in the highly fragmented Point-to-Point delivery industry. Management believes that the Company will be an attractive acquirer to local and regional Point-to-Point courier companies due to: (i) its unique operating model and proprietary software platform, which facilitates increased levels of productivity, customer service and profitability; (ii) the Brand Manager strategy, which allows the seller to participate in the increased profitability and continued growth of the Brand under the DMS Model; (iii) the increased customer account opportunities resulting from the Company's national brand strategy and ownership of the 1-800-DELIVER-TM- and 1-800-COURIER-TM- trade and service marks; and (iv) its strategy for focusing exclusively on consolidating the Point-to-Point delivery market.

    The Company's acquisition strategy targets growth in both existing and new markets:

        EXPANSION OF EXISTING MARKETS. The Company intends to rapidly acquire additional businesses in each of the markets where it operates in order to increase the utilization and market share of each DMS Center. The Company intends to acquire Point-to-Point courier firms with strong customer relationships that, due to the nature of their customer base and service levels provided, can be assimilated efficiently into existing DMS Centers. The Company believes that these "fill-in" acquisitions will broaden the Company's range of delivery services and increase revenues without a corresponding increase in administrative costs. Brand Managers of existing DMS Centers will be incentivized to seek acquisition targets in local markets.

        ENTER NEW MARKETS. The Company also intends to expand into new markets, primarily by acquiring companies in the top U.S. metropolitan markets which are not presently served by a DMS Center. The Company intends to be the largest or second largest provider of Point-to-Point delivery services in every market where it has a presence. Management will target "platform" acquisition candidates with strong operating management and customer relationships to form the base of a new DMS Center.

    The Company's Director of Business Development will be responsible for the acquisition program and, as part of such role, will work with regional management to identify acquisition opportunities. In addition, several of the Company's other senior executives and Brand Managers have held prominent positions in national courier trade associations and have developed significant relationships and visibility with local delivery company owners. The Company believes that this industry presence provides a competitive advantage in identifying appropriate acquisition candidates and executing its acquisition strategy. Once a business is acquired, the Company will assign a team to convert the acquired company to the DMS Model and integrate the acquisition into the Company. Certain back-office operations, including accounting, billing, payroll and cash management, will be performed by the Company's central office.

    The Company intends to finance future acquisitions with a combination of shares of its Common Stock and cash. For selected acquisitions, the Company intends to retain the services of the former owners and managers through earnout or Brand Manager agreements, which will further incentivize such retained personnel based on the future profitability of their acquired Brands.

    For a discussion of certain risks associated with the Company's future acquisition strategy, see "Risk Factors--Risks Relating to the Company's Acquisition Strategy" and "--Need for Additional Financing."

INTERNAL GROWTH STRATEGY

    The Company intends to drive internal growth by: (i) expanding market share;
(ii) enhancing services; (iii) developing a premium national brand name; (iv) forming strategic alliances; and (v) improving profitability.

        EXPANDING MARKET SHARE. The Company intends to expand market share in existing markets by target marketing the Company's services to specific customer segments requiring reliable Point-to-Point delivery capabilities, including commercial and investment firms, law firms, financial printers and hospitals. The Company intends to continue to operate existing and acquired Brands independently, supported by a single operations staff in each market, in order to capitalize on existing Brand recognition and maximize revenues.

        ENHANCING SERVICES. The Company intends to introduce enhanced service to its customers, such as time critical guaranteed services and written proof of pickup and delivery. Further, the Company intends to expand the practice of certain of the Founding Companies of providing hardware or software to a client to allow them to directly place orders through their own computers instead of the telephone. The Company believes that these direct entry capabilities and other expanded services will facilitate the use of the Company's services by large volume clients. The Company believes that providing customers with these high-quality, customer-oriented services will differentiate the Company from traditional courier firms and will generate increased demand for the Company's services.

        DEVELOPING PREMIUM NATIONAL BRAND. As part of its marketing efforts, the Company intends to promote its own national brand identity through its trade and service marks 1-800-DELIVER-TM- and 1-800-COURIER-TM-. The Company believes that the development of these national Brands will permit the Company to better pursue national accounts that require coverage in more than one metropolitan area. The Company believes that offering these customers the ability to receive consolidated bills for such deliveries, as well as uniformity of services, will result in increased revenues.

        FORMING STRATEGIC ALLIANCES. The Company expects to enter into agreements with providers of facilities management services and logistics to enhance the Company's ability to service its customers who require strategic stockpiling of service repair items. The Company also intends to seek alliances that will allow it to cross-sell its Point-to-Point delivery services to the customers of other service providers, including overnight and same-day delivery providers, who do not focus on the Point-to-Point delivery market. Although the Company focuses on the Point-to-Point delivery market, it believes that it can enhance service offerings of other overnight and same-day delivery service providers through these alliances.

        IMPROVING PROFITABILITY. The DMS Model is designed to improve operating margins. The Company expects cost savings will be achieved primarily through
    (i) the utilization of single back-offices to support multiple Brands and
    (ii) the restructuring of courier compensation to improve road service utilization. The Company expects additional cost savings through (i) the consolidation of accounting, finance, management and certain other administrative functions, (ii) the daily review of audit reports to identify and resolve discrepancies prior to billing, and (iii) the use of uniform monthly billing and settlement cycles.

CUSTOMERS

    The Company currently has more than 20,000 customers, including professional service organizations, large corporations, healthcare institutions and retail and manufacturing firms. No one customer accounts for more than 5% of the Company's sales. Customers typically do not enter into contracts for the long-term supply of Point-to-Point delivery services.

COMPETITION

    The market for Point-to-Point delivery services is highly competitive and has low barriers to entry. Many of the Company's competitors operate in only one location and may have more experience and brand recognition than the Company in such local market. In addition, several large, national, publicly traded companies have begun to consolidate segments of the delivery industry through the acquisition of independent courier companies. Other companies in the industry compete with the Company not only for the provision of services but also for acquisition candidates. Some of these companies have longer operating histories and greater financial resources than the Company. In addition, other firms involved in segments other than Point-to-Point delivery services may expand into the Point-to-Point market in order to provide their customers with "one-stop" shopping of delivery and logistics services. Many of such companies have greater financial resources and brand name recognition than the Company. The Company believes that the principal competitive factors in the Point-to-Point delivery industry are reliability, service flexibility and pricing.

FINANCIAL REPORTING SYSTEMS

    Management has selected the existing billing and financial system of one of the largest Founding Companies as the basis for integrating its network of DMS Centers into a common financial reporting platform. Information regarding customer accounts, pricing and administrative and courier costs will be available for management to monitor daily revenue and gross margins, thereby enabling management to identify emerging trends and manage customer pricing and courier fees to maximize profitability. The Company believes that its current financial reporting system is sufficient to accommodate the centralization of all collections, billing and treasury functions and to support the implementation of the Company's growth strategy.

REGULATION AND SAFETY

    The Company's operations are subject to various state and local regulations and, in many instances, require permits and licenses from state authorities. In connection with the operation of certain motor vehicles and the handling of hazardous materials, the Company is subject to regulation by the United States Department of Transportation and the corresponding agencies in the states in which such courier operations occur. The Company's relationship with its employees is subject to regulations that relate to occupational safety, hours of work, workers' compensation and other matters. To the extent the Company holds licenses to operate two-way radios to communicate with couriers, the Company is also regulated by the Federal Communications Commission. The Company believes that it is in substantial compliance with all applicable regulatory requirements relating to its operations. Failure of the Company to comply with the applicable regulations could result in substantial fines or revocation of the Company's operating permits.

    The Company currently carries liability insurance which the Company believes is adequate. In addition, independent contractors are required to maintain liability insurance of at least the minimum amounts required by state law and to provide the Company with a certificate of insurance verifying that they are in compliance. Subsequent to the Public Offering, the Company intends to subject couriers to periodic drug testing as well as background investigations of their records with the Department of Motor Vehicles in the applicable states.

INTELLECTUAL PROPERTY

    The Company continually develops and refines the DMS Model and enhances existing proprietary technology. The Company primarily relies on a combination of copyright and trade secret laws, confidentiality procedures and contractual provisions to protect its intellectual property. Despite these protections, it may be possible for unauthorized parties to copy, obtain or use certain portions of the DMS Model and proprietary technology. While any misappropriation of the Company's intellectual property could have a material adverse effect on the Company's competitive position, the Company believes that protection of proprietary rights is less significant to the Company's business than the continued pursuit of its operating strategies and other factors, such as the Company's relationship with industry participants and the experience and abilities of its key personnel.

    The Company has registered several trade and service marks, including: DMS Corp.-TM-, 1-800-COURIER-TM- and 1-800-DELIVER-TM-. The Company also owns the Internet domain name "www.DMS-Corp.com." The Company has no knowledge of any specific infringement to, or any prior claims of ownership of, trademarks that would materially adversely affect the Company's current results of operations and financial condition. The Company intends to vigorously defend its proprietary rights against infringement.

EMPLOYEES AND INDEPENDENT CONTRACTORS

    The Founding Companies currently have a work force of approximately 3,200 people, including approximately 2,700 couriers, 450 operations staff and 50 people in management positions. Of the couriers, approximately 2,000 are employees and 700 are independent contractors. The Company is not a party to any collective bargaining agreements. The Company believes that its relationship with its employees is good.

    From time to time, federal and state authorities have sought to assert that independent contractors in the Point-to-Point delivery industry, including those utilized by the Founding Companies, are employees rather than independent contractors. The Company believes that independent contractors utilized by the Company are not employees under existing interpretations of federal and state laws. However, there can be no assurance that federal and state authorities will not challenge this position, or that other laws or regulations, including tax laws, or interpretations thereof, will not change. If, as a result of any of the foregoing, the Company is required to pay for and administer added benefits to independent owner/ operators, the Company's operating costs would increase. See "Risk Factors--Risks of Tax Authorities Classifying Independent Contractors as Employees," "--Claims Exposure" and "--Dependence on Availability of Qualified Courier Personnel."

FACILITIES

    Upon consummation of the Public Offering and the Combinations, the Company will operate from 51 leased facilities, which total approximately 280,000 square feet. These facilities are principally used for operations, general and administrative functions and training. In addition, several facilities also contain storage and warehouse space for Company equipment and inventory as well as for the strategic stockpiling of service repair items for certain customers. After consummation of the Public Offering and the Combinations, the Company generally intends to consolidate the back-office operations and road operations into single DMS Centers and RMS Centers located within each market. This is likely to result in the reduction of a number of facilities operated by the Company. The Company has commenced the process of evaluating its needs for facilities in the various metropolitan areas in which it operates and identifying the existing facilities best suited for those purposes. The Company currently cannot estimate the expenses involved in the consolidation of its facilities or the time period during which such consolidation will occur.

    The table below summarizes the location of the Company's existing facilities.

                                                                                                            NUMBER OF
LOCATION                                                                                                   FACILITIES
--------------------------------------------------------------------------------------------------------  -------------
New York Metropolitan Area..............................................................................           15
San Francisco, CA.......................................................................................            5
Atlanta, GA.............................................................................................            3
Dallas, TX..............................................................................................            3
Denver, CO..............................................................................................            3
Los Angeles, CA.........................................................................................            3
Seattle, WA.............................................................................................            3
Detroit, MI.............................................................................................            2
London, U.K.............................................................................................            2
Washington, D.C.........................................................................................            2
Boston, MA..............................................................................................            1
Charlotte, NC...........................................................................................            1
Chicago, IL.............................................................................................            1
Hollis, NH..............................................................................................            1
Houston, TX.............................................................................................            1
Minneapolis, MN.........................................................................................            1
Nashville, TN...........................................................................................            1
Phoenix, AZ.............................................................................................            1
Portland, OR............................................................................................            1
Wellington, New Zealand.................................................................................            1

    The Company's corporate headquarters are located in New York, New York. The Company believes that its properties are generally well maintained, in good condition and adequate for its present needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required.

LEGAL PROCEEDINGS

    The Company is, from time to time, a party to legal proceedings arising in the normal course of its business. Management believes that none of the legal proceedings currently outstanding will have a material adverse effect on the Company's business, financial conditions or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information concerning the Company's directors and executive officers. Subsequent to the Public Offering, the Company intends to appoint two additional, independent directors to the Board. These individuals have not been identified as of the date of this Prospectus.

                        NAME                               AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
R. Gregory Kidd......................................          38   Chairman of the Board
Linda M. Jenkinson...................................          35   Chief Executive Officer; Director
Gilbert D. Carpel....................................          51   President
Kevin Holder.........................................          41   Chief Operating Officer
Marko Bogoievski.....................................          34   Chief Financial Officer
Lever F. Stewart.....................................          39   Director of Business Development
James K. Gardner.....................................          42   Director of Road Management Services
Bonnie Brogdon.......................................          51   Organization Effectiveness Officer
Alison Davis.........................................          36   Director
Michael Fiorito......................................          37   Director
H. Steve Swink.......................................          56   Director

    R. GREGORY KIDD has served as the Chairman of the Board of Directors of the Company since September 1997. From November 1996 to September 1997, Mr. Kidd was the Chairman of the Board of Directors of Dispatch Management Services, L.L.C., the Company's predecessor which was merged with and into the Company. From 1991 to 1996, Mr. Kidd was a managing director of Kiwi Corp., a Point-to-Point delivery company based in New Zealand which purchased several courier firms to test and refine the DMS Model and developed the Company's proprietary software. Prior to this, Mr. Kidd was a consultant with Booz Allen & Hamilton, Inc., a management consultant firm, from 1985 until 1990. Mr. Kidd has a Masters degree in management from the Yale School of Management.

    LINDA M. JENKINSON has served as the Chief Executive Officer and a director of the Company since August 1997. Since January 1994, Ms. Jenkinson has been involved in developing and refining the DMS Model in the United States. From January 1994 to August 1997, Ms. Jenkinson was with A.T. Kearney, a management consulting firm, in various positions, where she was most recently named an officer. From August 1991 to December 1993, Ms. Jenkinson was a Manager with Price Waterhouse L.L.P., an accounting and consulting firm. Ms. Jenkinson has a Masters in Business Administration from the Wharton School at the University of Pennsylvania.

    GILBERT D. CARPEL has served as President of the Company since September 1997. Since 1987, Mr. Carpel has held various senior executive positions with Washington Express Services, Inc., a Point-to-Point delivery firm and a Founding Company, including Chief Executive Officer (1992 to present) and Executive Vice President (1987-1992). In addition, Mr. Carpel founded Sky Courier Network, Inc., an air courier firm which was subsequently sold to Airborne Freight Corporation.

    KEVIN HOLDER has served as the Chief Operating Officer of the Company and its predecessor entities since October 1995. From August 1993 to October 1995, Mr. Holder was a Principal of Sonet Systems, Inc., a software vendor to the courier industry. From October 1981 to August 1993, Mr. Holder was the President of Washington Express Services, Inc., a Point-to-Point delivery firm and a Founding Company.

    MARKO BOGOIEVSKI has served as the Chief Financial Officer of the Company since November 1997. From April 1996 to September 1997, Mr. Bogoievski was the Chief Financial Officer of Ansett New Zealand Limited, an airline and transportation subsidiary of News Corporation, Inc. From September 1993 to April 1996, Mr. Bogoievski was a Finance Director of Lion Nathan Limited, a publicly-held brewer operating in Australia, New Zealand and China. Mr. Bogoievski has a Masters in Business Administration from the Harvard Graduate School of Business.

    LEVER F. STEWART has served as the Director of Business Development of the Company since September 1997. From August 1996 to September 1997, Mr. Stewart was the Chief Executive Officer of Atlanta Legal Couriers, Inc., a Point-to-Point delivery company. From 1988 to 1996, Mr. Stewart was the General Counsel and an executive officer of Rock-Tenn Company, a publicly-held national paperboard products and packaging business. Prior to that time, Mr. Stewart was a practicing attorney with the law firm of King & Spalding specializing in corporate mergers and acquisitions and securities laws. Mr. Stewart has a Juris Doctor from the Washington and Lee University School of Law.

    JAMES K. GARDNER will serve as Director of Road Management Services and President of the RMS subsidiaries of the Company following the consummation of the Offering. Since February 1995, Mr. Gardner has been the President of IC Services Corporation, an outsourcing firm for payroll and human resources. From January 1990 to January 1995, Mr. Gardner held various positions with Gray-Judson-Howard, a consulting firm, including Partner (1993-1995) and Vice President (1990-1992). Mr. Gardner has a Masters of Public and Private Management from the Yale School of Management.

    BONNIE BROGDON will serve as the Organization Effectiveness Officer of the Company following the consummation of the Public Offering. From March 1996 to February 1997, Ms. Brogdon was the Senior Vice President of Corporate Services for Morgan Stanley & Co., an investment bank. From September 1993 to March 1996, Ms. Brogdon was the Senior Vice President of Corporate Services for Lehman Brothers, Inc. an investment bank. From March 1992 to September 1993, Ms. Brogdon was the Senior Vice President of Fulfillment Services for Shearson Lehman Brothers, an investment bank.

    ALISON DAVIS will become a director of the Company following the consummation of the Public Offering. Since August 1993, Ms. Davis has been a Vice President and Principal of A.T. Kearney, a management consulting firm. From December 1991 to July 1993, Ms. Davis was a Senior Engagement Manager of McKinsey & Company, a management consulting firm.

    MICHAEL FIORITO will become a director of the Company following the consummation of the Public Offering. Since 1980, Mr. Fiorito has been the Chief Executive Officer, President and Chairman of Total Management, LLC, and its predecessor, EarlyBird Courier Service, Inc., a delivery company and a Founding Company. Mr. Fiorito will also be a Brand Manager.

    H. STEVE SWINK will become a director of the Company following the consummation of the Public Offering. Since August 1995, Mr. Swink has served as President of the Coffee and Beverage Division of the U.S. Office Products Company. From 1977 to August 1995, Mr. Swink served in various executive officer capacities for Coffee Butler Services, Inc., a coffee service business, most recently as President.

    Immediately subsequent to the Public Offering, the Board of Directors of the Company will consist of five directors divided into three classes with each class serving for a term of three years. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring. See "Description of Capital Stock--Common Stock." The Company expects that the Board of Directors will establish an Acquisition Committee, an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating Committee. The members of each committee are expected to be determined at the first meeting of the Board of Directors following the consummation of the Combinations.

    Messrs. Kidd, Carpel, Holder and Ms. Jenkinson have agreed to vote all the shares of Common Stock they beneficially own in favor of electing Mr. Fiorito to the Board of Directors.

    All officers serve at the discretion of the Board of Directors.

DIRECTOR COMPENSATION

    Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as a director. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof incurred in their capacity as directors.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

    Linda M. Jenkinson, Kevin Holder, Marko Bogoievski, Lever F. Stewart and James K. Gardner, the five most highly compensated executive officers of the Company, will each enter into an employment agreement (the "Employment Agreement") with the Company providing for an annual base salary of $180,000 each. Each of the Employment Agreements will be for a term of two years. Unless terminated, the term of the Employment Agreements will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. R. Gregory Kidd, the Chairman of the Company, will not be receiving compensation from the Company, but will enter into a non-competition agreement with the Company (the "Kidd Non-Competition Agreement"). The Kidd Non-Competition Agreement will contain a covenant not to compete (the "Kidd Non-Compete Covenant") with the Company for a period of the greater of (i) three years from the date thereof or (ii) the term of his affiliation with the Company plus one year thereafter. Each Employment Agreement will contain a covenant not to compete (the "Employee Non-Compete Covenant") with the Company during the term of such Employment Agreement and for a period of one year immediately following termination of employment. Under both the Kidd Non-Compete Covenant and the Employee Non-Compete Covenant, the executive will be prohibited from (i) inducing or attempting to persuade any employee of the Company to discontinue such employment relationship, or (ii) soliciting any person, corporation, partnership or other entity or organization which at any time during the term of employment was a customer of the Company, except for mailings made to the general public or segments of the general public and other forms of general advertising shall not be included. The Kidd Non-Compete Covenant and the Employee Non-Compete Covenant may be enforced by injunctions and shall survive the termination of employment with the Company.


    Each of the Employment Agreements will provide that, in the event of termination of employment by the Company without cause the executive officer will be entitled to receive from the Company: (i) any unpaid base salary, bonuses or benefits accrued through the date of termination; (ii) reimbursement of expenses incurred through the date of termination; (iii) the base salary for a period of the greater of the remainder of the term or one year from the date of termination at the annual rate thereof immediately preceding such termination; (iv) an annual bonus for a period of the greater of the remainder of the term or one year following such termination at an annual rate equal to the executive officer's average annual bonus over the five fiscal years of the Company (or the period of employment if less than five years) immediately preceding the fiscal year in which the termination occurred, payable in equal installments together with the base salary; and (v) the continuation of group life, health and disability benefits for a period of the greater of the remainder of the term or one year from the date of termination.


1997 STOCK INCENTIVE PLAN

    No stock options were granted to, or exercised by or held by any director or executive officer in 1996. In November 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Stock Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, employees, consultants and independent contractors with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs");
(iii) dividend equivalent rights; (iv) performance awards; (v) restricted or deferred stock; and

(vi) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

    The Compensation Committee will administer the Plan and generally select the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards to one individual, determined immediately after the grant of any award, may not exceed the greater of 500,000 shares or 5% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

    The Plan will terminate on the day preceding the tenth anniversary of the date of its adoption unless sooner terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.


    In connection with the Offering, ISOs or NQSOs to purchase a total of 662,522 shares of Common Stock of the Company will be granted to the Company's executive officers and directors (exclusive of the non-employee director options described below). Linda M. Jenkinson and Kevin Holder will each be granted options to purchase 98,377 shares of Common Stock. Marko Bogoievski, Lever F. Stewart and James K. Gardner will each be granted options to purchase 78,750 shares of Common Stock. In addition to the options granted to executive officers and directors, options to purchase approximately 120,736 shares will be granted to certain other employees of the Company. The grants of all of the foregoing options will be effective as of the date of the Prospectus and each will have an exercise price equal to the initial public offering price per share in the Offering. Except for (i) options to purchase 218,258 shares (including 101,250 shares granted to Marko Bogoievski, Lever F. Stewart and James K. Gardner), which are immediately exercisable, and (ii) options to purchase 250,000 shares (including 106,754 shares granted to Linda M. Jenkinson and Kevin Holder) which will vest at the rate of 50% per year commencing on the first anniversary of the date of the Prospectus, the options will vest at the rate of 20% per year commencing on the first anniversary of the date of the Prospectus, and will expire 10 years from the date of grant. All of the grantees of such options will be subject to the two-year lock-up restriction described in "Shares Eligible for Future Sale."


    The Plan provides for (i) the automatic grant to each non-employee director serving at the commencement of the Public Offering and each non-employee director subsequently appointed for the first time to the Company's Board of Directors of an option to purchase 5,000 shares, and thereafter (ii) the automatic grant to each continuing non-employee director of an option to purchase 3,000 shares on the first business day after the annual meeting of the stockholders of the Company ("Directors' Options"). Directors' Options will have an exercise price per share equal to 100% of the fair market value of such shares at the date of grant. Directors' Options will expire at the earlier of 10 years from the date of grant or three months after termination of service as a director for any reason other than disability, death or for cause or for one year after termination of service as a director by reason of the director's resignation or removal due to disability. Directors' Options will be immediately exercisable to the extent they were vested as of the date the director was terminated. If a director is terminated for cause, as described in the Plan, then any options granted to such director will immediately terminate in full and no rights thereunder may be exercised. In addition, the Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                              CERTAIN TRANSACTIONS


    On September 9, 1997, the Company merged with its predecessor, Dispatch Management Services, LLC ("DMS LLC"), a Nevada limited liability company that was formed in November 1996 to pursue a consolidation of the courier industry. Prior to this merger, DMS LLC issued membership interests to certain directors and executive officers of the Company and third-party investors. Upon the merger, Class A members of DMS LLC, including certain directors and executive officers of the Company and principals of certain Founding Companies, received Common Stock of the Company in exchange for their Class A membership interest and certain Class B members of DMS LLC, including certain directors and executive officers of the Company and principals of certain Founding Companies, received Series A Preferred Stock of the Company in exchange for their Class B membership interests. Pursuant to this merger and in exchange for their respective membership interests in DMS LLC, R. Gregory Kidd, the Chairman of the Company, received 1,062,522 shares of the Company's Common Stock, Linda M. Jenkinson, Chief Executive Officer of the Company, received 423,461 shares of the Company's Common Stock, and each of Linda M. Jenkinson, Chief Executive Officer of the Company, Gilbert D. Carpel, President of the Company and Kevin Holder, Chief Operating Officer of the Company, received 84,692 shares of the Company's Common Stock.



    On September 9, 1997, Kiwi Express Software LLC ("Kiwi Express") which developed much of the proprietary software used in the DMS Model, merged into the Company. R. Gregory Kidd, the Chairman of the Company and Linda M. Jenkinson, the Company's Chief Executive Officer, owned membership interests in Kiwi Express of 64.9% and 10.0%, respectively. As consideration for the merger, Mr. Kidd and Ms. Jenkinson received shares of Series B Preferred Stock that, upon consummation of the Offering, will convert into 24,487 shares of Common Stock and 3,774 shares of Common Stock, respectively. The Company believes that the price paid to acquire Kiwi Express is at least as favorable to the Company as would be available from an independent third party.



    On September 12, 1997, the Company agreed to acquire Earlybird Courier for approximately $9.4 million in cash and 350,868 shares of Common Stock of the Company. Michael Fiorito, a director of the Company, is a 45% shareholder of Earlybird Courier. Mr. Fiorito has also entered into a Brand Manager Agreement with the Company. In addition, the Company has agreed to pay Mr. Fiorito compensation equal to two weeks revenues of any courier company acquired by the Company in which Mr. Fiorito identifies such courier company and executes the closing of such acquisition. The Company believes that the price paid to acquire Earlybird Courier is at least as favorable to the Company as would be available from an independent third party.



    On September 12, 1997, the Company agreed to acquire Washington Express for 210,717 shares of Common Stock of the Company. Gilbert D. Carpel, the President of the Company, is a 54% shareholder of Washington Express. Mr. Carpel has also entered into a Brand Manager Agreement with the Company. The Company believes that the price paid to acquire Washington Express is at least as favorable to the Company as would be available from an independent third party.



    On September 12, 1997, the Company agreed to acquire Kiwicorp Limited for 55,396 shares of Common Stock of the Company. R. Gregory Kidd, Chairman of the Board of Directors of the Company, is a 48% shareholder of Kiwicorp Limited. The Company believes that the price paid to acquire Kiwicorp Limited is at least as favorable to the Company as would be available from an independent third party.


    Approximately $1.1 million of indebtedness was incurred by the Company in December 1997 and January 1998 to partially fund expenses associated with the Public Offering and the Combinations. This December Bridge Loan bears interest at 14% per annum and matures on the earlier of the consummation of the Offering or on December 31, 1998. In addition, commitment fees equal to the principal amount of the loan are to be paid at the repayment of the loan. In January 1998, Lever F. Stewart, an executive officer of the Company, purchased for cash $172,000 principal amount of the Company's notes as part of the December Bridge Loan. In January 1998, Bonnie Brogdon, an executive officer of the Company, purchased for cash $100,000 principal amount of the Company's notes as part of the December Bridge Loan. Also in January 1998, H. Steve Swink, a director of the Company, purchased for cash $100,000 principal amount of the Company's notes as part of the December Bridge Loan. In December 1997, Earlybird Courier, one of the Founding Companies of which Michael Fiorito, a director of the Company and a Brand Manager, is a 45% shareholder, purchased for cash $100,000 principal amount of the Company's notes as part of the December Bridge Loan. In December 1997, Delores Fiorito, the mother of Michael Fiorito, purchased for cash $50,000 principal amount of the Company's notes as part of the December Bridge Loan.

    In the future, any transactions with officers, directors and affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company, after giving effect to the Combinations and the Offering, by: (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer; and (iv) all executive officers and directors as a group. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.


                                                                       SHARES BENEFICIALLY
                                                                      OWNED AFTER OFFERING
                                                                     -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                NUMBER      PERCENT
-------------------------------------------------------------------  ----------  -----------
R. Gregory Kidd(2).................................................     476,480         4.5
Michael Fiorito(3).................................................     362,118         3.4
Gilbert D. Carpel..................................................     203,357         1.9
Linda M. Jenkinson.................................................      89,323       *
Kevin Holder.......................................................      86,465       *
Marko Bogoievski(4)................................................      33,750       *
Lever F. Stewart(4)................................................      33,750       *
James K. Gardner(4)................................................      33,750       *
Alison Davis.......................................................      25,725       *
Bonnie Brogdon.....................................................           0       *
H. Steve Swink.....................................................           0       *
All Directors and Executive
Officers as a Group (11 persons)(5)................................   1,334,718        12.6


------------------------

*   Less than 1%

(1) Unless indicated otherwise, the address of the beneficial owners is 65 West 36th Street, New York, New York 10018.


(2) Includes 55,396 shares owned of record by Kiwicorp Limited, a corporation controlled by Mr. Kidd.



(3) Includes 350,868 shares owned of record by Earlybird Courier Service LLC, a company controlled by Mr. Fiorito, and 11,250 shares subject to options which vest on the date of the Prospectus.


(4) All of these shares are subject to options which vest on the date of the Prospectus, all of which are subject to a two-year lock-up restriction. See "Shares Eligible for Future Sale."


(5) Includes 112,500 shares subject to options which vest on the date of the Prospectus. See footnotes (3) and (4) above.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Company's authorized capital stock consists of 110,000,000 shares of Capital Stock, par value $.01 per share, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

COMMON STOCK

    Subsequent to the Public Offering and the Combinations, there will be 10,562,526 shares of the Common Stock issued and outstanding.

    Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Prospectus will be upon payment therefor, fully paid and nonassessable.

    The Board of Directors is classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. See "Management--Board of Directors." The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted, enabling holders of a majority of the outstanding Common Stock to elect all members of the class of directors whose terms are then expiring.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock and, immediately after the consummation of the Public Offering, no Preferred Stock will be outstanding.

    One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATIONS PROVISION

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is: (i) the owner of 15% or more of the outstanding voting stock of the corporation; or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

LIMITATION ON DIRECTORS' LIABILITIES

    Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

    The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE


    Upon the completion of the Public Offering, the Company will have 10,562,526 shares of Common Stock outstanding. Of these shares, the 6,000,000 shares of Common Stock sold in the Public Offering (6,900,000 shares if the Underwriters' over-allotment option is exercised in full) will be freely tradeable by persons other than affiliates of the Company, without restriction under the Securities Act.



    The remaining 4,562,526 shares of Common will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. All 4,562,526 of the restricted shares will be eligible for public sale pursuant to Rule 144, after the lock-up restriction described below and subject to the volume restrictions discussed below. Pursuant to the lock-up restrictions, the holders of substantially all these restricted shares have agreed that they will not, without the prior written consent of the Company and Prudential Securities Incorporated, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other disposition or transfer of) any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock or other similar securities of the Company, currently beneficially owned or hereafter acquired by such persons for a period of two years from the consummation of the Public Offering, except for approximately 226,415 shares of Common Stock to be issued to the former owner of Bullit Courier Services, and 147,875 shares of Common Stock to be issued to providers of the July Bridge Loan, which will be subject to a 180-day lock-up period, and any shares of Common Stock issued pursuant to Brand Manager Agreements, the first of which will not be issued until January 1999 and none of which will be subject to a lock-up restriction. After such two-year period, the foregoing restriction will expire and shares permitted to be sold under Rule 144 would be eligible for sale. In addition, the Company has agreed that it will not, without the prior written consent of Prudential Securities Incorporated, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock of the Company for a
period of 180 days from February   , 1998. The Company may, without the prior
written consent of Prudential Securities Incorporated, issue Common Stock to persons who agree to be bound by the 180-day lock-up restrictions. Such shares of Common Stock will only be restricted for the remainder of the original 180-day lock-up period. The Company and Prudential Securities Incorporated, respectively, may, in their sole discretion, at any time and without prior notice, release all or any portion of the shares of Common Stock subject to such agreements to which they are party.



    In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate of the Company, who has beneficially owned his or her shares for at least one year (including the prior holding period of any prior owner other than an affiliate) is entitled to sell within any three-month period that number of shares which does not exceed the greater of 1% of the outstanding shares of the Common Stock, or the average weekly trading volume during the four calendar weeks preceding each such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not or has not been deemed an "affiliate" of the Company for at least three months, and who has beneficially owned shares for at least two years (including the holding period of any prior owner other than an affiliate) would be entitled to sell such shares under Rule 144 without regard to the limitations discussed above. Of the restricted shares approximately 1,232,000 are held by persons who are affiliates of the Company while the remaining approximately 3,330,000 of the restricted shares are held by non-affiliates of the Company.



    Upon the completion of the Public Offering, there will be outstanding options to purchase 783,258 shares of Common Stock (exclusive of non-employee directors options), of which options to purchase

218,258 shares under the 1997 Stock Incentive Plan will be immediately exercisable at a price per share equal to the initial public offering price. Of the remaining 565,000 options to be granted upon completion of the Public Offering under the 1997 Stock Incentive Plan, 315,000 will vest and become exercisable at the rate of 20% per year from the date of the Prospectus at a price per share equal to the initial public offering price and 250,000 will vest and become exercisable at the rate of 50% per year from the date of the Prospectus at a price per share equal to the initial public offering price. In addition, options for the purchase of 566,742 additional shares of Common Stock (inclusive of non-employee director options) will remain available for issuance under the 1997 Stock Incentive Plan following the completion of the Public Offering. The Company intends to file one or more Registration Statements on Form S-8 to register under the Securities Act all of the 1,350,000 shares of Common Stock that are issued or issuable upon the exercise of stock options under the 1997 Stock Incentive Plan. These registration statements are expected to be filed as soon as practicable after the Public Offering and are expected to become effective immediately upon filing. Shares covered by the registration statements will be eligible for sale in the public market after the effective date of the registration statements, subject to Rule 144 limitations applicable to affiliates of the Company and the lock-up restrictions described above. See "Management--1997 Stock Incentive Plan."


    Prior to the Public Offering, there has been no public market for the Common Stock and no predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of substantial amounts of such shares in the public market, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.

                      SECURITIES COVERED BY THE PROSPECTUS



    The shares of Common Stock covered by the Prospectus are available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in the Point-to-Point courier industry and other related businesses. The consideration offered by the Company in such acquisitions, in addition to the Common Stock offered by the Prospectus, may include cash, debt or other Company securities, or assumption by the Company of liabilities of the businesses being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of the management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the Common Stock issued in acquisitions hereunder will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.


                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C.

                                    EXPERTS


    The financial statements of Dispatch Management Services Corp. as of September 30, 1997 and for the period from inception (November 12, 1996) through September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


    The combined financial statements of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their Affiliates at December 31, 1996, and for each of the two years in the period ended December 31, 1996, and the nine-month period ended September 30, 1997, appearing in the Prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Atlantic Freight Systems, Inc. and affiliated companies as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Bullit Courier Services, Inc. as of February 28, 1997 and February 29, 1996 and for the three years in the period ended February 28, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Zoom Messenger Service, Inc. as of December 31, 1996 and September 30, 1997 and for the year ended December 31, 1996 and the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to Zoom Messenger's ability to continue as a going concern as described in Note 1 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Brookside Systems and Programming Limited as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse (London, England), independent accountants, given on the authority of such firm as experts in accounting and auditing.

    The financial statements of Bridge Wharf Investments Limited as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse (London, England), independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Security Despatch Limited (excluding the mail room services operations) as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse (London, England), independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Aero Special Delivery Service, Inc. as of June 30, 1996 and 1997 and for the years then ended included in the Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Aero Special Delivery Service, Inc.'s ability to continue as a going concern as described in Note 3 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of S-Car-Go Courier, Inc. as of December 31, 1996 and September 30, 1997, and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997, included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Gregory W. Austin, Sole Proprietorship (d/b/a Battery Point Messenger and Alpha Express) as of December 31, 1996 and September 30, 1997, and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Christopher D. Neal, Sole Proprietorship as of and for the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Michael S. Studebaker, Sole Proprietorship as of and for the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Washington Express Services, Inc. as of September 30, 1996 and 1997 and for each of the three years in the period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of MLQ Express, Inc. as of February 28, 1996 and 1997 and for each of the three years in the period ended February 28, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of A Courier, Inc. and Affiliates as of December 31, 1996 and September 30, 1997 and for the year ended December 31, 1996 and the nine-month period ended September 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of American Eagle Endeavors, Inc. as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the American Eagle Endeavors, Inc.'s ability to continue as a going concern as described in Note 6 to the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Kangaroo Express as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Transpeed Courier Services, Inc. as of December 31, 1996 and September 30, 1997 and years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of National Messenger, Inc. as of November 30, 1995 and 1996 and September 30, 1997 and for the years ended November 30, 1995 and 1996 and the ten-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Profall, Inc. as of December 31, 1995 and 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and for the nine-month period ended September 30, 1997, included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of A&W Couriers, Inc. as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997, included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Fleetfoot Max, Inc. as of August 31, 1996 and 1997 and for the three years in the period ended August 31, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Expressit Couriers, Inc. as of December 31, 1996 and September 30, 1997 and for the years ended December 31, 1995 and 1996 and the nine-month period ended September 30, 1997, included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of Express Enterprise, Inc.--Ground Operations as of December 31, 1996 and September 30, 1997 for the years ended December 31, 1995 and 1996 and for the nine-month period ended September 30, 1997 included in the Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The financial statements of RJK Enterprises Inc. (d/b/a Deadline Express) as of December 31, 1996 and September 30, 1997 and for the periods from March 6, 1996 to December 31, 1996 and January 1, 1997 to September 30, 1997, appearing in the Prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

    Upon completion of the Offering, the Company will be subject to the information requirements of the Exchange Act, and in accordance therewith will file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                             PAGE
                                                                                                           ---------
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION OF DISPATCH MANAGEMENT SERVICES CORP..................        F-8
  Introduction to Unaudited Pro Forma Combined Financial Statements......................................        F-8
  Pro Forma Combined Balance Sheet (Unaudited)...........................................................        F-9
  Pro Forma Combined Statement of Operations (Unaudited).................................................       F-11
  Notes to Unaudited Pro Forma Combined Financial Statements.............................................       F-17

DISPATCH MANAGEMENT SERVICES CORP........................................................................       F-25
  Report of Independent Accountants......................................................................       F-25
  Balance Sheet as of September 30, 1997.................................................................       F-26
  Statement of Stockholder's Equity for the period from inception (November 12, 1996) through September
    30, 1997.............................................................................................       F-27
  Statement of Operations for the period from inception (November 12, 1996) through September 30, 1997...       F-28
  Statement of Cash Flows for the period from inception (November 12, 1996) through September 30, 1997...       F-29
  Notes to Financial Statements..........................................................................       F-30

BRIDGE WHARF INVESTMENTS LIMITED D/B/A WEST ONE..........................................................       F-34
  Report of Independent Accountants......................................................................       F-34
  Balance Sheets as of September 30, 1996 and 1997.......................................................       F-35
  Profit and Loss Account for the each of the Three Years in the Period ended September 30, 1997.........       F-36
  Statements of Cash Flows for the each of the Three Years in the Period ended September 30, 1997........       F-37
  Notes to Financial Statements..........................................................................       F-38

SECURITY DESPATCH LIMITED (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS) D/B/A SECURITY DESPATCH..........       F-51
  Report of Independent Accountants......................................................................       F-51
  Consolidated Balance Sheets as of March 31, 1996 and 1997 and September 30, 1997 (Unaudited)...........       F-52
  Consolidated Statements of Operations for Each of the Three Years in the Period ended March 31, 1997
    and Six Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited).............................       F-53
  Consolidated Statements of Cash Flows for Each of the Three Years in the Period ended March 31, 1997
    and Six Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited).............................       F-54
  Notes to Consolidated Financial Statements.............................................................       F-55

EARLYBIRD COURIER SERVICE, LLC, TOTAL MANAGEMENT SUPPORT SERVICES LLC AND THEIR AFFILIATES D/B/A
  EARLYBIRD COURIER......................................................................................       F-68
  Report of Independent Auditors.........................................................................       F-68
  Combined Balance Sheets as of December 31, 1996 and September 30, 1997.................................       F-69
  Combined Statements of Operations and Retained Earnings (Accumulated Deficit) for the Years Ended
    December 31, 1995 and 1996 and the Nine Months Ended September 30, 1996 (Unaudited) and 1997.........       F-70
  Combined Statements of Cash Flows for the Years Ended December 31, 1995 and 1996 and the Nine Months
    Ended September 30, 1996 (Unaudited) and 1997........................................................       F-71
  Notes to Combined Financial Statements.................................................................       F-72

                                                                                                             PAGE
                                                                                                           ---------
ATLANTIC FREIGHT SYSTEMS, INC. D/B/A ATLANTIC FREIGHT....................................................       F-81
  Report of Independent Accountants......................................................................       F-81
  Combined Balance Sheets as of December 31, 1996 and September 30, 1997.................................       F-82
  Combined Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................       F-83
  Combined Statements of Stockholders' Equity for the Two Years ended December 31, 1996 and Nine Months
    ended September 30, 1997.............................................................................       F-84
  Combined Statements of Cash Flows for the Two Years ended December 31, 1996 and Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................       F-85
  Notes to Combined Financial Statements.................................................................       F-86

ZOOM MESSENGER SERVICE, INC..............................................................................       F-92
  Report of Independent Accountants......................................................................       F-92
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................       F-93
  Statements of Operations for the Year ended December 31, 1996 and the Nine Months ended September 30,
    1996 (Unaudited) and 1997............................................................................       F-94
  Statements of Changes in Stockholders' Equity for Year ended December 31, 1996 and the Nine Months
    ended September 30, 1997.............................................................................       F-95
  Statements of Cash Flows for the Year ended December 31, 1996 and the Nine Months ended September 30,
    1996 (Unaudited) and 1997............................................................................       F-96
  Notes to Financial Statements..........................................................................       F-97

BULLIT COURIER SERVICES, INC. D/B/A/ BULLIT COURIER......................................................      F-102
  Report of Independent Accountants......................................................................      F-102
  Consolidated Balance Sheets as of February 29, 1995 and February 28, 1996 and September 30, 1997
    (Unaudited)..........................................................................................      F-103
  Consolidated Statements of Operations for Each of the Three Years in the Period ended February 28, 1997
    and Seven Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited)...........................      F-104
  Consolidated Statements of Stockholders' Equity for Each of the Three Years in the Period ended
    February, 1997 and Seven Months ended September 30, 1997 (Unaudited).................................      F-105
  Consolidated Statements of Cash Flows for Each of the Three Years in the Period ended February, 1997
    and Seven Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited)...........................      F-106
  Notes to Consolidated Financial Statements.............................................................      F-107

AERO SPECIAL DELIVERY SERVICE, INC. D/B/A AERO DELIVERY..................................................      F-113
  Report of Independent Accountants......................................................................      F-113
  Balance Sheets as of June 30, 1996 and 1997 and September 30, 1997 (Unaudited).........................      F-114
  Statements of Operations for the Two Years ended June 30, 1997 and the Three Months ended September 30,
    1996 (Unaudited) and 1997 (Unaudited)................................................................      F-115
  Statements of Stockholder's Deficiency for the Two Years ended June 30, 1997 and the Three Months ended
    September 30, 1997 (Unaudited).......................................................................      F-116
  Statements of Cash Flows for the Two Years ended June 30, 1997 and the Three Months ended September 30,
    1996 (Unaudited) and 1997 (Unaudited)................................................................      F-117
  Notes to Financial Statements..........................................................................      F-118

                                                                                                             PAGE
                                                                                                           ---------
S-CAR-GO COURIER, INC. D/B/A S-CAR-GO COURIER............................................................      F-124
  Report of Independent Accountants......................................................................      F-124
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-125
  Statements of Operations for the Two Years ended December 31, 1996 and for the Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-126
  Statements of Stockholder's Equity for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-127
  Statements of Cash Flows for the Two Years ended December 31, 1996 and for the Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-128
  Notes to Financial Statements..........................................................................      F-129

GREGORY W. AUSTIN, SOLE PROPRIETORSHIP D/B/A BATTERY POINT MESSENGER AND ALPHA EXPRESS D/B/A BATTERY
  POINT..................................................................................................      F-133
  Report of Independent Accountants......................................................................      F-133
  Statements of Assets, Liabilities and Net Assets as of December 31, 1996 and September 30, 1997........      F-134
  Statements of Income and Expense and Changes in Net Assets for the Two Years ended December 31, 1996
    and the Nine Months ended September 30, 1996 (Unaudited) and 1997....................................      F-135
  Statements of Cash Flows for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-136
  Notes to Financial Statements..........................................................................      F-137

CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP D/B/A ZAP COURIER AND CROSSTOWN MESSENGER.......................      F-140
  Report of Independent Accountants......................................................................      F-140
  Statements of Assets, Liabilities and Net Assets as of September 30, 1997..............................      F-141
  Statements of Income and Expense and Changes in Net Assets for the Nine Months ended September 30, 1996
    (Unaudited) and 1997.................................................................................      F-142
  Statements of Cash Flows for the Nine Months ended September 30, 1996 (Unaudited) and 1997.............      F-143
  Notes to Financial Statements..........................................................................      F-144

MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP D/B/A STUDEBAKER MESSENGER SERVICE............................      F-148
  Report of Independent Accountants......................................................................      F-148
  Statements of Assets, Liabilities and Net Assets as of September 30, 1997..............................      F-149
  Statements of Income and Expense and Changes in Net Assets for the Nine Months ended September 30, 1996
    (Unaudited) and 1997.................................................................................      F-150
  Statements of Cash Flows for the Nine Months ended September 30, 1996 (Unaudited) and 1997.............      F-151
  Notes to Financial Statements..........................................................................      F-152

                                                                                                             PAGE
                                                                                                           ---------
AMERICAN EAGLE ENDEAVORS, INC. D/B/A 1-800 COURIER-PHOENIX, MINNEAPOLIS..................................      F-155
  Report of Independent Accountant.......................................................................      F-155
  Consolidated Balance Sheets as of December 31, 1996 and September 30, 1997.............................      F-156
  Consolidated Statements of Operations for the Two Years ended December 31, 1996 and Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-157
  Consolidated Statements of Stockholders' Equity (Deficit) for the Two Years ended December 31, 1996 and
    Nine Months September 30, 1997.......................................................................      F-158
  Consolidated Statements of Cash Flows for the Two Years ended December 31, 1996 and Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-159
  Notes to Consolidated Financial Statements.............................................................      F-160

WASHINGTON EXPRESS SERVICES, INC. D/B/A WASHINGTON EXPRESS...............................................      F-167
  Report of Independent Accountants......................................................................      F-167
  Balance Sheets as of September 30, 1996 and 1997.......................................................      F-168
  Statements of Operations for Each of the Three Years in the Period ended September 30, 1997............      F-169
  Statement of Stockholders' Equity for Each of the Three Years in the Period ended September 30, 1997...      F-170
  Statements of Cash Flows for Each of the Three Years in the Period ended September 30, 1997............      F-171
  Notes to Financial Statements..........................................................................      F-172

A COURIER, INC. AND AFFILIATES...........................................................................      F-179
  Report of Independent Accountants......................................................................      F-179
  Combined Balance Sheets as of December 31, 1996 and September 30, 1997.................................      F-180
  Combined Statements of Operations for the Year ended December 31, 1996 and the Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-181
  Combined Statements of Stockholder's Equity for Year ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-182
  Combined Statements of Cash Flows for the Year ended December 31, 1996 and the Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-183
  Notes to Financial Statements..........................................................................      F-184

MLQ EXPRESS, INC. D/B/A MLQ EXPRESS......................................................................      F-190
  Report of Independent Accountants......................................................................      F-190
  Balance Sheets as of February 28, 1996 and 1997 and September 30, 1997 (Unaudited).....................      F-191
  Statements of Operations for Each of the Three Years in the Period ended February 28, 1997 and Seven
    Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited).....................................      F-192
  Statements of Stockholder's Equity for Each of the Three Years in the Period ended February 28, 1997
    and the Seven Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited).......................      F-193
  Statements of Cash Flows for Each of the Three Years in the Period ended February 28, 1997 and Seven
    Months ended September 30, 1996 (Unaudited) and 1997 (Unaudited).....................................      F-194
  Notes to Financial Statements..........................................................................      F-195

                                                                                                             PAGE
                                                                                                           ---------
KANGAROO EXPRESS OF COLORADO SPRINGS, INC. D/B/A KANGAROO EXPRESS........................................      F-200
  Report of Independent Accountants......................................................................      F-200
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-201
  Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-202
  Statements of Stockholders' Equity for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-203
  Statements of Cash Flows for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-204
  Notes to Financial Statements..........................................................................      F-205

TRANSPEED COURIER SERVICES, INC. D/B/A 1-800 COURIER-DENVER..............................................      F-209
  Report of Independent Accountants......................................................................      F-209
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-210
  Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-211
  Statements of Stockholders' Equity for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-212
  Statements of Cash Flows for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-213
  Notes to Financial Statements..........................................................................      F-214

NATIONAL MESSENGER, INC. D/B/A NATIONAL MESSENGER........................................................      F-219
  Report of Independent Accountants......................................................................      F-219
  Balance Sheets as of November 30, 1995 and 1996 and September 30, 1997.................................      F-220
  Statements of Operations for the Two Years ended November 30, 1996 and the Ten Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-221
  Statements of Shareholders' Equity (Deficit) for the Two Years ended November 30, 1996 and the Ten
    Months ended September 30, 1997......................................................................      F-222
  Statements of Cash Flows for the Two Years ended November 30, 1996 and the Ten Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-223
  Notes to Financial Statements..........................................................................      F-224

PROFALL, INC. D/B/A 1-800 COURIER-L.A.X..................................................................      F-227
  Report of Independent Accountants......................................................................      F-227
  Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997.................................      F-228
  Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-229
  Statements of Shareholders' Deficit for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-230
  Statements of Cash Flows for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-231
  Notes to Financial Statements..........................................................................      F-232

                                                                                                             PAGE
                                                                                                           ---------
EXPRESSIT COURIERS, INC. D/B/A 1-800 COURIER-BOSTON......................................................      F-235
  Report of Independent Accountants......................................................................      F-235
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-236
  Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-237
  Statements of Changes in Stockholder's Equity for the Two Years ended December 31, 1996 and the Nine
    Months ended September 30, 1997......................................................................      F-238
  Statements of Cash Flows for Each of the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1996 (Unaudited) and 1997..............................................................      F-239
  Notes to Financial Statements..........................................................................      F-240

FLEETFOOT MAX, INC. D/B/A FLEETFOOT MESSENGER............................................................      F-245
  Report of Independent Accountants......................................................................      F-245
  Balance Sheets as of August 31, 1996 and 1997 and September 30, 1997 (Unaudited).......................      F-246
  Statements of Operations for Each of the Three Years in the Period ended August 31, 1997 and for the
    One Month ended September 30, 1996 (Unaudited) and 1997 (Unaudited)..................................      F-247
  Statements of Changes in Stockholders' Equity (Deficit) for Each of the Three Years in the Period ended
    August 31, 1997 and the One Month ended September 30, 1997 (Unaudited)...............................      F-248
  Statements of Cash Flows for Each of the Three Years in the Period ended August 31, 1997 and for the
    One Month ended September 30, 1996 (Unaudited) and 1997 (Unaudited)..................................      F-249
  Notes to Financial Statements..........................................................................      F-250

A&W COURIERS, INC. D/B/A A&W COURIERS....................................................................      F-256
  Report of Independent Accountants......................................................................      F-256
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-257
  Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-258
  Statements of Stockholder's Equity for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-259
  Statements of Cash Flows for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-260
  Notes to Financial Statements..........................................................................      F-261

EXPRESS ENTERPRISE, INC. (GROUND OPERATIONS) D/B/A EXPRESS MESSENGER.....................................      F-265
  Report of Independent Accountants......................................................................      F-265
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-266
  Statements of Operations for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-267
  Statements of Stockholders' Equity for the Two Years ended December 31, 1996 and the Nine Months ended
    September 30, 1997...................................................................................      F-268
  Statements of Cash Flows for the Two Years ended December 31, 1996 and the Nine Months ended September
    30, 1996 (Unaudited) and 1997........................................................................      F-269
  Notes to Financial Statements..........................................................................      F-270

                                                                                                             PAGE
                                                                                                           ---------
RJK ENTERPRISES INC. D/B/A DEADLINE EXPRESS..............................................................      F-276
  Report of Independent Auditors.........................................................................      F-276
  Balance Sheets as of December 31, 1996 and September 30, 1997..........................................      F-277
  Statements of Operations and Accumulated Deficit for the period from March 6, 1996 to December 31, 1996 and for the period from March 6, 1996 to September 30, 1996 (Unaudited) and the nine months ended
    September 30, 1997...................................................................................      F-278
  Statements of Cash Flows for the period from March 6, 1996 to December 31, 1996 and for the period from
    March 6, 1996 to September 30, 1996 (Unaudited) and the nine months ended September 30, 1997.........      F-279
  Notes to Financial Statements..........................................................................      F-280

BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED D/B/A FLEETWAY SYSTEMS.........................................      F-282
  Report of Independent Accountants......................................................................      F-282
  Balance Sheets as of March 31, 1996 and 1997 and September 30, 1997 (Unaudited)........................      F-283
  Statements of Operations for Each of the Three Years in the Period ended March 31, 1997 and Six Months
    ended September 30, 1996 (Unaudited) and 1997 (Unaudited)............................................      F-284
  Statements of Cash Flows for Each of the Three Years in the Period ended March 31, 1997 and Six Months
    ended September 30, 1996 (Unaudited) and 1997 (Unaudited)............................................      F-285
  Notes to Financial Statements..........................................................................      F-286

                       DISPATCH MANAGEMENT SERVICES CORP.
                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma combined financial statements give effect to the acquisitions by Dispatch Management Services Corp. (the "Company") of the outstanding capital stock of the Founding Companies. The Company will acquire, in separate combination transactions (the "Combinations") in exchange for cash and shares of Common Stock, certain courier firms simultaneously with and as a condition to the closing of the Company's initial public offering (the "Offering"), which will be accounted for using the purchase method of accounting. The Company has been identified as the accounting acquiror.

    The unaudited pro forma combined balance sheet gives effect to the Combinations and the Offering as if they had occurred on September 30, 1997. The unaudited pro forma combined statements of operations give effect to these transactions as if they had occurred on January 1, 1996. The purchase price has been allocated to the historical assets and liabilities based on their respective carrying values, with the exception of acquired in process research and development (R&D) activities and acquired internally developed technology, as the carrying values are deemed to represent the fair value of these assets and liabilities. The fair market value of the in process R&D and internally developed technology was determined based on a detailed analysis prepared by the Company. The allocation of the purchase price is considered preliminary until such time as the closing of the Offering and consummation of the Combinations. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented in the pro forma combined financial statements.

    The Company has preliminarily analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the stockholders of the Founding Companies. To the extent the stockholders and management of the Founding Companies have agreed prospectively to reductions in salary, bonuses, and benefits, these net reductions have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, the Company has not and cannot quantify these savings until completion of the Combinations. It is anticipated that these savings will be partially offset by the costs of being a publicly held company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the pro forma combined financial statements of the Company.

    The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. See "Risk Factors" included elsewhere herein.

                       DISPATCH MANAGEMENT SERVICES CORP.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                    (000'S)

                                        WEST                                 SECURITY      AMERICAN EAGLE     ATLANTIC
                                 DMS    ONE     AERO   EARLYBIRD  BULLIT     DESPATCH        ENDEAVORS        FREIGHT
                                -----  ------  ------  --------   ------   -------------   --------------   ------------
            ASSETS
Current assets:
  Cash and cash equivalents...    820  1,064      109        3        71                          95               7
  Accounts receivable, net....     24  5,256    1,349    3,002       878       3,134             736             924
  Prepaid and other current
    assets....................  3,153             272    1,456        21                          71             103
                                -----  ------  ------  --------   ------      ------           -----           -----
    Total current assets......  3,997  6,320    1,730    4,461       970       3,134             902           1,034
Property and equipment, net...     32  3,169      407      127        95         166             238             688
Other assets..................    339    120               112        13                          31             183
Goodwill, net.................    276
                                -----  ------  ------  --------   ------      ------           -----           -----
    Total assets..............  4,644  9,609    2,137    4,700     1,078       3,300           1,171           1,905
                                -----  ------  ------  --------   ------      ------           -----           -----
                                -----  ------  ------  --------   ------      ------           -----           -----
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Short term debt.............    857             108    1,539       188                         350             260
  Accounts payable............         4,392      400      675       181       1,998             413             696
  Accrued expenses............  2,534             461    1,009        89                          96              68
  Other current liabilities...     55           2,884      254        24                         173             275
  Payable to shareholders of
    founding co...............
                                -----  ------  ------  --------   ------      ------           -----           -----
    Total current
      liabilities.............  3,446  4,392    3,853    3,477       482       1,998           1,032           1,299
Long-term debt, less current
 maturities...................         2,265             1,617       253                          40             297
Other long term liabilities...                    675                                            258             122
                                -----  ------  ------  --------   ------      ------           -----           -----
    Total liabilities.........  3,446  6,657    4,528    5,094       735       1,998           1,330           1,718
Stockholders' equity..........
  Preferred Stock.............      2
  Common Stock................      9    120      200        5        25       1,989               1              15
  Treasury stock..............                          (1,331)     (148)                                       (262)
  Additional paid-in
    capital...................  1,402                       69                 2,459               5              74
  Retained earnings...........   (215) 2,832   (2,591)     863       466      (3,146)           (165)            360
                                -----  ------  ------  --------   ------      ------           -----           -----
    Total stockholders'
      equity..................  1,198  2,952   (2,391)    (394)      343       1,302            (159)            187
                                -----  ------  ------  --------   ------      ------           -----           -----
    Total liabilities and
      stockholders' equity....  4,644  9,609    2,137    4,700     1,078       3,300           1,171           1,905
                                -----  ------  ------  --------   ------      ------           -----           -----
                                -----  ------  ------  --------   ------      ------           -----           -----

                                WASHINGTON   MLQ             NAT'L                            1800        BATTERY    EXPRESS
                                EXPRESS   EXPRESS   KANGAROO MESSENGER FLEETFOOT   FLEETWAY   DENVER      POINT      MESSENGER
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
            ASSETS
Current assets:
  Cash and cash equivalents...      85        36        5      77        40                     47          4
  Accounts receivable, net....     800       817      381     435       295        218         151        143        165
  Prepaid and other current
    assets....................     159        68       15       8         3                      6          5         12
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
    Total current assets......   1,044       921      401     520       338        218         204        152        177
Property and equipment, net...     458       171      138      70       103         66          74          5         54
Other assets..................      36       100        9                61        456          41         42         99
Goodwill, net.................
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
    Total assets..............   1,538     1,192      548     590       502        740         319        199        330
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Short term debt.............     658                 56               182                    160         32         39
  Accounts payable............     241        44       28                12        490          29          5         44
  Accrued expenses............               202                        127                     57                    59
  Other current liabilities...     332       429       82     129                               24         23         39
  Payable to shareholders of
    founding co...............
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
    Total current
      liabilities.............   1,231       675      166     129       321        490         270         60        181
Long-term debt, less current
 maturities...................      83                 73     383       149         23          30                    33
Other long term liabilities...     241                391                22                                            9
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
    Total liabilities.........   1,555       675      630     512       492        513         300         60        223
Stockholders' equity..........
  Preferred Stock.............
  Common Stock................     249                          2        50        320         125                     1
  Treasury stock..............                                         (126)
  Additional paid-in
    capital...................                18      109                33                                          106
  Retained earnings...........    (266)      499     (191)     76        53        (93)       (106)       139
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
    Total stockholders'
      equity..................     (17)      517      (82)     78        10        227          19        139        107
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
    Total liabilities and
      stockholders' equity....   1,538     1,192      548     590       502        740         319        199        330
                                -------   -------   ------   -----     -----       ----       -----       ----       ----
                                -------   -------   ------   -----     -----       ----       -----       ----       ----

                       DISPATCH MANAGEMENT SERVICES CORP.
                  PRO FORMA COMBINED BALANCE SHEET (CONTINUED)
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                    (000'S)

                                        PROFALL        1 800
                                      1-800-COURLA     BOSTON     A&W COURIER   DEADLINE   ZOOM   A COURIER   STUDEBAKER
                                      ------------   ----------   -----------   --------   -----  ---------   ----------
ASSETS
Current Assets:
  Cash and cash equivalents.........        42            3           133                     16       88          1
  Accounts receivable, net..........       176          104           217         145      1,377      902         79
  Prepaid and other current
    assets..........................         2           12            46          19         40      114
                                           ---          ---         -----         ---      -----  ---------      ---
    Total current assets............       220          119           396         164      1,433    1,104         80
Property and equipment, net.........        70           74            59           8         47      222         28
Other assets........................                     78             2           4        415       63          2
Goodwill, net.......................
                                           ---          ---         -----         ---      -----  ---------      ---
    Total assets....................       290          271           457         176      1,895    1,389        110
                                           ---          ---         -----         ---      -----  ---------      ---
                                           ---          ---         -----         ---      -----  ---------      ---
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short term debt...................                     73                                  900      161         14
  Accounts payable..................        24           85            86          71        498       82          3
  Accrued expenses..................        70           23                        43        157      180          8
  Other current liabilities.........       561                        228          67        186
  Payable to shareholders of
    founding co.....................
                                           ---          ---         -----         ---      -----  ---------      ---
    Total current liabilities.......       655          181           314         181      1,741      423         25
Long-term debt, less current
  maturities........................                                                           2       26
Other long term liabilities.........
                                           ---          ---         -----         ---      -----  ---------      ---
    Total liabilities...............       655          181           314         181      1,743      449         25
Stockholders' equity................
  Preferred Stock...................
  Common Stock......................        10            1             3           1         19        2
  Treasury stock....................
  Additional paid-in capital........        65           89            58
  Retained earnings.................      (440)                        82          (6)       133      938         85
                                           ---          ---         -----         ---      -----  ---------      ---
    Total stockholders' equity......      (365)          90           143          (5)       152      940         85
                                           ---          ---         -----         ---      -----  ---------      ---
    Total liabilities and
      stockholders' equity..........       290          271           457         176      1,895    1,389        110
                                           ---          ---         -----         ---      -----  ---------      ---
                                           ---          ---         -----         ---      -----  ---------      ---

                                                           OTHER      PRO FORMA
                                             S-CAR-GO    FOUNDING      MERGER      PRO FORMA    OFFERING
                                      ZAP     COURIER    COMPANIES   ADJUSTMENTS   COMBINED    ADJUSTMENTS   AS ADJUSTED
                                      ----   ---------   ---------   -----------   ---------   -----------   -----------
ASSETS
Current Assets:
  Cash and cash equivalents.........   12       102          295                      3,155        8,032        11,187
  Accounts receivable, net..........  154       254        1,047                     23,163                     23,163
  Prepaid and other current
    assets..........................    9                     21                      5,615       (3,113)        2,502
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
    Total current assets............  175       356        1,363                     31,933        4,919        36,852
Property and equipment, net.........   43        30          330          273         7,245                      7,245
Other assets........................  108        15           54                      2,383       14,664        17,047
Goodwill, net.......................                                   71,277        71,553                     71,553
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
    Total assets....................  326       401        1,747       71,550       113,114       19,583       132,697
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short term debt...................   13        73          322                      5,985       (1,050)        4,935
  Accounts payable..................    6        32          127                     10,662                     10,662
  Accrued expenses..................   24        62          158                      5,427       (2,534)        2,893
  Other current liabilities.........   73        73           55          300         6,266                      6,266
  Payable to shareholders of
    founding co.....................                                   45,168        45,168      (45,168)
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
    Total current liabilities.......  116       240          662       45,468        73,508      (48,752)       24,756
Long-term debt, less current
  maturities........................   52                    123       (1,669)        3,780                      3,780
Other long term liabilities.........                          35                      1,753                      1,753
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
    Total liabilities...............  168       240          820       43,799        79,041      (48,752)       30,289
Stockholders' equity................
  Preferred Stock...................                                                      2           (2)
  Common Stock......................              1           34       (3,140)           42           64           106
  Treasury stock....................                                    1,867
  Additional paid-in capital........                         161       30,296        34,944       68,273       103,217
  Retained earnings.................  158       160          732       (1,272)         (915)                      (915)
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
    Total stockholders' equity......  158       161          927       27,751        34,073       68,335       102,408
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
    Total liabilities and
      stockholders' equity..........  326       401        1,747       71,550       113,114       19,583       132,697
                                      ----      ---      ---------   -----------   ---------   -----------   -----------
                                      ----      ---      ---------   -----------   ---------   -----------   -----------

                       DISPATCH MANAGEMENT SERVICES CORP.
                       COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                   AMERICAN
                                 WEST                                   SECURITY     EAGLE     ATLANTIC   WASHINGTON
                                 ONE     AERO   EARLY BIRD    BULLIT    DESPATCH   ENDEAVORS   FREIGHT     EXPRESS
                                ------  ------  ----------   --------   --------   ---------   --------   ----------
Revenues......................  24,148  10,998    22,894       7,696     9,440       8,536      8,728       5,800
Cost of Revenues..............  16,029   6,333    15,860       4,639     7,146       5,293      5,941       3,164
                                ------  ------  ----------   --------   --------   ---------   --------     -----
  Gross Profit................   8,119   4,665     7,034       3,057     2,294       3,243      2,787       2,636

Operating expenses:
Sales and marketing...........   1,119     900     1,072         358                 1,535        105         483
General and administrative
  expenses....................   2,112     902       670         642       998         940        693         390
Other operating expenses......   2,838   2,853     5,436       2,116                            2,232       1,532
Depreciation and
  amortization................     298     119       195           6                   174        270          91
                                ------  ------  ----------   --------   --------   ---------   --------     -----
  Operating income (loss).....   1,752    (109)     (339)        (65)    1,296         594       (513)        140

Other (income) expense:
  Interest expense............     369      56       219         107        21          62         83          70
  Other, net..................      (2)     34        85         (56)                   33         36         (18)
                                ------  ------  ----------   --------   --------   ---------   --------     -----
Income (loss) before provision
  for income taxes............   1,385    (199)     (643)       (116)    1,275         499       (632)         88
Provision for income taxes....     360                 2         (33)      382         200       (123)         38
                                ------  ------  ----------   --------   --------   ---------   --------     -----
Net income (loss).............   1,025    (199)     (645)        (83)      893         299       (509)         50
                                ------  ------  ----------   --------   --------   ---------   --------     -----
                                ------  ------  ----------   --------   --------   ---------   --------     -----

Net income per share..........

Shares used in computing pro
  forma net income per share
  (See Note 5)................

                                  MLQ                  NAT'L                             1800    BATTERY   EXPRESS
                                EXPRESS   KANGAROO   MESSENGER   FLEETFOOT   FLEETWAY   DENVER    POINT    MESSENGER
                                -------   --------   ---------   ---------   --------   ------   -------   -------
Revenues......................   5,310     2,650       2,413       2,172      1,048     1,247      732      1,612
Cost of Revenues..............   3,296     1,878       1,446       1,332        558       764      397        986
                                -------   --------   ---------   ---------   --------   ------   -------   -------
  Gross Profit................   2,014       772         967         840        490       483      335        626
Operating expenses:
Sales and marketing...........     233        27          86         368                   58       24         16
General and administrative
  expenses....................     991       265         454          24        572        58       31        277
Other operating expenses......     579       405         154         250                  298      113        246
Depreciation and
  amortization................      94        50          13          66                   36       10         47
                                -------   --------   ---------   ---------   --------   ------   -------   -------
  Operating income (loss).....     117        25         260         132        (82)       33      157         40
Other (income) expense:
  Interest expense............      43        10                      57         22        19                  16
  Other, net..................     (38)       (2)                    (34)                   4        3
                                -------   --------   ---------   ---------   --------   ------   -------   -------
Income (loss) before provision
  for income taxes............     112        17         260         109       (104)       10      154         24
Provision for income taxes....      32                     5         (54)
                                -------   --------   ---------   ---------   --------   ------   -------   -------
Net income (loss).............      80        17         255         163       (104)       10      154         24
                                -------   --------   ---------   ---------   --------   ------   -------   -------
                                -------   --------   ---------   ---------   --------   ------   -------   -------
Net income per share..........
Shares used in computing pro
  forma net income per share
  (See Note 5)................

         See notes to unaudited pro forma combined financial statements

                       DISPATCH MANAGEMENT SERVICES CORP.
                 COMBINING STATEMENT OF OPERATIONS (CONTINUED)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                  PRO FALL       1 800
                                1-800-COURLA     BOSTON     A&W COURIERS   DEADLINE   ZOOM   A COURIER
                                ------------   ----------   ------------   --------   -----  ---------
Revenues......................     1,212         1,343         1,560        1,177     8,404    6,020
Cost of Revenues..............       687           897           940          753     6,314    3,447
                                   -----         -----         -----       --------   -----  ---------
  Gross Profit................       525           446           620          424     2,090    2,573

Operating expenses:
Sales and marketing
  expenses....................                      27           102          143      173       530
General and administrative
  expenses....................       298           169           289          144      747       430
Other operating expenses......       271           231           228          143     1,317    1,093
Depreciation and
  amortization................        23            44            10                   191        74
                                   -----         -----         -----       --------   -----  ---------
  Operating income (loss).....       (67)          (25)           (9)          (6)    (338 )     446

Other (income) expense:
  Interest expense............        25            16             2                    63        13
  Other, net..................       (64)           22            (4)          (5)     (30 )     (27)
                                   -----         -----         -----       --------   -----  ---------
Income (loss) before provision
  for income taxes............       (28)          (63)           (7)          (1)    (371 )     460
Provision for income taxes....                                     4                             174
                                   -----         -----         -----       --------   -----  ---------
Net income (loss).............       (28)          (63)          (11)          (1)    (371 )     286
                                   -----         -----         -----       --------   -----  ---------
                                   -----         -----         -----       --------   -----  ---------

Net income per share..........
Shares used in computing pro
  forma net income per share
  (See Note 5)................

                                                                OTHER
                                                  S-CAR-GO    FOUNDING     PRO FORMA    PRO FORMA
                                STUDEBAKER   ZAP   COURIER    COMPANIES   ADJUSTMENTS   COMBINED
                                ----------   ---  ---------   ---------   -----------   ---------
Revenues......................     342       941    1,263       8,719       (9,705)      136,700
Cost of Revenues..............     202       653      801       5,213       (8,448)       86,521
                                   ---       ---  ---------   ---------   -----------   ---------
  Gross Profit................     140       288      462       3,506       (1,257)       50,179
Operating expenses:
Sales and marketing
  expenses....................      13       63        87         240         (769)        6,993
General and administrative
  expenses....................      13       39       206       1,406       (1,982)       11,778
Other operating expenses......      31       42       140       1,472       (2,251)       21,769
Depreciation and
  amortization................      14        3        15         173        2,016         4,032
                                   ---       ---  ---------   ---------   -----------   ---------
  Operating income (loss).....      69       141       14         215        1,729         5,607
Other (income) expense:
  Interest expense............       1        3         2          52                      1,331
  Other, net..................                                     92                         29
                                   ---       ---  ---------   ---------   -----------   ---------
Income (loss) before provision
  for income taxes............      68       138       12          71        1,729         4,247
Provision for income taxes....                          7                    1,261         2,255
                                   ---       ---  ---------   ---------   -----------   ---------
Net income (loss).............      68       138        5          71          468         1,992
                                   ---       ---  ---------   ---------   -----------   ---------
                                   ---       ---  ---------   ---------   -----------   ---------
Net income per share..........                                                           $  0.20
Shares used in computing pro
  forma net income per share
  (See Note 5)................                                                          10,099,015


         See notes to unaudited pro forma combined financial statements

                       DISPATCH MANAGEMENT SERVICES CORP.
                       COMBINING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                              AMERICAN
                                                                                 SECURITY      EAGLE      ATLANTIC    WASHINGTON
                                  DMS     WEST ONE   AERO   EARLYBIRD  BULLIT    DESPATCH    ENDEAVORS       FRT         EXP
                                -------   --------   -----  --------   ------   ----------   ----------   ---------   ----------
Revenues......................      220    20,491    9,318   10,995    6,612        7,366        5,222       6,760        4,341
Cost of revenues..............             13,466    5,624    6,264    3,851        4,350        3,447       4,791        2,302
                                -------   --------   -----  --------   ------       -----        -----    ---------       -----
  Gross Profit................      220     7,025    3,694    4,731    2,761        3,016        1,775       1,969        2,039

Operating expenses:
Sales and marketing...........                 82      714      280      274          128        1,008         108          386
General and administrative
  expenses....................      324     1,664    1,416      102      432          352        1,081         282          316
Other operating expenses......              3,523    1,824    2,255    1,710        1,526                    1,557        1,216
Depreciation and amortiza-
  tion........................        4       333      131       96        5           61          130         219           83
                                -------   --------   -----  --------   ------       -----        -----    ---------       -----
  Operating income (loss).....     (108)    1,423     (391)   1,998      340          949         (444)       (197)          38

Other (income) expense:
  Interest expense (income)...        4       291       46      355       76           29           51          50           70
  Other, net..................                 61       (4)                                        (78)        (48)         (16)
                                -------   --------   -----  --------   ------       -----        -----    ---------       -----
Income (loss) before provi-
  sion for income taxes.......     (112)    1,071     (433)   1,643      264          920         (417)       (199)         (16)
Provision for income taxes....                322                70       99          266         (167)       (149)          (7)
                                -------   --------   -----  --------   ------       -----        -----    ---------       -----
Net income (loss).............     (112)      749     (433)   1,573      165          654         (250)        (50)          (9)
                                -------   --------   -----  --------   ------       -----        -----    ---------       -----
                                -------   --------   -----  --------   ------       -----        -----    ---------       -----

Net income per share

Shares used in computing pro
  forma net income per share
  (See Note 5)

                                   MLQ                   NAT'L                                              BATTERY    EXPRESS
                                 EXPRESS    KANGAROO   MESSENGER        FLEETFOOT    FLEETWAY   1800DENVER  POINT      MESSENGER
                                ---------   -------   -----------       ------       ----       -----       ----       ------
Revenues......................     4,617     2,140         2,082        1,842        922         904        657        1,447
Cost of revenues..............     2,752     1,520         1,203        1,177        418         546        334          867
                                ---------   -------        -----        ------       ----       -----       ----       ------
  Gross Profit................     1,865       620           879          665        504         358        323          580
Operating expenses:
Sales and marketing...........       190        15            82           17         29          45         19            4
General and administrative
  expenses....................     1,396       231           353          224         96          49         22          276
Other operating expenses......                 350           123          287        249         359        100          217
Depreciation and amortiza-
  tion........................        54        39            15           44         72          31         11           19
                                ---------   -------        -----        ------       ----       -----       ----       ------
  Operating income (loss).....       225       (15)          306           93         58        (126)       171           64
Other (income) expense:
  Interest expense (income)...       (36)        6                         39         16          16          2           12
  Other, net..................                  (4)                       (31)        (3)        (17)
                                ---------   -------        -----        ------       ----       -----       ----       ------
Income (loss) before provi-
  sion for income taxes.......       261       (17)          306           85         45        (125)       169           52
Provision for income taxes....                                 5           35
                                ---------   -------        -----        ------       ----       -----       ----       ------
Net income (loss).............       261       (17)          301           50         45        (125)       169           52
                                ---------   -------        -----        ------       ----       -----       ----       ------
                                ---------   -------        -----        ------       ----       -----       ----       ------
Net income per share
Shares used in computing pro
  forma net income per share
  (See Note 5)

         See notes to unaudited pro forma combined financial statements

                       DISPATCH MANAGEMENT SERVICES CORP.
                 COMBINING STATEMENT OF OPERATIONS (CONTINUED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                           PROFALL      1800        A&W
                                          1-800-COURLA  BOSTON   COURIERS    DEADLINE ZOOM   A COURIER    STUDEBAKER
                                          ---------   --------   ---------   ------   -----  ----------   -------
Revenues................................     1,235      1,071       1,270      962    6,524     5,367        309
Cost of revenues........................       606        666         770      663    4,964     3,091        179
                                          ---------   --------   ---------   ------   -----     -----     -------
  Gross Profit..........................       629        405         500      299    1,560     2,276        130

Operating expenses:
Sales and marketing.....................                   27          72      121      194       531         15
General and administrative expenses.....       416         84         198      121      592       422         32
Other operating expenses................       208        178         184      133      951     1,016         30
Depreciation and amortization...........        20         35          11               142        48          9
                                          ---------   --------   ---------   ------   -----     -----     -------
  Operating income (loss)...............       (15)        81          35      (76)    (319)      259         44

Other (income) expense:
  Interest expense (income).............        19          7          (3)               73        11          1
  Other, net............................       (40)         1                  (72)     (17)       11
                                          ---------   --------   ---------   ------   -----     -----     -------
Income (loss) before provision for
 income taxes...........................         6         73          38       (4)    (375)      237         43
Provision for income taxes..............                                8                          90
                                          ---------   --------   ---------   ------   -----     -----     -------
Net income (loss).......................         6         73          30       (4)    (375)      147         43
                                          ---------   --------   ---------   ------   -----     -----     -------
                                          ---------   --------   ---------   ------   -----     -----     -------

Net income per share

Shares used in computing pro forma net
 income per share (See Note 5)

                                                                    OTHER          PRO           PRO
                                                       S-CAR-GO     FOUNDING      FORMA         FORMA
                                              ZAP      COURIER      COMPANIES    ADJUSTMENTS   COMBINED
                                              ---      ------       ------       -------       --------
Revenues................................      593      1,251        7,282                       111,800
Cost of revenues........................      299        710        4,457                        69,317
                                              ---      ------       ------       -------       --------
  Gross Profit..........................      294        541        2,825                        42,483
Operating expenses:
Sales and marketing.....................       55         95          183                         4,674
General and administrative expenses.....       31        185          781        (1,496)          9,982
Other operating expenses................       84        126        1,284                        19,490
Depreciation and amortization...........       10         11          117         1,557           3,307
                                              ---      ------       ------       -------       --------
  Operating income (loss)...............      114        124          460           (61)          5,030
Other (income) expense:
  Interest expense (income).............        5          5           51                         1,196
  Other, net............................       (2)                    106                          (153)
                                              ---      ------       ------       -------       --------
Income (loss) before provision for
 income taxes...........................      111        119          303           (61)          3,987
Provision for income taxes..............                  52           11         1,345           1,980
                                              ---      ------       ------       -------       --------
Net income (loss).......................      111         67          292        (1,406)          2,007
                                              ---      ------       ------       -------       --------
                                              ---      ------       ------       -------       --------
Net income per share                                                                           $   0.20
                                                                                               --------
                                                                                               --------
Shares used in computing pro forma net
 income per share (See Note 5)                                                                 10,099,015
                                                                                               --------
                                                                                               --------


         See notes to unaudited pro forma combined financial statements

                       DISPATCH MANAGEMENT SERVICES CORP.
                       COMBINING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                                                AMERICAN
                                                                      SECURITY   EAGLE     ATLANTIC
                                WEST ONE   AERO   EARLYBIRD  BULLIT   DESPATCH  ENDEAVORS  FREIGHT   WASHINGTON
                                --------   -----  --------   ------   -------   --------   -------   --------
Revenues......................    18,838   8,245    16,724    5,879    6,776      6,476      6,192     4,372
Cost of revenues..............    12,579   4,730    11,565    3,466    3,856      4,058      4,465     2,368
                                --------   -----  --------   ------   -------   --------   -------   --------
  Gross profit................     6,259   3,515     5,159    2,413    2,920      2,418      1,727     2,004

Operating expenses:
  Sales and marketing.........        78     676       703      230      152      1,149         73       359
  General and administrative
    expenses..................     1,734   1,129       388      401      370        600        393       300

Other operating expenses......     2,853   1,681     4,017    1,613    1,341                 1,379     1,160
Depreciation and
 amortization.................       222      80       176        5       62        130        201        53
                                --------   -----  --------   ------   -------   --------   -------   --------
  Operating income (loss).....     1,372     (51)     (125)     164      995        539       (319)      132

Other (income) expense:
  Interest expense............       262      41       208       72       27         49         29        44
  Other, net..................        18      24        64                            8         16       (13)
                                --------   -----  --------   ------   -------   --------   -------   --------
Income (loss) before provision
 for income taxes.............     1,092    (116)     (397)      92      968        482       (364)      101
Provision for income taxes....       282                 2       47      274        197        (57)       43
                                --------   -----  --------   ------   -------   --------   -------   --------
Net income (loss).............       810    (116)     (399)      45      694        285       (307)       58
                                --------   -----  --------   ------   -------   --------   -------   --------
                                --------   -----  --------   ------   -------   --------   -------   --------

Net income per share..........

Shares used in computing pro
 forma net income per share
 (see Note 5).................

                                  MLQ                NAT'L                                            BATTERY      EXPRESS
                                EXPRESS   KANGAROO  MESSENGER      FLEETFOOT    FLEETWAY   1-800DENVER POINT       MESSENGER
                                -------   -------   --------       ------       ----       ----       ------       ------
Revenues......................    3,621    2,001      1,801        1,565        867        969           532       1,222
Cost of revenues..............    2,201    1,398      1,116          852        360        567           279         729
                                -------   -------   --------       ------       ----       ----       ------       ------
  Gross profit................    1,420      603        685          713        507        402           253         493
Operating expenses:
  Sales and marketing.........      152       21         68           17         34         42            10          17
  General and administrative
    expenses..................    1,171      192        329          192         59         41            17         216
Other operating expenses......               296        124          354        277        202            81         182
Depreciation and
 amortization.................       65       26         10           48         69         28             7          35
                                -------   -------   --------       ------       ----       ----       ------       ------
  Operating income (loss).....       32       68        154          102         68         89           138          43
Other (income) expense:
  Interest expense............      (14)       7                      44          6         15             2          12
  Other, net..................                (2)                    (18)                    3
                                -------   -------   --------       ------       ----       ----       ------       ------
Income (loss) before provision
 for income taxes.............       46       63        154           76         62         71           136          31
Provision for income taxes....                            3          (61)
                                -------   -------   --------       ------       ----       ----       ------       ------
Net income (loss).............       46       63        151          137         62         71           136          31
                                -------   -------   --------       ------       ----       ----       ------       ------
                                -------   -------   --------       ------       ----       ----       ------       ------
Net income per share..........
Shares used in computing pro
 forma net income per share
 (see Note 5).................

        See notes to unaudited pro forma combined financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP
                 COMBINING STATEMENT OF OPERATIONS (CONTINUED)
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                  PROFALL        1 800        A&W
                                1-800-COURLA     BOSTON     COURIERS   DEADLINE   ZOOM   A COURIER   STUDEBAKER   ZAP
                                ------------   ----------   --------   --------   -----  ---------   ----------   ---
Revenues......................       850         1,023       1,171       824      6,318    4,380        244       448
Cost of revenues..............       489           678         683       536      4,954    2,481        140       243
                                   -----         -----      --------     ---      -----  ---------      ---       ---
  Gross profit................       361           345         488       288      1,364    1,899        104       205

Operating Expenses:
Sales and marketing...........                       6          76       103         70      305         10        49
General and administrative
 expenses.....................       232           109         222       103        563      292         18        20
Other operating expenses......       166           202         172       103        798      776         25        64
Depreciation and
 amortization.................        16            36           8                  178       52          6         3
                                   -----         -----      --------     ---      -----  ---------      ---       ---
  Operating income (loss).....       (53)           (8)         10       (21)      (245)     474         45        69

Other (income) expense:
  Interest expense............        19            13          (3)                  34        8          1         3
  Other, net..................       (51)            1                    (3)       (28)     (20)
                                   -----         -----      --------     ---      -----  ---------      ---       ---
Income (loss) before provision
 for income taxes.............       (21)          (22)         13       (18)      (251)     486         44        66
Provision for income taxes....                                   2                   --      185
                                   -----         -----      --------     ---      -----  ---------      ---       ---
Net income (loss).............       (21)          (22)         11       (18)      (251)     301         44        66
                                   -----         -----      --------     ---      -----  ---------      ---       ---
                                   -----         -----      --------     ---      -----  ---------      ---       ---

Net income per share..........

Shares used in computing pro
 forma net income per share
 (See Note 5).................

                                                 OTHER
                                               FOUNDING     PRO FORMA     PRO FORMA
                                S*CAR*GO COU   COMPANIES   ADJUSTMENTS    COMBINED
                                ------------   ---------   -----------   -----------
Revenues......................       921         6,535       (6,879)         101,915
Cost of revenues..............       536         3,915       (5,941)          63,303
                                   -----       ---------   -----------   -----------
  Gross profit................       385         2,620         (938)          38,612
Operating Expenses:
Sales and marketing...........        75           129         (480)           4,124
General and administrative
 expenses.....................       158           625         (792)           9,082
Other operating expenses......       102         1,250       (1,789)          17,429
Depreciation and
 amortization.................        11           134        1,485            3,146
                                   -----       ---------   -----------   -----------
  Operating income (loss).....        39           482          638            4,831
Other (income) expense:
  Interest expense............         1            26                           906
  Other, net..................                     142                           141
                                   -----       ---------   -----------   -----------
Income (loss) before provision
 for income taxes.............        38           314          638            3,784
Provision for income taxes....        18            13          965            1,913
                                   -----       ---------   -----------   -----------
Net income (loss).............        20           301         (327)           1,871
                                   -----       ---------   -----------   -----------
                                   -----       ---------   -----------   -----------
Net income per share..........                                           $      0.19
                                                                         -----------
                                                                         -----------
Shares used in computing pro
 forma net income per share
 (See Note 5).................                                            10,099,015
                                                                         -----------
                                                                         -----------


        See notes to unaudited pro forma combined financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 1--GENERAL

    Dispatch Management Services Corp. (the "Company") was recently formed to create one of the largest providers of urgent, on-demand, point-to-point delivery services in the world. The Company has conducted no operations other than in connection with the Public Offering and the Combinations and will acquire the Founding Companies concurrently with and as a condition to the closing of this Offering.

    The historical financial statements reflect the financial position and results of operations of the Company and the Founding Companies and were derived from the respective Founding Companies' financial statements where indicated. Information presented for the year ended December 31, 1996 reflects the operating results of the Founding Companies for such period except that Bullit Courier Services, West One, Security Despatch, MLQ Express, Washington Express, National Messenger and Fleetway operating results are for the years ended February 28, 1997, September 30, 1996, March 31, 1997, February 28, 1997,
September 30, 1996, November 30, 1996 and March 31, 1997, respectively. Information presented for the nine months ended September 30, 1996 and 1997 reflects the operating results of the Founding Companies for such period except that West One and Washington Express operating results are for the nine months ended June 30, 1996 and 1997 and Fleetfoot operating results are for the nine months ended August 31, 1996 and 1997, respectively. The audited historical financial statements included elsewhere herein have been included in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 80.

NOTE 2--ACQUISITION OF FOUNDING COMPANIES

    Concurrently and as a condition with the closing of this Offering, the Company will acquire the Founding Companies in separate transactions, in exchange for cash or shares of its Common Stock or a combination of both. The acquisitions will be accounted for using the purchase method of accounting with the Company being identified as the accounting acquiror.


    The following table sets forth the consideration to be paid (the "Purchase Consideration") in cash and in shares of Common Stock to the common stockholders of each of the Founding Companies, the allocation of the consideration to net assets acquired and the resulting goodwill. For purposes of computing the purchase price for accounting purposes, the value of shares is determined using an estimated fair value of $9.94 per share, which represents a discount of 25 percent from the assumed initial public offering price of $13.25 per share due to restrictions on the sale and transferability of the shares issued. The total purchase consideration does not reflect contingent consideration related to certain earn out provisions included in the definitive agreements. These arrangements provide for the Company to pay additional consideration, based on revenues and operating income targets, of up to $14.7 million in cash, over the eight quarters immediately following the closing of this Offering. When these amounts are earned they will be recorded as additional costs of the acquired companies resulting in additional goodwill.


    The purchase price has been allocated to the Company's historical assets and liabilities based on their respective carrying values, with the exception of acquired in process research and development (R&D) activities and acquired internally developed technology, as these carrying values are deemed to represent the fair market value of these assets and liabilities. The fair market value of the in process R&D and internally developed technology was determined based on a detailed analysis prepared by the Company. The Company has not allocated any of the purchase price to other identified intangible assets such as non-compete agreements and customer lists, as these assets are deemed to have nominal value and are not considered material. With respect to the customer lists, the Company has determined that virtually all of the Founding Companies operate on an "at will" basis with their customers, and consequently no value has been allocated to this asset. Additionally, the Company has entered into non-compete agreements, with Founding Company shareholders, who have also entered into employment or Brand Manager agreements, as such, management believes the non-compete agreements have nominal value. Accordingly, the Company has not allocated a portion of the purchase price to the non-compete agreements. The allocation of the purchase price is considered preliminary until such time as the closing of the Offering and consummation of the combinations. The Company does not anticipate that the final allocation of purchase price will differ significantly from that presented.

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 2--ACQUISITION OF FOUNDING COMPANIES (CONTINUED)


                                               TOTAL CONSIDERATION
                                        ---------------------------------
                                        FAIR MARKET
                                         VALUE OF                           ADJUSTED     ALLOCATION OF
FOUNDING COMPANY              SHARES       STOCK       CASH       TOTAL    NET ASSETS   PURCHASE PRICE   GOODWILL
--------------------------  ----------  -----------  ---------  ---------  -----------  ---------------  ---------

West One..................     186,943   $   1,858   $  16,672  $  18,530   $   2,952                    $  15,578
Aero Special Delivery
  Service, Inc............     275,094       2,734         942      3,676      (2,391)                       6,067
Earlybird Courier Service,
  LLC.....................     350,868       3,487       9,373     12,860         984                       11,876
Bullit Services Inc.......     226,415       2,250       3,722      5,972         343                        5,629
Security Despatch
  Limited.................                               6,918      6,918       1,302                        5,616
American Eagle Endeavors,
  Inc.....................     321,811       3,198                  3,198        (159)                       3,357
Atlantic Freight Systems,
  Inc.....................     316,981       3,150                  3,150         187                        2,963
Washington Express
  Services, Inc...........     210,717       2,094                  2,094         (17)                       2,111
MLQ Express, Inc..........                               4,652      4,652         517                        4,135
Kangaroo Express..........      81,434         809                    809         (82)                         891
National Messenger,
  Inc.....................      91,343         908         245      1,153          78                        1,075
Fleetfoot Max, Inc........      96,543         959                    959          10                          949
Fleetway..................     152,151       1,512         842      2,354         227      $     700(a)        687
                                                                                                 740(b)
1-800Denver...............      58,415         581                    581          19                          562
Battery Point.............      32,279         321                    321          92                          229
Detroit Express...........      56,604         563                    563         107                          456
1-800Courier LAX..........      33,962         338         129        467        (365)                         832
Expressit Couriers,
  Inc.....................      48,000         477                    477          90                          387
A&W Couriers, Inc.........      56,951         566                    566         143                          423
Deadline Courier..........      69,660         692                    692          (5)                         697
Zoom Courier..............     150,943       1,500                  1,500         152                        1,348
A Courier.................     144,906       1,440       1,237      2,677         940                        1,737
Michael Studebaker, Sole
  Prop....................      13,577         135          23        158          55                          103
Chris Neil, Sole Prop
  Zap.....................      35,660         354                    354          59                          295
S-Car-Go Courier, Inc.....      48,181         479           2        481         161                          320
Other Founding
  Companies...............     319,204       3,170         411      3,581         927                        2,654
                            ----------  -----------  ---------  ---------  -----------        ------     ---------
                             3,378,642   $  33,575   $  45,168  $  78,743   $   6,326      $   1,440     $  70,977
                            ----------  -----------  ---------  ---------  -----------        ------     ---------
                            ----------  -----------  ---------  ---------  -----------        ------     ---------


(a) Represents amount allocated to in process research and development activities.

(b) Represents amount allocated to acquired internally developed technology.

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 3--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

    The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                               MERGER ADJUSTMENTS                                OFFERING ADJUSTMENTS
                                   ------------------------------------------   PRO FORMA   -------------------------------
                                      (A)        (B)        (C)        (D)     ADJUSTMENTS     (E)        (F)        (G)
                                   ---------  ---------  ---------     ---     -----------  ---------  ---------  ---------
             ASSETS
Current assets:
  Cash and cash equivalents......                                                              68,914    (59,832)    (1,050)
  Accounts receivable, net.......
  Prepaid and other current
    assets.......................                                                              (3,113)
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
      Total current assets.......                                                              65,801    (59,832)    (1,050)

Property and equipment, net......                   273                               273
Other assets.....................                   700       (700)                --                     14,664
Goodwill, net....................                70,977                   300      71,277
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
      Total assets...............                71,950       (700)       300      71,550      65,801    (45,168)    (1,050)

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short term debt................                                                                                    (1,050)
  Accounts payable...............
  Accrued expenses...............                                                              (2,534)
  Other current liabilities......                                         300         300
  Payable to shareholders of
    Founding Companies...........     45,168                                       44,522                (45,168)
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
      Total current
        liabilities..............     45,168                              300      44,822      (2,534)   (45,168)    (1,050)

Long-term debt, less current
 maturities......................                (1,669)                           (1,669)
Other long term liabilities......
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
      Total liabilities..........     45,168     (1,669)                  300      43,799      (2,534)   (45,168)    (1,050)

Stockholders' equity
  Preferred Stock................                                                                  (2)
  Common Stock...................                (3,140)                           (3,140)         64
  Treasury stock.................                 1,867                             1,867
  Additional paid-in capital.....    (45,168)    75,464                            30,296      68,273
  Retained earnings..............                  (572)      (700)                (1,272)
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
      Total stockholders'
        equity...................    (45,168)    73,619       (700)                27,751      68,335     --         --
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
      Total liabilities and
        stockholders' equity.....                71,950       (700)       300      71,550      65,801    (45,168)    (1,050)
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------
                                   ---------  ---------        ---        ---  -----------  ---------  ---------  ---------

                                      POST
                                     MERGER
                                   ADJUSTMENTS
                                   -----------
             ASSETS
Current assets:
  Cash and cash equivalents......       8,032
  Accounts receivable, net.......
  Prepaid and other current
    assets.......................      (3,113)
                                   -----------
      Total current assets.......       4,919
Property and equipment, net......
Other assets.....................      14,664
Goodwill, net....................
                                   -----------
      Total assets...............      19,583
LIABILITIES AND STOCKHOLDERS' EQU
Current liabilities
  Short term debt................      (1,050)
  Accounts payable...............      --
  Accrued expenses...............      (2,534)
  Other current liabilities......
  Payable to shareholders of
    Founding Companies...........     (45,168)
                                   -----------
      Total current
        liabilities..............     (48,752)
Long-term debt, less current
 maturities......................      --
Other long term liabilities......
                                   -----------
      Total liabilities..........     (48,752)
Stockholders' equity
  Preferred Stock................          (2)
  Common Stock...................          64
  Treasury stock.................
  Additional paid-in capital.....      68,273
  Retained earnings..............
                                   -----------
      Total stockholders'
        equity...................      68,335
                                   -----------
      Total liabilities and
        stockholders' equity.....      19,583
                                   -----------
                                   -----------

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 3--UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS (CONTINUED)
------------------------

(A) Records the liability for the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Combinations.


(B) Records the purchase of the Founding Companies, consisting of $45,168 (net of $14,664 of earnout) in cash and 3,378,642 shares of common stock valued at $9.94 per share (or $33,575), for a total estimated purchase price of $78,743. Adjustment also reflects $467 of certain assets which will not be acquired and $1,669 of certain liabilities which will not be assumed in the Combinations and the allocation of $700 of the purchase price to acquired research and development activities (in-process research and development) and $740 of acquired internally developed software at a Founding Company. The excess purchase price over the fair value of the net assets acquired is $70,977.


(C) Records the write-off of the acquired in-process research and development from a Founding Company.

(D) Records the net deferred income tax liability attributable to the temporary differences between the financial reporting and tax basis of assets and liabilities held in S Corporations of $300 at certain Founding Companies.

(E) Records the cash proceeds from the issuance of shares of DMS Common Stock net of estimated offering costs. Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees and printing expenses.

(F) Records the cash portion of the consideration to be paid to the stockholders of the Founding Companies in connection with the Combinations ($59,832) to be paid from proceeds of the Offering and the loan receivable of $14,664 related to earnout.

(G) Records the use of a portion of the proceeds from the Offering to repay certain indebtedness of the Company.

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS

    The following table summarizes unaudited pro forma combined statements of operations adjustments:

FOR THE YEAR ENDED DECEMBER 31, 1996:

                                                                                                                    TOTAL
                                                                                                                  PRO FORMA
                                                            (A)        (B)        (C)        (D)        (E)      ADJUSTMENTS
                                                         ---------  ---------  ---------  ---------  ---------  -------------
Revenues...............................................                                      (9,705)                 (9,705)
Cost of Revenues.......................................                                      (8,448)                 (8,448)
                                                         ---------        ---  ---------  ---------  ---------       ------
  Gross Profits........................................                                      (1,257)                 (1,257)

Operating expenses:
Sales and marketing....................................                                        (769)                   (769)
General and administrative expenses....................     (1,783)      (319)                  120                  (1,982)
Other operating expenses...............................                                      (2,251)                 (2,251)
Depreciation and amortization..........................                            2,074        (58)                  2,016
                                                         ---------        ---  ---------  ---------  ---------       ------
  Operating income (loss)..............................      1,783        319     (2,074)     1,701                   1,729

Other (income) expense:
  Interest expense
  Other, net...........................................
                                                         ---------        ---  ---------  ---------  ---------       ------
Income (loss) before provision for income taxes........      1,783        319     (2,074)     1,701                   1,729
Provision for income taxes.............................                                                  1,261        1,261
                                                         ---------        ---  ---------  ---------  ---------       ------
Net income (loss)......................................      1,783        319     (2,074)     1,701     (1,261)         468
                                                         ---------        ---  ---------  ---------  ---------       ------
                                                         ---------        ---  ---------  ---------  ---------       ------

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997:

                                                                                                                    TOTAL
                                                                                                                  PRO FORMA
                                                            (A)        (B)        (C)        (D)        (E)      ADJUSTMENTS
                                                         ---------  ---------  ---------  ---------  ---------  -------------
Revenues...............................................
Cost of Revenues.......................................
                                                         ---------        ---  ---------  ---------  ---------       ------
  Gross Profits........................................

Operating expenses:
Sales and marketing....................................
General and administrative expenses....................       (875)      (621)                                       (1,496)
Other operating expenses...............................
Depreciation and amortization..........................                            1,557                              1,557
                                                         ---------        ---  ---------  ---------  ---------       ------
  Operating income (loss)..............................        875        621     (1,557)                               (61)

Other (income) expense:
  Interest expense
  Other, net...........................................
                                                         ---------        ---  ---------  ---------  ---------       ------
Income (loss) before provision for income taxes........        875        621     (1,557)                               (61)
Provision for income taxes.............................                                                  1,345        1,345
                                                         ---------        ---  ---------  ---------  ---------       ------
Net income (loss)......................................        875        621     (1,557)               (1,345)      (1,406)
                                                         ---------        ---  ---------  ---------  ---------       ------
                                                         ---------        ---  ---------  ---------  ---------       ------

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 4--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996:

                                                                                                                     TOTAL
                                                                                                                   PRO FORMA
                                                             (A)        (B)        (C)        (D)        (E)      ADJUSTMENTS
                                                          ---------     ---     ---------  ---------  ---------  -------------
Net revenues............................................                                      (6,879)                 (6,879)
Cost of Revenues........................................                                      (5,941)                 (5,941)
                                                                            --
                                                          ---------             ---------  ---------  ---------       ------
  Gross Profits.........................................                                        (938)                   (938)

Operating expenses:
Sales and marketing.....................................                                        (480)                   (480)
General and administrative expenses.....................       (600)       (67)                 (125)                   (792)
Other operating expenses................................                                      (1,789)                 (1,789)
Depreciation and amortization...........................                            1,557        (72)                  1,485
                                                                            --
                                                          ---------             ---------  ---------  ---------       ------
  Operating income (loss)...............................        600         67     (1,557)     1,528                     638

Other (income) expense:
  Interest expense
  Other, net............................................
                                                                            --
                                                          ---------             ---------  ---------  ---------       ------
Income (loss) before provision for income taxes.........        600         67     (1,557)     1,528                     638
Provision for income taxes..............................                                                    965          965
                                                                            --
                                                          ---------             ---------  ---------  ---------       ------
Net income (loss).......................................        600         67     (1,557)     1,528       (965)        (327)
                                                                            --
                                                                            --
                                                          ---------             ---------  ---------  ---------       ------
                                                          ---------             ---------  ---------  ---------       ------

------------------------

(A) Reflects the reductions in salaries, bonuses and benefits to the owners of the Founding Companies to which they have agreed prospectively.

(B) Reflects the reduction in royalty payments made by certain Founding Companies in accordance with franchise agreements which will be terminated as a result of the Combinations.

(C) Reflects the amortization of goodwill to be recorded as a result of the Combinations over 5 to 40-year estimated lives. The average amortization period is 33.9 years. The estimated lives were determined based on an analysis of the individual Founding Companies, which included the following factors (a) the length of time the company has been in business (b) comparable companies within the same industry and (c) the technology of the company.

(D) Reflects the disposal of a segment of a business at one Founding Company. Approximately 80% of the segment was disposed of on September 30, 1997 and management has a formal plan to dispose of the remaining portion of the segment prior to the close of the Combinations.

(E) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments assuming a corporate income tax rate of 38% and that a majority of the goodwill is non-deductible.

                       DISPATCH MANAGEMENT SERVICES CORP.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

NOTE 5--UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS ADJUSTMENTS (CONTINUED)


    Includes (i) 1,183,884 shares issued to existing shareholders of the Company, (ii) 3,378,642 shares issued to the owners of the Founding Companies, and (iii) 5,536,489 of the 6,000,000 shares sold in the Offering necessary to pay the cash portion of the Purchase Consideration.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
and Stockholders of
Dispatch Management Services Corp.

      In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Dispatch Management Services Corp. at September 30, 1997, and the results of its operation and its cash flow for the period from inception (November 12, 1996) to September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


  /s/ PRICE WATERHOUSE LLP



  Price Waterhouse LLP
  Detroit, Michigan
  December 5, 1997, except as to Note 9, which is as of January 9, 1998, and except as to the second paragraph of Note 2, which is as of February 6, 1998.

                       DISPATCH MANAGEMENT SERVICES CORP.

                                 BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

                                                                                                     SEPTEMBER 30,
                                                                                                         1997
                                                                                                     -------------

                                              ASSETS

Cash and equivalents...............................................................................    $     820
Accounts receivable................................................................................           24
Prepaid expenses...................................................................................           40
                                                                                                          ------
    Total current assets...........................................................................          884
                                                                                                          ------
Equipment, net.....................................................................................           32
Debt issue costs, net of amortization of $3........................................................           16
Goodwill, net of amortization of $2................................................................          276
Deposit (Note 7)...................................................................................          323
Deferred offering costs............................................................................        3,113
                                                                                                          ------
    TOTAL ASSETS...................................................................................    $   4,644
                                                                                                          ------
                                                                                                          ------
                               LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued liabilities................................................................................    $   2,534
Accrued interest...................................................................................           19
Accounts payable to related parties................................................................           36
                                                                                                          ------
    Total current liabilities......................................................................        2,589
Note payable (Note 6)..............................................................................          857
                                                                                                          ------
    Total liabilities..............................................................................        3,446
                                                                                                          ------
Stockholders' equity
  Preferred stock, $.01 par, 10,000,000 shares authorized
    Series A 176,515 shares issued and outstanding.................................................            2
    Series B 100 shares issued and outstanding.....................................................       --
  Common stock, $.01 par 100,000,000 shares authorized, 846,923 shares issued and outstanding......            9
Additional paid-in capital.........................................................................        1,402
Accumulated deficit................................................................................         (215)
                                                                                                          ------
    Total stockholders' equity.....................................................................        1,198
                                                                                                          ------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................................    $   4,644
                                                                                                          ------
                                                                                                          ------


   The accompanying notes are an integral part of these financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP.

                       STATEMENT OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                             NUMBER OF SHARES
                                   ------------------------------------
                                                 SERIES A    SERIES B                              ADDITIONAL
                                      COMMON     PREFERRED   PREFERRED     COMMON      PREFERRED     PAID-IN     ACCUMULATED
                                      STOCK        STOCK       STOCK        STOCK        STOCK       CAPITAL       DEFICIT
                                   ------------  ---------  -----------  -----------  -----------  -----------  -------------
Initial capitalization of
  Company........................       846,923                           $       9    $  --        $  --         $     (17)
Issuance of Series A preferred
  stock..........................                  147,935                                     2          860
Issuance of Series A preferred
  stock in relation to Note
  payable (Note 6)...............                   28,580                                                167
Issuance of Series B preferred
  stock in relation to
  acquisition (Note 3)...........                                  100                                    375
Net loss.........................                                                                                      (208)
                                   ------------  ---------         ---   -----------  -----------  -----------        -----
September 30, 1997...............       846,923    176,515         100    $       9    $       2    $   1,402     $    (215)
                                   ------------  ---------         ---   -----------  -----------  -----------        -----
                                   ------------  ---------         ---   -----------  -----------  -----------        -----


                                     TOTAL
                                   ---------
Initial capitalization of
  Company........................  $       2
Issuance of Series A preferred
  stock..........................        862
Issuance of Series A preferred
  stock in relation to Note
  payable (Note 6)...............        167
Issuance of Series B preferred
  stock in relation to
  acquisition (Note 3)...........        375
Net loss.........................       (208)
                                   ---------
September 30, 1997...............  $   1,198
                                   ---------
                                   ---------


    The above statement summarizes stockholders' equity activity since the inception of DMS LLC conformed to the current capital structure of the Company.

   The accompanying notes are an integral part of these financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP.

                            STATEMENT OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                              PERIOD FROM INCEPTION
                                                                                             (NOVEMBER 12, 1996) TO
                                                                                               SEPTEMBER 30, 1997
                                                                                             -----------------------
Revenue from license fees (Note 3).........................................................         $     219
Cost of sales (Note 3).....................................................................               195
                                                                                                        -----
    Gross margin...........................................................................                24
General and administrative expense.........................................................               191
Depreciation and amortization..............................................................                 3
                                                                                                        -----
    Loss from operations...................................................................              (170)
Interest expense...........................................................................                42
Interest income............................................................................                (4)
                                                                                                        -----
Net income before provision for income taxes...............................................              (208)
Provision for income taxes.................................................................            --
                                                                                                        -----
    Net loss...............................................................................         $    (208)
                                                                                                        -----
                                                                                                        -----

   The accompanying notes are an integral part of these financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP.

                            STATEMENT OF CASH FLOWS

                                                                                            PERIOD FROM INCEPTION
                                                                                             (NOVEMBER 12, 1996)
                                                                                                     TO
                                                                                             SEPTEMBER 30, 1997
                                                                                            ---------------------
Cash flows from operating activities:
  Net loss................................................................................        $    (208)
  Adjustments to reconcile net loss to net cash used for operating activities:
    Depreciation and amortization.........................................................                3
    Accreted interest expense.............................................................               26
    Changes in assets and liabilities:
      Accounts receivable and prepaid expenses............................................               31
      Accrued liabilities, interest and payables..........................................            2,589
      Deferred offering costs.............................................................           (3,113)
                                                                                                    -------
                                                                                                       (672)

Cash flows from investing activities:
  Purchase of equipment...................................................................              (33)
  Deposit related to acquisition..........................................................             (323)
                                                                                                    -------
                                                                                                       (356)

Cash flows from financing activities:
  Proceeds from note payable..............................................................              981
  Proceeds from issuance of stock.........................................................              865
                                                                                                    -------
                                                                                                      1,846

Acquired cash from Kiwi Express Software LLC..............................................                2
                                                                                                    -------

Net increase in cash and cash equivalents.................................................        $     820
                                                                                                    -------
                                                                                                    -------

SUPPLEMENTAL CASH FLOW INFORMATION

    As discussed in Note 3, the Company acquired Kiwi Express Software LLC in a non-cash transaction. Acquired net assets of Kiwi Express Software LLC were approximately $97 and mainly consisted of receivables from the Company.

   The accompanying notes are an integral part of these financial statements.

                       DISPATCH MANAGEMENT SERVICES CORP.

                         NOTES TO FINANCIAL STATEMENTS

                         (DOLLAR AMOUNTS IN THOUSANDS)

1. BUSINESS ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Dispatch Services Management Corp. (the "Company") was incorporated on September 9, 1997. Dispatch Management Services LLC ("DMS LLC") was established in November 1996 to create a nationwide network of same-day, on-demand delivery services and was merged into the Company effective September 9, 1997. The owners of DMS LLC, in connection with the merger, received in exchange for their ownership interest in DMS LLC, common and preferred stock of the Company as described further in Note 2. The merger was consummated to facilitate an initial public offering of securities and was accounted for at historical cost because the same shareholder group controlled both entities.

    The Company intends to acquire a number of U.S. and foreign businesses (the "Mergers"), upon consummation of an initial public offering (the "Offering") of its common stock, and, subsequent to the Offering, continue to acquire through merger or purchase, similar companies to expand its operations.


    The Company has not conducted any significant operations to date, with activities primarily related to the Offering and the Mergers. As of September 30, 1997, approximately $3,113 has been incurred in connection with the Offering, and the Company has capitalized these costs as deferred offering costs. These costs include consulting, legal and accounting fees which will be offset against the proceeds of the Offering at closing. The Company is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed will be completed.


    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    EQUIPMENT

    Equipment generally consists of the cost of computers and office equipment and which is being depreciated over an estimated useful life of 3 years. Depreciation expense through September 30, 1997 aggregated $1.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with an original maturity of approximately three months or less at date of purchase to be cash equivalents.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable and accrued expenses approximates fair value because of the short maturity of these instruments.

    REVENUE RECOGNITION

    Revenue related to sub-license fees is recognized when earned.

    GOODWILL

    The carrying value of goodwill is assessed for recoverability by management based on an analysis of future undiscounted cash flows from the underlying operations. Management believes that there has been no impairment of goodwill at September 30, 1997.

2. STOCKHOLDERS' EQUITY

    Under the terms of the merger agreement of DMS LLC into the Company, a total of 2,000,000 shares of Class A common stock of DMS LLC were exchanged for ten shares of common stock of the Company (prior to the stock split described in the next paragraph); and each share of Class B common stock of DMS

                       DISPATCH MANAGEMENT SERVICES CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

2. STOCKHOLDERS' EQUITY (CONTINUED)
LLC was exchanged for one share of Series A preferred stock of the Company. Each share of Series A preferred stock will, upon the initial public offering of securities, be converted into one share of common stock should the initial public offering price be greater than $8.33. To the extent that the initial public offering price is less than $8.33 per share, additional shares of common stock will be issued such that the total value of the common stock received for each share of Series A preferred stock will be $8.33.


    The Company will effect a 84,692.3-for-one stock split effective on the day preceding the date of the final Prospectus for this Offering. The effect of the common stock split has been retroactively reflected in the accompanying balance sheet and statement of stockholders' equity.


    Subsequent to September 30, 1997 the Company issued approximately 3,400 shares of Series A preferred stock for consideration of approximately $20.


    The Company's Board of Directors has adopted and the Company's stockholders have approved a 1997 Stock Incentive Plan which is administered by the Compensation Committee of the Company's Board of Directors (the "Committee"). The maximum number of shares that may be made the subject of options granted under the 1997 Stock Incentive Plan is 1,350,000. The terms of the any option awards will be established by the Committee. The Company will grant stock options to purchase approximately 783,258 shares of Common Stock to employees of the Company at the initial public offering price.


    Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation", allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25. ("APB No. 25"). Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and earnings per share as of the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and earnings per share, as applicable, in the notes to future consolidated financial statements.

3. ACQUISITION OF KIWI EXPRESS SOFTWARE LLC

    On September 9, 1997, the Company acquired Kiwi Express Software LLC ("Kiwi") for consideration of 100 shares of Series B preferred stock. The shareholders of Kiwi are also among the shareholders of the Company. Each share of Series B preferred stock will, upon the initial public offering of the Company's securities, be automatically converted into sufficient shares of common stock, which will be subject to certain restrictions, such that the aggregate consideration received by the Series B stockholders will equal $500. The acquisition is accounted for as a purchase as no one shareholder controlled both Kiwi and the Company. Goodwill related to the acquisition of Kiwi aggregated $278 and is amortized over an estimated life of seven years. Amortization expense through September 30, 1997 is approximately $2.

    Kiwi's revenues were entirely generated through a software license and development agreement established in December 1996 with the Company. Under this agreement, the Company was granted an exclusive world-wide license for the use of certain proprietary courier software owned by Kiwi and the ability to sub-license the use of the software to courier companies. To the extent the Company sub-licensed the use of the Kiwi software, the Company was required pay Kiwi a license fee equal to a defined license percentage (1%) of the sub-licensee's adjusted receipts related to point-to-point delivery services. Through September 30, 1997, the Company received approximately $219 of sub-license fees from courier companies using the Kiwi software, of which $195 was related to periods prior to September 9, 1997 and fully remitted to Kiwi. Since Kiwi's revenues were solely from the Company, and Kiwi was formed approximately the same time as the Company, pro forma results of operations as if the acquisition occurred at November 12, 1996 has not been presented because information is not deemed meaningful.

                       DISPATCH MANAGEMENT SERVICES CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

4. 1-800-DELIVER AGREEMENT

    The Company has entered into a license agreement with a corporation for the use of certain toll-free telephone numbers. The terms of the licensing agreement required the Company to make an initial payment of $5 followed by monthly payments thereafter of $1. The Company has the option to purchase the license outright for a price of $100 with the sum of the initial payment and one-half of all the license fees paid (not to exceed $50) being credited towards the purchase price. At September 30, 1997, approximately $15 has been paid related to this license agreement. As the phone number will not be utilized for receiving delivery orders until after the Offering, this cost has been included in deferred offering costs on the accompanying balance sheet.

5. NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). For the Company, SFAS No. 128 will be effective for the year ended December 31, 1997. SFAS No. 128 simplifies the standards required under current accounting rules for computing earnings per share and replaces the presentation of primary earnings per share and fully-diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. Diluted EPS is computed similarly to fully-diluted earnings per share under current accounting rules. The implementation of SFAS No. 128 is not expected to have a material effect on the Company's earnings per share as determined under current accounting rules. Historical earnings per share has not been presented as such amounts are not deemed meaningful due to the significant change in the Company's capital structure that will occur on the consumation of the offering.

6. NOTE PAYABLE

    During July 1997 the Company entered into a $1,000 loan agreement with DMS Equity Investors Limited Partnership (" Partnership"), an unrelated party. This note bears interest at the rate of 10% and matures the earlier of the following:
(1) a date eighteen months after the date of the note, or, (2) the closing date of the initial public offering of the equity securities. On the maturity date, the unpaid principal balance and accrued interest shall be due and payable in full. The note is secured by substantially all of the assets of the Company.

    In conjunction with entering into the loan agreement, the Company entered into separate investment agreements with the members of the Partnership. Under the terms of the investment agreements, the members of the partnership were able to purchase 28,580 shares of common stock of DMS LLC which represented 1.4% of the then outstanding shares for $.10/share. The members of the partnership also have certain anti-dilution rights which entitle them to continue to own 1.4% of the common stock of the Company calculated on a fully diluted basis after giving effect to the issuance of securities in an initial public offering. In accordance with Accounting Principles Board Opinion No. 14. ("APB No. 14") "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants", the portion of the note proceeds which is allocable to the investment agreement is considered paid-in capital. Accordingly, based on the discounted stock price, additional paid-in capital of $164 has been recognized and a related amount of interest expense will be recognized through the maturity date of the note.

    Debt issue costs of $19 were incurred related to this note which will be amortized over eighteen months. Interest and amortization expense recognized related to this note aggregate $42 through September 30, 1997.

                       DISPATCH MANAGEMENT SERVICES CORP.

                         (DOLLAR AMOUNTS IN THOUSANDS)

7. DEPOSIT

    In August 1997 the Company entered into a definitive share purchase agreement to acquire the outstanding shares of Brookside Systems and Programming Limited ("Brookside") for approximately 1.8 million pounds sterling effective contemporaneously with the Offering. Brookside develops and markets software to the courier industry in the United Kingdom. In accordance with the share purchase agreement, the Company made a non-refundable down-payment of approximately $323.

8. ACCRUED LIABILITIES

                                                                            SEPTEMBER 30, 1997
                                                                            -------------------
Accrued accounting                                                               $   1,886
Accrued legal                                                                          543
Other                                                                                  105
                                                                                    ------
                                                                                 $   2,534
                                                                                    ------

9. SUBSEQUENT ISSUANCE OF NOTES PAYABLES

    Subsequent to December 5, 1997, the Company raised approximately $1.1 million through the issuance of several unsecured senior subordinated promissory notes. The notes bear interest at 14% which is payable upon the maturity of the note. The notes mature the earlier of either December 31, 1998 or upon the closing date of the Company's acquisition of the Founding Companies. In addition to the principal and interest which is due upon maturity, the Company will pay a loan commitment fee equal to the face amount of the notes. The notes are unsecured but are senior to any other unsecured debt of the Company. Notes issued to directors, officers and other related parties aggregated approximately $500.

10. UNAUDITED SUBSEQUENT EVENTS

    The Company has signed definitive agreements to acquire by merger or purchase certain assets and liabilities from approximately forty courier companies and one software company (Founding Companies) to be effective contemporaneously with the Offering. The aggregate consideration that will be paid by the Company to acquire the Founding Companies is approximately $59.8 million in cash including the $14.7 million earn-out and $44.8 million in value of shares in common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and shareholders of Bridge Wharf Investments Limited

    We have audited the accompanying balance sheets of Bridge Wharf Investments Limited (the Company) as of September 30, 1997 and September 30, 1996, and the related profit and loss accounts and statements of cash flows for each of the three years in the period ended September 30, 1997, all expressed in pounds sterling and prepared on the basis set forth in Note 1 to the financial statements. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 1997 and September 30, 1996, and the results of the Company's operations and its cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated profit expressed in pounds sterling for each of the three years in the period ended September 30, 1997 and the determination of consolidated shareholders equity and consolidated financial position also expressed in pounds sterling at September 30, 1997, 1996 and 1995. Note 26 to the consolidated financial statements summarises this effect for the years ended September 30, 1997, 1996 and 1995 and as at September 30, 1997, 1996 and 1995.

/s/ PRICE WATERHOUSE

Price Waterhouse
London, England
December 12, 1997

                        BRIDGE WHARF INVESTMENTS LIMITED

                                 BALANCE SHEET
                         (POUNDS STERLING IN THOUSANDS)

                                                                                                    SEPTEMBER 30,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
FIXED ASSETS
  Intangible assets............................................................................  L      89  L      75
  Tangible assets..............................................................................      1,411      1,980
                                                                                                 ---------  ---------
                                                                                                     1,500      2,055

Current assets
  Debtors due within one year..................................................................      3,036      3,285
  Cash and deposits............................................................................        635        665
                                                                                                 ---------  ---------
                                                                                                     3,671      3,951

Creditors: amounts falling due within one year.................................................     (2,797)    (2,745)
                                                                                                 ---------  ---------

NET CURRENT ASSETS.............................................................................        874      1,206
                                                                                                 ---------  ---------

TOTAL ASSETS LESS CURRENT LIABILITIES..........................................................      2,374      3,261

Creditors: amounts falling due after more than one year........................................       (958)    (1,416)
                                                                                                 ---------  ---------

CAPITAL AND RESERVES                                                                             L   1,416  L   1,845
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Share capital--equity..........................................................................         75         75
Profit and loss account........................................................................      1,341      1,770
                                                                                                 ---------  ---------
TOTAL SHAREHOLDERS' FUNDS......................................................................      1,416      1,845
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                 See accompanying notes to financial statements

                        BRIDGE WHARF INVESTMENTS LIMITED

                            PROFIT AND LOSS ACCOUNT

                         (POUNDS STERLING IN THOUSANDS)

                                                                                      YEAR ENDED SEPTEMBER 30,
                                                                                   -------------------------------
                                                                                     1995       1996       1997
                                                                                   ---------  ---------  ---------
TURNOVER.........................................................................    L11,840    L15,093    L17,233
Cost of sales....................................................................     (8,813)   (11,592)   (13,629)
                                                                                   ---------  ---------  ---------
GROSS PROFIT.....................................................................      3,027      3,501      3,604
Distribution costs...............................................................       (359)      (356)      (340)
Administrative expenses..........................................................     (1,822)    (2,097)    (2,177)
Other operating income...........................................................          5          1          3
                                                                                   ---------  ---------  ---------
OPERATING PROFIT.................................................................        851      1,049      1,090
Other interest receivable and similar income.....................................         17         10         20
Interest payable and similar charges.............................................       (138)      (194)      (227)
                                                                                   ---------  ---------  ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION....................................        730        865        883
Taxation on profits from ordinary activities.....................................       (225)      (223)      (262)
                                                                                   ---------  ---------  ---------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION.....................................        505        642        621
Dividends........................................................................       (144)      (192)      (192)
                                                                                   ---------  ---------  ---------
RETAINED PROFIT FOR THE FINANCIAL YEAR...........................................     L  361     L  450     L  429
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

All amounts relate to continuing activities.
All recognised gains and losses are included in the profit and loss account.

                See accompanying notes to financial statements.

                        BRIDGE WHARF INVESTMENTS LIMITED

                            STATEMENT OF CASH FLOWS
                         (POUNDS STERLING IN THOUSANDS)

                                                                                             YEAR ENDED SEPTEMBER 30,
                                                                                          -------------------------------
                                                                                            1995       1996       1997
                                                                                          ---------  ---------  ---------
CASH INFLOWS FROM OPERATING ACTIVITIES..................................................      L 588      L 642      L 904
Returns on investments and servicing of finance.........................................       (265)      (376)      (399)
Taxation................................................................................       (234)      (230)      (254)
Capital expenditure and financial investment............................................       (945)      (271)      (787)
                                                                                          ---------  ---------  ---------
Cash outflows before use of liquid resources and financing..............................       (856)      (235)      (536)
Financing...............................................................................        968         73        945
                                                                                          ---------  ---------  ---------
INCREASE/(DECREASE) IN CASH IN THE YEAR.................................................      L 112      L(162)     L 409
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                See accompanying notes to financial statements.

                        BRIDGE WHARF INVESTMENTS LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                         (POUNDS STERLING IN THOUSANDS)

1. ACCOUNTING POLICIES

    These financial statements have been prepared under the historical cost convention using the following accounting policies:

    TURNOVER

    The turnover shown in the profit and loss account represents amounts invoiced during the year, exclusive of Value Added Tax and trade discounts.

    AMORTISATION

    Amortisation is calculated so as to write off the cost of an asset, net of anticipated disposal proceeds, over the useful economic life of that asset as follows:

Goodwill............................  10 years straight line

    DEPRECIATION

    Depreciation is calculated so as to write off the cost of an asset, net of anticipated disposal proceeds, over the useful economic life of that asset as follows:

Freehold property...................  2% Straight line
Equipment...........................  25% reducing balance
Furniture, fixtures and fittings....  25% reducing balance
Motor Vehicles......................  25% reducing balance

    HIRE PURCHASE AGREEMENTS

    Assets held under hire purchase agreements are capitalised and disclosed under tangible fixed assets at their fair value. The capital element of the future payments is treated as a liability and the interest is charged against the profit and loss account so as to produce a constant periodic rate of charge on the remaining balance of the obligation for each accounting period.

2. TURNOVER

    Turnover and profit before tax are attributable to the one principal activity of the company which is the provision of courier, messenger and car transportation services within the UK.

3. OTHER OPERATING INCOME

                                                                                 YEAR ENDED SEPTEMBER 30,
                                                                           -------------------------------------
                                                                              1995         1996         1997
                                                                              -----        -----        -----
Insurance Claims.........................................................         L 5          L 1          L 3

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

4. OPERATING PROFIT

                                                                                  YEAR ENDED
                                                                                 SEPTEMBER 30,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
Operating profit for the year was arrived at after charging:
Amortisation..........................................................       L 15       L 15       L 15
(Profit)/Loss on disposal of fixed assets.............................     --             (4)         3
Depreciation of tangible fixed assets.................................        195        171        231
Operating lease rentals of:
  Plant and machinery.................................................         32         32         28
Auditors' remuneration--Audit.........................................          9          9          9
                      non-Audit.......................................          2          4          2
Fixed assets scrapped.................................................     --         --             29
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

The average number of employees including directors employed by the
  group during the year was as follows................................         79        102        134
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

                                                                      YEAR ENDED SEPTEMBER 30,
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
The related staff costs amounted to:
Wages and salaries...............................................     L1,415     L1,810     L2,319
Social security costs............................................        143        180        227
                                                                   ---------  ---------  ---------
                                                                      L1,558     L1,990     L2,546
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

5. INTEREST RECEIVABLE AND SIMILAR INCOME

                                                                                 YEAR ENDED SEPTEMBER 30,
                                                                           -------------------------------------
                                                                              1995         1996         1997
                                                                              -----        -----        -----
Bank interest receivable.................................................         L17          L10          L20

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

6. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                  YEAR ENDED
                                                                                 SEPTEMBER 30,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
Bank interest.........................................................       L 54       L 70       L100
Mortgage interest.....................................................         25         55         55
Hire purchase interest charge.........................................          2         11         24
Shareholders' loan....................................................         25         26         18
Directors' loan interest..............................................         32         32         30
                                                                        ---------  ---------  ---------
                                                                             L138       L194       L227
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    All loans and overdrafts are wholly repayable within five years.

7. TAXATION ON PROFITS FROM ORDINARY ACTIVITIES

                                                                                  YEAR ENDED
                                                                                 SEPTEMBER 30,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
UK corporation tax charge.............................................       L225       L255       L262
Overprovision relating to prior year..................................     --            (32)    --
                                                                        ---------  ---------  ---------
                                                                             L225       L223       L262
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

    The corporation tax liabilities for the years ended September 30, 1996 and 1995 have been calculated based upon computations that have been submitted to the Inland Revenue. However, no computations submitted since 1993 have been agreed with the Inland Revenue and they are subject to continuing correspondence.

8. DIVIDENDS

                                                                                  YEAR ENDED
                                                                                 SEPTEMBER 30,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
Paid on ordinary shares...............................................       L144       L192       L192

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

9. INTANGIBLE ASSETS

                                                                                       GOODWILL
                                                                                      -----------
COST:
Balance bought forward / carried forward for all periods............................        L145
                                                                                           -----

AMORTISATION
Balance brought forward September 30, 1995..........................................          40
Amortisation charge for the year....................................................          15
                                                                                           -----
Balance carried forward September 30, 1996..........................................          55
Amortisation change for the period..................................................          15
                                                                                           -----
Balance carried forward at September 30, 1997.......................................          70
                                                                                           -----
                                                                                           -----

NET BOOK VALUE:
At September 30, 1996...............................................................          90
                                                                                           -----
At September 30, 1997...............................................................          75
                                                                                           -----
                                                                                           -----

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

10. TANGIBLE ASSETS

                                                                     FURNITURE,
                                        FREEHOLD                    FIXTURES AND       MOTOR
                                        PROPERTY      EQUIPMENT       FITTINGS       VEHICLES      TOTAL
                                       -----------  -------------  ---------------  -----------  ---------
COST

At September 30, 1995................        L712          L650            L193          L 127      L1,682
Addition.............................          --            62              30            237         329
Disposals............................          --            --              --            (10)        (10)
                                            -----         -----           -----          -----   ---------
At September 30, 1996................         712           712             223            354       2,001
Addition.............................          --           353              --            502         855
Disposals............................          --           (68)             --            (41)       (109)
                                            -----         -----           -----          -----   ---------
At September 30, 1997................         712           997             223            815       2,747

DEPRECIATION
At September 30, 1995................          14           320              58             31         425
Disposals............................          --            --              --            (16)        (56)
Charge...............................          14            88              37             32         171
                                            -----         -----           -----          -----   ---------
At September 30, 1996................          28           409              95             58         591
Disposals............................          --           (40)             --            (16)        (56)
Charge...............................          14            78              32            107         231
                                            -----         -----           -----          -----   ---------
At September 30, 1997................          42           448             127            149         766

NET BOOK VALUE
At September 30, 1996................         684           302             128            296       1,410
                                            -----         -----           -----          -----   ---------
                                            -----         -----           -----          -----   ---------
At September 30, 1997................        L670          L549            L 96          L 666      L1,981
                                            -----         -----           -----          -----   ---------
                                            -----         -----           -----          -----   ---------

    The net book value of fixed assets in respect of assets held under hire purchase contracts is L624.

11. CASH AND DEPOSITS

                                                                                   SEPTEMBER 30,
                                                                                --------------------
                                                                                  1996       1997
                                                                                ---------  ---------
Cash at bank and in hand......................................................       L335       L365
Deposits lodged as security...................................................        300        300
                                                                                ---------  ---------
                                                                                     L635       L665
                                                                                ---------  ---------
                                                                                ---------  ---------

    Pursuant to the acquisition of the business of Rapid Despatch in October 1993, an amount of L300 has been lodged in an escrow account to act as security for future commission payments to the previous owners of Rapid Despatch.

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

12. DEBTORS

                                                                                    AS AT
                                                                                SEPTEMBER 30,
                                                                             --------------------
                                                                               1996       1997
                                                                             ---------  ---------
Amounts due within one year:
Trade debtors..............................................................     L2,974     L3,204
Prepayments and accrued income.............................................         62         81
                                                                             ---------  ---------
                                                                                L3,036     L3,285
                                                                             ---------  ---------
                                                                             ---------  ---------

13. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                    AS AT
                                                                                SEPTEMBER 30,
                                                                             --------------------
                                                                               1996       1997
                                                                             ---------  ---------
Bank overdrafts (secured)..................................................      L 379       L --
West Bromwich Building Society.............................................          8         10
Trade finance loan.........................................................        765      1,155
Trade creditors............................................................        362        586
Other taxation and social security.........................................        700        416
Hire purchase agreements...................................................         78        221
Accruals...................................................................        298        143
Corporation tax............................................................        207        214
                                                                             ---------  ---------
                                                                                L2,797     L2,745
                                                                             ---------  ---------
                                                                             ---------  ---------

    The bank overdraft is secured by a fixed and floating charge over the assets of the business. The trade and loan facilities are secured by a fixed charge over the trade debtors reflected in these accounts.

14. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                      AS AT
                                                                                  SEPTEMBER 30,
                                                                               --------------------
                                                                                 1996       1997
                                                                               ---------  ---------
Other creditors:
Hire purchase agreements.....................................................       L 63      L 400
West Bromwich Building Society...............................................        471        462
Trade finance loan...........................................................         --        130
Shareholders' loan...........................................................        212        212
Directors' loan account......................................................        212        212
                                                                               ---------  ---------
                                                                                    L958     L1,416
                                                                               ---------  ---------
                                                                               ---------  ---------

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

14. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR (CONTINUED)
    The mortgage is secured by a fixed charge over the freehold property of the company. It is repayable over twenty years and interest is charged at 11.25% per annum fixed until November 11, 2000. The amount repayable after five years is L395.

15. SHARE CAPITAL

                                                                  AS AT SEPTEMBER 30,
                                                                         1996            1997
                                                                  -------------------  ---------
AUTHORISED SHARE CAPITAL
1,000,000 Ordinary shares of L1 each............................          L1,000          L1,000
                                                                          ------       ---------
                                                                          ------       ---------

ALLOTTED, CALLED UP AND FULLY PAID
Equity share capital:
75,000 ordinary shares of L1 each...............................           L  75           L  75
                                                                          ------       ---------

16. RESERVES

                                                                                   PROFIT AND
                                                                                  LOSS ACCOUNT
                                                                                  -------------
At September 30, 1995...........................................................        L 891
Profit for the year.............................................................        L 450
                                                                                       ------
At September 30, 1996...........................................................       L1,341
                                                                                       ------
Profit for the year.............................................................        L 429
At September 30, 1997...........................................................       L1,770
                                                                                       ------
                                                                                       ------

17. RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                                                    AS AT
                                                                                SEPTEMBER 30,
                                                                             --------------------
                                                                               1996       1997
                                                                             ---------  ---------
Profit for the financial year..............................................      L 642      L 621
Dividends..................................................................       (192)      (192)
                                                                             ---------  ---------
Net increase in shareholders' funds........................................        450        429
Shareholders' funds at the beginning of the year...........................        966      1,416
                                                                             ---------  ---------
Shareholders' funds at the end of the year.................................     L1,416     L1,845
                                                                             ---------  ---------
                                                                             ---------  ---------

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

18. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                      YEAR ENDED SEPTEMBER 30,
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Operating profit.................................................      L 851      1,049     L1,090
Amortisation.....................................................         15         15         15
Depreciation charges.............................................        195        171        231
(Profit)/loss on disposal of fixed asset.........................     --             (4)         3
Loss on fixed assets scrapped....................................                               29
Increase in debtors..............................................       (635)    (1,055)      (250)
Increase in creditors............................................        162        466       (214)
                                                                   ---------  ---------  ---------
Net cash inflow from operating activities........................      L 588     L  642      L 904
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

19. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                            AS AT SEPTEMBER 30,
                                                                      -------------------------------
                                                                        1995       1996       1997
                                                                      ---------  ---------  ---------
Returns on investments and servicing of finance
Interest received...................................................       L 17       L 10       L 20
Interest paid.......................................................       (136)      (183)      (203)
Finance charges on hire purchases...................................         (2)       (11)       (24)
Dividends paid......................................................       (144)      (192)      (192)
                                                                      ---------  ---------  ---------
Net cash outflow from returns on investments and servicing of
  finance...........................................................      L(265)     L(376)     L(399)
                                                                      ---------  ---------  ---------
Capital expenditure and financial investment
Purchase of tangible fixed assets...................................       (945)      (281)      (807)
Disposals...........................................................     --             10         20
Net cash outflow for capital expenditure and financial investment...      L(945)     L(271)     L(787)
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------
Financing
Net inflow/(outflow) from hire purchases contracts..................      L  (8)     L (42)     L 433
Net cash inflow/(outflow) from long term loans......................        487         (9)       (16)
Net inflow from trade finance.......................................        489        124        528
                                                                      ---------  ---------  ---------
Net cash inflow from financing......................................      L 968       L 73      L 945
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

                        BRIDGE WHARF INVESTMENTS LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                         (POUNDS STERLING IN THOUSANDS)

20. ANALYSIS OF CHANGES IN NET DEBT CASH AT BANK AND IN HAND

                                                               AT SEPTEMBER 30,    CASH      NON CASH    AT SEPTEMBER
                                                                     1994          FLOWS       FLOWS       30, 1995
                                                               ----------------  ---------  -----------  -------------
Cash at Bank.................................................         L  114         L 201        L --        L  315
Bank Overdrafts..............................................           (108)          (89)         --          (197)
                                                                     -------     ---------       -----   -------------
                                                                           6           112          --           118

Debt due within one year.....................................           (151)         (489)         --          (640)
Debt due after one year......................................           (425)         (487)         --          (912)
Hire purchase contracts......................................             --             8        (142)         (134)
                                                                     -------     ---------       -----   -------------
      Net debt...............................................         L (570)        L(856)      L(142)     L (1,568)

                                                               AT SEPTEMBER 30,    CASH      NON CASH    AT SEPTEMBER
                                                                     1995          FLOWS       FLOWS       30, 1996
                                                               ----------------  ---------  -----------  -------------
Cash at Bank.................................................         L  315          L 20        L --        L  335
Bank Overdrafts..............................................           (197)         (182)         --          (379)
                                                                     -------     ---------       -----   -------------
                                                                         118          (162)                      (44)

Debt due within one year.....................................           (640)         (125)         (8)         (773)
Debt due after one year......................................           (912)            9           8          (895)
Hire purchase contracts......................................           (134)           42         (49)         (141)
                                                                     -------     ---------       -----   -------------
      Net debt...............................................       L (1,568)        L(236)      L (49)     L (1,853)

                                                               AT SEPTEMBER 30,    CASH      NON CASH    AT SEPTEMBER
                                                                     1996          FLOWS       FLOWS       30, 1997
                                                               ----------------  ---------  -----------  -------------
Cash at Bank.................................................         L  335          L 30        L --        L  365
Bank Overdrafts..............................................           (379)          379          --            --
                                                                     -------     ---------       -----   -------------
                                                                         (44)          409                       365

Debt due within one year.....................................           (773)         (392)         --        (1,165)
Debt due after one year......................................           (895)         (121)         --        (1,016)
Hire purchase contracts......................................           (141)         (434)        (47)         (622)
                                                                     -------     ---------       -----   -------------
      Net debt...............................................       L (1,853)        L(538)      L (47)     L (2,438)

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

21. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                   AS AT SEPTEMBER 30,
                                                             -------------------------------
                                                               1995       1996       1997
                                                             ---------  ---------  ---------
Increase/(decrease) in cash and cash equivalents in the
  period...................................................     L  112    L  (162)    L  409
In-flows from debts due within one year....................       (489)      (125)      (392)
(In-flows)/outflows from debt due after one year...........       (487)         9       (121)
Non cashflows relating to hire purchase leases.............       (142)       (49)       (47)
Net cashflow from hire purchase leases.....................          8         42       (434)
Net debt at beginning of year..............................       (570)    (1,568)    (1,853)
                                                             ---------  ---------  ---------
Net debt at end of year                                       L (1,568)  L (1,853)  L (2,438)
                                                             ---------  ---------  ---------
                                                             ---------  ---------  ---------

22. CONTINGENT LIABILITIES

    There is a legal dispute outstanding concerning amounts owed as commission to a third party who introduced business to the company. The directors consider, at present, adequate provisions have been established for this potential liability.

23. ANNUAL COMMITMENTS UNDER HIRE PURCHASE AGREEMENT

    Future commitments under such agreements are as follows:

                                                                                 AS AT SEPTEMBER 30,
                                                                               ------------------------
                                                                                  1996         1997
                                                                                  -----        -----
Amounts payable within 1 year................................................          79          262
Amounts payable between 2 to 5 years.........................................          75          443
Less: finance charges relating to future periods.............................         (13)         (84)
                                                                                      ---          ---
                                                                                      141          621
                                                                                      ---          ---
                                                                                      ---          ---

24. CAPITAL COMMITMENTS

    There was no capital expenditure either authorised or contracted for as at September 30, 1997, September 30, 1996 and September 30, 1995.

25. INTERESTS OF DIRECTORS IN TRANSACTIONS OF THE COMPANY

    During the periods the company paid the following to Smith Summerfield & Lewis, a firm of chartered accountants, in which the two directors of the company are partners. The payments were made for services provided by the two directors.

Year to September 30, 1995...........................................  L120
Year to September 30, 1996...........................................  L 84
Year to September 30, 1997...........................................  L 89

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

26. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP)

    The financial statements included in this report have been prepared in accordance with UK GAAP which differ in certain significant respects from US GAAP. The main differences between UK GAAP and US GAAP which affect the Group's net profit and net assets are set out below.

    i) Income Taxes

    Under UK GAAP, deferred income taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realised in future tax returns. Deferred tax amounts also arise as a result of the other US GAAP adjustments.

    The UK deferred tax liability can be reconciled as follows to the US GAAP net deferred tax liability:

                                                                         1995       1996       1997
                                                                       ---------  ---------  ---------
Deferred tax liability under UK GAAP.................................      L Nil      L Nil      L Nil
Tax effects on timing differences:
Tax losses...........................................................         --
Capital allowances...................................................         17         48         94
                                                                       ---------  ---------  ---------
Gross deferred tax liability in accordance with US GAAP..............         17         48         94
Deferred tax valuation allowance.....................................         --         --         --
                                                                       ---------  ---------  ---------
Net deferred tax liability in accordance with US GAAP................       L 17       L 48         94
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    The US GAAP provision is comprised as follows:

                                                                         1995       1996       1997
                                                                       ---------  ---------  ---------
UK Corporation tax provision.........................................      L 224      L 207      L 214
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------
Net deferred tax liability in accordance with US GAAP................         17         48         94
                                                                       ---------  ---------  ---------
US Corporation tax provision.........................................        241        255        308
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    ii) Effects on Conforming to US GAAP--Impact on Net Profit

    The adjustments to reported net loss required to conform with US GAAP are as follows:

                                                                           YEAR ENDED SEPTEMBER 30,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
NET PROFIT
Net profit of the Group under UK GAAP.................................       L505       L642       L621
Adjustments:
Tax...................................................................        (17)       (31)       (46)
                                                                        ---------  ---------  ---------
Total US GAAP adjustment..............................................        (17)       (48)       (46)
Net Profit under US GAAP..............................................       L488       L611       L575
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

26. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
    iii) Effects of Conforming to US GAAP--Impact on Net Equity

    The adjustments to reported net equity required to conform to US GAAP are as follows:

                                                                                            YEAR ENDED SEPTEMBER 30,
                                                                                         -------------------------------
                                                                                           1995       1996       1997
                                                                                         ---------  ---------  ---------
SHAREHOLDERS' FUNDS
Capital and reserves of the Group under UK GAAP........................................       L966     L1,416     L2,106
Adjustments:
Deferred tax...........................................................................        (17)       (48)       (46)
                                                                                         ---------  ---------  ---------
Shareholders' funds under US GAAP......................................................       L949     L1,368     L2,060
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------

    iv) Consolidated Cash Flow Information--Group

    The company's financial statements include Consolidated Statements of Cash Flows in accordance with UK Accounting Standard FRS 1, "Cash Flow Statements". The statement prepared under FRS 1 (revised 1996) presents substantially the same information as that required under US Statement of Financial Accounting Standard No 95 (FAS 95).

    Under FRS 1 (revised 1996) cash flows are presented for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities. FAS 95 only requires presentation of cash flows from operating investing and financing activities.

    Cash flows under FRS 1 (revised 1996) in respect of interest received, interest paid (net of that capitalised), interest on finance leases and taxation would be included within operating activities under FAS 95. Capitalised interest would be included in investing activities under US GAAP.

    Cash under FRS 1 (revised 1996) includes cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under FAS 95 all short term borrowings and bank overdrafts are included in financing activities.

                        BRIDGE WHARF INVESTMENTS LIMITED

                         (POUNDS STERLING IN THOUSANDS)

26. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
    The following statements summarise the statement of cash flows for the Group as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents reported under UK GAAP.

                                                                         YEAR ENDED SEPTEMBER 30,
                                                                      -------------------------------
                                                                        1995       1996       1997
                                                                      ---------  ---------  ---------
Net cash inflow from operating activities...........................      L 233      L 228      L 442
Net cash used in investing activities...............................       (945)      (271)      (787)
Net cash provided (used for) financing activities...................        335       (243)       225
                                                                      ---------  ---------  ---------

Net increase/(decrease) in cash and cash equivalents................       (377)      (286)      (120)
Cash under US GAAP at beginning of year.............................       (145)      (522)      (809)
                                                                      ---------  ---------  ---------

Cash under US GAAP at end of year...................................       (522)      (808)      (929)
Trade Finance loan under UK GAAP at end of year.....................        640        765      1,285
                                                                      ---------  ---------  ---------

Net cash/(overdraft) under UK GAAP at end of year...................      L 118      L (43)     L 356
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

    v) Operating statement - US Format

    Despatch costs are included within Cost of Sales under UK GAAP. In accordance with US requirements, Cost of Sales includes costs relating to Road Management Services only. The Profit and Loss Account has been reformatted below to reflect the US requirements.

                                                                    YEAR ENDED SEPTEMBER 30,
                                                                 -------------------------------
                                                                   1995       1996       1997
                                                                 ---------  ---------  ---------
Turnover.......................................................     11,840     15,093     17,233
Cost of sales in accordance with UK GAAP.......................     (8,813)   (11,592)   (13,629)
US adjustment..................................................      1,336      1,574      2,094
Cost of Sales in accordance with US............................     (7,477)   (10,018)   (11,535)
                                                                 ---------  ---------  ---------
Gross margin...................................................      4,363      5,075      5,698
Net Operating expenses/income--UK GAAP.........................     (2,176)    (2,452)    (2,514)
US adjustments.................................................     (1,336)    (1,574)    (2,094)
Operating profit--US...........................................        851      1,049      1,090
                                                                 ---------  ---------  ---------

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and shareholders of Security Despatch Limited

    We have audited the accompanying consolidated balance sheets of Security Despatch Limited , and its subsidiaries (the "Group"), excluding the Mail Room Services Operations, as of March 31, 1997 and 1996, and the related consolidated statements of operations and change in cash flows for each of the three years in the period ended March 31, 1997, all expressed in pounds sterling and prepared on the basis set forth in Note 1 to the consolidated financial statements. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group at March 31, 1997 and 1996, and the results of the Group's operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the consolidated profit expressed in pounds sterling for each of the three years in the period ended March 31, 1997 and the determination of consolidated shareholders equity and consolidated financial position also expressed in pounds sterling at March 31, 1997 and 1996. Note 23 to the consolidated financial statements summarises this effect for the years ended March 31, 1997 and 1996, and as at March 31, 1997 and 1996.

/s/ PRICE WATERHOUSE

Price Waterhouse
London, England

October 15, 1997

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

                          CONSOLIDATED BALANCE SHEETS

                         (POUNDS STERLING IN THOUSANDS)

                                                                                    MARCH 31,        SEPTEMBER 30,
                                                                               --------------------  -------------
                                                                                 1996       1997         1997
                                                                               ---------  ---------  -------------
                                                                                                      (UNAUDITED)
                                                                                                     -------------
FIXED ASSETS
    Tangible assets..........................................................     L   91     L  110       L  104
Current assets
    Debtors due within one year..............................................      1,021      1,106        1,135
    Intra division...........................................................        177        384          105
    Debtors due in greater than one year.....................................         --        199          719
    Cash at bank and in hand.................................................         31         --           --
                                                                               ---------  ---------  -------------
                                                                                   1,229      1,689        1,959
Creditors: amounts falling due within one year...............................     (1,118)    (1,298)      (1,249)
                                                                               ---------  ---------  -------------
NET CURRENT ASSETS...........................................................        111        391          710
                                                                               ---------  ---------  -------------
TOTAL ASSETS LESS CURRENT LIABILITIES........................................     L  202     L  501       L  814
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------
CAPITAL AND RESERVES

Share capital--equity........................................................        137        143          143
Share capital--non equity....................................................      1,250      1,100        1,100
Share premium account........................................................        752        771          771
Capital redemption reserve...................................................        616        766          766
Profit and loss account......................................................       (563)      (289)          24
Goodwill.....................................................................     (1,990)    (1,990)      (1,990)
                                                                               ---------  ---------  -------------
TOTAL SHAREHOLDERS' FUNDS....................................................     L  202     L  501       L  814
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------
Equity shareholders' deficit.................................................     (1,048)      (599)        (286)
Non equity shareholders' funds...............................................      1,250      1,100        1,100
                                                                               ---------  ---------  -------------
                                                                                  L  202     L  501       L  814
                                                                               ---------  ---------  -------------
                                                                               ---------  ---------  -------------

                See accompanying notes to financial statements.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                         (POUNDS STERLING IN THOUSANDS)

                                                                                                    SIX MONTHS ENDED
                                                                       YEAR END MARCH 31,            SEPTEMBER 30,
                                                                 -------------------------------  --------------------
                                                                   1995       1996       1997       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                                                      (UNAUDITED)
TURNOVER.......................................................     L4,858     L5,240     L5,900     L2,882     L3,137
Cost of sales..................................................      3,582      3,920      4,466      2,130      2,425
                                                                 ---------  ---------  ---------  ---------  ---------
GROSS PROFIT...................................................      1,276      1,320      1,434        752        712
Administrative expenses........................................        728        627        624        308        251
                                                                 ---------  ---------  ---------  ---------  ---------
OPERATING PROFIT...............................................        548        693        810        444        461
Interest payable and similar charges...........................         16         24         13          8         14
                                                                 ---------  ---------  ---------  ---------  ---------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..................        532        669        797        436        447
Taxation on profits from ordinary activities...................        105        220        239        143        134
                                                                 ---------  ---------  ---------  ---------  ---------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION...................        427        449        558        293        313
Dividends (non equity).........................................        193        164        134         69     --
                                                                 ---------  ---------  ---------  ---------  ---------
RETAINED PROFIT FOR THE FINANCIAL YEAR.........................      L 234      L 285      L 424      L 224      L 313
                                                                 ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------

All amounts relate to continuing activities.
All recognised gains and losses are included in the profit and loss account.

                See accompanying notes to financial statements.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                         (POUNDS STERLING IN THOUSANDS)

                                                                                                            SIX MONTHS ENDED
                                                                              YEAR ENDED MARCH 31,           SEPTEMBER 30,
                                                                         -------------------------------  --------------------
                                                                           1995       1996       1997       1996       1997
                                                                         ---------  ---------  ---------  ---------  ---------

                                                                                                              (UNAUDITED)
CASH INFLOWS/(OUTFLOWS) FROM OPERATING ACTIVITIES (SEE NOTE 1 BELOW)...      L 539      L 568      L 570      L 552       L 55
Returns on investments and servicing of finance........................       (208)      (188)      (147)        (8)       (14)
Taxation...............................................................       (102)       (97)      (191)      (163)       (41)
Capital expenditure and financial investment...........................        (31)       (51)       (70)       (16)       (20)
                                                                         ---------  ---------  ---------  ---------        ---
Cash inflows/outflows before use of liquid resources and financing.....        198        232        162        365        (20)
Financing--net redemption of shares....................................       (250)      (295)      (125)      (150)        --
                                                                         ---------  ---------  ---------  ---------        ---
INCREASE/(DECREASE) IN CASH IN THE YEAR................................      L (52)     L (63)      L 37      L 215       L(20)
                                                                         ---------  ---------  ---------  ---------        ---
                                                                         ---------  ---------  ---------  ---------        ---

                 See accompanying notes to financial statements

NOTE 1
  ANALYSIS OF OPERATING CASHFLOWS

                                                                                                               SIX MONTHS ENDED
                                                                                 YEAR ENDED MARCH 31,           SEPTEMBER 30,
                                                                            -------------------------------  --------------------
                                                                              1995       1996       1997       1996       1997
                                                                            ---------  ---------  ---------  ---------  ---------

                                                                                                                 (UNAUDITED)
Net operating cashflows (as shown above)..................................       L539       L568       L570       L552       L 55
Less:
Net cashflows paid/(received) on behalf of the mailroom division..........         --        177        207        (37)      (279)
Net cashflows paid on behalf of the parent company........................         --         --         --         10        520
Net operating cashflows relating to the courier business..................       L539       L745       L777       L525      L 296
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                            ---------  ---------  ---------  ---------  ---------

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         (POUNDS STERLING IN THOUSANDS)

1. ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following accounting policies have been applied.

    Prior to February 28, 1997 Security Despatch Limited was the group's ultimate parent company. As part of a group reorganisation in February 1997 designed to enable some shareholders to realise their investment, a newly incorporated company Security Business Services Limited, acquired 100% of the share capital of Security Despatch Limited. The acquisition was completed through offering Security Despatch shareholders either shares and loan stock in Security Business Services Limited or cash for their Security Despatch Limited shares. The cash element of the offer was financed through a L1.75 million loan from Barclays Bank.

    In order to present meaningful comparable information, the financial statements of Security Despatch Limited have been presented for all periods with no adjustments made in the financial statements to reflect the effect of the reorganisation.

    The unaudited management accounts of Security Business Services Limited indicate that in the period to March, 31 1997 no income was earned and that expenses of L392 were charged, consisting primarily of a bonus of L343 to the managing director and loan interest and facility fees of L49. Fixed assets at March 31, 1997 consisted solely of the investment in Security Despatch Limited. Net current liabilities at March 31, 1997 amounting to L210 consisted primarily of corporation tax recoverable of L130, amounts payable in respect of payroll taxes of L156 and amounts owed to Security Despatch Limited of L173. Borrowings at 31 March, 1997 consisted of a L1,750 loan from Barclays Bank and loan stock held by the shareholders of L2,111. As part of the proposed transaction the loan stock will be acquired by the purchaser and the loan from Barclays Bank will be repaid and will not form part of the ongoing funding.

    The unaudited management accounts for the six month period ended September 30, 1997 indicate that an additional L156 was charged to the profit and loss account, consisting of L45 salary payments to the managing director, L15 fee payments to non executive directors and L96 interest charges. No movements occurred in fixed assets during the period. Net current liabilities at September 30, 1997 amounting to L630 consisted primarily of corporation tax recoverable of L130 and amounts owed to Security Despatch Limited of L719. During the period L175 of the term loan was repaid to Barclays reducing the amount to L1,575 at September 30, 1997. The loan stock remained unchanged at L2,111 at September 30, 1997.

    BASIS OF CONSOLIDATION AND PREPARATION

    The consolidated accounts include the company and its subsidiary undertakings ("the Group"). The results of subsidiaries acquired are included from the date of their acquisition. The group uses the acquisition method of accounting to consolidate the results of subsidiary undertakings. All subsidiary undertakings have been dormant since March 31, 1996.

    Security Despatch Limited consists of a courier operation and a mailroom management operation. The mailroom management operation business is being retained by the existing management and will not form part of the operations of the Group in the future. Therefore these financial statements have been prepared on a carve-out basis and only reflect the historical financial position, results of operations, and

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         (POUNDS STERLING IN THOUSANDS)

1. ACCOUNTING POLICIES (CONTINUED)
cash flows of the courier operation as it will go forward, and as if the courier operation had operated as a stand alone Group since 1994.

    Transactions between the courier operation and the mail room management operation are herein referred to as related party transactions.

    Goodwill arising on the acquisition of a subsidiary is the difference between the fair value of the consideration paid and fair value of the assets and liabilities acquired.

    Goodwill is written off directly to reserves in the year in which it arises.

    TURNOVER

    Turnover represents amounts invoiced, excluding value added tax, in respect of the sale of services to customers.

    COST OF SALES

    Cost of sales includes wages and salaries costs incurred in the provision of the messenger service because in the opinion of the directors this is the most appropriate.

    DEPRECIATION

    Deprecation is provided to write off cost, less estimated residual values of all tangible fixed assets over their expected useful lives. It is calculated at the following rates:

Radio equipment..................................      25% per annum
Computers........................................   33.33% per annum
Furniture and office equipment...................      20% per annum

    ASSETS HELD UNDER LEASE AGREEMENTS

    Tangible assets acquired under finance lease agreements are capitalised at cost and are written off over the shorter of their expected working lives or the lease term. The related finance costs are charged to the profit and loss account appropriate to the terms of the agreements.

    Payments under operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

    DEFERRED TAXATION

    Provision is made for deferred taxation using the liability method in respect of all timing differences to the extent that it is probable a liability will crystallise in the foreseeable future.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         (POUNDS STERLING IN THOUSANDS)

1. ACCOUNTING POLICIES (CONTINUED)
    INTERIM FINANCIAL DATA

    The interim financial data as of September 30 1997 and for the six months ended September 30 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

2. TURNOVER

    Turnover is derived from the group's operation of a courier service and is earned entirely in the UK.

3. OPERATING PROFIT

                                                                                                 YEAR ENDED MARCH 31,
                                                                                            -------------------------------
                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Operating profit for the year was arrived at after charging:

Depreciation of tangible fixed assets.....................................................       L 50       L 49       L 51
Operating lease rentals of:
  Plant and machinery.....................................................................         18         17         11
  Land and buildings......................................................................         33         34         34
Auditors' remuneration....................................................................          9          9          7
                                                                                            ---------  ---------  ---------
                                                                                                 L110       L109       L103
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

The average number of employees including directors employed by the group during the year
  was as follows..........................................................................         59         63         75
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

                                                                                            YEAR ENDED MARCH 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
The related staff costs amounted to:

Wages and salaries...................................................................      L 973     L1,100     L1,134
Social security costs................................................................        102        106        119
                                                                                       ---------  ---------  ---------
                                                                                          L1,075     L1,206     L1,253
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

4. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                                    YEAR ENDED MARCH 31,
                                                                                            -------------------------------------
                                                                                               1995         1996         1997
                                                                                            -----------  -----------  -----------
Bank loans and overdrafts.................................................................         L16          L24          L13
                                                                                                   ---          ---          ---
                                                                                                   ---          ---          ---

    All loans and overdrafts are wholly repayable within five years.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         (POUNDS STERLING IN THOUSANDS)

5. TAXATION ON PROFITS FROM ORDINARY ACTIVITIES

                                                                                                 YEAR ENDED MARCH 31,
                                                                                            -------------------------------
                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
UK corporation tax charge.................................................................       L105       L204       L239
Underprovision in respect of prior years..................................................         --         16         --
                                                                                            ---------  ---------  ---------
                                                                                                 L105       L220       L239
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

6. DIVIDENDS

                                                                                                 YEAR ENDED MARCH 31,
                                                                                            -------------------------------
                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Preference--paid..........................................................................       L193       L164       L134
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

7. TANGIBLE ASSETS

                                                                                                       FURNITURE
                                                                           RADIO                      AND OFFICE
                                                                         EQUIPMENT      COMPUTERS      EQUIPMENT      TOTAL
                                                                       -------------  -------------  -------------  ---------
COST

At March 31, 1995....................................................         L194           L109            L64         L367
Additions............................................................           20             20             11           51
                                                                             -----          -----            ---    ---------

At March 31, 1996....................................................          214            129             75          418
Additions............................................................           12             35             23           70
                                                                             -----          -----            ---    ---------

At March 31, 1997....................................................         L226           L164            L98         L488
                                                                             -----          -----            ---    ---------
                                                                             -----          -----            ---    ---------
DEPRECIATION

At March 31, 1995....................................................         L154            L86            L38         L278
Charge for year......................................................           21             15             13           49
                                                                             -----          -----            ---    ---------

At March 31, 1996....................................................          175            101             51          327
Charge for year......................................................           19             21             11           51
                                                                             -----          -----            ---    ---------

At March 31, 1997....................................................         L194           L122            L62         L378
                                                                             -----          -----            ---    ---------
                                                                             -----          -----            ---    ---------
NET BOOK VALUE

At March 31, 1996....................................................         L 39           L 28            L24         L 91
                                                                             -----          -----            ---    ---------
                                                                             -----          -----            ---    ---------
At March 31, 1997....................................................         L 32           L 42            L36         L110
                                                                             -----          -----            ---    ---------
                                                                             -----          -----            ---    ---------

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         (POUNDS STERLING IN THOUSANDS)

8. INVESTMENTS

    Details of the subsidiary undertaking are as follows:

                                                                 PROPORTION           NATURE OF BUSINESS
                                                    COUNTRY OF    OF VOTING   ----------------------------------
NAME                                                REGISTRATION   RIGHTS        1995        1996        1997
--------------------------------------------------  -----------  -----------  ----------  ----------  ----------
Security Despatch Couriers Limited................     England         100%   Courier     Courier     Dormant
Security Despatch London Limited..................     England         100%   Courier     Courier     Dormant
Security Despatch (Admin) Limited.................     England         100%   Dormant     Dormant     Dormant

9. DEBTORS

                                                                                                   AS AT MARCH 31,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Amounts due within one year:

Trade debtors..................................................................................      L 968     L1,077
Other debtors..................................................................................          6         --
Prepayments and accrued income.................................................................         47         29
                                                                                                 ---------  ---------
                                                                                                    L1,021     L1,106
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

Amounts falling due after more than one year:

Amounts owed by parent undertaking.............................................................    L  --        L 199
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

10. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                                                                   AS AT MARCH 31,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
Bank overdrafts (secured)......................................................................      L 252      L 184
Trade creditors................................................................................        147        234
Other taxation and social security.............................................................        385        413
Other creditors................................................................................         82         84
Accruals and deferred income...................................................................         77        160
Corporation tax................................................................................        155        207
ACT payable....................................................................................         20         16
                                                                                                 ---------  ---------
                                                                                                    L1,118     L1,298
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The bank overdrafts are secured by a fixed and floating charge over the assets of the company.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         (POUNDS STERLING IN THOUSANDS)

11. SHARE CAPITAL

                                                       1995 NO       1996 NO       1997 NO       1995       1996       1997
                                                     ------------  ------------  ------------  ---------  ---------  ---------
AUTHORIZED
Ordinary shares of 10p each........................     1,114,443     1,114,443     1,114,443      L 111      L 111      L 111
"A" ordinary shares of L1 each.....................        20,000        20,000        20,000         20         20         20
"B" ordinary shares of 10p each....................       592,728       592,728       592,728         59         59         59
"C" ordinary shares of 1p each.....................       651,190       651,190       651,190          7          7          7
"D" ordinary shares of L1 each.....................        20,000        20,000        20,000         20         20         20
11% cumulative preference shares of L1 each........     1,866,176     1,866,176     1,866,176      1,866      1,866      1,866
                                                                                               ---------  ---------  ---------
                                                                                                  L2,083     L2,083     L2,083
                                                                                               ---------  ---------  ---------
                                                                                               ---------  ---------  ---------
ALLOTTED, CALLED UP AND FULLY PAID
Ordinary shares of 10p each........................       668,974       678,974       788,140      L  67      L  68      L  79
"A" ordinary shares of L1 each.....................        10,167        10,167       --              10         10     --
"B" ordinary shares of 10p each....................       592,728       592,728       592,728         59         59         59
"C" ordinary shares of 1p each.....................       --                          527,466     --                         5
                                                     ------------  ------------  ------------  ---------  ---------  ---------
Total Equity Shares................................     1,271,869     1,281,869     1,908,334        136        137        143

11% cumulative preference shares of L1 each (non
  equity)..........................................                   1,250,000     1,100,000      1,550      1,250      1,100
                                                                                               ---------  ---------  ---------
                                                                                                  L1,686     L1,387     L1,243
                                                                                               ---------  ---------  ---------
                                                                                               ---------  ---------  ---------

i) During the year ended March 31, 1995 250,000 preference shares were redeemed at par.

ii) During the year ended March 31, 1996 300,000 preference shares were redeemed at par.

iii) During the year ended March 31, 1997:

        a) 10,167 "A" ordinary shares of L1 each were exchanged for 89,166 ordinary shares of 10p each

        b) The warrant holders exercised their rights to acquire 527,466 "C" ordinary shares of 1p each at a price of 1p per share.

        c) Twenty thousand options granted on July 1993 were exercised at the option price of 100p for each ordinary 10p share.

        d) The rights were waived to the options granted in September 1993 for 156,230 ordinary 10p shares at an option price of 40p.

        e) During the year, 150,000 preference shares were redeemed at par. It is planned by the directors of the company to convert the preference shares into ordinary shares post year end.

        f) The ordinary shares, "B" ordinary shares, "C" ordinary shares and "D" ordinary shares have one vote per share held, and the "A" ordinary shares have eight votes per share held. The preference shares have no voting rights.

    All ordinary shares have equal rights to dividends and to the assets of the company on winding up.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                         (POUNDS STERLING IN THOUSANDS)

12. RESERVES

                                                                         SHARE        CAPITAL       PROFIT
                                                                        PREMIUM     REDEMPTION     AND LOSS
                                                                        ACCOUNT       RESERVE       ACCOUNT    GOODWILL
                                                                      -----------  -------------  -----------  ---------
At March 31, 1995...................................................        L748          L316         L(548)    L(1,990)

Redemption of preference shares.....................................      --               300          (300)     --
Profit for the year.................................................      --            --               285      --
New shares issued...................................................           4        --            --          --
                                                                           -----         -----         -----   ---------
At March 31, 1996...................................................         752           616          (563)     (1,990)

Redemption of preference shares.....................................      --               150          (150)     --
Profit for the year.................................................      --            --               424      --
New shares issued...................................................          18        --            --          --
Share capital converted.............................................           1
                                                                           -----         -----         -----   ---------
At March 31, 1997...................................................        L771          L766         L(289)    L(1,990)
                                                                           -----         -----         -----   ---------
                                                                           -----         -----         -----   ---------

13. RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                                                              YEAR ENDED MARCH 31,
                                                                                              --------------------
                                                                                                1996       1997
                                                                                              ---------  ---------
Profit for the financial year...............................................................      L 449      L 558
Dividends...................................................................................       (164)      (134)
                                                                                              ---------  ---------

Retained profit for the financial year......................................................        285        424
New shares issued...........................................................................          5         25
Goodwill written off........................................................................         --         --
Redemption of preference shares at par......................................................       (300)      (150)
                                                                                              ---------  ---------

Net increase/(decrease) in shareholders' funds..............................................        (10)       299
Shareholders' funds at the beginning of the year............................................        212        202
                                                                                              ---------  ---------

Shareholders' funds at the end of the year..................................................      L 202      L 501
                                                                                              ---------  ---------
                                                                                              ---------  ---------

14. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                                               YEAR ENDED MARCH 31,
                                                                                          -------------------------------
                                                                                            1995       1996       1997
                                                                                          ---------  ---------  ---------
Operating profit........................................................................      L 548      L 693      L 810
Depreciation charges....................................................................         50         49         51
Increase in debtors.....................................................................       (110)      (242)      (491)
Increase in creditors...................................................................         51         68        200
                                                                                          ---------  ---------  ---------
Net cash inflow from operating activities...............................................      L 539      L 568      L 570
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                         (POUNDS STERLING IN THOUSANDS)

15. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                                            YEAR ENDED MARCH 31,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
    Returns on investments and servicing of finance..................................          L          L          L
    Interest paid....................................................................        (16)       (24)       (13)
    Preference dividend paid.........................................................       (192)      (164)      (134)
                                                                                       ---------  ---------  ---------
    Net cash outflow from returns on investments and servicing of finance............     L (208)    L (188)    L (147)
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
    Capital expenditure and financial investment Purchase of tangible fixed assets...        (31)       (51)       (70)
    Net cash outflow for capital expenditure and financial investment................      L (31)     L (51)     L (70)
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
    Financing
    Issue of ordinary share capital..................................................     --              5         25
    Redemption of preference share capital...........................................       (250)      (300)      (150)
                                                                                       ---------  ---------  ---------
    Net cash outflow from financing..................................................     L (250)    L (295)    L (125)
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

16. ANALYSIS OF CHANGES IN NET DEBT

                                                                               CASH AT BANK       BANK
                                                                                AND IN HAND    OVERDRAFTS    NET DEBT
                                                                              ---------------  -----------  -----------
    At April 1, 1994........................................................         L 103          L 209        L 106
    Cash flows..............................................................           (71)           (19)          52
                                                                                     -----          -----        -----
    At March 31, 1995.......................................................            32            190          158
    Cash flows..............................................................            (1)            62           63
                                                                                     -----          -----        -----
    At March 31, 1996.......................................................            31            252          221
    Cash flows..............................................................           (31)           (68)         (37)
                                                                                     -----          -----        -----
    At March 31, 1997.......................................................          L --          L 184        L 184
                                                                                     -----          -----        -----
                                                                                     -----          -----        -----

17. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                                               YEAR ENDED MARCH 31,
                                                                                          -------------------------------
                                                                                            1995       1996       1997
                                                                                          ---------  ---------  ---------
    Increase in cash in the year and movement in net debt in the year...................       L 52       L 63      L (37)
    Net debt at beginning of year.......................................................        106        158        221
                                                                                          ---------  ---------  ---------
    Net debt at end of year.............................................................       L158       L221       L184
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (POUNDS STERLING IN THOUSANDS)

18. CONTINGENT LIABILITIES

    At March 31, 1997 the company had guaranteed amounts advanced to its parent, Security Business Services Limited. At the year end the potential liability was L1,750 (1996: Nil, 1995: L190).

    The company is involved in a legal dispute in relation to a purchase agreement whereby the company acquired the business of the plantiff.

    The potential exposures relating to this claim have not been provided against as the directors believe the claim to be wholly without foundation.

19. ANNUAL COMMITMENTS UNDER OPERATING LEASES

    The Group had annual commitments under non cancellable operating leases as follows:

                                                                                              AS AT MARCH 31,
                                                                                            --------------------
                                                                                              1996       1997
                                                                                            ---------  ---------
    Plant and machinery:
    Within one year.......................................................................    L 1,106    L 9,305
    Between two and five years............................................................     16,153      1,929
                                                                                            ---------  ---------
                                                                                               17,259     11,234
    Land and buildings:
    Within one year.......................................................................         --     34,010
    Between two and five years............................................................     34,010         --
                                                                                            ---------  ---------
                                                                                               34,010     34,010
                                                                                              L51,269    L45,244
                                                                                            ---------  ---------
                                                                                            ---------  ---------

20. CAPITAL COMMITMENTS

    There was no capital expenditure either authorised or contracted for as at March 31, 1995, March 31, 1996 and March 31, 1997.

21. RELATED PARTY TRANSACTIONS

    During the year ended March 31, 1997, in the ordinary course of business, management services with a value of L12 (1996: L12, 1995: L81) were received from a company in which D J Coghlan and J B Greenbury have an interest.

    The Group incurs common overhead costs for courier and mail room management operations. These costs have been allocated to respective operations based upon revenue generated by each operation and an estimate of time spent by the employees on each operation. Management of the Group believes that the current method of allocating common overhead is reasonable. Overhead costs allocated to the mailroom management operation for the years ended March 31, 1995, 1996 and 1997 were approximately L20, L100 and L236 respectively. At March 31 , 1996 and 1997, the Group had receivables from the mail room management operation of L554 and L689 respectively. These are payable on demand and do not accrue interest.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (POUNDS STERLING IN THOUSANDS)

22. ULTIMATE PARENT COMPANY

    At March 31, 1997 the company's ultimate parent company was Security Business Services Limited. Security Business Services Limited was incorporated on February 27, 1997 and acquired 100% of the share capital of the company on February 28, 1997. Prior to February 28, 1997 Security Despatch Limited regarded itself as the ultimate parent company.

23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP)

    The consolidated financial statements included in this report have been prepared in accordance with UK GAAP which differ in certain significant respects from US GAAP. The main differences between UK GAAP and US GAAP which affect the Group's consolidated net profit and net assets are set out below.

A)  DIFFERENCES IN MEASUREMENT METHODS

    i)  Goodwill

       Under UK GAAP, goodwill arising on acquisitions may be charged against reserves in the year of acquisition. Negative goodwill, being the excess of the fair value of the Group's share of net tangible assets acquired over cost, is credited to reserves. Upon subsequent disposal of an identification of impairment in respect of an acquired asset or entity, the effect of any associated positive/negative goodwill is eliminated from reserves and then charged against/credited to profit and loss.

       Under US GAAP, goodwill is capitalised in the balance sheet and is subsequently amortised over its estimated useful economic life not exceeding 40 years. In the event of negative goodwill arising, under US GAAP the values assigned to non current assets acquired are reduced accordingly.

       For the purposes of restating shareholders' equity in accordance with US GAAP, identifiable intangible assets and goodwill have been reclassified as assets less accumulated amortisation based upon their estimated useful economic lives. Identifiable intangible assets and goodwill are amortised over a period of ten years on a straight line basis.

    ii)  Income Taxes

       Under UK GAAP, deferred income taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realised in future tax returns. Deferred tax amounts also arise as a result of the other US GAAP adjustments.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (POUNDS STERLING IN THOUSANDS)

23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
       The UK deferred tax asset can be reconciled as follows to the US GAAP net deferred tax asset:

                                                                                                      1996       1997
                                                                                                    ---------  ---------
        Deferred tax asset under UK GAAP..........................................................       LNil       LNil
        Tax effects on timing differences:
        Tax losses................................................................................         --         --
        Capital allowances........................................................................         11         12
                                                                                                    ---------  ---------
        Gross deferred tax assets in accordance with US GAAP......................................         11         12
        Deferred tax valuation allowance..........................................................        Nil        Nil
                                                                                                    ---------  ---------
        Net deferred tax assets in accordance with US GAAP........................................       L 11       L 12
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

    The US GAAP provision is comprised as follows:

                                                                                                      1996       1997
                                                                                                    ---------  ---------
        UK Corporation tax........................................................................       L221       L238
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

    iii) Effects on Conforming to US GAAP--Impact on Net Profit

        The adjustments to reported net loss required to conform with US GAAP are as follows:

                                                                                                   YEAR ENDED MARCH 31,
                                                                                                   --------------------
                                                                                                     1996       1997
                                                                                                   ---------  ---------
        NET PROFIT
        Net profit of the Group under UK GAAP....................................................       L449       L558
        Adjustments:
          Amortisation of goodwill...............................................................        (50)       (50)
          Tax....................................................................................         (1)         1
        Total US GAAP adjustment.................................................................        (51)       (49)
        Net Profit under US GAAP.................................................................       L398       L509
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (POUNDS STERLING IN THOUSANDS)

23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
    iv) Effects of Conforming to US GAAP--Impact on Net Equity

       The adjustments to reported net equity required to conform to US GAAP are as follows:

                                                                                                    YEAR ENDED
                                                                                                    MARCH 31,
                                                                                               --------------------
                                                                                                 1996       1997
                                                                                               ---------  ---------
        SHAREHOLDERS' FUNDS
        Capital and reserves of the Group under UK GAAP......................................     L  202     L  501
        Adjustments:
          Goodwill gross.....................................................................      1,990      1,990
          Less: accumulated depreciation.....................................................       (284)      (334)
        Deferred tax.........................................................................         11         12
                                                                                               ---------  ---------
        Total US GAAP adjustments............................................................      1,717      1,668
                                                                                               ---------  ---------
        Shareholders' funds under US GAAP....................................................     L1,919     L2,169
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    v)  Consolidated Cash Flow Information--Group

       The company's financial statements include Consolidated Statements of Cash Flows in accordance with UK Accounting Standard FRS 1, "Cash Flow Statements". The statement prepared under FRS 1 (revised 1996) presents substantially the same information as that required under US Statement of Financial Accounting Standard No 95 (FAS 95).

       Under FRS 1 (revised 1996) cash flows are presented for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities. FAS 95 only requires presentation of cash flows from operating investing and financing activities.

       Cash flows under FRS 1 (revised 1996) in respect of interest received, interest paid (net of that capitalised), interest on finance leases and taxation would be included within operating activities under FAS 95. Capitalised interest would be included in investing activities under US GAAP.

       Cash under FRS 1 (revised 1996) include cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under FAS 95 all short term borrowings and bank overdrafts are included in financing activities.

                           SECURITY DESPATCH LIMITED
                 (EXCLUDING THE MAIL ROOM SERVICES OPERATIONS)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                         (POUNDS STERLING IN THOUSANDS)

23. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
       The following statements summarise the statement of cash flows for the Group as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents reported under UK GAAP.

                                                                                                 YEAR ENDED MARCH 31,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
        Net cash inflow from operating activities..............................................      L 447      L 336
        Net cash used in investing activities..................................................        (51)       (70)
        Net cash provided (used for) financing activities......................................       (397)      (327)
                                                                                                 ---------  ---------
        Net increase/(decrease) in cash and cash equivalents...................................         (1)       (31)
        Cash under US GAAP at beginning of year................................................         32         31
                                                                                                 ---------  ---------
        Cash under US GAAP at end of year......................................................         31         --
        Bank overdrafts and other under UK GAAP at end of year.................................       (252)      (184)
                                                                                                 ---------  ---------
        Net cash/(overdraft) under UK GAAP at end of year......................................     L (221)    L (184)
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    v)  Operating statement--US Format

    Despatch costs are included within Cost of Sales under UK GAAP. In accordance with US requirements, Cost of Sales includes costs relating to Road Management Services only. The Profit and Loss Account has been reformatted below to reflect the US requirements.

                                                                                       YEAR ENDED SEPTEMBER 30,
                                                                                    -------------------------------
                                                                                      1995       1996       1997
                                                                                    ---------  ---------  ---------
        Turnover                                                                      L 4,858    L 5,240    L 5,900

        Cost of sales in accordance with UK GAAP..................................     (3,582)    (3,920)    (4,466)

        US adjustment.............................................................        723        905      1,052

        Cost of Sales in accordance with US.......................................     (2,859)    (3,015)    (3,414)
                                                                                    ---------  ---------  ---------

        Gross margin..............................................................      1,999      2,225      2,486

        Net Operating expenses/income--UK GAAP....................................       (728)      (627)      (624)

        US adjustments............................................................       (723)      (905)    (1,052)

        Operating profit--US......................................................        548        693        810
                                                                                    ---------  ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS

The Members and Stockholders
Earlybird Courier Service, LLC,
  and Total Management Support Services, LLC

    We have audited the accompanying combined balance sheets of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their affiliates (collectively, the "Company"), which is comprised of the companies listed in Note 1, as of December 31, 1996 and September 30, 1997, and the related combined statements of operations and retained earnings (accumulated deficit), and cash flows for each of the two years in the period ended December 31, 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Earlybird Courier Service, LLC, Total Management Support Services, LLC and their affiliates at December 31, 1996 and September 30, 1997 and the combined results of their operations and their cash flows for each of the two years in the period ended December 31, 1996 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

New York, New York
November 11, 1997

                        EARLYBIRD COURIER SERVICE, LLC,

          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31   SEPTEMBER 30
                                                                                           1996          1997
                                                                                       ------------  -------------
                                       ASSETS
Current assets:
  Cash and cash equivalents..........................................................   $        6     $       3
  Accounts receivable, less allowance for doubtful accounts of $50 (1996) and $80
    (1997) (NOTE 5)..................................................................        2,462         3,002
  Prepaid expenses...................................................................           99           106
  Other receivable (NOTE 2)..........................................................           --         1,000
  Other current assets...............................................................            2            --
  Due from stockholder (NOTE 9)......................................................          350           350
                                                                                       ------------  -------------
Total current assets.................................................................        2,919         4,461
Property and equipment--net (NOTES 4 AND 5)..........................................          356           127
Intangible assets--net of accumulated amortization of $431 (1996) and $470 (1997)
  (NOTE 5)...........................................................................           65            26
Due from affiliate...................................................................           33            --
Other noncurrent assets..............................................................          100            86
                                                                                       ------------  -------------
                                                                                        $    3,473     $   4,700
                                                                                       ------------  -------------
                                                                                       ------------  -------------
                      LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
  Notes payable, current portion (NOTE 5)............................................   $    1,426     $   1,539
  Accounts payable...................................................................          866           675
  Accrued salaries and payroll taxes payable.........................................          274           682
  Accrued expenses...................................................................          587           327
  Due to affiliate...................................................................           --             4
  Allowance for loss from discontinued operations (NOTE 2)...........................           --           245
  Other current liabilities..........................................................            5             5
                                                                                       ------------  -------------
Total current liabilities............................................................        3,158         3,477
Notes payable (NOTE 5)...............................................................          857           717
Subordinated notes payable (NOTE 5)..................................................          900           900
Commitments and contingencies (NOTE 7)
Stockholders' deficiency (NOTE 3):
  Common stock.......................................................................            5             5
  Additional paid-in capital.........................................................           69            69
  Treasury stock.....................................................................       (1,331)       (1,331)
  Retained earnings (accumulated deficit)............................................         (185)          863
                                                                                       ------------  -------------
Total stockholders' deficiency.......................................................       (1,442)         (394)
                                                                                       ------------  -------------
                                                                                        $    3,473     $   4,700
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                            See accompanying notes.

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

            COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                             (ACCUMULATED DEFICIT)

                             (DOLLARS IN THOUSANDS)
                                   (NOTE 10)

                                                                 YEAR ENDED DECEMBER     NINE MONTHS ENDED
                                                                          31                SEPTEMBER 30
                                                                 --------------------  ----------------------
                                                                   1995       1996        1996        1997
                                                                 ---------  ---------  -----------  ---------

                                                                                       (UNAUDITED)
Net sales (NOTE 8).............................................  $  21,967  $  22,894   $  16,724   $  10,995
Cost of sales..................................................     15,187     15,860      11,565       6,264
                                                                 ---------  ---------  -----------  ---------
  Gross margin.................................................      6,780      7,034       5,159       4,731
Operating expenses.............................................      4,595      5,436       4,017       2,255
Sales and marketing............................................      1,072      1,072         703         280
General and administrative expenses............................        506        670         388         102
Depreciation and amortization excluding amortization of
  covenant not to compete......................................        138        195         176          96
                                                                 ---------  ---------  -----------  ---------
Operating income (loss)........................................        469       (339)       (125)      1,998
Other expenses:
  Interest expense (NOTE 5)....................................        260        219         208         355
  Covenant not to compete (NOTE 5).............................         85         85          64          --
                                                                 ---------  ---------  -----------  ---------
Income (loss) before provision for local income taxes..........        124       (643)       (397)      1,643
Provision for local income taxes (NOTE 6)......................         30          2           2          70
                                                                 ---------  ---------  -----------  ---------
Income (loss) from continuing operations.......................         94       (645)       (399)      1,573
Discontinued operations:
  Loss from operations of discontinued segment, net of gain
    from the sale of certain assets (NOTE 2)...................         --         --          --        (125)
  Loss on discontinued segment, primarily provisions for
    operating losses during phase-out period (NOTE 2)..........         --         --          --        (400)
                                                                 ---------  ---------  -----------  ---------
Net income (loss)..............................................         94       (645)       (399)      1,048
Retained earnings (accumulated deficit), beginning of period...        366        460         460        (185)
                                                                 ---------  ---------  -----------  ---------
Retained earnings (accumulated deficit), end of period.........  $     460  $    (185)  $      61   $     863
                                                                            ---------  -----------  ---------
                                                                 ---------  ---------  -----------  ---------
                                                                 ---------
Unaudited pro forma information (NOTE 6):
  Historical income (loss) from continuing operations before
    provision for income taxes.................................  $      94  $    (645)  $    (399)  $   1,573
  Provision (benefit) for income taxes.........................         42       (290)       (180)        708
                                                                 ---------  ---------  -----------  ---------
Pro forma net income (loss) from continuing operations.........  $      52  $    (355)  $    (219)  $     865
                                                                            ---------  -----------  ---------
                                                                 ---------  ---------  -----------  ---------
                                                                 ---------

                            See accompanying notes.

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                                   NINE MONTHS
                                                                                                 YEAR ENDED           ENDED
                                                                                                 DECEMBER 31       SEPTEMBER 30
                                                                                               ---------------   ----------------
                                                                                                1995     1996     1996     1997
                                                                                               ------   ------   ------   -------
                                                                                                          (UNAUDITED)
OPERATING ACTIVITIES
Income (loss) from continuing operations.....................................................  $   94   $ (645)  $ (399)  $ 1,573
Discontinued operations......................................................................      --       --       --      (525)
                                                                                               ------   ------   ------   -------
Net income (loss)............................................................................      94     (645)    (399)    1,048
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation and amortization............................................................     273      315      240       146
    Allowance for doubtful accounts..........................................................      --       --       --        30
    Estimated loss on discontinued operations................................................      --       --       --       400
    Gain on sale of certain assets...........................................................      --       --       --    (1,000)
Changes in operating assets and liabilities:
    Accounts receivable......................................................................    (390)    (554)    (525)     (570)
    Prepaid expenses.........................................................................    (101)       7        2        (7)
    Other current assets.....................................................................      82       13      (13)        2
    Due (to) from affiliate..................................................................      (1)      (5)       8        37
    Other noncurrent assets..................................................................     (71)     (12)     (60)       14
    Accounts payable and accrued expenses....................................................     262      559      230      (452)
    Accrued salaries and payroll taxes payable...............................................     217     (128)     249       408
    Deferred revenue.........................................................................      36      (36)     (36)       --
    Other current liabilities................................................................    (124)      (2)      (2)       --
                                                                                               ------   ------   ------   -------
Net cash provided by (used in) operating activities..........................................     277     (488)    (306)       56
INVESTING ACTIVITIES
Purchases of property and equipment..........................................................    (291)     (75)     (52)      (32)
                                                                                               ------   ------   ------   -------
Net cash used in investing activities........................................................    (291)     (75)     (52)      (32)
FINANCING ACTIVITIES
Proceeds from notes payable..................................................................      --      925      649       140
Payments on notes payable....................................................................    (553)    (258)    (187)      (38)
Payments to former owners....................................................................    (250)    (100)    (100)     (129)
Financing costs..............................................................................     (96)      --       --        --
Proceeds from subordinated notes payable.....................................................     900       --       --        --
                                                                                               ------   ------   ------   -------
Net cash provided by (used in) financing activities..........................................       1      567      362       (27)
                                                                                               ------   ------   ------   -------
Net increase (decrease) in cash and cash equivalents.........................................     (13)       4        4        (3)
Cash and cash equivalents at beginning of period.............................................      15        2        2         6
                                                                                               ------   ------   ------   -------
Cash and cash equivalents at end of period...................................................  $    2   $    6   $    6   $     3
                                                                                               ------   ------   ------   -------
                                                                                               ------   ------   ------   -------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid................................................................................  $  250   $  209   $  192   $   135
                                                                                               ------   ------   ------   -------
                                                                                               ------   ------   ------   -------
Local income taxes paid......................................................................  $   26   $    2   $    2   $     1
                                                                                               ------   ------   ------   -------
                                                                                               ------   ------   ------   -------

                            See accompanying notes.

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                   YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
         THE NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED) AND 1997

1. BUSINESS ORGANIZATION

    Earlybird Courier Service, LLC ("Earlybird LLC") is engaged in the logistics and courier business in the New York Metropolitan area. Total Management Support Services, LLC ("TMSS LLC") is engaged in full-service outsourcing and facilities management for clients located in several major cities throughout the United States. Total Management LLC is a holding company and the direct owner of Earlybird LLC and TMSS LLC. On January 1, 1995, Earlybird Messenger Service, Inc. transferred substantially all of its operating assets and liabilities to a newly formed entity, Total Management LLC, which was immediately followed by a contribution of these assets and liabilities from Total Management LLC to a newly formed entity, Earlybird LLC. Simultaneously, Total Management Support Services, Inc. transferred substantially all of its operating assets and liabilities to Total Management LLC, which was immediately followed by a contribution of these assets and liabilities from Total Management LLC to a newly formed entity, TMSS LLC. Earlybird Messenger Service, Inc. and Total Management Support Services, Inc. own 99% and 1%, respectively, of Total Management LLC.

    Effective January 1, 1995, one stockholder effectively owns approximately 90% of Earlybird LLC, TMSS LLC, Total Management LLC and Earlybird Messenger Service, Inc. and approximately 60% of Total Management Support Services, Inc.

    Earlybird LLC, TMSS LLC and Total Management LLC, in accordance with their respective LLC agreements, will terminate no later than December 31, 2035.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying combined financial statements include the accounts of Earlybird LLC, TMSS LLC, Total Management LLC, Earlybird Messenger Service, Inc. and Total Management Support Services, Inc. all of which are under common control (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in the accompanying combined financial statements.

DISCONTINUED OPERATIONS

    On September 30, 1997, certain assets of the facilities management business consisting primarily of six customer accounts were sold for $1 million, resulting in a gain of $1 million. The sale proceeds is shown as other receivable at September 30, 1997 and was received in October 1997. Under the terms of the sale agreement, the Company entered into a covenant not-to-compete in the facilities management business for

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) a period of five years. Net sales, cost of sales, gross margin and accounts receivable related to these customers were as follows (dollars in thousands):

                                                                           NINE MONTHS ENDED
                                                           YEAR ENDED        SEPTEMBER 30,
                                                          DECEMBER 31,   ----------------------
                                                              1996          1996        1997
                                                          -------------  -----------  ---------
                                                                         (UNAUDITED)
Net sales...............................................    $   3,553     $   2,527   $   4,089
Cost of sales...........................................        2,844         1,976       3,215
                                                               ------    -----------  ---------
Gross margin............................................    $     709     $     551   $     874
                                                               ------    -----------  ---------
                                                               ------    -----------  ---------
Accounts receivable.....................................    $     218     $     344   $     489
                                                               ------    -----------  ---------
                                                               ------    -----------  ---------

    On October 1, 1997, the Board of Managers resolved to discontinue the remainder of its facilities management business and the officers of the Company were authorized to sell the remaining facilities management business or discontinue such operations. Accordingly, the facilities management segment has been accounted for as a discontinued operation as of September 30, 1997. The loss from operations of the discontinued segment for the nine months ended September 30, 1997 includes approximately $50,000 of depreciation expense, and the aforementioned gain on the sale of certain assets of $1 million. The estimate of anticipated losses during the phase-out period approximating $400,000, includes the write-off of certain assets related to the discontinued segment with a carrying value approximating $150,000. Assets related to the discontinued segment consisting primarily of accounts receivable amounted to approximately $1,170,000 at September 30, 1997.

UNAUDITED INFORMATION

    The unaudited combined statement of operations and retained earnings (accumulated deficit) and cash flows for the nine months ended September 30, 1996 reflects adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim period presented is not necessarily indicative of full year results.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Courier services and facilities management revenues are recognized in the period in which they are earned.

CASH EQUIVALENTS

    The Company considers all highly liquid financial instruments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash principally in one financial institution.

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEPRECIATION

    Depreciation of property and equipment is provided for on the straight-line basis and accelerated methods over the estimated useful lives of the assets, which range from three to eight years. Leasehold improvements are depreciated over the lives of the respective leases.

INTANGIBLE ASSETS

    Intangible assets consist of deferred financing costs and a covenant not-to-compete. Deferred financing costs are amortized over the term of the related financing and the covenant not-to-compete is amortized over the term of the covenant.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar and average maturities.

CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and, accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

3. STOCKHOLDERS' DEFICIENCY (DOLLARS IN THOUSANDS)

                                                          COMMON STOCK
                                                         (NO PAR VALUE)                                            RETAINED
                                            -----------------------------------------   ADDITIONAL                 EARNINGS
                                              MEMBERS       NUMBER OF                     PAID-IN     TREASURY   (ACCUMULATED
                                              CAPITAL        SHARES         AMOUNT        CAPITAL       STOCK      DEFICIT)
                                            -----------  ---------------  -----------  -------------  ---------  -------------
Total Management Support Services, Inc.
  (200 shares authorized).................   $      --             50      $       1     $      69    $    (199)   $     581
Earlybird Messenger Service, Inc. (200
  shares authorized)......................          --             35              4            --       (1,132)        (215)
                                                                   --
                                            -----------                        -----         -----    ---------       ------
Balance at December 31, 1994..............          --             85              5            69       (1,331)         366
Earlybird Courier Service, LLC............          --             --             --            --           --           --
Total Management Support Services, LLC....          --             --             --            --           --           --
Total Management LLC......................          --             --             --            --           --           --
Net income for the year ended December 31,
  1995....................................          --             --             --            --           --           94
Balance at December 31, 1995..............          --             85              5            69       (1,331)         460
Net loss for the year ended December 31,
  1996....................................          --             --             --            --           --         (645)
Balance at December 31, 1996..............          --             85              5            69       (1,331)        (185)
Net income for the nine months ended
  September 30, 1997......................          --             --             --            --           --        1,048
Balance at September 30, 1997.............   $      --             85      $       5     $      69    $  (1,331)   $     863
                                                                   --
                                                                   --
                                            -----------                        -----         -----    ---------       ------
                                            -----------                        -----         -----    ---------       ------


                                               TOTAL
                                            STOCKHOLDERS'
                                             DEFICIENCY
                                            ------------
Total Management Support Services, Inc.
  (200 shares authorized).................   $      452
Earlybird Messenger Service, Inc. (200
  shares authorized)......................       (1,343)

                                            ------------
Balance at December 31, 1994..............         (891)
Earlybird Courier Service, LLC............           --
Total Management Support Services, LLC....           --
Total Management LLC......................           --
Net income for the year ended December 31,
  1995....................................           94
Balance at December 31, 1995..............         (797)
Net loss for the year ended December 31,
  1996....................................         (645)
Balance at December 31, 1996..............       (1,442)
Net income for the nine months ended
  September 30, 1997......................        1,048
Balance at September 30, 1997.............   $     (394)

                                            ------------
                                            ------------

    Earlybird Messenger Service, Inc. has treasury stock of 65 shares of common stock and Total Management Support Services, Inc. has treasury stock of 50 shares of common stock.

4. PROPERTY AND EQUIPMENT

    Property and equipment of continuing operations consists of the following (dollars in thousands):

                                                                    DECEMBER 31   SEPTEMBER 30
                                                                       1996           1997
                                                                   -------------  -------------
Furniture and fixtures...........................................    $     572      $     328
Leasehold improvements...........................................          199             63
Computer equipment...............................................          489            441
Automobiles......................................................            8              8
                                                                        ------         ------
                                                                         1,268            840
Less accumulated depreciation....................................          912            713
                                                                        ------         ------
                                                                     $     356      $     127
                                                                        ------         ------
                                                                        ------         ------

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING ARRANGEMENTS

NOTES PAYABLE

    Notes payable consists of the following (dollars in thousands):

                                                                                        DECEMBER 31   SEPTEMBER 30
                                                                                           1996           1997
                                                                                       -------------  -------------
Equipment loan due to Sterling National Bank & Trust Company (a).....................    $      17      $  --
Credit line with Sterling National Bank & Trust Company (a)..........................        1,214          1,354
Copytex equipment loan (b)...........................................................           21         --
Notes payable to former stockholder (c)..............................................        1,031            902
                                                                                            ------         ------
                                                                                             2,283          2,256
Less current portion due within one year.............................................        1,426          1,539
                                                                                            ------         ------
                                                                                         $     857      $     717
                                                                                            ------         ------
                                                                                            ------         ------

(a) The Company has entered into several credit agreements with the Sterling National Bank & Trust Company. These credit arrangements consisted of an equipment loan with interest at 8.875% per annum and a short-term credit line. The equipment loan was collateralized by equipment of the Company and was guaranteed by officers of the Company. The loan principal was repaid over 40 equal monthly installments with the last payment on April 1, 1997. The short-term credit line is collateralized by accounts receivable and bears interest at the bank's prime rate plus 1-1/4%.

(b) This loan for the purchase of equipment was repaid in 36 equal monthly installments including interest through July 1997.

(c) Effective January 1, 1993, Earlybird Messenger Service, Inc. repurchased stock of the company held by one of its stockholders. The purchase price was $1,500,000 inclusive of interest at 8% per annum, payable in 96 equal monthly installments commencing February 1, 1994. The principal amount due on this note amounted to approximately $771,000 and $674,000 at December 31, 1996 and September 30, 1997, respectively. Earlybird Messenger Services, Inc. also entered into a noncompetition agreement with this former stockholder for a period of 4 years commencing January 1, 1993. As consideration for entering into this agreement, Earlybird Messenger Service, Inc. agreed to pay $500,000 to the former stockholder in 96 equal monthly installments commencing in February 1, 1994. Accordingly, the covenant not-to-compete was valued at the present value of the $500,000 to be paid using a discount rate of 8%. The present value of the amount payable for the covenant not-to-compete amounted to approximately $260,000 and $228,000 at December 31, 1996 and September 30, 1997, respectively.

SUBORDINATED NOTES PAYABLE

    On February 28, 1995, Total Management LLC entered into two term loan commitments, with a venture capital group (the "Lender"), to borrow $900,000 in installments of $500,000 and $400,000, respectively, at prime plus 1/2% with repayment terms to commence no earlier than March 1, 1998. Simultaneously, Total Management LLC issued to the Lender warrants to acquire up to 50% of the equity of Total Management LLC, in lieu of repayment of the loans, subject to certain terms and conditions. The warrants expire on February 28, 1998. Financing costs incurred amounted to approximately $155,000 (of

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

5. FINANCING ARRANGEMENTS (CONTINUED)
which $60,000 was paid in 1994) and are being amortized over the three year period ending in February 1998.

    Effective January 1, 1996 through December 31, 1996, the Company was entitled to defer the payment of interest on the subordinated notes payable. Effective January 1, 1997, the lender irrevocably waived the payment of all interest accrued for the period from January 1, 1996 to December 31, 1996 and waived the accrual and payment of any future interest on the aforementioned notes.

6. INCOME TAXES

    The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Total Management LLC, Earlybird LLC and TMSS LLC file separate income tax returns and are treated as Partnerships for federal, New York State and New York City income tax purposes. These entities file their tax returns on the cash basis of accounting. Earlybird Messenger Service, Inc. and Total Management Support Services, Inc. also file separate income tax returns and have elected to be treated as S Corporations under Subchapter S of the Internal Revenue Code. Accordingly, the Company is not subject to federal income taxes because the stockholder includes the Company's income in his personal income tax returns. The LLC's are subject to New York City unincorporated business tax and the S Corporations are subject New York City Corporate income taxes and New York State minimum tax.

    The unaudited pro forma income tax information included in the combined statements of operations and retained earnings (accumulated deficit) represents an adjustment to record a provision (benefit) for income taxes as if the Company had been subject to federal and state income taxes for all periods presented. The provision (benefit) for pro forma income taxes on net income (loss) using an effective rate of 45% differs from the amounts computed by applying the applicable federal statutory rate (34%) due to state and local taxes.

7. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

    Office space is leased under operating leases expiring through 2001. The leases provide for minimum annual rent, plus expense escalations. The Company leases certain equipment for periods up to five years under operating leases, expiring through 2001.

    The approximate minimum rental commitments under noncancellable leases for office space and equipment for continuing operations are as follows (dollars in thousands):

12 months ending September 30:
  1998...............................................  $     175
  1999...............................................        169
  2000...............................................         29
  2001...............................................         18
                                                       ---------
Total minimum payments required......................  $     391
                                                       ---------
                                                       ---------

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Rent expense amounted to approximately $260,000, $355,000 and $215,000 for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997, respectively.

LITIGATION

    In the normal course of business, the Company is subject to certain claims and litigation, including unasserted claims. The Company and its counsel are of the opinion that, based on information presently available, such legal matters will not have a material adverse effect on the financial position or results of operations of the Company.

8. SIGNIFICANT CUSTOMERS

    For the years ended December 31, 1995 and 1996, one customer, an office supplies manufacturer and distributor, accounted for 15% and 14%, respectively, of the Company's total revenue.

    For the year ended December 31, 1996, one customer, a financial services firm, accounted for 12% of the Company's total revenue.

9. AMOUNT DUE FROM STOCKHOLDER

    The amount due from stockholder is interest-free and has no fixed repayment terms.

    The Company has also guaranteed certain obligations of this stockholder amounting to approximately $932,000 and $883,000 at December 31, 1996 and September 30, 1997, respectively.

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

10. BUSINESS SEGMENTS (DOLLARS IN THOUSANDS)

                                                                        YEAR ENDED DECEMBER       NINE MONTHS ENDED
                                                                                31,                 SEPTEMBER 30,
                                                                        --------------------  -------------------------
                                                                          1995       1996         1996         1997
                                                                        ---------  ---------  ------------  -----------
Net sales:
  Courier services....................................................  $  13,867  $  13,189   $    9,845    $  10,995
  Facilities management...............................................      8,100      9,705        6,879       --
                                                                        ---------  ---------  ------------  -----------
                                                                           21,967     22,894       16,724       10,995
                                                                        ---------  ---------  ------------  -----------
Cost of sales:
  Courier services....................................................      8,195      7,412        5,624        6,264
  Facilities management...............................................      6,992      8,448        5,941       --
                                                                        ---------  ---------  ------------  -----------
                                                                           15,187     15,860       11,565        6,264
                                                                        ---------  ---------  ------------  -----------
Gross margin:
  Courier services....................................................      5,672      5,777        4,221        4,731
  Facilities management...............................................      1,108      1,257          938       --
                                                                        ---------  ---------  ------------  -----------
                                                                            6,780      7,034        5,159        4,731
                                                                        ---------  ---------  ------------  -----------
Operating expenses:
  Courier services....................................................      3,873      3,185        2,228        2,255
  Facilities management...............................................        722      2,251        1,789       --
                                                                        ---------  ---------  ------------  -----------
                                                                            4,595      5,436        4,017        2,255
                                                                        ---------  ---------  ------------  -----------
Sales and marketing:
  Courier services....................................................        515        303          223          280
  Facilities management...............................................        557        769          480       --
                                                                        ---------  ---------  ------------  -----------
                                                                            1,072      1,072          703          280
Depreciation and amortization:
  Courier services....................................................        107        137          104           96
  Facilities management...............................................         31         58           72       --
                                                                        ---------  ---------  ------------  -----------
                                                                              138        195          176           96
                                                                        ---------  ---------  ------------  -----------
General and administrative............................................        506        670          388          102
                                                                        ---------  ---------  ------------  -----------
Operating income (loss)...............................................  $     469  $    (339)  $     (125)   $   1,998
                                                                        ---------  ---------  ------------  -----------
                                                                        ---------  ---------  ------------  -----------
Identifiable assets:
  Courier services....................................................  $   2,403  $   2,356   $    2,775    $   3,530
  Facilities management...............................................        655      1,117          787        1,170
                                                                        ---------  ---------  ------------  -----------
                                                                        $   3,058  $   3,473   $    3,562    $   4,700
                                                                        ---------  ---------  ------------  -----------
                                                                        ---------  ---------  ------------  -----------
Capital expenditures:
  Courier services....................................................  $     161  $      23   $       14    $      11
  Facilities management...............................................        130         52           38           21
                                                                        ---------  ---------  ------------  -----------
                                                                        $     291  $      75   $       52    $      32
                                                                        ---------  ---------  ------------  -----------
                                                                        ---------  ---------  ------------  -----------

                        EARLYBIRD COURIER SERVICE, LLC,
          TOTAL MANAGEMENT SUPPORT SERVICES, LLC AND THEIR AFFILIATES

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

11. AGREEMENT WITH DMS

    Earlybird Courier Service, LLC and Total Management Support Services LLC (collectively the LLC's) have entered into a definitive agreement dated September 12, 1997, with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire substantially all of the assets and assume substantially all of the liabilities of the LLC's in exchange for cash and common stock of DMS concurrent with the consummation of an initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Atlantic Freight Systems, Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of combined stockholders' equity and of combined cash flows present fairly, in all material respects, the financial position of Atlantic Freight Systems, Inc. and affiliated companies as listed in
Note 1 at December 31, 1996 and September 30, 1997, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Philadelphia, PA
December 4, 1997

                         ATLANTIC FREIGHT SYSTEMS, INC.

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                      DECEMBER 31,   SEPTEMBER 30,
                                                                                          1996           1997
                                                                                      -------------  -------------
                                              ASSETS
Current assets:
  Cash and cash equivalents.........................................................    $      71      $       7
  Accounts receivable, net..........................................................        1,158            924
  Prepaid and other current assets..................................................           63             84
  Related party receivable..........................................................       --                 19
                                                                                           ------         ------
      Total current assets..........................................................        1,292          1,034
Property and equipment, net.........................................................          802            688
Other assets........................................................................          119            183
                                                                                           ------         ------
                                                                                        $   2,213      $   1,905
                                                                                           ------         ------
                                                                                           ------         ------
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit....................................................................    $      --      $      99
  Accounts payable..................................................................          794            696
  Accrued expenses..................................................................           64             68
  Short-term lease obligations......................................................          165            161
  Related party payable.............................................................          361            275
                                                                                           ------         ------
      Total current liabilities.....................................................        1,384          1,299
Deferred income taxes...............................................................          243             93
Long-term lease obligations.........................................................          405            297
Other liabilities...................................................................           18             29
                                                                                           ------         ------
      Total liabilities.............................................................        2,050          1,718
                                                                                           ------         ------

Commitments and contingencies: (Notes 6 and 9)

Stockholders' Equity:
  Common stock $1.00 par value; 15,000 shares authorized; 15,000 shares issued......           15             15
  Paid-in-capital...................................................................       --                 74
  Retained earnings.................................................................          410            360
  Less--Treasury stock, at cost (5,000 shares)......................................         (262)          (262)
                                                                                           ------         ------
      Total stockholders' equity....................................................          163            187
                                                                                           ------         ------

      Total liabilities and stockholders' equity....................................    $   2,213      $   1,905
                                                                                           ------         ------
                                                                                           ------         ------

            See accompanying notes to combined financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                          YEARS ENDED         NINE MONTHS ENDED
                                                                          DECEMBER 31,          SEPTEMBER 30,
                                                                      --------------------  ----------------------
                                                                        1995       1996        1996        1997
                                                                      ---------  ---------  -----------  ---------

                                                                                            (UNAUDITED)
Net sales...........................................................  $   6,104  $   8,728   $   6,192       6,760
Cost of sales.......................................................     (3,546)    (5,941)     (4,465)     (4,791)
                                                                      ---------  ---------  -----------  ---------
  Gross margin......................................................      2,558      2,787       1,727       1,969

Operating expenses..................................................      1,454      2,232       1,379       1,557
Sales and marketing expenses........................................        115        105          73         108
General and administrative expenses.................................        659        693         393         282
Depreciation and amortization.......................................        153        270         201         219
                                                                      ---------  ---------  -----------  ---------
Operating income (loss).............................................        177       (513)       (319)       (197)
                                                                      ---------  ---------  -----------  ---------
Other (income)/expense
  Interest expense..................................................         43         83          29          50
  Other (income)/expense, net.......................................        (12)        36          16         (48)
                                                                      ---------  ---------  -----------  ---------
Income (loss) before income taxes...................................        146       (632)       (364)       (199)

Provision (benefit) for income taxes................................         76       (123)        (57)       (149)
                                                                      ---------  ---------  -----------  ---------
Net income (loss)...................................................  $      70  $    (509)  $    (307)  $     (50)
                                                                      ---------  ---------  -----------  ---------
                                                                      ---------  ---------  -----------  ---------

            See accompanying notes to combined financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                      COMMON STOCK
                              ----------------------------
                                 NUMBER OF
                                  SHARES         AMOUNT      PAID-IN-CAPITAL   TREASURY STOCK    RETAINED EARNINGS     TOTAL
                              ---------------  -----------  -----------------  ---------------  -------------------  ---------
Balance at December 31,
  1994......................        10,000      $      15                         $    (262)         $     849       $     602

1995 Net income.............                                                                                70              70
                                    ------            ---             ---             -----              -----       ---------
Balance at December 31,
  1995......................        10,000             15                              (262)               919             672
                                    ------            ---             ---             -----              -----       ---------

1996 Net loss...............                                                                              (509)             93

Balance at December 31,
  1996......................        10,000             15                              (262)               410             163
                                    ------            ---             ---             -----              -----       ---------
Addition to paid-in-
  capital...................                                    $      74                                                   74

Nine-months ended September
  30, 1997 net loss.........                                                                               (50)            (50)
                                    ------            ---             ---             -----              -----       ---------
Balance at September 30,
  1997......................        10,000      $      15       $      74         $    (262)         $     360       $     187
                                    ------            ---             ---             -----              -----       ---------
                                    ------            ---             ---             -----              -----       ---------

                 See accompanying notes to financial statements

                         ATLANTIC FREIGHT SYSTEMS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                YEARS ENDED          NINE MONTHS ENDED
                                                                                DECEMBER 31,           SEPTEMBER 30,
                                                                            --------------------  ------------------------
                                                                              1995       1996         1996         1997
                                                                            ---------  ---------  -------------  ---------
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).........................................................  $      70  $    (509)   $    (307)   $     (50)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
  Depreciation and amortization...........................................        153        270          201          219
  Changes in assets and liabilities:
    Accounts receivable...................................................       (163)      (208)        (362)         233
    Related party receivable..............................................        (22)       125          124          (19)
    Prepaid and other current assets......................................         (3)       (10)         (81)         (21)
    Other assets..........................................................        (51)       (14)         (17)         (64)
    Accounts payable......................................................        123        425          164          (98)
    Accrued expenses and other liabilities................................         85         (8)          (5)          10
    Deferred income taxes.................................................         63        (85)         108         (150)
                                                                            ---------  ---------        -----    ---------
      NET CASH PROVIDED BY (USEDFOR) OPERATING ACTIVITIES.................        255        (14)        (175)          60
                                                                            ---------  ---------        -----    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, net..................................       (531)      (414)        (416)         (98)
                                                                            ---------  ---------        -----    ---------
      NET CASH USED FOR INVESTING ACTIVITIES..............................       (531)      (414)        (416)         (98)
                                                                            ---------  ---------        -----    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in line of credit................................................     --         --           --               99
(Payments of) borrowings from related parties.............................        (33)       282          396          (12)
Principal payments under lease obligations................................        313        175          172         (113)
                                                                            ---------  ---------        -----    ---------
      NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES................        280        457          568          (26)
                                                                            ---------  ---------        -----    ---------
NET INCREASE(DECREASE) IN CASH AND EQUIVALENTS............................          4         29          (23)         (64)
Cash and equivalents at beginning of the period...........................         38         42           42           71
                                                                            ---------  ---------        -----    ---------
Cash and equivalents at end of the period.................................  $      42  $      71    $      19    $       7
                                                                            ---------  ---------        -----    ---------
                                                                            ---------  ---------        -----    ---------
Cash paid for:
  Interest................................................................  $      43  $      83    $      66    $      51
  Income taxes............................................................          0          3            5            1

                See accompanying notes to financial statements.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION AND BASIS OF PRESENTATION

    Atlantic Freight Systems, Inc.; Pacific Freight Systems, Inc.; Westchester Putnam Freight Services, Inc.; Atlantic Freight Services, Inc.; and Atlantic Freight of ATL, Inc. provide same day, on-demand delivery services under the trade name of Atlantic Freight Systems, Inc. These services are provided to the metropolitan and suburban areas surrounding Newark Airport (New Jersey), JFK Airport (New York City), Stewart Airport (Newburgh, NY), Philadelphia Airport (Pennsylvania), Atlanta Airport (Georgia), and Savannah Airport (Georgia). Operations at the Philadelphia, Atlanta and Savannah Airports have been discontinued or divested by September 30, 1997. See Note 10 for further discussion.

    These financial statements present the historical financial position, results of operations and cash flows of these combined entities and their consolidated subsidiaries during the periods presented. These combined companies were centrally owned and managed for all periods presented and are collectively referred to as "Atlantic Freight Systems, Inc." or the "Company" throughout these financial statements. All significant intercompany transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets which generally range from 3-15 years.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/ payable, related parties receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company provides its services predominately to the air freight forwarding industry in the New York metropolitan area. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. The Company's ten largest customers accounted for approximately 64%, 65% and 60% of sales in 1995, 1996 and the nine months ended September 30, 1997 respectively.

    MAJOR CUSTOMERS

    In 1995, the Company's two largest customers accounted for approximately 23% and 14% of sales. In 1996, the Company's two largest customers accounted for approximately 23% and 11% of sales. For the nine months ended September 30, 1997, the Company's two largest customers accounted for approximately 20% and 10% of sales.

    FISCAL YEAR

    The fiscal year and each quarter of the Company ends on the Sunday nearest to the 31st. For ease of presentation, the year-end date is presented throughout these financial statements as December 31, for 1995 and 1996 and the nine months ended is presented as September 30, for 1997.

    INCOME TAXES

    The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (FAS 109).

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                  BALANCE AT     CHARGED TO                   BALANCE
                                                   BEGINNING      COSTS AND                   AT END
                                                   OF PERIOD      EXPENSES     WRITE-OFFS    OF PERIOD
                                                 -------------  -------------  -----------  -----------
Year ended December 31, 1995...................    $      29      $     222     $    (185)   $      66
Year ended December 31, 1996...................    $      66      $     536     $    (377)   $     225
Nine-months ended September 30, 1997...........    $     225      $      24     $     (24)   $     225

    The increase in the allowance for doubtful accounts receivable as of December 31, 1996 relates to bad debts associated with the Company's operations in Philadelphia, Atlanta and Savannah.

                         ATLANTIC FREIGHT SYSTEMS, INC.

                             (DOLLARS IN THOUSANDS)

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                    DECEMBER 31   SEPTEMBER 30,
                                                                       1996           1997
                                                                   -------------  -------------
Equipment........................................................    $     181      $     227
Furniture and fixture............................................           14             14
Vehicles.........................................................          963          1,017
Other............................................................          122            122
                                                                        ------         ------
                                                                         1,280          1,380
Accumulated depreciation and amortization........................          478            692
                                                                        ------         ------
                                                                     $     802      $     688
                                                                        ------         ------
                                                                        ------         ------

    Depreciation expense for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was approximately $149, $270 and $202, respectively. Vehicles totaling $862 at December 31, 1996 and September 30, 1997 represent capitalized leases.

5. LINE OF CREDIT

    On January 15, 1997, the Company entered into a $100 line of credit agreement with a maturity date of January 31, 1998. Commitment fees are nominal. Interest is variable at a per annum rate equal to the sum of 3.50% plus the 30-day commercial paper rate (9.06% at September 30, 1997). Collateral on the line of credit consists of an equity security portfolio owned by one of the principal shareholders of the Company. The portfolio must be valued at an aggregate value of no less than $150.

6. LEASE COMMITMENTS

    The Company leases certain warehousing and office facilities and vehicles under capital and operating leases expiring on various dates through 2000. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property. The leases on most of the

                         ATLANTIC FREIGHT SYSTEMS, INC.

                             (DOLLARS IN THOUSANDS)

6. LEASE COMMITMENTS (CONTINUED)
properties contain renewal provisions. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at September 30, 1997 are as follows:

                                                                                             CAPITALIZED    OPERATING
FISCAL YEAR                                                                                    LEASES        LEASES
------------------------------------------------------------------------------------------  -------------  -----------
1998......................................................................................    $     223     $     622
1999......................................................................................          171           490
2000......................................................................................           85           429
2001 and thereafter.......................................................................       --             1,192
                                                                                                  -----    -----------
  Total minimum lease payments............................................................          479     $   2,733
                                                                                                           -----------
                                                                                                           -----------
Imputed interest..........................................................................           21
                                                                                                  -----
  Present value of minimum capitalized lease payments.....................................          458
                                                                                                  -----
Current portion...........................................................................          161
                                                                                                  -----
Long-term capitalized lease obligations...................................................    $     297
                                                                                                  -----
                                                                                                  -----

    The Company subleases certain of these leased properties to certain customers. Total rental income, recorded as a reduction in rental expense was $120, $109 and $199 in 1995, 1996 and 1997, respectively. Rental expense charged to operations was approximately $330, $431 and $396 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively. The aggregate future minimum rentals for subleases are $453 at September 30, 1997.

7. INCOME TAXES

    The provision (benefit) for income taxes comprises:

                                                                                        NINE-MONTHS
                                                                    YEAR ENDED             ENDED
                                                                   DECEMBER 31,        SEPTEMBER 30,
                                                              ----------------------  ---------------
                                                                 1995        1996          1997
                                                                 -----     ---------  ---------------
Current tax expense
  Federal...................................................   $       7   $  --         $  --
  State and local...........................................           2           2             1
                                                                     ---   ---------         -----
                                                                       9           2             1
Deferred tax expense (benefit)..............................          67        (125)         (150)
                                                                     ---   ---------         -----
Provision (benefit) for income taxes........................   $      76   $    (123)    $    (149)
                                                                     ---   ---------         -----
                                                                     ---   ---------         -----

                         ATLANTIC FREIGHT SYSTEMS, INC.

                             (DOLLARS IN THOUSANDS)

7. INCOME TAXES (CONTINUED)
    The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                                        NINE-MONTHS
                                                                    YEAR ENDED             ENDED
                                                                   DECEMBER 31,        SEPTEMBER 30,
                                                              ----------------------  ---------------
                                                                 1995        1996          1997
                                                                 -----     ---------  ---------------
Taxes computed at federal statutory rate (35%)..............   $      71   $    (214)    $     (43)
State taxes (net of federal benefit)........................          13         (40)           (8)
Other, net..................................................          (8)        131           (98)
                                                                     ---   ---------         -----
  Provision (benefit) for income taxes......................   $      76   $    (123)    $    (149)
                                                                     ---   ---------         -----
                                                                     ---   ---------         -----

    Temporary differences giving rise to the Company's deferred tax assets and liabilities comprised the following:

                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1996            1997
                                                                  -------------  ---------------
Deferred tax assets
  Tax loss carryforwards........................................    $     251       $     293
  Bad debts.....................................................           25              62
  Accrued liabilities...........................................           22              18
                                                                        -----           -----
Gross deferred tax assets.......................................          298             273
Deferred tax valuation allowance................................         (137)            (71)
                                                                        -----           -----
  Net deferred tax assets.......................................          161             302

Deferred tax liabilities
  Cash to accrual adjustment....................................          181             148
  Property and equipment........................................          223             247
                                                                        -----           -----
  Net deferred tax liabilities..................................    $    (243)      $     (93)
                                                                        -----           -----
                                                                        -----           -----

    At September 30, 1997, the Company has net operating loss carryovers of approximately $818. Due to the change in ownership as described in Note 11, there may be limitations on the amount of these net operating losses that can be utilized to reduce future taxable income.

8. RELATED PARTY TRANSACTIONS

    The Company provided distribution services to an affiliated air freight services company, amounting to $130, $117 and $0 in 1995, 1996 and 1997, respectively. In December 1995, the shareholders of the Company sold their interest in the affiliated entity to a relative of one of the principal shareholders of the Company.

    The Company provided the affiliated company with certain administrative services, including accounting and insurance administration activities. All costs related to these services are charged to the affiliated

                         ATLANTIC FREIGHT SYSTEMS, INC.

                             (DOLLARS IN THOUSANDS)

8. RELATED PARTY TRANSACTIONS (CONTINUED) company using allocation methods management believes are reasonable. The allocated charges approximated $17, $30 and $0 in 1995, 1996 and 1997, respectively.

    The Company borrows from and/or loans to, the Company's shareholders and various relatives of the shareholders. As of December 31, 1996 and September 30, 1997, the amounts owed to related parties were $361 and $275, respectively. As of December 31, 1996 and September 30, 1997, the amounts due from related parties were $0 and $19, respectively. All related party loans to/from the Company are payable upon demand. On certain related party notes payable, the Company pays interest at a rate of 10%. Interest expense totaled $17, $18 and $12 for related party notes payable in 1995, 1996 and 1997, respectively.

9. COMMITMENTS AND CONTINGENCIES

    The Company is involved in various legal proceedings arising in the ordinary course of business. Based upon the information presently available and the Company's evaluation of the proceedings pending, management believes that the adverse determination of any such proceedings or all of them combined will not have a material adverse effect on the Company's business or financial position or results of operations.

10. DIVESTITURES AND ACQUISITIONS

    On December 31, 1996, the Company discontinued the operations of Atlantic Freight Services Inc., the facility serving the Philadelphia Airport. In March 1997, the Company divested itself of its Atlanta operations of Atlantic Freight of ATL, Inc. In June 1997, the Company sold Atlantic Freight of ATL, Inc., the remaining operation serving the Savannah Airport. The cost of these divestitures was not material to the combined financial position of the Company. However, these operations combined accounted for $1,103 of revenues in 1996 and $312 of revenues for the nine months ended in 1997; these facilities commenced operations in 1996.

    In June 1997, the Company reduced its ownership interest in Lognet, Inc., a transportation industry internet service provider, from 65% to 0%. Proceeds from the sale approximated $50.

    In June 1997, the Company purchased the assets of Stewart Inc., a competitor serving Stewart Airport, for approximately $100.

11. UNAUDITED SUBSEQUENT EVENTS

    The Company and its stockholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Zoom Messenger Service, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations and changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Zoom Messenger Service, Inc. (the Company) at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the year ended December 31, 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative working capital, it has limited availability under its working capital line and is not generating positive cash flow from operations. Management's plan to address these issues are summarized in Note 1. These matters raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Philadelphia, Pennsylvania
December 12, 1997

                          ZOOM MESSENGER SERVICE, INC.

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                      DECEMBER 31,   SEPTEMBER 30,
                                                                                          1996           1997
                                                                                      -------------  -------------
                                                      ASSETS

Current assets
  Cash..............................................................................    $      16      $      16
  Accounts receivable, net of allowance for doubtful accounts of $10 and $15,
    respectively....................................................................        1,506          1,377
  Prepaid and other current assets..................................................           18             40
                                                                                           ------         ------
    Total current assets............................................................        1,540          1,433
Property and equipment, net.........................................................           56             47
Intangible assets, net of accumulated amortization of $320 and $447,
  respectively......................................................................          526            398
Other assets........................................................................           13             17
                                                                                           ------         ------
                                                                                        $   2,135      $   1,895
                                                                                           ------         ------
                                                                                           ------         ------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Line of credit....................................................................    $     803      $     900
  Accounts payable..................................................................          381            498
  Accrued expenses..................................................................           80            157
  Shareholder payable...............................................................          129            166
  Capital lease obligation, current.................................................            9              8
  Customer list liability...........................................................          181             12
                                                                                           ------         ------
    Total current liabilities.......................................................        1,583          1,741
Customer list long term liability...................................................           15         --
Capital lease obligation, long term.................................................           10              2
                                                                                           ------         ------
    Total liabilities...............................................................        1,608          1,743
                                                                                           ------         ------
Commitments and contingencies (Note 9)

Stockholder's Equity

Common stock; no par value; 220 shares authorized and outstanding...................       --             --
Additional paid-in-capital..........................................................           19             19
Retained earnings...................................................................          508            133
                                                                                           ------         ------
                                                                                              527            152
                                                                                           ------         ------
Stockholders' Equity................................................................    $   2,135      $   1,895
                                                                                           ------         ------
                                                                                           ------         ------

                See accompanying notes to financial statements.

                          ZOOM MESSENGER SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                               YEAR ENDED      NINE MONTHS ENDED
                                                                              DECEMBER 31,       SEPTEMBER 30,
                                                                              -------------  ----------------------
                                                                                  1996          1996        1997
                                                                              -------------  -----------  ---------

                                                                                             (UNAUDITED)
Net sales...................................................................    $   8,404     $   6,318   $   6,524
Cost of sales...............................................................        6,314         4,954       4,964
                                                                                   ------    -----------  ---------
  Gross margin..............................................................        2,090         1,364       1,560
Operating expenses..........................................................        1,317           798         951
Sales and marketing expenses................................................          173            70         194
General and administrative expenses.........................................          747           563         592
Depreciation and amortization...............................................          191           178         142
                                                                                   ------    -----------  ---------
Operating loss..............................................................         (338)         (245)       (319)
                                                                                   ------    -----------  ---------
Other income (expense)
  Interest expense..........................................................          (63)          (34)        (73)
  Other, net................................................................           30            28          17
                                                                                   ------    -----------  ---------
Net loss....................................................................    $    (371)    $    (251)  $    (375)
                                                                                   ------    -----------  ---------
                                                                                   ------    -----------  ---------
Unaudited pro forma information
  Pro forma net loss before benefit for income taxes........................    $    (371)    $    (251)  $    (375)
  Benefit for income taxes..................................................          148           100         150
                                                                                   ------    -----------  ---------
Pro forma net income (loss) (see Note 2)....................................    $    (223)    $    (151)  $    (225)
                                                                                   ------    -----------  ---------
                                                                                   ------    -----------  ---------

                See accompanying notes to financial statements.

                          ZOOM MESSENGER SERVICE, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              COMMON STOCK                                           TOTAL
                                                        ------------------------    ADDITIONAL      RETAINED     STOCKHOLDER'S
                                                          SHARES       AMOUNT     PAID-IN CAPITAL   EARNINGS        EQUITY
                                                        -----------  -----------  ---------------  -----------  ---------------
Balance at December 31, 1995..........................         220    $  --          $      19      $     879      $     898
Net loss..............................................                                                   (371)          (371)
                                                               ---        -----          -----          -----          -----
Balance at December 31, 1996..........................         220       --          $      19            508            527
Net loss..............................................                                                   (375)          (375)
                                                               ---        -----          -----          -----          -----
Balance at September 30, 1997.........................         220    $  --          $      19      $     133      $     152
                                                               ---        -----          -----          -----          -----
                                                               ---        -----          -----          -----          -----

                See accompanying notes to financial statements.

                          ZOOM MESSENGER SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                YEAR ENDED       NINE MONTHS ENDED
                                                                               DECEMBER 31,        SEPTEMBER 30,
                                                                               -------------  ------------------------
                                                                                   1996           1996         1997
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss.....................................................................    $    (371)     $    (251)   $    (375)
Adjustments to reconcile net loss to net cash used for operating activities.................................................................
  Depreciation and amortization..............................................          191            178          142
  Changes in assets and liabilities
    Accounts receivable......................................................         (290)          (146)         129
    Prepaid and other assets.................................................           (1)             5          (22)
    Shareholder receivable / payable.........................................          153             24           37
    Other assets.............................................................            0              0           (4)
    Accounts payable.........................................................          173            (69)         117
    Accrued expenses.........................................................           25            150           77
    Customer list liability..................................................         (390)          (390)        (184)
                                                                                     -----          -----    ---------
      NET CASH USED FOR OPERATING ACTIVITIES.................................         (510)          (499)         (83)
                                                                                     -----          -----    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment..........................................          (10)           (10)          (5)
Capital lease payments.......................................................          (10)            (6)          (9)
                                                                                     -----          -----    ---------
      NET CASH USED FOR INVESTING ACTIVITIES.................................          (20)           (16)         (14)
                                                                                     -----          -----    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase in line of credit...................................................          803            803           97
Payments on long-term debt...................................................         (275)          (275)           0
                                                                                     -----          -----    ---------
      NET CASH PROVIDED BY FINANCING ACTIVITIES..............................          528            528           97
NET (DECREASE) INCREASE IN CASH..............................................           (2)            13            0
Cash at beginning of the period..............................................           18             18           16
                                                                                     -----          -----    ---------
Cash at end of the period....................................................    $      16      $      31    $      16
                                                                                     -----          -----    ---------
                                                                                     -----          -----    ---------
Cash paid for interest.......................................................    $      56      $      42    $      82
                                                                                     -----          -----    ---------
                                                                                     -----          -----    ---------

                See accompanying notes to financial statements.

                          ZOOM MESSENGER SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION/GOING CONCERN MATTER

    Zoom Messenger Services, Inc. (the Company) provides same-day, on-demand delivery services in the New York City metropolitan area.

    The Company is in a negative working position, it has exhausted its borrowing capacity and is currently generating negative cash flow from operations. Based on these factors, it raises substantial doubt about the Company's ability to continue as a going concern. Management plans to reduce operating costs to improve its operations. Additionally, the Company has entered into a definitive agreement with Dispatch Management Services Corp. pursuant to which the Company will merge with Dispatch Management Services Corp.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

    INTANGIBLE ASSETS

    Intangible assets consist of customer lists and are amortized using the straight-line method over five years. The carrying value of intangible assets is assessed for recoverability by management based on an analysis of future undiscounted cash flows from the underlying operations. Management believes that there has been no impairment of intangible assets at September 30, 1997.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value as interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

                          ZOOM MESSENGER SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    MAJOR CUSTOMERS

    In 1996 and 1997, the Company's two largest customers accounted for approximately 23% and 20% of sales.

    INCOME TAXES

    The Company has elected to have its income taxed under Section 1362 of the Internal Revenue Code (the Subchapter S Corporation Election) which provides that, in lieu of federal corporate income taxes, the shareholders are taxed on the Company's income. Local taxes are immaterial.

    There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At September 30, 1997, the carrying amounts of the Company's net assets exceeds the tax bases by approximately $432.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

    UNAUDITED INTERIM FINANCIAL DATA

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring items, necessary for a fair statement of the results for the interim periods.

3. ACCOUNTS RECEIVABLE

    Accounts Receivable comprised the following:

                                                                  DECEMBER 31,   SEPTEMBER 30,
                                                                      1996           1997
                                                                  -------------  -------------
Accounts receivable, trade......................................    $   1,516      $   1,392
Allowance for doubtful accounts.................................          (10)           (15)
                                                                       ------         ------
                                                                    $   1,506      $   1,377
                                                                       ------         ------
                                                                       ------         ------

                          ZOOM MESSENGER SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

3. ACCOUNTS RECEIVABLE (CONTINUED)
    Allowance for doubtful accounts comprised the following:

                                                 BALANCE AT      CHARGED TO                       BALANCE AT
                                                  BEGINNING       COSTS AND                         END OF
                                                  OF PERIOD       EXPENSES        WRITE-OFFS        PERIOD
                                                -------------  ---------------  ---------------  -------------
Year ended December 31, 1996..................    $       5       $      10        $       5       $      10
Nine months ended September 30, 1997..........    $      10       $      10        $       5       $      15

4. PROPERTY AND EQUIPMENT

    Property and equipment comprised the following:

                                                      ESTIMATED
                                                       USEFUL     DECEMBER 31,     SEPTEMBER 30,
                                                        LIFE          1996             1997
                                                      ---------  ---------------  ---------------
Computer equipment..................................    5 years     $     156        $     158
Furniture...........................................    5 years            14               14
Office equipment....................................    7 years             2                2
Other...............................................   39 years            10               10
                                                                        -----            -----
                                                                          182              184
Accumulated depreciation and amortization...........                     (126)            (137)
                                                                        -----            -----
                                                                    $      56        $      47
                                                                        -----            -----
                                                                        -----            -----

    Computers with an aggregate cost and accumulated depreciation of $49 and $29, respectively, in 1996 and $49 and $36, respectively, thus far in 1997, are recorded under capital leases.

5. ACCRUED EXPENSES

    Accrued expenses comprised the following:

                                                                    DECEMBER 31,      SEPTEMBER 30,
                                                                        1996              1997
                                                                  -----------------  ---------------
Payroll and payroll taxes.......................................      $      14         $      64
Commissions.....................................................             11                 8
Deferred city taxes.............................................             32                21
Bank overdraft..................................................             21                19
Other...........................................................              2                45
                                                                            ---             -----
  Total accrued expenses........................................      $      80         $     157
                                                                            ---             -----
                                                                            ---             -----

                          ZOOM MESSENGER SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

6. LONG-TERM DEBT

    Debt comprised the following:

                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                  ---------------  ---------------
Bank line of credit.............................................     $     803        $     900
Capital lease obligations.......................................            19               10
                                                                         -----            -----
  Total.........................................................           822              910
Less--current portion...........................................           812              908
                                                                         -----            -----
  Long-term debt................................................     $      10        $       2
                                                                         -----            -----
                                                                         -----            -----

    The Bank line of credit is payable on demand and provides for maximum borrowings of $900. Interest accrues at the rate of 10.25% per annum.

    The Bank line of credit is secured by the Company's accounts receivable and guaranteed by the shareholders of the Company

    The Company entered into 5 year capital lease agreements in November 1993 for certain computer equipment. These leases have minimum monthly payments of $1.

7. OPERATING LEASES

    The Company leases offices in New York City pursuant to operating leases expiring at various times to 2005. The leases contain certain escalation clauses both for annual minimum rents and real estate taxes Future minimum lease payments required under the agreements are as follows:

FISCAL YEAR
------------------------------------------------------------------------------------------
1997......................................................................................  $      24
1998......................................................................................         96
1999......................................................................................         98
2000......................................................................................        100
2001......................................................................................        101
2002......................................................................................         90
                                                                                            ---------
                                                                                            $     509
                                                                                            ---------
                                                                                            ---------

    Rental expense was approximately $67 for the nine months ended September 30, 1997 and $94 for the years ended December 31, 1996.

8. INTANGIBLE ASSETS

    In March 1993, April 1995, and June 1995, the Company acquired customer lists of three other messenger services. Initial cash payments for these customer lists were $10, $5, and $50, respectively. Included in the valuation of these customer lists are subsequent payments based on collections or revenue of the respective customer list.

                          ZOOM MESSENGER SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

9. RELATED PARTY/SIGNIFICANT TRANSACTIONS

    The following represent related party transactions or significant transactions with entities which are dependent on the Company's business:

    As of September 30, 1997, the Company has amounts payable to its shareholders for $130 for which there are no formal repayment terms.

    In addition, the shareholder payable balance at December 31, 1996 and September 30, 1997 include other amounts payable to the shareholders for $129 and $36, respectively.

    Deliveries of certain larger packages over long distances are performed by Bonnies Messenger, Inc., an unrelated local trucking and delivery service company. Transactions with the Company represent essentially all of Bonnies Messenger, Inc.'s business. Amounts paid to Bonnies Messenger, Inc. for services rendered were $3,086, $2,297 (unaudited) and $2,315 for the year ended December 31, 1996 and the nine month periods ended September 30, 1996 and 1997, respectively.

10. COMMITMENTS AND CONTINGENCIES

    There are pending actions and contingencies arising out of the ordinary conduct of business. In the opinion of the Company, the liability, if any, arising from these actions will not have a material effect on the Company's financial position, the results of its operations, or its cash flows.

    In April 1995, the Company entered into an employment agreement with the vice president of Sales through March 2002. This agreement provides for $68 salary per annum, $10 for expenses per annum, a commissions agreement plus other benefits. This agreement arose from a customer list purchase agreement.

11. UNAUDITED SUBSEQUENT EVENTS

    The company and its stockholder have entered into a definitive agreement with DMS Corporation (DMS) pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of
Bullit Courier Services, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Bullit Courier Services, Inc., and its subsidiaries at February 28, 1997 and February 29, 1996, and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Detroit, Michigan
September 11, 1997

                         BULLIT COURIER SERVICES, INC.

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                        FEBRUARY 29,   FEBRUARY 28,    SEPTEMBER 30,
                                                                            1996           1997            1997
                                                                        -------------  -------------  ---------------

                                                                                                        (UNAUDITED)
                                ASSETS
Current assets
  Cash and cash equivalents...........................................    $     150      $      63       $      71
  Accounts receivable, less allowance for uncollectible accounts of
    $18...............................................................          697            693             878
  Other assets........................................................           57             48              21
                                                                             ------          -----          ------
      Total current assets............................................          904            804             970
Property and equipment, net...........................................          112             99              95
Deferred tax asset--noncurrent........................................           11             44          --
Other assets..........................................................           13             13              13
                                                                             ------          -----          ------
      Total assets....................................................    $   1,040      $     960       $   1,078
                                                                             ------          -----          ------
                                                                             ------          -----          ------
                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable to former shareholder.................................    $       9      $      17       $       2
  Line of credit......................................................           50            154             154
  Current portion long-term debt......................................           34             34              34
  Accounts payable....................................................          232            314             181
  Payroll taxes.......................................................           80             26              22
  Accrued expenses and other liabilities..............................           97             10              89
                                                                             ------          -----          ------
      Total current liabilities.......................................          502            555             482
Note payable to former shareholder....................................           17
Bank loans payable....................................................          306            273             253
                                                                             ------          -----          ------
      Total long-term debt............................................          323            273             253
                                                                             ------          -----          ------
      Total liabilities...............................................          825            828             735
                                                                             ------          -----          ------
Commitments and contingencies
Stockholders' equity
  Common stock, no par value, authorized 200 shares; 60 issued and
    outstanding.......................................................           25             25              25
  Less--treasury stock, 140 shares repurchased........................         (148)          (148)           (148)
  Retained earnings...................................................          338            255             466
                                                                             ------          -----          ------
      Total stockholders' equity......................................          215            132             343
                                                                             ------          -----          ------
      Total liabilities and stockholders' equity......................    $   1,040      $     960       $   1,078
                                                                             ------          -----          ------
                                                                             ------          -----          ------

          See accompanying notes to consolidated financial statements.

                         BULLIT COURIER SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                SEVEN MONTHS
                                                           YEAR ENDED                              ENDED
                                           -------------------------------------------  ----------------------------
                                           FEBRUARY 28,   FEBRUARY 29,   FEBRUARY 28,   SEPTEMBER 30,  SEPTEMBER 30,
                                               1995           1996           1997           1996           1997
                                           -------------  -------------  -------------  -------------  -------------
                                                                                                (UNAUDITED)
Net sales................................    $   6,856      $   6,704      $   7,696      $   4,364      $   5,297
Cost of sales............................        4,270          4,119          4,639          2,694          3,090
                                                ------         ------         ------         ------         ------
  Gross margin...........................        2,586          2,585          3,057          1,670          2,207
  Operating expenses.....................        1,659          1,758          2,116          1,105          1,333
  Sales and marketing....................          346            373            358            194            190
  General and administrative expenses....          511            489            642            298            315
  Depreciation...........................           23             14              6              7              4
                                                ------         ------         ------         ------         ------
Operating income (loss)..................           47            (49)           (65)            66            365
                                                ------         ------         ------         ------         ------
Interest expense.........................            8              8            107              9             52
Other income.............................           (5)           (12)           (56)            (1)            --
Income (loss) before provision (benefit)
  for income taxes.......................           44            (45)          (116)            58            313
Provision (benefit) for income taxes.....           27            (11)           (33)            31            102
                                                ------         ------         ------         ------         ------
Net income (loss)........................    $      17      $     (34)     $     (83)     $      27      $     211
                                                ------         ------         ------         ------         ------
                                                ------         ------         ------         ------         ------

          See accompanying notes to consolidated financial statements.

                         BULLIT COURIER SERVICES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                (DOLLARS IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                                 COMMON STOCK                   TREASURY STOCK
                                                              ------------------              ------------------
                                                               NUMBER              RETAINED    NUMBER
                                                              OF SHARES   AMOUNT   EARNINGS   OF SHARES   AMOUNT   TOTAL
                                                              ---------   ------   --------   ---------   ------   -----
Stockholders' equity, February 28, 1994.....................     60        $25       $355        140      $(148)   $ 232
Net income..................................................                           17                             17
                                                                 --
                                                                          ------   --------      ---      ------   -----
Stockholders' equity, February 28, 1995.....................     60         25        372        140       (148)     249
Net loss....................................................                          (34)                           (34)
                                                                 --
                                                                          ------   --------      ---      ------   -----
Stockholders' equity, February 29, 1996.....................     60         25        338        140       (148)   $ 215
Net loss....................................................                          (83)                           (83)
                                                                 --
                                                                          ------   --------      ---      ------   -----
Stockholders' equity, February 28, 1997.....................     60         25        255        140       (148)     132
Net income (unaudited)......................................                          211                            211
                                                                 --
                                                                          ------   --------      ---      ------   -----
Stockholders' equity, September 30, 1997 (unaudited)........     60        $25       $466        140      $(148)   $ 343
                                                                 --
                                                                 --
                                                                          ------   --------      ---      ------   -----
                                                                          ------   --------      ---      ------   -----

          See accompanying notes to consolidated financial statements.

                         BULLIT COURIER SERVICES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                        SEVEN MONTHS
                                                              YEAR ENDED                                   ENDED
                                           -------------------------------------------------  --------------------------------
                                            FEBRUARY 28,     FEBRUARY 29,     FEBRUARY 28,     SEPTEMBER 30,    SEPTEMBER 30,
                                                1995             1996             1997             1996             1997
                                           ---------------  ---------------  ---------------  ---------------  ---------------
                                                                                                        (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES
Net income (loss)........................     $      17        $     (34)       $     (83)       $      27        $     211
Adjustments to reconcile net income to
  net cash provided by (used in)
  operating activities
  Depreciation...........................            23               14                6                7                4
  Deferred taxes.........................           (49)             (11)             (33)              11               44
  Other..................................            16           --                    7           --               --
Changes in assets and liabilities
  Accounts receivable....................            98             (166)               4               51             (185)
  Other current assets...................           (93)              44                9              (71)              27
  Accounts payable.......................           (59)              86               82              (20)            (133)
  Payroll taxes payable..................           111              (31)             (54)             (66)              (4)
  Other accrued expenses.................            18              (12)             (87)              32               79
                                                  -----              ---            -----            -----              ---
    NET CASH PROVIDED BY (USED IN)
      OPERATING ACTIVITIES...............            82             (110)            (149)             (29)              43
                                                  -----              ---            -----            -----              ---
CASH FLOW FROM FINANCING ACTIVITIES
Repayments on note payable to former
  shareholder............................           (51)             (39)              (9)              (9)             (15)
Repayments on long-term bank loans.......           (31)             (33)             (33)             (19)             (20)
Short-term bank borrowings, net..........            25               25              104               73           --
                                                  -----              ---            -----            -----              ---
    NET CASH PROVIDED BY (USED IN)
      FINANCING ACTIVITIES...............           (57)             (47)              62               45              (35)
                                                  -----              ---            -----            -----              ---
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................            25             (157)             (87)              16                8
Cash and cash equivalents, beginning of
  year...................................           282              307              150              150               63
                                                  -----              ---            -----            -----              ---
Cash and cash equivalents, end of year...     $     307        $     150        $      63        $     166        $      71
                                                  -----              ---            -----            -----              ---
                                                  -----              ---            -----            -----              ---
SUPPLEMENTAL DATA
Cash paid for
  Income taxes...........................     $      89        $      10        $      31        $      10        $      12
  Interest...............................             8                8              107                9               52

          See accompanying notes to consolidated financial statements.

                         BULLIT COURIER SERVICES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF THE BUSINESS

    Bullit Courier Services, Inc. and Subsidiaries (the Company or Bullit) was incorporated on March 30, 1978 under the laws of the State of New York. The Company is organized into Bullit Services, Inc. (the Parent) and its two wholly-owned subsidiaries. The subsidiary Bullit Messenger and Manpower, Inc. (Messenger) conducts foot messenger services and the subsidiary Bullit Motor Services, Inc., (Motor), performs trucking services.

    Messenger operates the majority of its business in the mid and downtown areas of Manhattan and services the small parcel (one to ten pounds) sector of delivery needs. The majority of the Company's customers are based in Manhattan. Deliveries are made by foot and through public transportation.

    Motor operates from the Company's headquarters in Brooklyn, New York. Motor services the New York metropolitan region's light-end (10 to 500 pounds) and freight (500 to 2,000 pounds) trucking needs. Motor is generally a rush delivery service and operations are conducted 24 hours a day, 365 days a year.

    Both Messenger and Motor service the same customers from a multi-industry base including financial institutions, the garment center and textile firms and printers.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    Through the fiscal year ended February 28, 1995, Spartan Worldwide Delivery, Inc., (Spartan), an airborne delivery services business, and through the fiscal year ended February 28, 1996, On-Line Automated Services ("On-Line"), a computer consulting business, were wholly-owned subsidiaries of Bullit. Both businesses were operated at separate locations, conducted independent operations, and did not share costs with the parent. Only the assets and operations of Bullit Services, Inc., and its two wholly-owned subsidiaries that exist at February 28, 1997, Messenger and Motor, are included, accordingly, the accompanying financial statements exclude the effects of operations of Spartan and On-Line.

    PRINCIPLES OF CONSOLIDATION

    All significant intercompany balances and transactions are eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses for the periods presented. Actual results may differ from such estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

                         BULLIT COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and Equipment are stated at cost and are depreciated using various accelerated methods over the estimated useful lives of the assets or the terms of the lease, whichever is shorter, as follows:

                                                                                            YEARS
                                                                                            -----
Equipment..............................................................................           5
Furniture..............................................................................           7
Vehicles...............................................................................           5
Leasehold improvements.................................................................        31.5

    Expenditures for equipment, furniture, leasehold improvements and vehicles are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Upon disposition of property and equipment, the cost and accumulated depreciation are removed from the related accounts, and any resulting gain or loss is reflected in the results of operations for the period.

    INCOME TAXES

    The Company applies the liability method in accounting for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS No.
109). Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse.

    CONCENTRATION OF CREDIT RISK

    The Company performs messenger and truck delivery services to businesses located principally in the New York Metropolitan region. Financial instruments which potentially subject the Company to credit risk consists primarily of accounts receivable, and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. The Company grants credit to customers in the ordinary course of business.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    For certain of the company's financial instruments, including cash, accounts receivable, notes payable and short-term borrowings, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Long-term floating rate notes are carried at amounts that approximate fair value. The estimated fair value of long-term debt is primarily based on borrowing rates currently available to the company for bank loans with similar terms and maturities.

                         BULLIT COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM FINANCIAL DATA

    The interim financial data as of September 30, 1997 and for the seven months ended September 30, 1996 and September 30, 1997 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. TRADE RECEIVABLES

    At February 29, 1996, and February 28, 1997, three customers represented 20%, 10%, and 9%; and 26%, 18% and 10%, respectively, of total receivables. For the three years ended February 28, 1997, the three customers represented 19%, 11%, and 9%; and 23%, 14%, and 12%; and 28%, 17%, and 11%, respectively, of net sales.

4. ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The allowance for doubtful accounts consists of the following (in thousands):

                                                                     BALANCE AT     CHARGED TO                  BALANCE AT
                                                                      BEGINNING      COSTS AND                    END OF
                                                                      OF PERIOD      EXPENSES     WRITE-OFFS      PERIOD
                                                                    -------------  -------------  -----------  -------------
Year ended February 29, 1996......................................    $      18      $       3     $       3     $      18
Year ended February 28, 1997......................................           18            117           117            18

5. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                         FEBRUARY 29,     FEBRUARY 28,
                                                                                             1996             1997
                                                                                        ---------------  ---------------
Furniture and equipment...............................................................     $     462        $     462
Automobiles...........................................................................            38
Leasehold improvements................................................................           104              104
                                                                                               -----            -----
                                                                                                 604              566
                                                                                               -----            -----
Less--accumulated depreciation........................................................           492              467
                                                                                               -----            -----
Property and equipment, net...........................................................     $     112        $      99
                                                                                               -----            -----
                                                                                               -----            -----

6. DEBT

    LONG-TERM DEBT

    The Company has obtained a Small Business Administration (SBA) loan with a financial institution for $405 to refinance its previous debt and provide working capital. The balance is payable over eleven

                         BULLIT COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

6. DEBT (CONTINUED)
years at a stated interest rate of 2.75% above prime rate in effect at the beginning of each Adjustment Period, as defined in the loan agreement (11.0% at February 28, 1997). There are no compensating balances, however, the loan is personally guaranteed by the officers of the Company. At February 29, 1996 and February 28, 1997, the current and long-term portions outstanding are as follows:

                                                                                  1996       1997
                                                                                ---------  ---------
SBA loan......................................................................  $     340  $     307
Less--current portion.........................................................         34         34
                                                                                ---------  ---------
  Total long-term.............................................................  $     306  $     273
                                                                                ---------  ---------
                                                                                ---------  ---------

    Annual maturity on the SBA loan outstanding at February 28, 1997 is as follows: 1998, $34; 1999, $34; 2,000, $34; 2001, $34; 2002, $34; 2003 and
thereafter, $137. Interest expense on the SBA loan for each of the three years ended February 28, 1997 was $38, $8, and $8, respectively.

    SHORT-TERM DEBT

    In addition, the Company has a line of credit with the same financial institution, which is renewed on an annual basis. At February 29, 1996 and February 28, 1997, borrowings under this agreement were $50 and $154 payable at 11.25% and 11.50%, respectively. Interest expense related to the credit line for each of the three years ended February 28, 1997 was: $2, $3, and $13. At February 28, 1997, the unused borrowing capacity under the line of credit totaled $46.

    NOTE PAYABLE TO FORMER SHAREHOLDER

    The Company has a note payable to a former shareholder at a stated annual interest of 6% related to the purchase of outstanding stock. At February 29, 1996, and February 28, 1997, the amounts due to the shareholders were as follows:

                                                                                               1996         1997
                                                                                               -----        -----
Note payable..............................................................................   $      26    $      17
Less--current portion.....................................................................           9           17
                                                                                                   ---          ---
  Total long term.........................................................................   $      17    $  --
                                                                                                   ---          ---
                                                                                                   ---          ---

                         BULLIT COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

7. INCOME TAXES

    The following are the components of the income tax provision:

                                                                                             YEAR ENDED
                                                                          -------------------------------------------------
                                                                           FEBRUARY 28,     FEBRUARY 28,     FEBRUARY 28,
                                                                               1995             1996             1997
                                                                          ---------------  ---------------  ---------------
Current
  Federal...............................................................     $      16        $      --        $      --
  State and local.......................................................            11
                                                                                   ---              ---              ---
                                                                                    27
Deferred
  Federal...............................................................                            (11)             (33)
  State and local.......................................................
                                                                                   ---              ---              ---
                                                                                                    (11)             (33)
                                                                                   ---              ---              ---
  Income tax provision (benefit)........................................     $      27        $     (11)       $     (33)
                                                                                   ---              ---              ---
                                                                                   ---              ---              ---

    Reconciliation between income tax expense/(benefit) and the income taxes computed by applying the U.S. statutory rate to income before income taxes is as follows:

                                                                                             YEAR ENDED
                                                                          -------------------------------------------------
                                                                           FEBRUARY 28,     FEBRUARY 28,     FEBRUARY 28,
                                                                               1995             1996             1997
                                                                          ---------------  ---------------  ---------------
Federal income tax provision computed at U.S. statutory rate............     $      15        $     (15)       $     (39)
State and local income taxes, net of federal benefit....................             7
Meals and entertainment.................................................             5                4                6
                                                                                   ---              ---              ---
Income tax provision (benefit)..........................................     $      27        $     (11)       $     (33)
                                                                                   ---              ---              ---
                                                                                   ---              ---              ---

    Temporary differences giving rise to the Company's deferred tax assets are minimal.

8. COMMITMENTS AND CONTINGENCIES

    OPERATING LEASE

    The Company leases offices from unrelated parties under operating lease arrangements. Future minimum lease payments under noncancelable operating leases with an initial or remaining term in excess of one year in effect at February 28, 1997, are as follows:

YEAR                                                                                     AMOUNT
-------------------------------------------------------------------------------------  -----------
1998.................................................................................   $      59
1999.................................................................................          38
                                                                                              ---
    Total............................................................................   $      97
                                                                                              ---
                                                                                              ---

                         BULLIT COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

9. RELATED PARTIES

    On a month-to-month basis the Company leases its corporate office building and warehousing facilities from entities controlled by officers of the Company. Rental expense paid to related parties for each of the three years ended February 28, 1997 was as follows:

                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Corporate offices.........................................................................  $     105  $      68  $      68
Warehouses................................................................................        131         68         68
                                                                                            ---------  ---------  ---------
Total.....................................................................................  $     236  $     136  $     136
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

10. UNAUDITED SUBSEQUENT EVENT

    The Company and its stockholders have entered into a definitive agreement with DMS Corporation pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Aero Special Delivery Service, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of stockholder's deficiency and of cash flows present fairly, in all material respects, the financial position of Aero Special Delivery Service, Inc. at June 30, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recurring losses and a stockholder's deficiency due to recorded liabilities for withholding taxes, interest and penalties in dispute. The uncertainties related to these matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Sacramento, California
September 9, 1997

                      AERO SPECIAL DELIVERY SERVICE, INC.

                                 BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       JUNE 30,
                                                                                 --------------------  SEPTEMBER 30,
                                                                                   1996       1997         1997
                                                                                 ---------  ---------  -------------
                                                                                                        (UNAUDITED)
                                    ASSETS
Current assets
  Cash and cash equivalents....................................................  $      79  $     173    $     109
  Accounts receivable, net.....................................................      1,123      1,253        1,349
  Prepaid and other current assets.............................................        122        249          272
                                                                                 ---------  ---------       ------
    Total current assets.......................................................      1,324      1,675        1,730
Property and equipment, net....................................................        341        442          407
                                                                                 ---------  ---------       ------
                                                                                 $   1,665  $   2,117    $   2,137
                                                                                 ---------  ---------       ------
                   LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current liabilities
  Accounts payable.............................................................  $     222  $     392    $     400
  Accrued expenses.............................................................        328        362          461
  Accrued payroll taxes, interest and penalties in dispute.....................      1,936      2,681        2,884
  Current portion of capital lease obligation..................................         49         89           83
  Borrowings under a line of credit and notes payable..........................        288         20           25
                                                                                 ---------  ---------       ------
      Total current liabilities................................................      2,823      3,544        3,853
Due to related party...........................................................        544        589          560
Capital lease obligation.......................................................         90        131          115
                                                                                 ---------  ---------       ------
    Total liabilities..........................................................      3,457      4,264        4,528
                                                                                 ---------  ---------       ------

Commitments and contingencies

Stockholder's deficiency
  Common stock ($10 par value, 20,000 shares authorized, issued and
    outstanding)...............................................................        200        200          200
  Accumulated deficit..........................................................     (1,992)    (2,347)      (2,591)
                                                                                 ---------  ---------       ------
    Total stockholder's deficiency.............................................     (1,792)    (2,147)      (2,391)
                                                                                 ---------  ---------       ------
                                                                                 $   1,665  $   2,117    $   2,137
                                                                                 ---------  ---------       ------
                                                                                 ---------  ---------       ------

                See accompanying notes to financial statements.

                      AERO SPECIAL DELIVERY SERVICE, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                 THREE MONTHS ENDED
                                                                              YEARS ENDED
                                                                                JUNE 30,           SEPTEMBER 30,
                                                                          --------------------  --------------------
                                                                            1996       1997       1996       1997
                                                                          ---------  ---------  ---------  ---------

                                                                                                    (UNAUDITED)
Sales...................................................................  $  10,496  $  11,818  $   2,781  $   3,035
Cost of sales...........................................................      5,972      6,887      1,621      1,962
                                                                          ---------  ---------  ---------  ---------
    Gross margin........................................................      4,524      4,931      1,160      1,073
Operating expenses......................................................      2,155      2,375        559        561
Sales and marketing.....................................................        865        961        226        203
General and administrative expenses.....................................        886        940        212        301
Payroll taxes, interest and penalties in dispute........................        522        745        184        219
Depreciation and amortization...........................................         77        168         40         42
                                                                          ---------  ---------  ---------  ---------
    Total expenses......................................................      4,505      5,189      1,221      1,326
                                                                          ---------  ---------  ---------  ---------
Operating income (loss).................................................         19       (258)       (61)      (253)
                                                                          ---------  ---------  ---------  ---------
Related party interest expense..........................................         54         57         13         15
Other expense (income), net.............................................         28         40          9        (24)
                                                                          ---------  ---------  ---------  ---------
                                                                                 82         97         22         (9)
                                                                          ---------  ---------  ---------  ---------
Loss before provision for income taxes..................................        (63)      (355)       (83)      (244)
Provision for income taxes..............................................     --         --         --         --
                                                                          ---------  ---------  ---------  ---------
Net loss................................................................  $     (63) $    (355) $     (83) $    (244)
                                                                          ---------  ---------  ---------  ---------
                                                                          ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                      AERO SPECIAL DELIVERY SERVICE, INC.

                     STATEMENTS OF STOCKHOLDER'S DEFICIENCY

                             (DOLLARS IN THOUSANDS)

                                                                       NUMBER       COMMON     ACCUMULATED     TOTAL
                                                                      OF SHARES      STOCK       DEFICIT      DEFICIT
                                                                     -----------  -----------  ------------  ---------
Balance, June 30, 1995.............................................      20,000    $     200    $   (1,929)  $  (1,729)
Net loss for the year ended June 30, 1996..........................                                    (63)        (63)
                                                                     -----------       -----   ------------  ---------
Balance, June 30, 1996.............................................      20,000          200        (1,992)     (1,792)
Net loss for the year ended June 30, 1997..........................                                   (355)       (355)
                                                                     -----------       -----   ------------  ---------
Balance, June 30, 1997.............................................      20,000          200        (2,347)     (2,147)
Net loss for three months ended September 30, 1997 (Unaudited).....                                   (244)       (244)
                                                                     -----------       -----   ------------  ---------
Balance, September 30, 1997 (Unaudited)............................      20,000    $     200    $   (2,591)  $  (2,391)
                                                                     -----------       -----   ------------  ---------
                                                                     -----------       -----   ------------  ---------

                See accompanying notes to financial statements.

                      AERO SPECIAL DELIVERY SERVICE, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                          THREE MONTHS ENDED
                                                                                       YEARS ENDED
                                                                                         JUNE 30,           SEPTEMBER 30,
                                                                                   --------------------  --------------------
                                                                                     1996       1997       1996       1997
                                                                                   ---------  ---------  ---------  ---------

                                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.........................................................................  $     (63) $    (355) $     (83) $    (244)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation and amortization..................................................         77        168         40         42
  Loss on disposition of property and equipment..................................         10         50     --         --
  Changes in assets and liabilities:
    Accounts receivable..........................................................         15       (130)       (50)       (96)
    Prepaid and other current assets.............................................        (41)      (127)       (62)       (23)
    Accounts payable.............................................................        (38)       170         80          8
    Accrued expenses.............................................................        (40)        34          8         99
    Accrued payroll taxes, interest and penalties in dispute.....................        522        745        188        203
                                                                                         ---  ---------        ---  ---------
  Net cash provided by (used in) operating activities............................        442        555        121        (11)
                                                                                         ---  ---------        ---  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net.........................................       (132)      (172)       (40)        (7)
                                                                                         ---  ---------        ---  ---------
  Net cash used for investing activities.........................................       (132)      (172)       (40)        (7)
                                                                                         ---  ---------        ---  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Change in due to related party, net..............................................         34         45         39        (29)
Repayments under line of credit and notes payable, net...........................       (230)      (268)      (144)         5
Repayments of capital lease obligations..........................................        (35)       (66)       (15)       (22)
                                                                                         ---  ---------        ---  ---------
  Net cash used for financing activities.........................................       (231)      (289)      (120)       (46)
                                                                                         ---  ---------        ---  ---------
Net increase (decrease) in cash and cash equivalents.............................         79         94        (39)       (64)
Cash and cash equivalents at beginning of period.................................     --             79         79        173
                                                                                         ---  ---------        ---  ---------
Cash and cash equivalents at end of the period...................................  $      79  $     173  $      40  $     109
                                                                                         ---  ---------        ---  ---------

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid..................................................................  $      55  $      52  $      13  $       8
                                                                                         ---  ---------        ---  ---------
                                                                                         ---  ---------        ---  ---------
  Taxes paid, net of refunds received............................................  $       1  $     (31) $  --      $  --
                                                                                         ---  ---------        ---  ---------
                                                                                         ---  ---------        ---  ---------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Acquisition of property and equipment under capital leases.....................  $     157  $     147  $      39  $  --
                                                                                         ---  ---------        ---  ---------
                                                                                         ---  ---------        ---  ---------

                See accompanying notes to financial statements.

                      AERO SPECIAL DELIVERY SERVICE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION AND MERGER

    Aero Special Delivery Service, Inc. (the "Company"), a California corporation in business since 1968, provides same-day, on-demand delivery services in the San Francisco Bay Area and has four dispatching locations throughout Northern California.

    The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to customers.

    CASH EQUIVALENTS

    The Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements are depreciated over the shorter of the lease term or the asset's useful life which range from three to four years. Expenditures for repairs and maintenance are charged to expense as incurred.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/ payable and accrued expenses approximates fair value because of the short maturity of these instruments. It is not practical to estimate the fair value of amounts payable to related party due to the nature of the relationship involved. The estimated fair value of borrowings under the line of credit, notes payable and capital lease obligations approximates their carrying value as their interest rates approximate market rates for debt with similar terms and average maturities.

                      AERO SPECIAL DELIVERY SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and, accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    INCOME TAXES

    The Company applies the liability method in accounting for income taxes in accordance with Statement of Financial Accounting Standard No. 109 (SFAS No.
109). Under this method, deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    ADVERTISING

    The Company advertises primarily through radio, yellow pages and news print advertisements. Advertising costs are expensed as incurred and totaled $199 and $240 for the years ended June 30, 1996 and June 30, 1997, respectively.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the three months ended September 30, 1996 and 1997 is unaudited; however in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. PAYROLL TAX ASSESSMENTS AND GOING CONCERN

    The Company has received assessments from the Internal Revenue Service ("IRS") based on an audit of the Company's 1989-1993 federal payroll tax returns. The assessments are based on the IRS's position that reimbursements paid to owner-operator employees for automobile allowances constitute additional compensation rather than payments made pursuant to an accountable plan under
Section 62 (c) of the Internal Revenue Code or pursuant to a valid vehicle rental arrangement. The Company and legal counsel are contesting the IRS assessments, and in June 1996 the Company filed a refund suit in the U.S. Court of Federal Claims after paying one employee's withholding taxes.

    As of June 30, 1996 and 1997, the Company had recorded withholding tax liabilities of $1,176 and $1,281, respectively, for the full amount of the IRS's assessments, including interest and penalties. The Company has offered to settle this matter for $400, but a settlement has not been reached. In addition, because the Company's practices for the treatment of automobile allowances paid to employees in 1994 and years subsequent may not be in compliance with the IRS's position, the Company has accrued an additional liability of $1,400 as of June 30, 1997 ($760 at June 30, 1996) to cover the estimated withholding taxes, interest and penalties on similar allowances paid in years subsequent to 1993.

    Due to the recorded liabilities for the IRS assessments and additional withholding taxes for periods not yet audited by the IRS, the Company has recurring losses and a stockholder's deficiency at June 30, 1996 and 1997. The Company continues to operate as a going concern and the financial statements for the

                      AERO SPECIAL DELIVERY SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

3. PAYROLL TAX ASSESSMENTS AND GOING CONCERN (CONTINUED) years ended June 30, 1996 and 1997 have been prepared on that basis. However, the uncertainties related to the Company's ability to satisfy the IRS assessments and the unasserted claim for additional taxes, interest and penalties raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

4. ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The allowance for doubtful accounts consists of the following:

                                                                         BALANCE AT     CHARGED TO                 BALANCE
                                                                          BEGINNING      COSTS AND     WRITE-     AT END OF
                                                                          OF PERIOD      EXPENSES       OFFS       PERIOD
                                                                        -------------  -------------  ---------  -----------
Year ended June 30, 1996..............................................    $     226      $     200    $    (254)  $     172
Year ended June 30, 1997..............................................          172            282         (267)        187

5. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                                        JUNE 30,
                                                                                                  --------------------
                                                                                                    1996       1997
                                                                                                  ---------  ---------
Vehicles........................................................................................  $     609  $     609
Vehicles under capital leases...................................................................        175        322
Furniture and equipment.........................................................................         48        102
Computer equipment..............................................................................         71        124
Leasehold improvements..........................................................................         76         82
                                                                                                  ---------  ---------
                                                                                                        979      1,239
Accumulated depreciation and amortization.......................................................       (638)      (797)
                                                                                                  ---------  ---------
                                                                                                  $     341  $     442
                                                                                                  ---------  ---------
                                                                                                  ---------  ---------

6. ACCRUED EXPENSES

    Accrued expenses are comprised of the following:

                                                                                                          JUNE 30,
                                                                                                    --------------------
                                                                                                      1996       1997
                                                                                                    ---------  ---------
Salaries and wages................................................................................  $     125  $     139
Payroll taxes.....................................................................................         85         94
Accrued vacation..................................................................................        100        111
Other.............................................................................................         18         18
                                                                                                    ---------  ---------
                                                                                                    $     328  $     362
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

                      AERO SPECIAL DELIVERY SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

7. LINE OF CREDIT AND NOTES PAYABLE

    At June 30, 1996, the Company had borrowed $57 under a line of credit agreement with a bank. The line was unsecured and required monthly interest payments at a variable rate of interest (11.75% at June 30, 1996). The outstanding balance was paid in full in December 1996. At September 30, 1997 the Company had $25 outstanding under a new agreement.

    At June 30, 1996, the Company had a note payable with a balance outstanding of $65. The note was unsecured, non-interest bearing and was paid in full by December 1996.

    At June 30, 1996 and 1997, the Company had a note payable with a balance outstanding of $166 and $20, respectively. The note was unsecured, bore interest at 8% and was paid in full in August 1997.

    CAPITAL LEASE LIABILITY

    The Company has numerous delivery vehicles under various lease agreements, which qualify as capital leases. Future minimum lease payments related to these agreements are as follows:

FISCAL YEAR
----------------------------------------------------------------------------------------------------------
1998......................................................................................................  $     105
1999......................................................................................................         81
2000......................................................................................................         61
                                                                                                            ---------
                                                                                                                  247
Less imputed intrest......................................................................................        (27)
                                                                                                            ---------
                                                                                                                  220
Less: current portion.....................................................................................        (89)
                                                                                                            ---------
                                                                                                            $     131
                                                                                                            ---------
                                                                                                            ---------

8. INCOME TAXES

    The following reconciles the federal income tax provision computed at the U.S. federal income tax rate to the provision for income taxes:

                                                                                            YEAR ENDED
                                                                                             JUNE 30,
                                                                                            -----------
                                                                                            1996  1997
                                                                                            ----  -----
Tax benefit computed at federal statutory rate (34%)......................................  $(23) $(121)
State tax benefit.........................................................................    (5)   (22)
Adjustment to deferred tax asset valuation allowance......................................    23    139
Other.....................................................................................     5      4
                                                                                            ----  -----
                                                                                            $ --  $--
                                                                                            ----  -----

    The Company has recorded a full valuation allowance for net deferred tax assets which otherwise would have been recognized at June 30, 1996 and 1997. Accordingly, no benefit has been recorded for the loss for the years then ended.

                      AERO SPECIAL DELIVERY SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

8. INCOME TAXES (CONTINUED)
    Temporary differences which otherwise would give rise to deferred tax assets and liabilities are as follows:

                                                                                                     JUNE 30,
                                                                                               --------------------
                                                                                                 1996       1997
                                                                                               ---------  ---------
Payroll taxes and interest in dispute........................................................  $     776  $   1,075
Net operating loss carryforwards.............................................................        436        135
Accrued vacation and interest................................................................     --            176
Cash basis to accrual basis adjustment.......................................................       (186)      (153)
Others, net..................................................................................         32         (7)
                                                                                               ---------  ---------
Net deferred tax asset.......................................................................      1,058      1,226
Valuation allowance..........................................................................     (1,058)    (1,226)
                                                                                               ---------  ---------
                                                                                               $  --      $  --
                                                                                               ---------  ---------
                                                                                               ---------  ---------

    At June 30, 1997, the Company had available net operating loss carryforwards of $370 for federal income tax purposes. The carryforwards are limited to future taxable earnings of the Company expire in 2009.

9. RELATED PARTY TRANSACTIONS AND BALANCES

    Due to related party consists of the following:

                                                                                                         JUNE 30,
                                                                                                   --------------------
                                                                                                     1996       1997
                                                                                                   ---------  ---------
Note payable to stockholder, interest payable at 9%, due February 2000...........................  $     591  $     591
Note payable to stockholder, interest payable at 9%, due July 2000...............................         28         48
Accrued interest.................................................................................        107        164
                                                                                                   ---------  ---------
                                                                                                         726        803
Receivable from stockholder, non-interest bearing, due on demand.................................       (182)      (214)
                                                                                                   ---------  ---------
                                                                                                   $     544  $     589
                                                                                                   ---------  ---------
                                                                                                   ---------  ---------

                      AERO SPECIAL DELIVERY SERVICE, INC.

                             (DOLLARS IN THOUSANDS)

10. COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company leases certain office equipment and automobiles under operating leases expiring on various dates through 2001. Future minimum lease payments under operating leases that have noncancelable lease terms at June 30, 1997, are as follows:

  FISCAL YEAR
----------------------------------------------------------------------------------------------------------
  1998....................................................................................................  $     213
  1999....................................................................................................        162
  2000....................................................................................................        127
  2001....................................................................................................        111
  2002....................................................................................................          9
                                                                                                            ---------
                                                                                                            $     622
                                                                                                            ---------
                                                                                                            ---------

    Rental expense charged to operations was $155 and $217 for the years ended June 30, 1996 and 1997, respectively.

    LITIGATION

    In addition to the IRS assessments and additional withholding taxes in dispute (Note 3), the Company is party to other legal proceedings arising in the ordinary course of business. In the opinion of management, their ultimate resolution will not have a material adverse effect on the Company's financial position or results of operations or cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder of
S-Car-Go Courier, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of S-Car-Go Courier, Inc. at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Sacramento, California
November 14, 1997

                             S-CAR-GO COURIER, INC.

                                 BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
                                       ASSETS

Current assets:
  Cash..............................................................................     $      75        $     102
  Accounts receivable...............................................................           185              254

                                                                                      ---------------  ---------------

    Total current assets............................................................           260              356

Intangible assets, net..............................................................             7                4
Property and equipment, net.........................................................            18               30
Other assets........................................................................        --                   11
                                                                                      ---------------  ---------------

                                                                                         $     285        $     401
                                                                                      ---------------  ---------------
                                                                                      ---------------  ---------------

                        LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable..................................................................     $       8        $       3
  Accrued expenses..................................................................           117               62
  Taxes payable.....................................................................            29               29
  Deferred income taxes.............................................................            21               73
  Notes payable to related parties..................................................            16               73
                                                                                      ---------------  ---------------

    Total current liabilities.......................................................           191              240
                                                                                      ---------------  ---------------

Stockholder's equity
  Common stock $1.00 par value; 1,000 shares authorized and issued; 500 shares
    issued and outstanding..........................................................             1                1
  Retained earnings.................................................................            93              160
                                                                                      ---------------  ---------------

    Total stockholder's equity......................................................            94              161
                                                                                      ---------------  ---------------

                                                                                         $     285        $     401
                                                                                      ---------------  ---------------
                                                                                      ---------------  ---------------

                See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                     YEARS ENDED              NINE MONTHS ENDED
                                                                     DECEMBER 31,               SEPTEMBER 30,
                                                              --------------------------  --------------------------
                                                                  1995          1996          1996          1997
                                                              -------------  -----------  -------------  -----------

                                                                                           (UNAUDITED)
Net sales...................................................    $     963     $   1,263     $     921     $   1,251
Cost of sales...............................................          614           801           536           710
                                                                    -----    -----------        -----    -----------
    Gross margin............................................          349           462           385           541
                                                                    -----    -----------        -----    -----------
Operating expenses..........................................           96           140           102           126
Sales and marketing expenses................................           32            87            75            95
General and administrative expenses.........................          110           206           158           185
Depreciation and amortization...............................           16            15            11            11
                                                                    -----    -----------        -----    -----------
    Total expenses..........................................          254           448           346           417
                                                                    -----    -----------        -----    -----------
Operating income............................................           95            14            39           124
Interest expense............................................            2             2             1             5
                                                                    -----    -----------        -----    -----------
Income before provision for income taxes....................           93            12            38           119
Provision for income taxes..................................           40             7            18            52
                                                                    -----    -----------        -----    -----------
Net income..................................................    $      53     $       5     $      20     $      67
                                                                    -----    -----------        -----    -----------
                                                                    -----    -----------        -----    -----------

                See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                              NUMBER         COMMON       RETAINED       TOTAL
                                                                             OF SHARES        STOCK       EARNINGS      EQUITY
                                                                           -------------  -------------  -----------  -----------
Balance, December 31, 1994...............................................          500      $       1     $      35    $      36
Net income...............................................................                                        53           53
                                                                                                   --
                                                                                   ---                        -----        -----
Balance, December 31, 1995...............................................          500              1            88           89
Net income...............................................................                                         5            5
                                                                                                   --
                                                                                   ---                        -----        -----
Balance, December 31, 1996...............................................          500              1            93           94
Net income...............................................................                                        67           67
                                                                                                   --
                                                                                   ---                        -----        -----
Balance, September 30, 1997..............................................          500      $       1     $     160    $     161
                                                                                                   --
                                                                                                   --
                                                                                   ---                        -----        -----
                                                                                   ---                        -----        -----

                See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                               YEARS ENDED DECEMBER     NINE MONTHS ENDED
                                                                                       31,                SEPTEMBER 30,
                                                                               --------------------  ------------------------
                                                                                 1995       1996         1996         1997
                                                                               ---------  ---------  -------------  ---------

                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...................................................................  $      53  $       5    $      20    $      67
Adjustments to reconcile net income to net cash provided by
  (used for) operating activities:
  Depreciation and amortization..............................................         16         14           11           11
  Changes in assets and liabilities:
    Accounts receivable......................................................        (51)       (44)         (37)         (69)
    Other assets.............................................................     --              1            2          (11)
    Accounts payable.........................................................        (19)         1           (7)          (5)
    Accrued expenses.........................................................        (35)        87           63          (55)
    Income taxes payable.....................................................     --             28           29       --
    Deferred income taxes....................................................         39        (22)          (9)          52
                                                                                     ---        ---          ---    ---------
    Net cash provided by (used in) operating activities......................          3         70           72          (10)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment..........................................         (4)        (4)          (4)         (20)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of (repayments on) notes payable to related parties, net............         (4)       (20)         (16)          57
                                                                                     ---        ---          ---    ---------
Net (decrease) increase in cash..............................................         (5)        46           52           27
Cash at beginning of period..................................................         34         29           29           75
                                                                                     ---        ---          ---    ---------
Cash at end of period........................................................  $      29  $      75    $      81    $     102
                                                                                     ---        ---          ---    ---------
                                                                                     ---        ---          ---    ---------

                See accompanying notes to financial statements.

                             S-CAR-GO COURIER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION AND MERGER

    S-Car-Go Courier, Inc. (the "Company") was incorporated in 1992. The Company provides same-day, on-demand delivery services to customers in and around the San Francisco Bay Area. Two major customers comprised 23% and 29% of revenues in 1995 and 1996 and 23% for the nine months ended September 30, 1997.

    The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized upon delivery of packages to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Property and equipment consists of computer equipment and vehicles with estimated useful lives of 5 years.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of notes payable to related parties can not be estimated due to the related party relationships involved (Note 6).

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    INCOME TAXES

    The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (FAS 109).

                             S-CAR-GO COURIER, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996 is unaudited, however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

    INTANGIBLE ASSET

    The intangible asset is a covenant not to compete agreement entered into with a former stockholder in connection with the redemption in 1994 of common stock. Consideration paid for the covenant was $23, which is being amortized over its life of 5 years.

    RECLASSIFICATIONS

    Certain reclassifications have been made in the financial statements to conform to the 1997 presentation.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                  ---------------  ---------------
Equipment.......................................................     $      67        $      67
Vehicles........................................................            12               32
                                                                           ---              ---
                                                                            79               99
Less: Accumulated depreciation..................................           (61)             (69)
                                                                           ---              ---
                                                                     $      18        $      30
                                                                           ---              ---
                                                                           ---              ---

    Depreciation expense for the years ended December 31, 1995 and 1996 was $11 and $10 and $8 for the nine months ended September 30, 1997.

4. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                             DECEMBER 31,      SEPTEMBER 30,
                                                                                 1996              1997
                                                                            ---------------  -----------------
Payroll and payroll taxes.................................................     $      43         $      58
Bonus.....................................................................            63            --
Consulting................................................................            11            --
Other.....................................................................        --                     4
                                                                                   -----               ---
  Total accrued expenses..................................................     $     117         $      62
                                                                                   -----               ---
                                                                                   -----               ---

                             S-CAR-GO COURIER, INC.

                             (DOLLARS IN THOUSANDS)

5. INCOME TAXES

    The provision for income taxes consists of the following:

                                                               YEARS ENDED          NINE MONTHS ENDED
                                                               DECEMBER 31,           SEPTEMBER 30,
                                                          ----------------------  ---------------------
                                                             1995        1996             1997
                                                             -----     ---------  ---------------------
Current tax expense
  Federal...............................................   $       1   $      23        $  --
  State.................................................      --               6           --
                                                                 ---         ---            -----
                                                                   1          29           --
                                                                 ---         ---            -----
Deferred tax expense
  Federal...............................................          30         (17)              40
  State.................................................           9          (5)              12
                                                                 ---         ---            -----
                                                                  39         (22)              52
                                                                 ---         ---            -----
                                                           $      40   $       7        $      52
                                                                 ---         ---            -----
                                                                 ---         ---            -----

    The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                          YEARS ENDED       NINE MONTHS ENDED
                                                          DECEMBER 31,        SEPTEMBER 30,
                                                      --------------------  ------------------
                                                        1995       1996            1997
                                                      ---------  ---------  ------------------
Taxes computed at federal statutory rate (34%)......  $      31  $       4      $       40
State taxes (net of federal benefit)................          6          1               7
Other...............................................          3          2               5
                                                      ---------  ---------         -------
  Provision for income taxes........................  $      40  $       7      $       52
                                                      ---------  ---------         -------
                                                      ---------  ---------         -------
  Effective rate....................................      43.0%      58.3%           43.7%
                                                      ---------  ---------         -------
                                                      ---------  ---------         -------

    Temporary differences giving rise to the Company's deferred tax liabilities were as follows:

                                                                    DECEMBER 31,       SEPTEMBER 30,
                                                                        1996               1997
                                                                  -----------------  -----------------
Deferred tax liabilities:
  Accrual basis receivables/payables, net.......................      $      20          $      72
  Property and equipment........................................              1                  1
                                                                            ---                ---
                                                                      $      21          $      73
                                                                            ---                ---
                                                                            ---                ---

                             S-CAR-GO COURIER, INC.

                             (DOLLARS IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS

    NOTES PAYABLE TO RELATED PARTIES

    In March 1994, the Company borrowed $50 from a relative of the stockholder. The note matures in March 1998 and bears interest at 7% payable annually.

    On May 31, 1997, the Company issued a note payable to the stockholder. Principal is payable on demand and bears interest at 12% per annum, payable monthly.

    INVESTMENT IN RELATED PARTY

    In October 1994, San Francisco Dispatch Brokerage Center, Inc. ("SFDBC"), a California Corporation, was formed for the purpose of performing the dispatch, billing, accounting and other related functions for four delivery service companies in San Francisco. Upon formation of SFDBC, the Company contributed property and equipment to SFDBC in exchange for 20% of its common stock. The value of the property and equipment was immaterial. The Company accounts for this investment under the cost method as results of applying the equity method would not differ materially.

    The expenses of SFDBC are allocated among the four founding delivery service companies based on transactions and revenue volume of each. In addition, the Company's stockholder serves as a non-compensated officer of SFDBC. The total expenses attributed to the Company were $107 and $154 in 1995 and 1996, respectively and $142 for the nine months ended September 30, 1997. SFDBC also provides similar services for another delivery service company. The resulting profit is distributed to the founding companies monthly. These profits totaled $11 and $14 in 1995 and 1996, respectively, and $16 for the nine months ended September 30, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Gregory W. Austin

    In our opinion, the accompanying statement of assets, liabilities and net assets and the related statements of income and expense and changes in net assets and of cash flows present fairly, in all material respects, the financial position of Gregory W. Austin dba Battery Point Messenger and Alpha Express at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 in conformity with generally accepted accounting principles. These financial statements are your responsibility; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Sacramento, California
November 14, 1997

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 DBA BATTERY POINT MESSENGER AND ALPHA EXPRESS

                STATEMENTS OF ASSETS, LIABILITIES AND NET ASSETS

                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------

                                       ASSETS
Current assets:
  Cash..............................................................................     $       2        $       4
  Accounts receivable...............................................................           115              143
  Prepaid and other current assets..................................................             9                5
                                                                                             -----            -----
    Total current assets............................................................           126              152
Property and equipment, net.........................................................             7                5
Intangible assets, net..............................................................            21               42
                                                                                             -----            -----
                                                                                         $     154        $     199
                                                                                             -----            -----
                                                                                             -----            -----
                             LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable..................................................................     $       2        $       5
  Accrued payroll...................................................................            10               23
  Borrowings under line of credit...................................................            21               32
                                                                                             -----            -----
    Total current liabilities.......................................................            33               60
Net assets..........................................................................           121              139
                                                                                             -----            -----
                                                                                         $     154        $     199
                                                                                             -----            -----
                                                                                             -----            -----

                See accompanying notes to financial statements.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 DBA BATTERY POINT MESSENGER AND ALPHA EXPRESS

           STATEMENTS OF INCOME AND EXPENSE AND CHANGES IN NET ASSETS
                             (DOLLARS IN THOUSANDS)

                                                                       YEARS ENDED           NINE MONTHS
                                                                       DECEMBER 31,      ENDED SEPTEMBER 30,
                                                                   --------------------  --------------------
                                                                     1995       1996       1996       1997
                                                                   ---------  ---------  ---------  ---------
                                                                                        (UNAUDITED)
Net sales........................................................  $     576  $     732  $     532  $     657
Cost of sales....................................................        315        397        279        334
                                                                   ---------  ---------  ---------  ---------
  Gross margin...................................................        261        335        253        323
                                                                   ---------  ---------  ---------  ---------
Operating expenses...............................................         82        113         81        100
Sales and marketing..............................................          3         24         10         19
General and administrative expenses..............................         26         31         17         22
Depreciation and amortization....................................          7         10          7         11
                                                                   ---------  ---------  ---------  ---------
                                                                         118        178        115        152
                                                                   ---------  ---------  ---------  ---------
Operating income.................................................        143        157        138        171
Interest expense.................................................          2          3          2          2
                                                                   ---------  ---------  ---------  ---------
Net income.......................................................        141        154        136        169
Net assets at beginning of period................................         46        106        106        121
Distributions to owner...........................................        (81)      (139)      (116)      (151)
                                                                   ---------  ---------  ---------  ---------
Net assets at end of period......................................  $     106  $     121  $     126  $     139
                                                                   ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------
Unaudited pro forma information:
  Pro forma income before income taxes...........................  $     141  $     154  $     136  $     169
  Provision for income taxes.....................................        (56)       (62)       (54)       (68)
                                                                   ---------  ---------  ---------  ---------
Pro forma net income.............................................  $      85  $      92  $      82  $     101
                                                                   ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 DBA BATTERY POINT MESSENGER AND ALPHA EXPRESS

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                            NINE MONTHS
                                                                                                 YEARS ENDED ENDED SEPTEMBER 30,
                                                                                                 DECEMBER 31,
                                                                                               ----------------
                                                                                                        --------------------
                                                                                    1995       1996       1996       1997
                                                                                  ---------  ---------  ---------  ---------
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income......................................................................  $     141  $     154  $     136  $     169
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization.................................................          7         10          7         11
  Changes in assets and liabilities:
    Accounts receivable.........................................................        (49)       (13)       (19)       (28)
    Prepaid and other current assets............................................         (4)        (2)         6          4
    Accounts payable............................................................          3         (4)        (1)         3
    Accrued expenses............................................................          1          4          8         13
                                                                                  ---------  ---------  ---------  ---------
      Net cash provided by operating activities.................................         99        149        137        172
                                                                                  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for customer lists.....................................................        (18)       (12)       (12)       (30)
Purchases of property and equipment, net........................................        (10)    --         --         --
                                                                                  ---------  ---------  ---------  ---------
      Net cash used for investing activities....................................        (28)       (12)       (12)       (30)
                                                                                  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on line of credit, net..................................          9          2          1         11
Distributions to owner..........................................................        (81)      (139)      (116)      (151)
                                                                                  ---------  ---------  ---------  ---------
      Net cash used for financing activities....................................        (72)      (137)      (115)      (140)
                                                                                  ---------  ---------  ---------  ---------
Net (decrease) increase in cash.................................................         (1)    --             10          2
Cash at beginning of period.....................................................          3          2          2          2
                                                                                  ---------  ---------  ---------  ---------
Cash at end of period...........................................................  $       2  $       2  $      12  $       4
                                                                                  ---------  ---------  ---------  ---------
                                                                                  ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 DBA BATTERY POINT MESSENGER AND ALPHA EXPRESS

                         NOTES TO FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

1. ORGANIZATION AND MERGER

    BUSINESS ORGANIZATION

    Battery Point Messenger was founded in 1988 by Gregory W. Austin. In May 1995, Battery Point Messenger purchased the customer list of Alpha Express for $30 along with the rights to the use of such name. Battery Point Messenger and Alpha Express (the Company) operate as a sole proprietorship and provide same-day, on-demand delivery services predominately in the San Francisco central business district. In July 1997 the Company purchased the customer list of A to Z Couriers (California) Inc. for $30 and these customers are now serviced by Battery Point Messenger and Alpha Express.

    The financial statements are based on the assets, liabilities and transactions recorded in the accounting records of Gregory W. Austin dba Battery Point Messenger and Alpha Express. All assets and liabilities of a personal nature are not recorded in such records and have been excluded from the financial statements.

    MERGER

    The Company has entered into a definitive agreement with Dispatch Management Services Corporation ("DMS") pursuant to which the Company will merge with the DMS. The Company's assets will be exchanged for cash and common stock of DMS concurrent with the consummation of the initial public offering of the common stock of DMS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Property and equipment consists primarily of computer and communications equipment and is being depreciated over 5 years.

    INTANGIBLE ASSETS

    The Company capitalizes the cost of purchased customer lists and amortizes this cost over the period of the related covenants not to compete which range from 2 to 5 years. Accumulated amortization was $9

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 DBA BATTERY POINT MESSENGER AND ALPHA EXPRESS

                         NOTES TO FINANCIAL STATEMENTS
                       (DOLLARS IN THOUSANDS) (CONTINUED)

and $14 at December 31, 1996 and September 30, 1997. Amortization expense was $3 and $6 for the years ended December 31, 1995 and 1996 and $9 for the nine months ended September 30, 1997.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. Additionally, interest rates on the line of credit are approximate market rates for debt with similar terms.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and, accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    ADVERTISING COSTS

    The Company advertises through the use of color brochures and direct mailings. Advertising costs are expensed as incurred and amounted to $2 and $20 for the years ended December 31, 1995 and 1996 and $5 for the nine months ended September 30, 1997.

    INCOME TAXES

    The Company is a sole proprietorship and, accordingly, income generated from its operations is taxed at the individual level. Therefore, a provision for income taxes has not been provided. Prior to consummation of the merger discussed in note 1, the Company plans to incorporate. Therefore, proforma income tax expense has been included in the statement of income and expense and changes in net assets to reflect the estimated income tax expense the Company would have incurred had it been a corporation for all periods presented.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                     GREGORY W. AUSTIN, SOLE PROPRIETORSHIP
                 DBA BATTERY POINT MESSENGER AND ALPHA EXPRESS

                         NOTES TO FINANCIAL STATEMENTS
                       (DOLLARS IN THOUSANDS) (CONTINUED)

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                    DECEMBER 31,       SEPTEMBER 30,
                                                                        1996               1997
                                                                  -----------------  -----------------
Communication equipment.........................................      $      24          $      24
Computer equipment..............................................             11                 11
Other...........................................................              5                  5
                                                                            ---                ---
                                                                             40                 40
Accumulated depreciation........................................            (33)               (35)
                                                                            ---                ---
                                                                      $       7          $       5
                                                                            ---                ---
                                                                            ---                ---

    Depreciation expense was $4 and $4 for the years ended December 31, 1995 and 1996 and $2 for the nine months ended September 30, 1997.

4. LINE OF CREDIT

    The Company has a $33 revolving business line of credit with its primary banking institution. Principal and interest payments, which amount to 2% of the ending monthly balance, are paid on a monthly basis. The annual percentage rate was 13.5% at December 31, 1995 and 1996, and 13% at September 30, 1997.

5. RELATED PARTIES

    In October 1994, San Francisco Dispatch Brokerage Center, Inc. (SFDBC), a California Corporation, was formed for the purpose of performing the dispatch, billing, accounting and other related functions for several delivery services in San Francisco. Upon formation of SFDBC, the Company contributed property and equipment to SFDBC in exchange for 20% of its common stock. The value of the property and equipment was immaterial. The Company accounts for this investment under the cost method as the results of applying the equity method would not differ materially.

    Upon formation of the SFDBC through February 28, 1997, Gregory W. Austin served as an officer of the SFDBC and was paid an annual salary of $24. All salaries and expenses of the SFDBC are allocated among the four founding delivery service companies based on transactions and revenue volume of each. SFDBC also provided similar services to other messenger companies. The revenues earned on these services are distributed to the founding delivery service companies monthly, and have been classified as a reduction of operating expenses as they are immaterial. The total expenses, net of associated revenues, charged to the Company were $82 and $113 in 1995 and 1996 and $100 for the nine months ended September 30, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Christopher D. Neal

In our opinion, the accompanying statement of assets, liabilities and net assets and the related statements of income and expense and changes in net assets and of cash flows present fairly, in all material respects, the financial position of Christopher D. Neal d/b/a Zap Courier and Crosstown Messenger at September 30, 1997, and the results of operations and cash flows for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are your responsibility; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP

Sacramento, California

November 25, 1997

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

                STATEMENT OF ASSETS, LIABILITIES AND NET ASSETS

                             (DOLLARS IN THOUSANDS)

                                                                                                      SEPTEMBER 30,
                                                                                                          1997
                                                                                                     ---------------
ASSETS

Current assets:
  Cash.............................................................................................     $      12
  Accounts receivable..............................................................................           154
  Other current assets.............................................................................             9
                                                                                                            -----
    Total current assets...........................................................................           175
Property and equipment, net........................................................................            43
Intangible assets, net.............................................................................           108
                                                                                                            -----
                                                                                                        $     326
                                                                                                            -----
                                                                                                            -----

LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable.................................................................................     $       6
  Accrued payroll..................................................................................            24
  Current portion of long-term debt................................................................            73
  Borrowings under line of credit..................................................................            13
                                                                                                            -----
    Total current liabilities......................................................................           116
Long-term debt (net of current portion)............................................................            52
                                                                                                            -----
    Total liabilities..............................................................................           168
Net assets.........................................................................................           158
                                                                                                            -----
                                                                                                        $     326
                                                                                                            -----
                                                                                                            -----

                See accompanying notes to financial statements.

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

           STATEMENT OF INCOME AND EXPENSE AND CHANGES IN NET ASSETS

                             (DOLLARS IN THOUSANDS)

                                                                                              NINE MONTHS ENDED
                                                                                                SEPTEMBER 30,
                                                                                           ------------------------
                                                                                              1996         1997
                                                                                           -----------  -----------
                                                                                           (UNAUDITED)
Net sales................................................................................   $     448    $     593
Cost of sales............................................................................         243          299
                                                                                                -----        -----
  Gross margin...........................................................................         205          294
                                                                                                -----        -----
Operating expenses.......................................................................          64           84
Sales and marketing......................................................................          49           55
General and administrative expenses......................................................          20           31
Depreciation and amortization............................................................           3           10
                                                                                                -----        -----
                                                                                                  136          180
                                                                                                -----        -----
Operating income.........................................................................          69          114
Interest expense, net....................................................................          (3)          (5)
Other income.............................................................................      --                2
                                                                                                -----        -----
Net income...............................................................................          66          111
Net assets at beginning of period........................................................          72           82
Distributions to owner...................................................................         (44)         (35)
                                                                                                -----        -----
                                                                                            $      94    $     158
                                                                                                -----        -----
                                                                                                -----        -----
Net assets at end of period
Unaudited pro forma information:
  Pro forma income before income taxes...................................................   $      66    $     111
  Provision for income taxes.............................................................         (26)         (44)
                                                                                                -----        -----
Pro forma net income.....................................................................   $      40    $      67
                                                                                                -----        -----
                                                                                                -----        -----

                See accompanying notes to financial statements.

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                     NINE MONTHS
                                                                                                        ENDED
                                                                                                    SEPTEMBER 30,
                                                                                               ------------------------
                                                                                                   1996         1997
                                                                                               -------------  ---------

                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...................................................................................    $      66    $     111
Adjustments to reconcile net income to cash provided by operating activities:
  Depreciation and amortization..............................................................            3           10
  Changes in assets and liabilities:
    Accounts receivable......................................................................          (24)         (54)
    Other current assets.....................................................................            2           (1)
    Accounts payable.........................................................................            1           (8)
    Accrued expenses.........................................................................            5           16
                                                                                                       ---    ---------
      Net cash provided by operating activities..............................................           53           74
                                                                                                       ---    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of customer list....................................................................           --          (10)
Purchases of property and equipment, net.....................................................          (13)         (35)
                                                                                                       ---    ---------
      Net cash used for investing activities.................................................          (13)         (45)
                                                                                                       ---    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings on line of credit and long-term debt, net.........................................           10           12
Distributions to owner.......................................................................          (44)         (35)
                                                                                                       ---    ---------
      Net cash provided by (used for) financing activities...................................          (34)         (23)
                                                                                                       ---    ---------
Net increase in cash.........................................................................            6            6
Cash at beginning of period..................................................................            4            6
                                                                                                       ---    ---------
Cash at end of period........................................................................    $      10    $      12
                                                                                                       ---    ---------
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of customer list and issuance of note payable....................................    $      --    $     100
                                                                                                       ---    ---------
                                                                                                       ---    ---------

                See accompanying notes to financial statements.

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION AND MERGER

    BUSINESS ORGANIZATION

    Zap Courier was founded in 1991 by Christopher D. Neal (the Proprietor) and operates as a sole proprietorship. In September 1997 Zap Courier purchased the customer list of Crosstown Messenger along with the rights to the use of such name. The seller agreed not to compete for a period of four years. Zap Courier provides same-day, on-demand delivery services predominately in the San Francisco Metropolitarian Area, while Crosstown Messenger provides immediate delivery services in the San Francisco central business district area. Deliveries are performed by bike and vehicle messengers.

    The financial statements are based on the assets, liabilities and transactions recorded in the accounting records of Christopher D. Neal dba Zap Courier and Crosstown Messenger (the Company). All assets and liabilities of a personal nature not recorded in such records have been excluded from the financial statements.

    MERGER

    The Company has entered into a definitive agreement with Dispatch Management Services Corporation ("DMS") pursuant to which the Company will merge with the DMS. The Company's assets will be exchanged for cash and common stock of DMS Corporation concurrent with the consummation of the initial public offering of the common stock of DMS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Property and equipment consists primarily of vehicles and communications equipment and is being depreciated over 5 years.

    INTANGIBLE ASSET

    The $110 purchase price of the customer list and brand name of Crosstown Messenger, and the covenant not to compete was capitalized and is being amortized over four years using the straight-line

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) method. Amortization expense for the nine months ended September 30, 1997 and accumulated amortization at September 30, 1997 was $2. The carrying value of intangible assets is assessed for recoverability by management based on an analysis of future undiscounted cash flows from the underlying operations. Management believes that there has been no impairment of intangible assets at September 30, 1997.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable, and accrued expenses approximate fair value because of the short maturity of these instruments. Borrowings under the line of credit approximate fair value because the interest rate on the line of credit approximates market rates for debt with similar terms. The carrying amount of long-term debt is considered to approximate its fair value as the effect of imputing interest at market rates would be immaterial.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    ADVERTISING COSTS

    The Company advertises primarily through the print media in weekly San Francisco Bay area publications. Advertising costs are expensed as incurred and amounted to $21 for the nine months ended September 30, 1997.

    INCOME TAXES

    The Company is a sole proprietorship and, accordingly, income generated from its operations is taxed at the individual level. Therefore, a provision for income taxes has not been provided. Prior to the consummation of the merger described in Note 1, the Company plans to incorporate. Therefore, proforma income tax expense has been included in the statement of income and expense and changes in net assets to reflect the estimated income tax expense the Company would have incurred had it been a corporation for all periods presented.

    UNAUDITED FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                  SEPTEMBER 30,
                                                                                      1997
                                                                                 ---------------
Communication equipment........................................................     $      13
Vehicles.......................................................................            43
                                                                                          ---
                                                                                           56
Accumulated depreciation.......................................................           (13)
                                                                                          ---
                                                                                    $      43
                                                                                          ---
                                                                                          ---

    Depreciation expense for the nine months ended September 30, 1997 was $8.

4. BORROWINGS

    LINE OF CREDIT

    The Company has a $55 revolving business line of credit with its primary banking institution. Principal and interest payments, which amount to 2% of the ending monthly balance, are paid on a monthly basis. The annual percentage rate was 13.25% at September 30, 1997.

    LONG-TERM DEBT

    The proprietor issued a non-interest bearing promissory note for $110 in connection with the purchase of the Crosstown Messenger customer list and brand name discussed in Note 1. The note is secured by his interest in the Company and three of his personal vehicles. The note payable is recorded at its gross amount as imputed interest is immaterial. The Company also has various other notes payable secured by vehicles of the Company with interest rates of approximately 12%. Payments under these notes are due as follows:

YEAR ENDED SEPTEMBER 30,
--------------------------------------------------------------------------------------
1998..................................................................................  $      73
1999..................................................................................         52
                                                                                        ---------
                                                                                        $     125
                                                                                        ---------
                                                                                        ---------

5. RELATED PARTIES

    In October 1994, San Francisco Dispatch Brokerage Center, Inc. (SFDBC), a California Corporation, was formed for the purpose of performing the dispatch, billing, accounting and other related functions for several delivery services in San Francisco. Upon formation of SFDBC, the Company contributed property and equipment to SFDBC in exchange for 20% of its common stock. The value of the property and equipment was immaterial. The Company accounts for this investment under the cost method as the results of applying the equity method would not differ materially.

                    CHRISTOPHER D. NEAL, SOLE PROPRIETORSHIP
                    DBA ZAP COURIER AND CROSSTOWN MESSENGER

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. RELATED PARTIES (CONTINUED)
    Upon formation of the SFDBC to date, Christopher D. Neal has served as a non-compensated officer of the SFDBC. All salaries and expenses of the SFDBC are allocated among the four founding delivery service companies based on transactions and revenue volume of each. SFDBC also provided similar services to other messenger companies. The revenues earned on these services are distributed to the founding delivery service companies monthly and have been classified as a reduction of operating expenses as they are immaterial. The total expenses, net of associated revenues, charged to the Company were $84 for the nine months ended September 30, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To Michael S. Studebaker

    In our opinion, the accompanying statement of assets, liabilities and net assets and the related statements of income and expense and changes in net assets and of cash flows present fairly, in all material respects, the financial position of Michael S. Studebaker dba Studebaker Messenger Services at September 30, 1997, and the results of operations and cash flows for the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are your responsibility; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP
Price Waterhouse LLP
Sacramento, California
December 12, 1997

                   MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP
                       DBA STUDEBAKER MESSENGER SERVICES

                STATEMENT OF ASSETS, LIABILITIES AND NET ASSETS

                             (DOLLARS IN THOUSANDS)

                                                                                                    SEPTEMBER 30,
                                                                                                 -------------------
                                                                                                        1997
                                                                                                 -------------------
                                            ASSETS
Current assets:
  Cash.........................................................................................       $       1
  Accounts receivable..........................................................................              79
                                                                                                          -----
    Total current assets.......................................................................              80
Property and equipment, net....................................................................              36
Other assets...................................................................................               2
                                                                                                          -----
                                                                                                      $     118
                                                                                                          -----
                                  LIABILITIES AND NET ASSETS
Current liabilities:
  Accounts payable                                                                                    $       3
  Accrued payroll..............................................................................               8
  Borrowings under line of credit..............................................................              14
                                                                                                          -----
    Total current liabilities..................................................................              25
Net assets.....................................................................................              93
                                                                                                          -----
                                                                                                      $     118
                                                                                                          -----
                                                                                                          -----

                See accompanying notes to financial statements.

                   MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP
                       DBA STUDEBAKER MESSENGER SERVICES

           STATEMENTS OF INCOME AND EXPENSE AND CHANGES IN NET ASSETS

                             (DOLLARS IN THOUSANDS)

                                                                                               NINE MONTHS
                                                                                           ENDED SEPTEMBER 30,
                                                                                         ------------------------
                                                                                             1996         1997
                                                                                         -------------  ---------
                                                                                          (UNAUDITED)
Net sales..............................................................................    $     244    $     309
Cost of sales..........................................................................          140          179
                                                                                               -----    ---------
  Gross margin.........................................................................          104          130
                                                                                               -----    ---------
Operating expenses.....................................................................           25           30
Sales and marketing....................................................................           10           15
General and administrative expenses....................................................           18           30
Depreciation...........................................................................            6           11
                                                                                               -----    ---------
                                                                                                  59           86
                                                                                               -----    ---------
Operating income.......................................................................           45           44

Interest expense.......................................................................           (1)          (1)
                                                                                               -----    ---------
Net income.............................................................................           44           43
Net assets at beginning of period......................................................           73           83
Distributions to owner.................................................................          (40)         (33)
                                                                                               -----    ---------
Net assets at end of period............................................................    $      77    $      93
                                                                                               -----    ---------
                                                                                               -----    ---------
Unaudited pro forma information:
  Pro forma income before income taxes.................................................    $      44    $      43
  Provisions for income taxes..........................................................           18           17
                                                                                               -----    ---------
Pro forma net income...................................................................    $      26    $      26
                                                                                               -----    ---------
                                                                                               -----    ---------

                See accompanying notes to financial statements.

                   MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP

                       DBA STUDEBAKER MESSENGER SERVICES

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                    NINE MONTHS
                                                                                                ENDED SEPTEMBER 30,
                                                                                              ------------------------
                                                                                                  1996         1997
                                                                                              -------------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................................................    $      44    $      43
Adjustments to reconcile net income to cash provided by operating activities:
    Depreciation............................................................................            6           11
    Changes in assets and liabilities:
      Accounts receivable...................................................................          (19)         (22)
      Other assets..........................................................................           (1)          (1)
      Accounts payable......................................................................           (1)          --
      Accrued payroll.......................................................................           19           (1)
                                                                                                      ---          ---
        Net cash provided by operating activities...........................................           48           30
                                                                                                      ---          ---
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net....................................................           (8)          (9)
                                                                                                      ---          ---
CASH FLOWS FROM FINANCING ACTIVITIES:
Change in borrowings under line of credit, net..............................................            7           (1)
Distributions to owner......................................................................          (40)         (33)
                                                                                                      ---          ---
        Net cash used for financing activities                                                        (33)         (34)
                                                                                                      ---          ---
Net (decrease) increase in cash.............................................................            7          (13)
Cash at beginning of period.................................................................            1           14
                                                                                                      ---          ---
Cash at end of period.......................................................................    $       8    $       1
                                                                                                      ---          ---
                                                                                                      ---          ---

                See accompanying notes to financial statements.

                   MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP
                       DBA STUDEBAKER MESSENGER SERVICES

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION AND MERGER

    Studebaker Messenger Services was founded in 1990 by Michael S. Studebaker (the Proprietor) and operates as a sole proprietorship. Studebaker Messenger Services is messenger service provider offering urgent point-to-point services primarily for the San Francisco East Bay Area. Deliveries are performed by both bike and vehicle messengers.

    The financial statements are based on the assets, liabilities and transactions recorded in the accounting records of Michael S. Studebaker dba Studebaker Messenger Services. All assets and liabilities of a personal nature not recorded in such records have been excluded from the financial statements.

    The Company has entered into a definitive agreement with Dispatch Management Services Corporation ("DMS") pursuant to which the Company will merge with the DMS. The Company's assets will be exchanged for cash and common stock of DMS Corporation concurrent with the consummation of the initial public offering of the common stock of DMS.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. Property and equipment consists primarily of vehicles, bikes and computer and communication equipment and is being depreciated over 5 years.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable and accrued expenses approximate fair value because of the short maturity of these instruments. Borrowings under the line of credit approximate fair value because the interest rate on the line of credit approximate market rates for debt with similar terms.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                   MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP
                       DBA STUDEBAKER MESSENGER SERVICES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ADVERTISING COSTS

    The Company advertises primarily through print media in San Francisco Bay Area publications. Advertising costs are expensed as incurred and amounted to $12 for the nine month period ended September 30, 1997.

    INCOME TAXES

    The Company is a sole proprietorship and, accordingly, income generated from its operations is taxed at the individual level, therefore, a provision of income taxes has not been provided. Prior to consummation of the merger discussed in Note 1, the Company plans to incorporate. Proforma income tax expense has been included in the statement of income and expense and changes in net assets to reflect the estimated income tax expense the Company would have incurred had it been a corporation for all periods presented.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine month period ended September 30, 1996 is unaudited; however in the opinion of management, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                        SEPTEMBER 30,
                                                                            1997
                                                                       ---------------
Vehicles.............................................................     $      40
Communication equipment..............................................            14
Computer equipment...................................................            13
Furniture and fixtures...............................................             8
Other................................................................             7
                                                                                ---
                                                                                 82
Accumulated depreciation.............................................           (46)
                                                                                ---
                                                                          $      36
                                                                                ---
                                                                                ---

4. LINE OF CREDIT

    The Company has a $19 revolving business line of credit with its primary banking institution. Principal and interest payments, which amount to 2% of the ending monthly balance, are paid on a monthly basis. The annual percentage rate was 13.25% at September 30, 1997.

                   MICHAEL S. STUDEBAKER, SOLE PROPRIETORSHIP
                       DBA STUDEBAKER MESSENGER SERVICES

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

5. RELATED PARTIES

    In October 1994, San Francisco Dispatch Brokerage Center, Inc. (SFDBC), a California Corporation, was formed for the purpose of performing the dispatch, billing, accounting and other related functions for several delivery services in San Francisco. Upon formation of SFDBC, the Company contributed property and equipment to SFDBC in exchange for 20% of its common stock. The value of the property and equipment was immaterial. The Company accounts for this investment under the cost method as the results of applying the equity method would not differ materially.

    Upon formation of the SFDBC through February 28, 1997, Michael S. Studebaker served as a non-compensated officer. All salaries and expenses of the SFDBC are allocated among the four founding delivery service companies based on transactions and revenue volume of each. SFDBC also provided similar services to other messenger companies. The revenues earned on these services are distributed to the founding delivery service companies monthly and have been classified as a reduction of operating expenses as they are immaterial. The total expenses, net of associated revenues, charged to the Company were $30 for the nine months ended September 30, 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of American Eagle Endeavors, Inc.

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of American Eagle Endeavors, Inc. and its subsidiaries at December 31, 1996 and September 30, 1997 and the results of their operations and their cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has negative working capital and has not obtained a waiver with regard to its violations of certain bank covenants for an adequate period of time. Alternative financing may be required if the Company can not continue to obtain bank waivers. The uncertainties related to these matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 6. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Detroit, Michigan
November 25, 1997

                         AMERICAN EAGLE ENDEAVORS, INC.

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                     DECEMBER 31,   SEPTEMBER 30,
                                                                                         1996           1997
                                                                                     -------------  -------------

                                                     ASSETS
Current assets
  Cash and cash equivalents........................................................    $     139      $      95
  Accounts receivable, net.........................................................          843            736
  Prepaid income taxes.............................................................       --                 67
  Prepaid and other current assets.................................................           41              4
                                                                                          ------         ------
    Total current assets...........................................................        1,023            902

Notes receivable from officers.....................................................          181             17
Other assets, net..................................................................           14             14
Property and equipment, net........................................................          355            238
                                                                                          ------         ------
                                                                                       $   1,573      $   1,171
                                                                                          ------         ------
                                                                                          ------         ------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Bank line of credit..............................................................                   $     350
  Accounts payable.................................................................    $     288            413
  Accrued expenses.................................................................          110             96
  Current maturities of long-term debt.............................................          143             83
  Current maturities of subordinated debt to stockholders..........................           47             90
  Accrued income taxes.............................................................          240
                                                                                          ------         ------
    Total current liabilities......................................................          828          1,032
Subordinated debt to stockholders..................................................          268            173
Long-term debt, less current maturities............................................           90             40
Deferred income taxes..............................................................          116             85
                                                                                          ------         ------
    Total liabilities..............................................................        1,302          1,330

Minority interest in subsidiary....................................................           29         --

Commitments and contingencies (note 12)

Stockholders' equity (accumulated deficit):
  Common stock $0.01 par value; 10,000,000 shares authorized; 10,500 shares issued
    and outstanding................................................................            1              1
  Additional paid-in capital.......................................................          156              5
  Retained earnings (accumulated deficit)..........................................           85           (165)
                                                                                          ------         ------
    Total stockholders' equity (deficit)...........................................          242           (159)
                                                                                          ------         ------
                                                                                       $   1,573      $   1,171
                                                                                          ------         ------
                                                                                          ------         ------

          See accompanying notes to consolidated financial statements

                         AMERICAN EAGLE ENDEAVORS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                              YEARS ENDED         NINE MONTHS ENDED
                                                                              DECEMBER 31,          SEPTEMBER 30,
                                                                          --------------------  ----------------------
                                                                            1995       1996        1996        1997
                                                                          ---------  ---------  -----------  ---------

                                                                                                (UNAUDITED)
Net sales...............................................................  $   8,573  $   8,536   $   6,476   $   5,222
Cost of sales...........................................................      5,420      5,293       4,058       3,447
                                                                          ---------  ---------  -----------  ---------
      Gross margin......................................................      3,153      3,243       2,418       1,775
Operating expenses
  Sales and marketing...................................................      1,528      1,535       1,149       1,008
  General and administrative expenses...................................        890        940         600       1,081
  Depreciation and amortization.........................................        165        174         130         130
                                                                          ---------  ---------  -----------  ---------
Operating income (loss).................................................        570        594         539        (444)
                                                                          ---------  ---------  -----------  ---------
Other (income) expense
  Interest expense......................................................        103         62          49          51
  Minority interest in subsidiary net income............................        (12)        13          11
  Other, net............................................................         (4)        20          (3)        (78)
                                                                          ---------  ---------  -----------  ---------
Income (loss) before provision for income taxes.........................        483        499         482        (417)
Benefit (provision) for income taxes....................................       (190)      (200)       (197)        167
                                                                          ---------  ---------  -----------  ---------
Net income (loss).......................................................  $     293  $     299   $     285   $    (250)
                                                                          ---------  ---------  -----------  ---------
                                                                          ---------  ---------  -----------  ---------

          See accompanying notes to consolidated financial statements.

                         AMERICAN EAGLE ENDEAVORS, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                             (DOLLARS IN THOUSANDS)

                                                                                                     RETAINED
                                                                  COMMON STOCK       ADDITIONAL      EARNINGS
                                                             ----------------------    PAID-IN     (ACCUMULATED
                                                              SHARES      AMOUNT       CAPITAL       DEFICIT)        TOTAL
                                                             ---------  -----------  -----------  ---------------  ---------
Balance at December 31, 1994...............................     10,500   $       1    $     156      $    (507)    $    (350)
Net income.................................................                                                293           293
                                                             ---------       -----        -----          -----     ---------
Balance at December 31, 1995...............................     10,500           1          156           (214)          (57)
Net income.................................................                                                299           299
                                                             ---------       -----        -----          -----     ---------
Balance at December 31, 1996...............................     10,500           1          156             85           242
Purchase and retirement of minority interest in
  subsidiary...............................................                                (151)                        (151)
Net loss...................................................                                               (250)         (250)
                                                             ---------       -----        -----          -----     ---------
Balance at September 30, 1997..............................     10,500   $       1    $       5      $    (165)    $    (159)
                                                             ---------       -----        -----          -----     ---------
                                                             ---------       -----        -----          -----     ---------

          See accompanying notes to consolidated financial statements

                         AMERICAN EAGLE ENDEAVORS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                       NINE MONTHS ENDED
                                                                                               YEARS ENDED
                                                                                               DECEMBER 31,    SEPTEMBER 30,
                                                                                            ------------------
                                                                                                      --------------------
                                                                                  1995       1996       1996       1997
                                                                                ---------  ---------  ---------  ---------
                                                                                                     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).............................................................  $     293  $     299  $     285  $    (250)
Adjustments to reconcile net income (loss) to net cash provided by (used for)
  operating activities
  Depreciation and amortization...............................................        165        174        130        125
  Minority interest...........................................................        (12)        13         11        (29)
  Deferred taxes..............................................................        165        (49)      (165)       (31)
  Changes in assets and liabilities:
    Accounts receivable.......................................................        (94)        60         28        110
    Prepaid and other assets..................................................          4        (10)        34         36
    Accounts payable..........................................................         22        (94)       (91)       124
    Accrued expenses..........................................................       (236)        22        304       (254)
    Income taxes payable......................................................         22        237                   (68)
                                                                                ---------  ---------  ---------  ---------
      NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES....................        329        652        536       (237)
                                                                                ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase and retirement of minority stock.....................................                                        (151)
(Increase) decrease in officer notes receivable...............................                  (181)      (181)       164
Purchases of property and equipment, net......................................        (44)       (81)       (28)        (8)
                                                                                ---------  ---------  ---------  ---------
      NET CASH USED FOR INVESTING ACTIVITIES..................................        (44)      (262)      (209)         5
                                                                                ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in line of credit.........................................       (364)       (50)       250        350
Payments on long-term debt, net...............................................         95       (262)      (503)      (162)
                                                                                ---------  ---------  ---------  ---------
      NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES....................       (269)      (312)      (253)       188
                                                                                ---------  ---------  ---------  ---------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS...............................         16         78         74        (44)
Cash and equivalents at beginning of the period...............................         45         61         61        139
                                                                                ---------  ---------  ---------  ---------
Cash and equivalents at end of the period.....................................  $      61  $     139  $     135  $      95
                                                                                ---------  ---------  ---------  ---------
                                                                                ---------  ---------  ---------  ---------
Schedule of noncash investing and financing activities:
    Property and equipment acquired under capital lease agreements............  $  --      $      56  $      56  $  --
Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Income taxes..............................................................  $       4  $      10  $       5  $     171
    Interest..................................................................  $     108  $      65  $      55  $      58

          See accompanying notes to consolidated financial statements

                         AMERICAN EAGLE ENDEAVORS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    American Eagle Endeavors, Inc. and Subsidiaries (the "Company") is a courier service and facilities traffic management firm. Primary offices are located in Minneapolis, Minnesota and Phoenix, Arizona. The Company offers traditional business courier services, such as on-call, same day, and dock service, specialized transportation services tailored to individual customer needs, and warehouse distribution services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of American Eagle Endeavors, Inc. and its majority-owned subsidiaries: American Eagle Express, Inc. and American Eagle Express-Phoenix, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets. The estimated lives used for computing depreciation and amortization are as follows:

                                                                                          YEARS
                                                                                        ---------
Transportation equipment..............................................................      5 - 7
Equipment.............................................................................      5 - 7
Office furniture and fixtures.........................................................      5 - 7
Leasehold improvements................................................................      4 - 5

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    Deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the report amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/ payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. As described further in Note 12, a significant portion of gross receivables are due from the franchisor. The Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and cash flows for the nine months ended September 30, 1996, as presented in the accompanying unaudited financial statements.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                      BALANCE AT      CHARGED TO                     BALANCE
                                                                       BEGINNING       COSTS AND                     AT END
                                                                       OF PERIOD       EXPENSES      WRITE-OFFS     OF PERIOD
                                                                     -------------  ---------------  -----------  -------------
Year ended December 31, 1995.......................................    $      25       $      38      $     (34)    $      29
Year ended December 31, 1996.......................................    $      29       $      40      $     (26)    $      43
Period ended September 30, 1997....................................    $      43       $      17      $     (19)    $      41

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (DOLLARS IN THOUSANDS)

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                      DECEMBER 31,   SEPTEMBER 30,
                                                                                          1996           1997
                                                                                      -------------  -------------
Equipment...........................................................................    $     468      $     489
Furniture and fixture...............................................................          332            332
Vehicles............................................................................          128            128
Leasehold improvements..............................................................          101            101
                                                                                           ------         ------
                                                                                            1,029          1,050
Accumulated depreciation and amortization...........................................         (674)          (812)
                                                                                           ------         ------
                                                                                        $     355      $     238
                                                                                           ------         ------
                                                                                           ------         ------

    Property and equipment above includes leased equipment with a cost of $144 and $145 and accumulated depreciation of $63 and $84 at December 31, 1996 and September 30, 1997, respectively. Depreciation expense for the periods ended December 31, 1995, 1996 and September 30, 1997 was $162, $174 and $131,
respectively.

5. ACCRUED EXPENSES

    Accrued expenses comprised the following:

                                                                                       DECEMBER 31,      SEPTEMBER 30,
                                                                                           1996              1997
                                                                                      ---------------  -----------------
Payroll and payroll taxes...........................................................     $      41         $      14
Accrued vacation....................................................................            24                21
Other...............................................................................            45                61
                                                                                             -----               ---
Total accrued liabilities...........................................................     $     110         $      96
                                                                                             -----               ---
                                                                                             -----               ---

6. NOTE PAYABLE TO BANK

    The Company has a financing agreement with a bank consisting of a $350 line of credit and a term loan (see Note 7). Outstanding borrowings bear interest at the bank's prime lending rate plus 1.5 percent (10 percent at September 30, 1997 and 9.75 percent at December 31, 1996), are subject to borrowing base availability, are secured by substantially all of the Company-assets, and are guaranteed by the Company's stockholders. Outstanding borrowings against the line of credit were $350, $0 and $50 at September 30, 1997, December 31, 1996 and 1995, respectively.

    The financing agreement contains provisions requiring compliance with several financial covenants. At December 31, 1996 and September 30, 1997, the Company was in violation of certain covenants. A waiver of these covenant violations was received through December 31, 1997.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (DOLLARS IN THOUSANDS)

7. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                       DECEMBER 31,      SEPTEMBER 30,
                                                                                           1996              1997
                                                                                      ---------------  -----------------
Term note payable to bank, secured by substantially all Company assets, due in monthly installments of $10,000, plus interest at the bank's prime lending rate
  plus 1.5%, to April 1998..........................................................     $     160         $      70
9.75% capital lease obligation, due in installments of $834, including interest to
  January 2002, secured by equipment................................................            46
10% equipment financing note, due in installments of $757, including interest to
  January 1999, secured by equipment................................................            17
Other equipment financing notes, due in 1999........................................            10                53
                                                                                             -----               ---
                                                                                               233               123
Less current maturities.............................................................           143                83
                                                                                             -----               ---
                                                                                         $      90         $      40
                                                                                             -----               ---
                                                                                             -----               ---

    Approximate aggregate maturities of long-term debt as of September 30, 1997, are as follows:

YEARS ENDING DECEMBER 31:
----------------------------------------------------------------------------------------------------------
1997 (3 months ending December 31)........................................................................  $      31
1998......................................................................................................         52
1999......................................................................................................         12
2000......................................................................................................          8
2001......................................................................................................          9
Thereafter................................................................................................         11
                                                                                                            ---------
                                                                                                            $     123
                                                                                                            ---------
                                                                                                            ---------

8. SUBORDINATED DEBT TO STOCKHOLDERS

    Subordinated debt consists of the following:

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
6% stockholder note payable, due in monthly installments of $6, including interest
  to August 2001, unsecured.........................................................     $     269        $     263
14% stockholder notes payable, due on or before September 1999, unsecured...........            46
                                                                                             -----            -----
                                                                                               315              263
Less current maturities.............................................................            47               90
                                                                                             -----            -----
                                                                                         $     268        $     173
                                                                                             -----            -----
                                                                                             -----            -----

    These notes payable are subordinated to borrowings under its bank financing agreement which allows monthly payments of $6.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (DOLLARS IN THOUSANDS)

9. MINIMUM LEASE PAYMENTS

    The Company leases certain office space, computerized satellite vehicle tracking systems, vehicles, and office equipment under leases expiring on various dates through 2001. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

                                                                                 CAPITAL     OPERATING    NONCANCELLABLE
FISCAL YEAR                                                                      LEASES       LEASES         SUBLEASES
-----------------------------------------------------------------------------  -----------  -----------  -----------------
1997 (3 months ending December 31)...........................................   $       3    $     102       $     (18)
1998.........................................................................          10          413             (50)
1999.........................................................................          10          399             (11)
2000.........................................................................          10          365
2001.........................................................................          10           83
Thereafter...................................................................          11          179
Less interest portion........................................................         (12)
                                                                                      ---   -----------            ---
Net leases...................................................................   $      42    $   1,541       $     (79)
                                                                                      ---   -----------            ---
                                                                                      ---   -----------            ---

    Rental expense charged to operations was approximately $208, $211 and $326, and rental income was approximately $22, $24 and $67 for the years ended December 31, 1995 and 1996, and period ended September 30, 1997, respectively.

10. INCOME TAXES

    The provision for income taxes comprises:

                                                                                          YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                     --------------------   SEPTEMBER 30,
                                                                                       1995       1996          1997
                                                                                     ---------  ---------  ---------------
Current tax expense (benefit)
  Federal..........................................................................  $       6  $     212     $    (116)
  State and local..................................................................          2         37           (20)
                                                                                     ---------  ---------         -----
                                                                                             8        249          (136)
Utilization of net operating loss carryforward.....................................        147
Deferred tax expense (benefit).....................................................         35        (49)          (31)
                                                                                     ---------  ---------         -----
Provision (benefit) for income taxes...............................................  $     190  $     200     $    (167)
                                                                                     ---------  ---------         -----
                                                                                     ---------  ---------         -----

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (DOLLARS IN THOUSANDS)

10. INCOME TAXES (CONTINUED)
    The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                                          YEAR ENDED
                                                                                         DECEMBER 31,
                                                                                     --------------------   SEPTEMBER 30,
                                                                                       1995       1996          1997
                                                                                     ---------  ---------  ---------------
Tax provision (benefits) computed at federal statutory rate (35%)..................  $     169  $     175     $    (146)
State taxes (net of federal benefit)...............................................         50         25           (21)
Other..............................................................................        (29)
                                                                                     ---------  ---------         -----
Provision (benefit) for income taxes...............................................  $     190  $     200     $    (167)
                                                                                     ---------  ---------         -----
                                                                                     ---------  ---------         -----
Effective rate.....................................................................         39%        40%           40%
                                                                                     ---------  ---------         -----
                                                                                     ---------  ---------         -----

    Temporary differences giving rise to the Company's deferred tax assets and liabilities comprised the following:

                                                                                       DECEMBER 31,
                                                                                   --------------------   SEPTEMBER 30,
                                                                                     1995       1996          1997
                                                                                   ---------  ---------  ---------------
Deferred tax assets
  Allowance for doubtful accounts................................................  $      12  $      43     $      42
  Accrued liabilities............................................................         22         18            18
  Other..........................................................................         11
                                                                                   ---------  ---------         -----
                                                                                          45         61            60
Deferred tax liabilities
  Accrual to cash basis adjustment...............................................       (210)      (154)         (115)
  Other..........................................................................                   (23)          (30)
                                                                                   ---------  ---------         -----
    Net deferred tax liability...................................................  $    (165) $    (116)    $     (85)
                                                                                   ---------  ---------         -----
                                                                                   ---------  ---------         -----

11. RELATED PARTY TRANSACTIONS

    During 1996, note agreements were executed with two of the Company's officers. The notes receivable bear interest at 5.5% and 6.25% annually, and are payable in balloon payments in 1999. $17 of the notes remained outstanding as of September 30, 1997.

    Franchise fees of $40 were incurred in 1996 relative to the franchise agreements described below.

    In September 1977, a subsidiary of the Company redeemed all of the shares constituting a 20% minority interest in the subsidiary. Upon completion of this redemption, the Company owns 100% of all subsidiaries. As the minority interest was held by a related party, the assets and liabilities of the subsidiary are presented at their historical cost basis.

                         AMERICAN EAGLE ENDEAVORS, INC.

                             (DOLLARS IN THOUSANDS)

12. COMMITMENTS AND CONTINGENCIES

    FRANCHISE AGREEMENT

    During 1996, the Company entered into five-year franchise agreements with a national same-day service courier franchisor for both the Phoenix and Minneapolis locations. The initial franchise fee was $20 for each location and continuing management fees are 10 percent of applicable gross receipts, as defined by the agreement. Subsequent to year end, the management fees were reduced to 7.25 from 8.25 percent. The stockholders of the Company are also minority stockholders in the franchisor. In addition, at December 31, 1996, the Company and one of its stockholders have guaranteed franchisor debt obligations and related license payments totaling approximately $1,806, payable through September 2007.

    On September 16, 1997 the Company obtained a complete release from the franchise agreement and all related commitments and contingencies other than those related to the guaranteed debt obligations discussed above. In exchange for this release the Company's principal shareholders have forfeited their personal investments in the franchiser. Based on the financial position of the franchisor, the Principal Shareholders believe that the Forfeited Shares in the Franchisor have no value.

    The franchiser is responsible for billing and collecting amounts from customers approved by the Company and then submitting the receipts, less the management fees, to the Company. Phoenix activated its franchise in October 1996 and Minneapolis activated its franchise subsequent to December 1996. Management fees paid to the franchisor totaled approximately $38 and $250 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively.

13. UNAUDITED SUBSEQUENT EVENTS

    The Company and its stockholder have entered into a definitive agreement with DMS Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash concurrent with the consummation of the initial public offering of the common stock of DMS. Additionally, all obligations guaranteed by the Company, as described in Note 12, will be assumed by DMS upon consummation of the initial public offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

Washington Express Services, Inc.

    In our opinion, the accompanying balance sheets, and the related statements of operations, of stockholders' equity (deficiency) and of cash flows present fairly, in all material respects, the financial position of Washington Express Services, Inc. at September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Detroit, Michigan
November 7, 1997

                       WASHINGTON EXPRESS SERVICES, INC.

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                    SEPTEMBER 30,
                                                                                                 --------------------
                                                                                                   1996       1997
                                                                                                 ---------  ---------
                                            ASSETS

Current assets
  Cash.........................................................................................  $       7  $      85
  Accounts receivable, net.....................................................................        681        800
  Loan receivable--stockholder.................................................................         90
  Prepaid and other current assets.............................................................         57        159
                                                                                                 ---------  ---------
    Total current assets.......................................................................        835      1,044

Property and equipment, net....................................................................        242        458
Deposits.......................................................................................         62         36
                                                                                                 ---------  ---------
    Total assets...............................................................................  $   1,139  $   1,538
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Line of credit...............................................................................  $     403  $     600
  Accounts payable and accrued expenses........................................................        176        241
  Deferred income tax liability................................................................        236        248
  Obligations under capital leases.............................................................         33         58
  Notes payable................................................................................         77         84
                                                                                                 ---------  ---------
  Total current liabilities....................................................................        925      1,231

Long-term liabilities
  Obligations under capital leases.............................................................         73         83
  Notes payable................................................................................                    98
  Notes payable--stockholders..................................................................        116        143
                                                                                                 ---------  ---------
    Total liabilities..........................................................................      1,114      1,555
                                                                                                 ---------  ---------

Commitments

Stockholders' Equity
  Common stock $.01 par value (100,000 shares authorized; 9,332 and 5,926 issued and
    outstanding) and additional paid-in capital................................................        377        249
  Advance to stockholder (Note 14).............................................................       (135)
  Accumulated deficit..........................................................................       (217)      (266)
                                                                                                 ---------  ---------
    Total stockholders' equity (deficiency)....................................................         25        (17)
                                                                                                 ---------  ---------
    Total liabilities and stockholders' equity.................................................  $   1,139  $   1,538
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                See accompanying notes to financial statements.

                       WASHINGTON EXPRESS SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                          YEAR ENDED SEPTEMBER 30,
                                                                                       -------------------------------
                                                                                         1995       1996       1997
                                                                                       ---------  ---------  ---------
Net sales............................................................................  $   6,056  $   5,800  $   5,756
Cost of sales........................................................................      3,239      3,141      2,935
                                                                                       ---------  ---------  ---------
  Gross margin.......................................................................      2,817      2,659      2,821

Selling, General and Administrative Expenses
  Operating expenses.................................................................      1,666      1,555      1,677
  Sales and marketing................................................................        459        483        447
  General and administrative expenses................................................        435        390        578
  Depreciation and amortization......................................................         67         91        120
                                                                                       ---------  ---------  ---------

Operating income (loss)..............................................................        190        140         (1)

Other (income) expense
  Interest expense...................................................................         91         70         95
  Other, net.........................................................................          4        (18)      (109)
                                                                                       ---------  ---------  ---------

Income before provision for income taxes.............................................         95         88         13
Provision for income taxes...........................................................         40         38         12
                                                                                       ---------  ---------  ---------

Net income...........................................................................  $      55  $      50  $       1
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

                See accompanying notes to financial statements.

                       WASHINGTON EXPRESS SERVICES, INC.

                STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                             (DOLLARS IN THOUSANDS)

                                                                                              RETAINED
                                                                                              EARNINGS           TOTAL
                                                                 COMMON      ADVANCE TO     (ACCUMULATED     STOCKHOLDERS'
                                                                  STOCK      STOCKHOLDER      DEFICIT)          EQUITY
                                                               -----------  -------------  ---------------  ---------------
Balance at September 30, 1994................................   $     377     $  --           $    (322)       $      55
Advances to stockholder......................................                      (135)                            (135)
Net income...................................................                                        55               55
                                                                    -----           ---           -----              ---
Balance at September 30, 1995................................         377          (135)           (267)             (25)
Net income...................................................                                        50               50
                                                                    -----           ---           -----              ---
Balance at September 30, 1996................................         377          (135)           (217)              25
Repurchase and retirement of 3,906 shares of common stock....        (158)          135             (50)             (73)
Issuance of 500 shares of common stock.......................          30                                             30
Net income...................................................                                         1                1
                                                                    -----           ---           -----              ---
Balance at September 30, 1997................................   $     249     $  --           $    (266)       $     (17)
                                                                    -----           ---           -----              ---
                                                                    -----           ---           -----              ---

                See accompanying notes to financial statements.

                       WASHINGTON EXPRESS SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                YEAR ENDED SEPTEMBER 30,
                                                                                             -------------------------------
                                                                                               1995       1996       1997
                                                                                             ---------  ---------  ---------
OPERATING ACTIVITIES
Net income.................................................................................  $      55  $      50  $       1
Adjustments to reconcile net income to net cash provided by (used in)
  operating activities
  Depreciation and amortization............................................................         66         91        120
  Loss on disposal of assets...............................................................          5          1
  Deferred income taxes....................................................................        (20)        29         12
  Changes in operating assets and liabilities:
    Accounts receivable....................................................................         (1)         4       (119)
    Deposits...............................................................................          2        (45)        26
    Prepaid expenses.......................................................................         19         (4)      (102)
    Accounts payable and accrued expenses..................................................        156        (90)        65
    Accrued interest payable--shareholders.................................................          8          8          9
                                                                                                   ---        ---        ---
Net cash provided by operating activities..................................................        290         44         12
                                                                                                   ---        ---        ---

INVESTING ACTIVITIES
Net cash used in investing activities-purchase of property and equipment...................        (21)      (111)      (265)
                                                                                                   ---        ---        ---

FINANCING ACTIVITIES
Increase (reduction) in line of credit.....................................................       (155)       118        197
Repayments from (advances to) stockholder..................................................        (41)                  (55)
Proceeds from issuance of common stock.....................................................                               30
Decrease (increase) in loan receivable--stockholder........................................                   (90)        90
Principal payments on notes payable--stockholders..........................................         (4)       (11)
Proceeds from notes payable................................................................                    77        105
Principal payments on capital lease obligations............................................        (50)       (39)       (36)
                                                                                                   ---        ---        ---

Net cash provided by (used in) financing activities........................................       (250)        55        331
                                                                                                   ---        ---        ---

Net increase (decrease) in cash............................................................         19        (12)        78
Cash at beginning of period................................................................     --             19          7
                                                                                                   ---        ---        ---
Cash at end of period......................................................................  $      19  $       7  $      85
                                                                                                   ---        ---        ---
                                                                                                   ---        ---        ---

Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest...............................................................................  $      83  $      62  $      86
                                                                                                   ---        ---        ---
                                                                                                   ---        ---        ---
    Income taxes...........................................................................  $      14  $      51  $       2
                                                                                                   ---        ---        ---
                                                                                                   ---        ---        ---

  Capital lease obligations incurred for purchase of property and equipment................  $      73  $      66  $      71
                                                                                                   ---        ---        ---
                                                                                                   ---        ---        ---
  See Note 14 for additional disclosure of non-cash transactions.

                See accompanying notes to financial statements.

                       WASHINGTON EXPRESS SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    Washington Express Services, Inc. (the "Company") provides same-day, on-demand delivery services in the Washington, DC metropolitan area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is primarily provided for using the modified accelerated cost recovery system over the estimated useful lives of the related assets (5 to 31.5 years).

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable, notes receivable/payable, accrued expenses and amounts payable under line of credit agreements approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    INCOME TAXES

    The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (FAS 109).

                       WASHINGTON EXPRESS SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                      BALANCE AT      CHARGED TO                     BALANCE
                                                                       BEGINNING       COSTS AND                     AT END
                                                                       OF PERIOD       EXPENSES      WRITE-OFFS     OF PERIOD
                                                                     -------------  ---------------  -----------  -------------
Year ended September 30, 1995......................................    $      10       $      25      $     (34)    $       1
Year ended September 30, 1996......................................    $       1       $       6      $      (1)    $       6
Year ended September 30, 1997......................................    $       6       $      14      $     (10)    $      10

4. PREPAID AND OTHER CURRENT ASSETS

    Prepaid and other current assets comprised the following:

                                                                                                        SEPTEMBER 30,
                                                                                                    ----------------------
                                                                                                       1996        1997
                                                                                                       -----     ---------
Prepaid insurance.................................................................................   $      17   $       8
Prepaid income taxes..............................................................................          19          13
Management fee receivable.........................................................................      --              61
Due from DMS......................................................................................      --              59
Other.............................................................................................          21          18
                                                                                                           ---   ---------
  Total prepaid and other current assets..........................................................   $      57   $     159
                                                                                                           ---   ---------
                                                                                                           ---   ---------

5. PROPERTY AND EQUIPMENT

    Property and equipment comprised the following:

                                                                                                       SEPTEMBER 30,
                                                                                                    --------------------
                                                                                                      1996       1997
                                                                                                    ---------  ---------
Computer equipment................................................................................  $     381  $     447
Office equipment..................................................................................        222        461
Furniture and fixtures............................................................................         38         46
Leasehold improvements............................................................................     --             23
Other.............................................................................................         30         30
                                                                                                    ---------  ---------
                                                                                                          671      1,007
Accumulated depreciation and amortization.........................................................        429        549
                                                                                                    ---------  ---------
                                                                                                    $     242  $     458
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

    Included in property and equipment at September 30, 1996 and 1997 are assets acquired under capital leases in the gross amount of $226 and $297 and accumulated depreciation of $123 and $166, respectively. Related depreciation expense aggregated $31, $46 and $43 for the years ended September 30, 1995, 1996 and 1997, respectively.

                       WASHINGTON EXPRESS SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

6. LINE OF CREDIT

    The Company maintains a $600 revolving line of credit with a financial institution that expires on February 28, 1998. Pursuant to the terms of the agreement, interest is payable monthly at the rate of prime plus 1.25% (9.75% at September 30, 1997). The line of credit is secured by the Company's accounts receivable and equipment, and is personally guaranteed by the Company's shareholders. The Company was in violation of certain financial covenants of the loan agreement pertaining to tangible net worth and leverage ratios for the years ended September 30, 1996 and 1997. However, the Company has obtained a waiver from the financial institution.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses comprised the following:

                                                                                                       SEPTEMBER 30,
                                                                                                    --------------------
                                                                                                      1996       1997
                                                                                                    ---------  ---------
Accounts payable, trade...........................................................................  $      60  $      74
Accrued payroll...................................................................................         65         71
Accrued courier commissions.......................................................................     --             69
Income taxes payable..............................................................................         26     --
Other.............................................................................................         25         27
                                                                                                    ---------  ---------
  Total accounts payable and accrued expenses.....................................................  $     176  $     241
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

8. INCOME TAXES

    The provision for income taxes comprises:

                                                                                                    YEAR ENDED SEPTEMBER 30,
                                                                                               -----------------------------------
                                                                                                 1995        1996         1997
                                                                                               ---------     -----        -----
Current tax expense..........................................................................  $      60   $       9    $      --
Deferred tax expense.........................................................................        (20)         29           12
                                                                                                     ---         ---          ---
Provision for income taxes...................................................................  $      40   $      38    $      12
                                                                                                     ---         ---          ---
                                                                                                     ---         ---          ---

    Deferred income tax assets and liabilities result from timing differences in the recognition of revenue and expense for tax and financial reporting purposes. Principally from the use of the accrual method of accounting for financial reporting purposes and the cash basis of reporting for tax purposes, the Company has recorded current net deferred income tax liabilities of $236 at September 30, 1996 and $248 at September 30, 1997, net of the tax effect of approximately $80 in net operating loss carryforwards available to offset federal taxable income through 2012.

                       WASHINGTON EXPRESS SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

8. INCOME TAXES (CONTINUED)
    The temporary differences that gave to a net deferred tax liability are shown below, net of their tax effect:

                                                                                                       SEPTEMBER 30,
                                                                                                    --------------------
                                                                                                      1996       1997
                                                                                                    ---------  ---------
Deferred tax liability--deferred income resulting from cash versus accrual method of reporting for
  income tax purposes.............................................................................  $     236  $     280
Deferred tax asset--net operating loss carryforward...............................................     --            (32)
                                                                                                    ---------  ---------
Net deferred tax liability........................................................................  $     236  $     248
                                                                                                    ---------  ---------
                                                                                                    ---------  ---------

    The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                                               YEAR ENDED SEPTEMBER 30,
                                                                                            -------------------------------
                                                                                              1995       1996       1997
                                                                                            ---------  ---------  ---------
Taxes computed at federal statutory rate (35%)............................................  $      33  $      31  $       5
State taxes (net of federal benefit)......................................................          8          2     --
Surcharge exemption.......................................................................        (12)        (8)    --
Non-deductible meals and entertainment....................................................          7         10          5
Non-deductible officers' life insurance...................................................          3          3          2
Other.....................................................................................          1     --         --
                                                                                            ---------  ---------  ---------
  Provision for income taxes..............................................................  $      40  $      38  $      12
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------
  Effective tax rate......................................................................        42%        43%        92%
                                                                                            ---------  ---------  ---------
                                                                                            ---------  ---------  ---------

9. EMPLOYEE BENEFIT PLAN

    The Company maintains a defined contribution plan covering substantially all of its employees. The Plan is a qualified savings plan under the provisions of
Section 401(k) of the Internal Revenue Code and allows eligible employees to defer up to 15% of their compensation subject to the maximum allowable limit. The Company matches one-third of the employee contribution up to the first 9%. Plan participants are immediately vested 100% in their contributions and vest at the rate of 20% per year in employer contributions with full vesting occurring after five years of service. Employer contributions aggregated $20, $22 and $16 for the years ended September 30, 1995, 1996 and 1997, respectively.

                       WASHINGTON EXPRESS SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

10. CAPITAL LEASES

    The Company has entered into lease agreements for the use of equipment expiring at various times through July 2000 that are accounted for as capital leases. The future minimum lease payments under the capital lease agreements are as follows:

FOR THE YEAR ENDING SEPTEMBER 30,
------------------------------------------------------------------------------------------------
1998............................................................................................  $      72
1999............................................................................................         65
2000............................................................................................         24
                                                                                                  ---------
Minimum lease payments..........................................................................        161
Less: amount representing interest..............................................................         20
                                                                                                  ---------
Present value of minimum lease payment..........................................................        141
Less: current portion of capital lease obligations..............................................         58
                                                                                                  ---------
Long-term portion of capital lease obligations..................................................  $      83
                                                                                                  ---------
                                                                                                  ---------

11. NOTES PAYABLE

    Notes Payable consists of the following at September 30, 1997:

a)         Equipment loan at an interest rate of 9.75% payable in 24 equal monthly installments through September 1999. The Company was in violation of certain financial covenants of the loan agreement for the years ended September 30, 1996 and 1997. However, the Company has obtained a waiver from the financial
           institution......................................................................  $     117
b)         Equipment loan at an interest rate of 12.50% payable in 36 equal monthly
           installments through September, 1999.............................................         65
                                                                                                    ---
                                                                                                    182
           Less: current portion............................................................        (84)
                                                                                                    ---
                                                                                              $      98
                                                                                                    ---
                                                                                                    ---

                       WASHINGTON EXPRESS SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

12. COMMITMENTS

    The Company has entered into agreements for the lease of certain office equipment and office space which expire at various times through November 2006. Future minimum rental payments required under leases that have noncancelable lease terms in excess of one year at September 30, 1997 are as follows:

FOR THE YEAR ENDING SEPTEMBER 30,
------------------------------------------------------------------------------------------------
1998............................................................................................  $      60
1999............................................................................................         57
2000............................................................................................         48
2001............................................................................................         50
2002............................................................................................         48
Thereafter......................................................................................        201
                                                                                                  ---------
                                                                                                  $     464
                                                                                                  ---------
                                                                                                  ---------

    Rental expense charged to operations was approximately $70, $60 and $74 for the years ended September 30, 1995, 1996 and 1997, respectively.

13. STOCK OPTION AGREEMENT

    During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." This statement is effective for fiscal years beginning after December 15, 1995 and sets forth standards for accounting for stock-based compensation. SFAS No. 123 allows the use of either a "fair value" based method of accounting or the "intrinsic value" based method determined in accordance with Accounting Principles Board ("APB") Opinion No. 25. The Company elected to account for stock-based compensation in accordance with the intrinsic value method of APB Opinion No. 25.

    In May 1991, the Company granted one of its employees the right to purchase up to 500 shares of the Company's common stock at an exercise price of $60 per share. The option initially expired on October 1, 1996, but was shortly thereafter extended to October 31, 1997 with no other revisions to the terms of the agreement. During the year ended September 30, 1997, the Company issued 500 shares of its common stock to the employee at a price of $60 per share. In accordance with APB No. 25, the Company has not recognized compensation expense related either to the original issuance of this option or to its extension based on management's estimate of the fair value of the common stock. No other stock options were granted, exercised, forfeited or expired during the years ended September 30, 1995, 1996 and 1997.

14. RELATED PARTY TRANSACTIONS

    The Company had entered into an agreement with a stockholder whereby the Company had the right to purchase 3,557 shares of the Company's common stock from the shareholder at an aggregate purchase price of $190. Such shares represented approximately 38% of the Company's outstanding common stock at September 30, 1996. As of September 30, 1996, the Company advanced to the shareholder amounts aggregating $135 related to the contemplated purchase of the 3,557 shares. Accordingly, such amounts advanced to the stockholder have been classified as a reduction of stockholders' equity on the accompanying September 30, 1996 balance sheet.

                       WASHINGTON EXPRESS SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

14. RELATED PARTY TRANSACTIONS (CONTINUED)
    The Company had entered into a second agreement with a stockholder whereby the Company had the right to purchase 349 shares of the Company's common stock from the shareholder at an aggregate purchase price of $18. Such shares represented approximately 4% of the Company's outstanding common stock at September 30, 1996.

    During the year ended September 30, 1997, the Company exercised its rights pursuant to the above agreements and purchased 3,906 shares of its common stock in exchange for $208. Such shares have been subsequently retired by the Company. In accordance with APB Opinion No. 6, the excess of purchase price over par value was allocated between additional paid-in capital and retained earnings in the amount of $158 and $50, respectively.

    At September 30, 1996, loan receivable-stockholder comprised of a short-term loan made to the Company's Chief Executive Officer (the "Executive") during the year ended September 30, 1996. During the year ended September 30, 1997, such loan was repaid to the Company by the Executive.

    Notes payable-stockholders at September 30, 1996 and 1997 aggregated $116 and $143, including accrued interest of $46 and $55, respectively, and represent unsecured loans made to the Company by two of its shareholders. The shareholder loans are subordinate to the Company's obligations under its line of credit agreement. Interest on the loans is accrued at the rate of 7% and 12% per annum. Related interest expense charged to operations amounted to $8 , $8 and $9 for the years ended September 30, 1995, 1996 and 1997, respectively.

    The Company rents office space in Fairfax, Virginia, from HPHC Associates, a partnership in which certain shareholders of the Company are partners. The rental of this space is provided for on a month-to-month basis with no lease commitment. For the years ending September 30, 1996 and 1997, related expenses charged to operations aggregated approximately $11 and 21.

15. UNAUDITED SUBSEQUENT EVENTS

    The Company and its stockholders have entered into a definitive agreement with DMS Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of A Courier, Inc. and Affiliates

    In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of A Courier, Inc. and affiliates as listed in Note 1 at December 31, 1996 and September 30, 1997 and the results of their operations and their cash flows for the year ended December 31, 1996 and the nine-month period ended September 30, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Atlanta, Georgia
December 19, 1997

                         A COURIER, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                      DECEMBER 31,   SEPTEMBER 30,
                                                                                          1996           1997
                                                                                      -------------  -------------
                                              ASSETS
Current assets
  Cash..............................................................................    $      16      $      88
  Accounts receivable, net..........................................................          845            902
  Prepaid insurance.................................................................           49             12
  Other current assets..............................................................           18             15
  Due from affiliate................................................................       --                 87
                                                                                           ------         ------
    Total current assets............................................................          928          1,104
Property and equipment, net.........................................................          247            222
Goodwill, net.......................................................................           65             62
Deposits............................................................................       --                  1
                                                                                           ------         ------
                                                                                        $   1,240      $   1,389
                                                                                           ------         ------
                                                                                           ------         ------
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable..................................................................    $     170      $      82
  Accrued expenses and other liabilities............................................           72            180
  Note payable--related parties.....................................................          152            100
  Current maturities long-term debt.................................................           46             48
  Current maturities long-term debt--related parties................................           18             13
                                                                                           ------         ------
    Total current liabilities.......................................................          458            423
Long-term debt, net of current maturities...........................................           38             13
Long-term debt--related parties, net of current maturities..........................           13             13
                                                                                           ------         ------
    Total liabilities...............................................................          509            449
                                                                                           ------         ------
Commitments and contingencies
Stockholder's equity
  Common stock: A Courier, Inc. $1.00 par value 500 shares authorized; 500 shares
    issued and outstanding..........................................................            1              1
  Common stock: Express Management, Inc. $1.00 par value 100,000 shares authorized;
    500 shares issued and outstanding...............................................            1              1
  Additional paid-in capital........................................................            2             54
  Retained earnings.................................................................          727            884
                                                                                           ------         ------
    Total stockholders' equity......................................................          731            940
                                                                                           ------         ------
                                                                                        $   1,240      $   1,389
                                                                                           ------         ------
                                                                                           ------         ------

            See accompanying notes to combined financial statements.

                         A COURIER, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                       (UNAUDITED)
                                                                                       NINE MONTHS    NINE MONTHS
                                                                        YEAR ENDED        ENDED          ENDED
                                                                       DECEMBER 31,   SEPTEMBER 30,  SEPTEMBER 30,
                                                                           1996           1996           1997
                                                                       -------------  -------------  -------------
Net sales............................................................    $   6,020      $   4,380      $   5,367
Cost of sales........................................................        3,447          2,481          3,091
                                                                            ------         ------         ------
  Gross margin.......................................................        2,573          1,899          2,276
Operating expenses...................................................        1,093            776          1,016
Sales and marketing..................................................          530            305            531
General and administrative expenses..................................          430            292            422
Depreciation and amortization........................................           74             52             48
                                                                            ------         ------         ------
  Operating income...................................................          446            474            259
                                                                            ------         ------         ------
Other (income) expense
  Interest income....................................................           (1)            (1)            (1)
  Interest expense...................................................           14              9             12
  (Gain) loss on disposal of assets..................................           (6)        --                 19
  Other, net.........................................................          (21)           (20)            (8)
                                                                            ------         ------         ------
Net income...........................................................    $     460      $     486      $     237
                                                                            ------         ------         ------
                                                                            ------         ------         ------
Unaudited pro forma information
  Pro forma net income before provision for income taxes.............          460            486            237
  Provision for income taxes.........................................    $     174      $     185      $      90
                                                                            ------         ------         ------
  Pro forma net income (see Note 1)..................................    $     286      $     301      $     147
                                                                            ------         ------         ------
                                                                            ------         ------         ------

            See accompanying notes to combined financial statements.

                         A COURIER, INC. AND AFFILIATES

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                        COMMON STOCK
                                                    ----------------------------------------------------
                                                                                        EXPRESS
                                                                                    MANAGEMENT, INC.
                                                         A COURIER, INC.                                   ADDITIONAL
                                                    --------------------------  ------------------------     PAID-IN      RETAINED
                                                      SHARES        AMOUNT        SHARES       AMOUNT        CAPITAL      EARNINGS
                                                    -----------  -------------  -----------  -----------  -------------  -----------
Balance at December 31,1995.......................         500     $       1           500    $       1     $  --         $     507
Distribution to stockholders......................                                                                             (240)
Contribution from stockholders....................                                                                  2
Net income........................................                                                                              460
                                                                          --
                                                           ---                         ---          ---           ---         -----
Balance at December 31, 1996......................         500             1           500            1             2           727
Distribution to stockholders......................                                                                              (80)
Debt converted to equity (Note 7).................                                                                 52
Net income........................................                                                                              237
                                                                          --
                                                           ---                         ---          ---           ---         -----
Balance at September 30, 1997.....................         500     $       1           500    $       1     $      54     $     884
                                                                          --
                                                                          --
                                                           ---                         ---          ---           ---         -----
                                                           ---                         ---          ---           ---         -----



                                                         TOTAL
                                                     STOCKHOLDERS'
                                                        EQUITY
                                                    ---------------
Balance at December 31,1995.......................     $     509
Distribution to stockholders......................          (240)
Contribution from stockholders....................             2
Net income........................................           460

                                                           -----
Balance at December 31, 1996......................           731
Distribution to stockholders......................           (80)
Debt converted to equity (Note 7).................            52
Net income........................................           237

                                                           -----
Balance at September 30, 1997.....................     $     940

                                                           -----
                                                           -----

                         A COURIER, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                        NINE MONTHS      NINE MONTHS
                                                                        YEAR ENDED         ENDED            ENDED
                                                                       DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                                           1996            1996             1997
                                                                       -------------  ---------------  ---------------
                                                                                         (UNAUDITED)
Cash flows from operating activities
Net income...........................................................    $     460       $     486        $     237
Adjustments to reconcile net income
  to net cash provided by operating activities
    Depreciation and amortization....................................           74              52               48
    (Gain) loss on disposal of assets................................           (6)                              19
    Changes in assets and liabilities................................
      Accounts receivable............................................         (274)            (58)             (57)
      Prepaid insurance and other current assets.....................          (13)             32               40
      Due from affiliate.............................................       --              --                  (87)
      Deposits.......................................................                                            (1)
      Accounts payable...............................................          142              46              (88)
      Accrued expenses and other current liabilities.................          (19)             26              108
                                                                             -----           -----            -----
        Net cash provided by operating activities....................          364             584              219

Cash flows from investing activities
  Purchases of property and equipment................................         (224)           (168)             (39)
                                                                             -----           -----            -----
        Net cash used for investing activities.......................         (224)           (168)             (39)
                                                                             -----           -----            -----

Cash flows from financing activities
      Proceeds from notes payable....................................           30              42                2
      Proceeds from notes payable-related party......................          145              40
      Repayment on debt-related party................................          (57)            (64)              (5)
      Repayment on debt-other........................................          (12)                             (25)
      Contribution from stockholders.................................            2               2
      Distribution to stockholders...................................         (240)           (230)             (80)
                                                                             -----           -----            -----
        Net cash used for financing activities.......................         (132)           (210)            (108)
                                                                             -----           -----            -----
Net increase in cash.................................................            8             206               72
Cash at beginning of the period......................................            8               8               16
                                                                             -----           -----            -----
Cash at end of the period............................................    $      16       $     214        $      88
                                                                             -----           -----            -----
                                                                             -----           -----            -----
Supplemental disclosure of cash flow information:
      Cash paid during the period for:
        Interest.....................................................    $      14       $       9        $      12
                                                                             -----           -----            -----
                                                                             -----           -----            -----
Supplemental disclosure of non cash financing activity:
      As described in Note 7 to the financial statements, the note payable to related party of $52 was converted to equity
        during the nine months ended September 30, 1997.

            See accompanying notes to combined financial statements

                         A COURIER, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A Courier, Inc. and affiliates include A Courier, Inc. and its subsidiaries A Courier of the Carolinas LLC and A Courier of Tennessee LLC, and Express Management, Inc. A Courier, Inc., A Courier of the Carolinas LLC, A Courier of Tennessee LLC and Express Management, Inc. provide same day, on-demand delivery and scheduled courier services under the A Courier trade name in the Atlanta, Georgia, Nashville, Tennessee and Charlotte, North Carolina metropolitan areas.

    The financial statements present the combined historical financial position, results of operations and cash flows of the above entities, including certain minority interests, as they were centrally managed for all periods presented and have signed a definitive agreement with Dispatch Management Services Corp., in which all stockholder interests are to be acquired, subject to the consummation of the initial public offering of the Common Stock of DMS as discussed in Note
10. These companies are collectively referred to as A Courier, Inc. and affiliates or the Company throughout the financial statements. A Courier of Connecticut, Inc., a wholly owned subsidiary of A Courier, Inc., is not being acquired by DMS, accordingly, its financial position, results of operations and cash flows are not included in the accompanying financial statements. All significant intercompanying transactions have been eliminated.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when services are provided to customers.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method and accelerated methods over the estimated useful lives of the related assets (5 to 7 years).

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable, notes payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                         A COURIER, INC. AND AFFILIATES

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    MAJOR CUSTOMERS

    For the year ended December 31,1996, the Company's largest customer accounted for approximately 16% of sales. For the nine months ended September 30, 1997, the Company's largest customer accounted for approximately 13% of sales.

    UNAUDITED FINANCIAL INFORMATION

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

    INTANGIBLE ASSETS

    Intangible assets consist of goodwill and are amortized on a straight-line basis over fifteen years. Accumulated amortization amounted to $7 and $11 as of December 31, 1996 and September 30, 1997, respectively.

    INCOME TAXES

    The Company has elected to have its income taxed under Section 1362 of the Internal Revenue Code (the Subchapter S Corporation Election) and, accordingly, any liabilities for income taxes are the direct responsibility of the stockholders.

    There are differences between the financial statements carrying amounts and the tax bases of existing assets and liabilities. Such differences are primarily due to the use of the cash basis of accounting for tax purposes. At September 30, 1997, the carrying amounts of the Company's net assets exceeds the tax bases by approximately $793.

    The unaudited pro forma income tax information included in the Combined Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire period presented.

2. ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Changes in allowance for doubtful accounts are as follows:

                                                                       BALANCE AT       CHARGED                       BALANCE
                                                                        BEGINNING         TO                          AT END
                                                                        OF PERIOD      EXPENSES      WRITE-OFFS      OF PERIOD
                                                                      -------------  -------------  -------------  -------------
Year ended December 31, 1996........................................    $      43      $  --          $  --          $      43
Nine Months ended September 30, 1997................................    $      43      $       5      $  --          $      48

                         A COURIER, INC. AND AFFILIATES

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                          DECEMBER 31, 1996   SEPTEMBER 30, 1997
                                                         -------------------  -------------------
Equipment..............................................       $     238            $     234
Furniture and fixtures.................................              19                   35
Other..................................................             107                   95
                                                                  -----                -----
                                                                    364                  364
Less accumulated depreciation..........................            (117)                (142)
                                                                  -----                -----
                                                              $     247            $     222
                                                                  -----                -----
                                                                  -----                -----

    Depreciation expense for the year ended December 31, 1996 and for the nine months ended September 30, 1997 was approximately $69 and $45, respectively.

4. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                    DECEMBER 31,      SEPTEMBER 30,
                                                                        1996              1997
                                                                  -----------------  ---------------
Payroll and payroll taxes.......................................      $      55         $      51
Commissions.....................................................             12               109
Other...........................................................              5                20
                                                                            ---             -----
Less accumulated depreciation...................................      $      72         $     180
                                                                            ---             -----
                                                                            ---             -----

5. EMPLOYEE BENEFITS

    The Company has a profit sharing plan for all employees who meet specified age and service requirements. Total profit sharing expense amounted to $4 and $2 for the year ended December 31, 1996 and for the nine months ended September 30, 1997, respectively.

                         A COURIER, INC. AND AFFILIATES

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

6. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
Note payable due in monthly installments of $1, including interest at prime one percent per annum through September 1998 (The prime rate at December 31, 1996 and
  September 30, 1997 was 8.25% and 8.5%, respectively); secured by equipment at the
  cost of $35.......................................................................     $      22        $      13
Note payable due in monthly installments of $2, including interest at 9.25% per
  annum through March 1999; secured by equipment at the cost of $60.................     $      47        $      33
Note payable to related party due in monthly installments of $1, including interest at 12% per annum through May 1998; secured by equipment and vehicle at the total
  cost of $20.......................................................................     $      12        $       6
Note payable to related party due in monthly installments of $1, including interest at 12% per annum through September 1998; secured by equipment and vehicle at the
  total cost of $12.................................................................     $      16        $       6
Note payable to related party due in monthly installments of $1, including interest at 12% per annum through November 1998; secured by equipment and vehicle at the
  total cost of $3..................................................................     $       3        $       2
Note payable to related party due in monthly installments of $1, including interest at 12% per annum through January 1999; secured by equipment and vehicle at the
  total cost of $7..................................................................     $  --            $       5
Note payable to related party due in monthly installments of $1, including interest at 12% per annum through March 1999; secured by equipment and vehicle at the total
  cost of $6........................................................................     $  --            $       5
Note payable to related party due in monthly installments of $1, including interest at 12% per annum through April 1999; secured by equipment and vehicle at the total
  cost of $2........................................................................     $  --            $       2
Note Payable due in annual installments of $15 plus interest at 6% per annum through
  October 1997......................................................................            15               15
                                                                                             -----              ---
Total                                                                                          115               87
Less current portion                                                                           (64)             (61)
                                                                                             -----              ---
                                                                                         $      51        $      26
                                                                                             -----              ---
                                                                                             -----              ---

                         A COURIER, INC. AND AFFILIATES

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

6. LONG-TERM DEBT (CONTINUED)
    The aggregate principal amounts of debt maturing in the next five years and thereafter are as follows:

                                                                                  SEPTEMBER 30,
                                                                                 ---------------
1998...........................................................................     $      61
1999...........................................................................            26
2000...........................................................................        --
2001...........................................................................        --
2002...........................................................................        --
                                                                                        -----
Thereafter.....................................................................     $      87
                                                                                        -----
                                                                                        -----

    NEW LOAN AGREEMENT

    On October 21, 1997, the Company entered into a new loan agreement with a financial institution for $300 with consecutive monthly payment of $10 including interest at prime plus 0.5% through October 2000. The loan agreement consolidated previously outstanding notes with principal indebtedness of $35 due in September 1998 and $60 due in March 1999.

7. RELATED PARTY

    Due from affiliate represents accounts receivable from an affiliated party of A Courier, Inc.

    Related party notes payable include notes payable to stockholders and a note payable to a related party. Notes payable to stockholders represents payables to the stockholders of A Courier, Inc., with an outstanding balance of $100 at December 31, 1996 and September 30, 1997. The notes bear interest at 9% due semi-annually, with the principal balance due on demand. The interest expense for the year ended December 31, 1996 and for the nine months ended September 30, 1997 was $3 and $5, respectively.

    Note payable to related party represents note payable to a partner of A Courier of the Carolinas LLC, with an outstanding balance of $52 at December 31, 1996. This note was converted to equity during the nine months ended September 30, 1997.

8. OPERATING LEASES

    The Company leases certain office and warehousing facilities under operating lease agreement expiring on various dates through 2004.

                         A COURIER, INC. AND AFFILIATES

                    DECEMBER 31, 1996 AND SEPTEMBER 30, 1997

                             (DOLLARS IN THOUSANDS)

8. OPERATING LEASES (CONTINUED)
    Future minimum lease payments required under the noncancelable lease terms at September 30, 1997 are as follows:

                                                                                 SEPTEMBER 30,
                                                                                 -------------
1998...........................................................................    $     152
1999...........................................................................          143
2000...........................................................................          141
2001...........................................................................          140
2002...........................................................................          136
Thereafter.....................................................................          388
                                                                                      ------
                                                                                   $   1,100

    Rental expense charged to operations was approximately $80 and $80 for the year ended December 31, 1996, and for the nine months ended September 30, 1997, respectively.

9. COMMITMENT AND CONTINGENCIES

    In October, 1997, the IRS proposed an assessment of approximately $177 including penalties, as a result of reclassifying the Company's independent contractors as employees for the year ended December 31, 1995. The Company believes, based upon its interpretation of the rules, it engages independent contractors and has filed an appeal with the IRS, and that the ultimate resolution of the matter will not have a material impact on its financial position, results of operations or cash flows.

10. UNAUDITED SUBSEQUENT EVENTS

    The Company and its stockholders have entered into a definitive agreement with DMS Corporation ("DMS") pursuant to which the Company will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of

MLQ Express, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of MLQ Express, Inc. at February 28, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended February 28, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Atlanta, Georgia

August 27, 1997

                               MLQ EXPRESS, INC.

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                       FEBRUARY 28,      SEPTEMBER 30,
                                                                                   --------------------  -------------
                                                                                     1996       1997         1997
                                                                                   ---------  ---------  -------------
                                                                                                          (UNAUDITED)
                                                        ASSETS
Current assets
  Cash and cash equivalents......................................................  $       1  $       1    $      36
  Accounts receivable, net.......................................................        504        763          817
  Prepaid and other current assets...............................................         96        124           69
                                                                                   ---------  ---------       ------
    Total current assets.........................................................        601        888          922
Property and equipment, net......................................................        138        133          171
Other assets.....................................................................         95         86           99
                                                                                   ---------  ---------       ------
                                                                                   $     834  $   1,107    $   1,192
                                                                                   ---------  ---------       ------
                                                                                   ---------  ---------       ------

                                         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Line of credit.................................................................  $     115  $  --        $  --
  Current maturities long-term debt..............................................         65     --           --
  Accounts payable...............................................................         19         97           44
  Accrued expenses...............................................................        122        179          202
  Note payable--related parties..................................................     --            394          305
  Current maturities long-term debt--related parties.............................        110     --           --
  Deferred income taxes..........................................................         86        118          124
                                                                                   ---------  ---------       ------
    Total current liabilities....................................................        517        788          675
Long-term debt, net of current maturities........................................         48     --           --
Long-term debt--related parties, net of current maturities.......................         30     --           --
                                                                                   ---------  ---------       ------
    Total liabilities............................................................        595        788          675
                                                                                   ---------  ---------       ------

Commitments and contingent liabilities

Stockholder's Equity.............................................................
  Common stock, $1.00 par value; 10,000 shares authorized; 150 shares issued and
    outstanding..................................................................     --         --           --
  Additional paid-in capital.....................................................         18         18           18
  Retained earnings..............................................................        221        301          499
                                                                                   ---------  ---------       ------
    Total stockholder's equity...................................................        239        319          517
                                                                                   ---------  ---------       ------
                                                                                   $     834  $   1,107    $   1,192
                                                                                   ---------  ---------       ------
                                                                                   ---------  ---------       ------

   The accompanying notes are an integral part of these financial statements.

                               MLQ EXPRESS, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                     SEVEN MONTHS ENDED
                                                                       YEAR ENDED FEBRUARY 28,         SEPTEMBER 30,
                                                                   -------------------------------  --------------------
                                                                     1995       1996       1997       1996       1997
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
Net sales........................................................  $   4,102  $   4,053  $   5,310  $   2,933  $   3,629
Cost of sales....................................................      2,372      2,430      3,296      1,809      2,153
                                                                   ---------  ---------  ---------  ---------  ---------
  Gross margin...................................................      1,730      1,623      2,014      1,124      1,476
Operating expenses...............................................        515        511        579        333        405
Sales and marketing..............................................        163        188        233        117        146
General and administrative expenses..............................      1,124        853        991        520        675
Depreciation and amortization....................................         88         91         94         56         41
                                                                   ---------  ---------  ---------  ---------  ---------
  Total expenses.................................................      1,890      1,643      1,897      1,026      1,267
                                                                   ---------  ---------  ---------  ---------  ---------
  Operating income (loss)........................................       (160)       (20)       117         98        209
Other (income) expense
  Interest expense...............................................         17         30         43         24         16
  Other, net.....................................................        (52)       (62)       (38)       (24)       (42)
                                                                   ---------  ---------  ---------  ---------  ---------
Income (loss) before provision for income taxes..................       (125)        12        112         98        235
Provision for income taxes.......................................         (6)        13         32         20         37
                                                                   ---------  ---------  ---------  ---------  ---------
Net income (loss)................................................  $    (119) $      (1) $      80  $      78  $     198
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                               MLQ EXPRESS, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

              FOR THE YEARS ENDED FEBRUARY 28, 1995, 1996 AND 1997

      AND FOR THE SEVEN MONTH PERIOD ENDED SEPTEMBER 30, 1997 (UNAUDITED)

                             (DOLLARS IN THOUSANDS)

                                                                  COMMON STOCK         ADDITIONAL                     TOTAL
                                                            ------------------------     PAID-IN      RETAINED    STOCKHOLDER'S
                                                              SHARES       AMOUNT        CAPITAL      EARNINGS       EQUITY
                                                            -----------  -----------  -------------  -----------  -------------
Balance at February 28, 1994..............................         150    $      --     $      18     $     341     $     359
Net loss..................................................          --           --            --          (119)         (119)
                                                                   ---          ---           ---         -----         -----
Balance at February 28, 1995..............................         150           --            18           222           240
Net loss..................................................          --           --            --            (1)           (1)
                                                                   ---          ---           ---         -----         -----
Balance at February 28, 1996..............................         150           --            18           221           239
Net income................................................          --           --            --            80            80
                                                                   ---          ---           ---         -----         -----
Balance at February 28, 1997..............................         150    $      --     $      18     $     301     $     319
Net income (unaudited)....................................          --           --            --           198           198
                                                                   ---          ---           ---         -----         -----
Balance at September 30, 1997 (unaudited).................         150    $      --     $      18     $     499     $     517
                                                                   ---          ---           ---         -----         -----
                                                                   ---          ---           ---         -----         -----

   The accompanying notes are an integral part of these financial statements.

                               MLQ EXPRESS, INC.
                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                        SEVEN MONTHS ENDED
                                                                          YEAR ENDED FEBRUARY 28,         SEPTEMBER 30,
                                                                      -------------------------------  --------------------
                                                                        1995       1996       1997       1996       1997
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...................................................  $    (119) $      (1) $      80  $      78  $     198
Adjustments to reconcile net income to net cash provided by
 operating activities
    Depreciation and amortization...................................         88         91         94         21         41
    Changes in assets and liabilities
      Accounts receivable...........................................        (37)       (17)      (259)      (367)       (54)
      Prepaid and other current assets..............................         (9)       (54)       (28)    --             55
      Other assets..................................................        (17)       (22)       (19)       (19)       (13)
      Accounts payable..............................................         37        (22)        78         (4)       (52)
      Accrued expenses..............................................     --            (26)        57         48         22
      Deferred income taxes.........................................         (6)        13         32         54          6
                                                                      ---------  ---------  ---------  ---------  ---------
        NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES............        (63)       (38)        35       (189)       203
                                                                      ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment.................................       (102)       (48)       (61)       (38)       (79)
                                                                      ---------  ---------  ---------  ---------  ---------
        NET CASH USED FOR INVESTING ACTIVITIES......................       (102)       (48)       (61)       (38)       (79)
                                                                      ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
(Increase) decrease in line of credit...............................         85         30       (115)       185     --
Borrowings on notes payable.........................................        183        155      1,451         90         30
Payments on notes payable...........................................       (135)      (120)    (1,310)       (15)      (119)
                                                                      ---------  ---------  ---------  ---------  ---------
        NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES............        133         65         26        260        (89)
                                                                      ---------  ---------  ---------  ---------  ---------
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS.....................        (32)       (21)    --             33         35
Cash and cash equivalents at beginning of the period................         54         22          1          1          1
                                                                      ---------  ---------  ---------  ---------  ---------
Cash and cash equivalents at end of the period......................  $      22  $       1  $       1  $      34  $      36
                                                                      ---------  ---------  ---------  ---------  ---------
                                                                      ---------  ---------  ---------  ---------  ---------
Supplemental disclosure of cash flow information
Cash paid during the year for:
    Interest........................................................  $       8  $      32  $      45  $      25  $  --
    Income taxes....................................................         57         44     --         --         --

   The accompanying notes are an integral part of these financial statements.

                               MLQ EXPRESS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           FEBRUARY 28, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS ORGANIZATION

    The Company, previously Morgan, Lee, Quail and Associates, Inc., was incorporated October 25, 1982. MLQ Express, Inc. ("MLQ" or the "Company"), a Georgia Corporation, was re-named on June 6, 1986. The Company is organized into two divisions. The courier division provides same-day, on-demand delivery and logistics services in the greater Atlanta metropolitan area. The attorney services division provides court house research and process services to law firms, financial institutions, and environmental firms throughout the nation.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when services are provided to customers.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method and accelerated methods over the estimated useful lives of the related assets (5 to 39 years).

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                               MLQ EXPRESS, INC.

                           FEBRUARY 28, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    UNAUDITED FINANCIAL INFORMATION

    The interim financial data is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

    INTANGIBLE ASSETS

    Intangible assets represent the purchase price of acquired customer list. Intangible assets are amortized on a straight-line basis over 60 months. The customer list was acquired January 31, 1992 for $155. Accumulated amortization amounted to $128 and $155 as of February 28, 1996 and 1997, respectively.

    INCOME TAXES

    The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (SFAS 109).

2. ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Changes in allowance for doubtful accounts are as follows:

                                                    BALANCE AT      CHARGED                      BALANCE
                                                     BEGINNING        TO                         AT END
                                                     OF PERIOD     EXPENSES     WRITE-OFFS      OF PERIOD
                                                   -------------  -----------  -------------  -------------
Year ended February 28, 1996.....................    $       8     $       2     $      (2)     $       8
Year ended February 28, 1997.....................    $       8     $       7     $      (4)     $      11

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                   FEBRUARY 28,
                                                                               --------------------
                                                                                 1996       1997
                                                                               ---------  ---------
Equipment....................................................................  $     222  $     247
Furniture and fixtures.......................................................        134        146
Other........................................................................         53         51
                                                                               ---------  ---------
                                                                                     409        444
Less accumulated depreciation................................................       (271)      (311)
                                                                               ---------  ---------
                                                                               $     138  $     133
                                                                               ---------  ---------
                                                                               ---------  ---------

    Depreciation expense for the years ended February 28, 1995, 1996 and 1997 was approximately $57, $60 and $66, respectively.

                               MLQ EXPRESS, INC.

                           FEBRUARY 28, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

4. LINE OF CREDIT

    The Company has a line of credit with a commercial bank with an available limit of $150 which is due on demand, bears interest at prime and is guaranteed by the sole stockholder. The line expires annually in May. As of February 28, 1996, $115 was outstanding. There were no borrowings outstanding as of February 28, 1997.

5. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                                    FEBRUARY 28,
                                                                                --------------------
                                                                                  1996       1997
                                                                                ---------  ---------
Payroll and payroll taxes.....................................................  $      33  $      56
Commissions...................................................................         28         64
Profit sharing contribution...................................................         52         52
Other.........................................................................          9          7
                                                                                ---------  ---------
                                                                                $     122  $     179
                                                                                ---------  ---------
                                                                                ---------  ---------

6. EMPLOYEE BENEFITS

    The Company has a profit sharing plan for all employees who meet specified age and service requirements. Total profit sharing expense amounted to $49, $52 and $53 for the years ended February 28, 1995, 1996 and 1997, respectively.

7. INCOME TAXES

    A net operating loss of $125 was generated in 1995. The net operating loss was used to offset against taxable income in 1996 and 1997, resulting in no current income tax expense for those periods.

    The provision for income taxes consist of:

                                                                           YEAR ENDED FEBRUARY 28,
                                                                       -------------------------------
                                                                         1995       1996       1997
                                                                       ---------  ---------  ---------
Current tax expense (benefit)
  Federal............................................................  $  --      $  --      $  --
  State and local....................................................     --         --         --
                                                                       ---------  ---------  ---------
                                                                          --         --         --
Deferred tax expense (benefit).......................................         (6)        13         32
                                                                       ---------  ---------  ---------
Provision for income taxes...........................................  $      (6) $      13  $      32
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    Deferred taxes result from temporary differences in recognition of certain items for federal income tax and financial reporting purposes. Deferred tax liabilities are attributable to the difference created due to the Company's accrual method of financial reporting and cash basis method of income tax filing.

                               MLQ EXPRESS, INC.

                           FEBRUARY 28, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

8. LONG-TERM DEBT

    Long-term debt consists of the following:

                                                                                   FEBRUARY 28,
                                                                               --------------------
                                                                                 1996       1997
                                                                               ---------  ---------
Term note payable to related party due August 1998; with interest at prime
  due quarterly..............................................................  $      30  $  --
Term note payable to related party due August 1997; with interest at prime
  due maturity...............................................................         60     --
Term note payable to related party due July 1996; with interest at prime due
  maturity...................................................................         50     --
Installment note payable due in annual installments through December, 1998;
  with interest at prime due quarterly.......................................        113     --
                                                                               ---------  ---------
                                                                                     253     --
    Less current portion.....................................................       (175)    --
                                                                               ---------  ---------
                                                                               $      78  $  --
                                                                               ---------  ---------
                                                                               ---------  ---------

9. RELATED PARTY

    The Company entered into a one year employment contract with its sole stockholder, expiring July 31, 1998, that provides for a base salary and benefits which approximates $200. The agreement includes non-compete covenants. Additionally, the Company pays the premiums on a life insurance policy for which the sole stockholder is the beneficiary. Life insurance premiums paid by the Company approximated $16, $11 and $19 for the years ended February 28, 1995, 1996 and 1997, respectively. The Company has prepaid lease payments for a period of two years for an automobile used by the sole stockholder. Lease expenses charged to operations approximates $7, $6 and $7 for the years ended February 28, 1995, 1996 and 1997, respectively.

    In 1996, the Company entered into a loan agreement (the "Agreement") with its sole stockholder. The Agreement provided the funds to reduce all of the Company's non-related party debt and for periodic borrowings for working capital purposes. The Agreement bears interest at prime less percent due quarterly, with the principal balance due on demand. The outstanding balance at February 28, 1997 amounted to $394.

10. COMMITMENTS AND CONTINGENT LIABILITIES

    OPERATING LEASES

    The Company leases office space under an operating lease agreement and certain operating equipment on a month to month basis. The office space lease agreement includes a rental escalation clause

                               MLQ EXPRESS, INC.

                           FEBRUARY 28, 1996 AND 1997

                             (DOLLARS IN THOUSANDS)

10. COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED) which increases annual rental by 3.5% over the previous year's rent. Future minimum lease payments required under the noncancelable lease terms at February 28, 1997 are as follows:

FISCAL YEAR
--------------------------------------------------------------------------------------
1998..................................................................................  $     126
1999..................................................................................        138
2000..................................................................................         78
2001..................................................................................         10
2002..................................................................................         10
Thereafter............................................................................          6
                                                                                        ---------
                                                                                        $     368
                                                                                        ---------
                                                                                        ---------

    Rental expense charged to operations was approximately $76, $73 and $99 for the years ended February 28, 1995, 1996 and 1997, respectively.

    EMPLOYMENT AGREEMENTS

    The Company has employment agreements with certain officers which expire at various dates through November 30, 1997. The agreements provide for salary and payment of other benefits. The aggregate commitment for future salaries at February 28, 1997 excluding other benefits was $320, (see note 9).

11. CONCENTRATIONS OF CREDIT RISK

    The Company markets and sells its products to a broad base of clients. One of the Company's clients, Turner Properties, Inc., accounted for approximately 19% of net sales for the year ended February 28, 1997. No other clients constituted 10% or more of net sales.

12. BUSINESS SEGMENT

    Summarized data for the Company's courier division and attorney services division are as follows:

                                                                       YEAR ENDED FEBRUARY 28,
                                                                   -------------------------------
                                                                     1995       1996       1997
                                                                   ---------  ---------  ---------
Revenues-unaffiliated customers
  Courier division...............................................  $   3,528  $   3,550  $   4,823
  Attorney service division......................................  $     574  $     503  $     487

Operating income (loss)
  Courier division...............................................  $    (104) $      32  $     112
  Attorney service division......................................        (56)       (52)         5

13. SUBSEQUENT EVENTS

    The Company and its stockholder have entered into an agreement with DMS Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Kangaroo Express of Colorado Springs, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Kangaroo Express of Colorado Springs, Inc. (the "Company") at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Denver, Colorado
November 14, 1997

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
                                       ASSETS
Current assets
  Cash..............................................................................     $      29        $       5
  Accounts receivable...............................................................           305              381
  Prepaid and other current assets..................................................            23               15
                                                                                             -----            -----
    Total current assets............................................................           357              401
Property and equipment, net.........................................................           138              138
Notes receivable, employees.........................................................            11                6
Deposits............................................................................             5                3
                                                                                             -----            -----
                                                                                         $     511        $     548
                                                                                             -----            -----
                                                                                             -----            -----
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Accounts payable..................................................................     $      16        $      28
  Accrued payroll...................................................................            70               62
  Accrued vehicle leasing...........................................................            32               20
  Line of credit....................................................................                             33
  Current maturities long-term debt.................................................            36               23
                                                                                             -----            -----
    Total current liabilities.......................................................           154              166
Deferred rent.......................................................................            16               16
Other long-term liabilities.........................................................           300              375
Long-term debt......................................................................            63               73
                                                                                             -----            -----
    Total liabilities...............................................................           533              630

Commitments and contingencies

Stockholders' Equity (Deficit)
  Common stock $.001 par value; 100 shares authorized, issued and outstanding
  Additional paid-in capital........................................................           109              109
  Retained earnings (deficit).......................................................          (131)            (191)
                                                                                             -----            -----
    Total stockholders' equity (deficit)............................................           (22)             (82)
                                                                                             -----            -----
                                                                                         $     511        $     548
                                                                                             -----            -----
                                                                                             -----            -----

                See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                             YEARS ENDED          NINE MONTHS ENDED
                                                                             DECEMBER 31,           SEPTEMBER 30,
                                                                         --------------------  ------------------------
                                                                           1995       1996        1996         1997
                                                                         ---------  ---------  -----------  -----------

                                                                                                (UNAUDITED)
Net sales..............................................................  $   2,032  $   2,650   $   2,001    $   2,140
Cost of sales..........................................................      1,387      1,878       1,398        1,520
                                                                         ---------  ---------  -----------  -----------
  Gross margin.........................................................        645        772         603          620
Operating expenses.....................................................        394        405         296          350
Sales and marketing....................................................         17         27          21           15
General and administrative expenses....................................        211        265         192          231
Depreciation and amortization..........................................         42         50          26           39
                                                                         ---------  ---------  -----------  -----------
  Operating income (loss)..............................................        (19)        25          68          (15)
                                                                         ---------  ---------  -----------  -----------
Other (income) expense
  Interest expense.....................................................         12         10           7            6
  Other, net...........................................................         (2)        (2)         (2)          (4)
                                                                         ---------  ---------  -----------  -----------
Net income (loss)......................................................  $     (29) $      17   $      63    $     (17)
                                                                         ---------  ---------  -----------  -----------
                                                                         ---------  ---------  -----------  -----------
Unaudited pro forma information:
  Pro forma net income (loss) before provision for income taxes........  $     (29) $      17   $      63    $     (17)
  Provision (benefit) for income taxes.................................        (11)         6          23           (6)
                                                                         ---------  ---------  -----------  -----------
Pro forma net income (loss) (see Note 2)...............................  $     (18) $      11   $      40    $     (11)
                                                                         ---------  ---------  -----------  -----------
                                                                         ---------  ---------  -----------  -----------

                See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY(DEFICIT)
                             (DOLLARS IN THOUSANDS)

                                                                  COMMON STOCK         ADDITIONAL     RETAINED          TOTAL
                                                            ------------------------     PAID-IN      EARNINGS      STOCKHOLDERS'
                                                              SHARES       AMOUNT        CAPITAL      (DEFICIT)   EQUITY (DEFICIT)
                                                            -----------  -----------  -------------  -----------  -----------------
Balance at December 31, 1994..............................         100    $  --         $     109     $     (37)      $      72

Net loss..................................................                                                  (29)            (29)
Owner's withdrawal........................................                                                  (25)            (25)
                                                                   ---          ---         -----         -----             ---

Balance at December 31, 1995..............................         100                        109           (91)             18

Net income................................................                                                   17              17
Owners' withdrawal........................................                                                  (57)            (57)
                                                                   ---          ---         -----         -----             ---

Balance at December 31, 1996..............................         100                        109          (131)            (22)

Net income................................................                                                  (17)            (17)
Owners' withdrawal........................................                                                  (43)            (43)
                                                                   ---          ---         -----         -----             ---

Balance at September 30, 1997.............................         100    $  --         $     109     $    (191)      $     (82)
                                                                   ---          ---         -----         -----             ---
                                                                   ---          ---         -----         -----             ---

                See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                   YEARS ENDED          NINE MONTHS ENDED
                                                                                   DECEMBER 31,           SEPTEMBER 30,
                                                                               --------------------  ------------------------
                                                                                 1995       1996         1996         1997
                                                                               ---------  ---------  -------------  ---------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................................................  $     (29) $      17    $      63    $     (17)
Adjustments to reconcile net income to net cash provided by operating activities
    Depreciation and amortization............................................         42         50           26           39
    Changes in assets and liabilities:
      Accounts receivable....................................................        (42)       (52)         (34)         (76)
      Prepaid expenses.......................................................         32        (20)          (8)           9
      Other assets...........................................................         (5)         1            3            1
      Accounts payable.......................................................         17        (14)         (19)          12
      Accrued payroll........................................................         11         22           (2)          (8)
      Accrued vehicle leasing................................................         11          4           (7)         (12)
      Other long-term liabilities............................................        100        100           75           75
      Deferred rent..........................................................                    16           12
                                                                               ---------  ---------        -----          ---
        NET CASH PROVIDED BY OPERATING ACTIVITIES............................        137        124          109           23
                                                                               ---------  ---------        -----          ---
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment..........................................        (59)       (48)         (47)         (39)
Proceeds from sale of property and equipment.................................         18
Increase in notes receivable, employees......................................         (4)        (5)          (5)
Proceeds from notes receivable, employees....................................          3          4            5            5
                                                                               ---------  ---------        -----          ---
        NET CASH USED FOR INVESTING ACTIVITIES...............................        (42)       (49)         (47)         (34)
                                                                               ---------  ---------        -----          ---
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt.................................................         57         22           22           24
Proceeds from line of credit.................................................                                              33
Principal payments on long-term debt.........................................        (97)       (44)         (33)         (27)
Owners withdrawal............................................................        (25)       (57)         (46)         (43)
                                                                               ---------  ---------        -----          ---
      NET CASH USED FOR FINANCING ACTIVITIES.................................        (65)       (79)         (57)         (13)
                                                                               ---------  ---------        -----          ---
NET INCREASE (DECREASE) IN CASH..............................................         30         (4)           5          (24)
Cash at beginning of the period..............................................          3         33           33           29
                                                                               ---------  ---------        -----          ---
Cash at end of the period....................................................  $      33  $      29    $      38    $       5
                                                                               ---------  ---------        -----          ---
                                                                               ---------  ---------        -----          ---
Supplemental disclosures of cash flow information:
    Interest paid............................................................  $      12  $      10    $       7    $       6
Supplemental schedule of noncash investing and financing activities:
The Company sold fixed assets in exchange for notes receivable as follows:
    Cost of assets sold......................................................  $  --      $      25    $      25    $  --
    Accumulated depreciation on assets sold..................................  $  --      $      25    $      25    $  --
    Related notes receivable.................................................  $  --      $       2    $       2    $  --

                See accompanying notes to financial statements.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1.  BUSINESS ORGANIZATION

    Kangaroo Express of Colorado Springs, Inc. (the "Company") provides same-day, on-demand delivery services in the Colorado Springs and Denver metropolitan areas.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5 years).

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/ payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    INCOME TAXES

    The Company has elected to be treated as a S-Corporation for federal and state income taxes and, accordingly, any liability for income taxes are the direct responsibility of the stockholder.

    There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At September 30, 1997, the financial reporting bases of the Company's net assets are less than the tax reporting bases by approximately $415.

    The unaudited pro forma tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                             (DOLLARS IN THOUSANDS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Unaudited interim financial statements The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                      DECEMBER 31,    SEPTEMBER 30,
                                                                                          1996            1997
                                                                                      -------------  ---------------
Equipment...........................................................................    $      43       $      43
Furniture and fixture...............................................................           38              52
Vehicles............................................................................          187             212
Leasehold improvements..............................................................           16              16
                                                                                            -----           -----
                                                                                              284             323
Accumulated depreciation and amortization...........................................         (146)           (185)
                                                                                            -----           -----
                                                                                        $     138       $     138
                                                                                            -----           -----
                                                                                            -----           -----

    Depreciation expense for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was approximately $42, $50 and $39, respectively.

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                             (DOLLARS IN THOUSANDS)

4. LONG-TERM DEBT

    Long-term debt outstanding consists of the following:

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
Due March 12, 1997, bearing interest at 7.5%, secured by a 1992 Mitsubishi truck....     $       1        $      --
Due February 18,1997, bearing interest at 7.59%, secured by a 1993 Ford Escort......             1
Due June 14, 1998, bearing interest at 1.5% over prime rate (10%), secured by A/R
  and equipment.....................................................................            12                6
Due September 25, 1998, bearing interest at 8%, secured by a 1994 Chevy Van.........             7                5
Due September 25, 1998, bearing interest at 8%, secured by a 1994 Chevy Astro Van...             7                4
Due January 1, 2001, bearing interest at 8.45%, secured by a 1995 Chevy Van.........            16               13
Due January 1, 2001, bearing interest at 8.5%, secured by a 1995 GMC Truck..........            32               27
Due April 1, 2001, bearing interest at 8.5%, secured by a 1994 GMC Van..............            18               15
Due July 1, 2000, bearing interest at 9.5%, secured by a 1987 Toyota Truck..........             5                4
Due August 15, 2000, bearing interest at 8.5%, secured by a 1995 Chevy Van..........                             11
Due August 15, 2000, bearing interest at 8.5%, secured by a 1995 Chevy Van..........                             11
                                                                                               ---              ---
    Total...........................................................................            99               96
Less current portion................................................................           (36)             (23)
                                                                                               ---              ---
                                                                                         $      63        $      73
                                                                                               ---              ---
                                                                                               ---              ---

    The above term loans were due to various banks.

    Maturities of long-term debt as of September 30, 1997 are summarized as follows:

FISCAL YEAR
--------------------------------------------------------------------------------------------
1998........................................................................................        $23
1999........................................................................................         48
2000........................................................................................         22
2001........................................................................................          3
                                                                                                     --
                                                                                                    $96
                                                                                                     --
                                                                                                     --

                   KANGAROO EXPRESS OF COLORADO SPRINGS, INC.

                             (DOLLARS IN THOUSANDS)

4. LONG-TERM DEBT (CONTINUED)
On July 1, 1995, the Company entered into a credit agreement with a bank for a $50 revolving line of credit. The line of credit bears interest at the bank's prime rate plus 1.5%. This line of credit was replaced by a similar $75 revolving line of credit, maturing on July 1, 1997. This line of credit bears interest at the bank's prime rate plus 1% and was renewed on June 30, 1996. On August 1, 1997 the Company renewed their line of credit, increasing its borrowing capacity to $100, bearing interest of 9.5% and a maturity date of August 1, 1998. As of December 30, 1996 and September 30, 1997, $0 and $33 was outstanding on this line of credit, respectively. The line is secured by all accounts receivable, vehicles and computer systems. On November 5, 1997 the Company renewed their line of credit, increasing its borrowing capacity to $150, bearing interest of 9.5% and a maturity date of January 31, 1998.

5.  OPERATING LEASES

    The Company leases certain office equipment under operating leases expiring on various dates through 2001. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at September 30, 1997 are summarized as follows:

FISCAL YEAR
------------------------------------------------------------------------------------------
1998......................................................................................        $78
1999......................................................................................         55
2000......................................................................................         55
2001......................................................................................         21
                                                                                            ---------
                                                                                                 $209
                                                                                            ---------
                                                                                            ---------

    Rental expense charged to operations for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997 was approximately $20, $74 and $69, respectively.

6.  RELATED PARTY TRANSACTIONS

    In 1995, the Company paid off a note payable due to shareholder in the amount of $35.

7.  UNAUDITED SUBSEQUENT EVENTS

    The company and its stockholders have entered into a definitive agreement with DMS Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Transpeed Courier Services, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Transpeed Courier Services, Inc. (the "Company") at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Denver, Colorado

November 10, 1997

                        TRANSPEED COURIER SERVICES, INC.

                                 BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
                                               ASSETS
Current assets
  Cash and cash equivalents.........................................................     $      47        $      47
  Accounts receivable, net of allowance for doubtful accounts of $1 at December 31,
    1996 and $15 at September 30, 1997..............................................           144              151
  Prepaid and other current assets..................................................            40                6
                                                                                             -----            -----
      Total current assets..........................................................           231              204
Property and equipment, net.........................................................            95               74
Other non-current assets............................................................            19               16
Goodwill and intangibles, net.......................................................            34               25
                                                                                             -----            -----
                                                                                         $     379        $     319
                                                                                             -----            -----
                                                                                             -----            -----
                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Line of credit....................................................................     $     120        $     160
  Accounts payable..................................................................            30               29
  Accrued liabilities...............................................................            47               57
  Current maturities long-term debt.................................................            67               24
                                                                                             -----            -----
      Total current liabilities.....................................................           264              270
Long-term debt......................................................................            26               30
                                                                                             -----            -----
      Total liabilities.............................................................           290              300

Commitments and contingencies

Stockholders' Equity
  Common stock no par value; 40,000 shares authorized; 32,000 issued and outstanding
    at December 31, 1996; 34,286 issued and outstanding at September 30, 1997.......             1              125
  Retained earnings (deficit).......................................................            88             (106)
                                                                                             -----            -----
  Stockholders' equity..............................................................            89               19
                                                                                             -----            -----
                                                                                         $     379        $     319
                                                                                             -----            -----
                                                                                             -----            -----

                See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                              YEARS ENDED          NINE MONTHS ENDED
                                                                              DECEMBER 31,           SEPTEMBER 30,
                                                                          --------------------  ------------------------
                                                                            1995       1996         1996         1997
                                                                          ---------  ---------  -------------  ---------
                                                                                                 (UNAUDITED)
Net sales...............................................................  $   1,100  $   1,247    $     969    $     904
Cost of sales...........................................................        746        764          567          546
                                                                          ---------  ---------        -----    ---------
  Gross margin..........................................................        354        483          402          358

Operating expenses......................................................        214        298          202          359
Sales and marketing.....................................................         46         58           42           45
General and administrative expenses.....................................         59         58           41           49
Depreciation and amortization...........................................         31         36           28           31
                                                                          ---------  ---------        -----    ---------
  Operating income (loss)...............................................          4         33           89         (126)
                                                                          ---------  ---------        -----    ---------
Other (income) expense
  Interest expense......................................................         15         19           15           16
  Other, net............................................................          8          4            3          (17)
                                                                          ---------  ---------        -----    ---------
Net income (loss).......................................................  $     (19) $      10    $      71    $    (125)
                                                                          ---------  ---------        -----    ---------
                                                                          ---------  ---------        -----    ---------
Unaudited pro forma information:
  Pro forma net income (loss) before provision for income taxes.........  $     (19) $      10    $      71    $    (125)
  Provision (benefit) for income taxes..................................         (3)         2           14           (7)
                                                                          ---------  ---------        -----    ---------
Pro forma net income (loss) (See Note 2)................................  $     (16) $       8    $      57    $    (118)
                                                                          ---------  ---------        -----    ---------
                                                                          ---------  ---------        -----    ---------

                 See accompanying notes to financial statements

                        TRANSPEED COURIER SERVICES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                             (DOLLARS IN THOUSANDS)

                                                                                  COMMON STOCK        RETAINED
                                                                             ----------------------   EARNINGS
                                                                              SHARES      AMOUNT      (DEFICIT)     TOTAL
                                                                             ---------  -----------  -----------  ---------
Balance at December 31, 1994...............................................     32,000   $       1    $     103   $     104
Net loss...................................................................                                 (19)        (19)
Owners withdrawals.........................................................                                  (6)         (6)
                                                                             ---------       -----        -----   ---------
Balance at December 31, 1995...............................................     32,000           1           78          79
Net income.................................................................                                  10          10
                                                                             ---------       -----        -----   ---------
Balance at December 31, 1996...............................................     32,000           1           88          89
Stock dividend on common stock.............................................      2,286          69          (69)     --
Shareholder payment on behalf of the Company...............................                     55                       55
Net loss...................................................................                                (125)       (125)
                                                                             ---------       -----        -----   ---------
Balance at September 30, 1997..............................................     34,286   $     125    $    (106)  $      19
                                                                             ---------       -----        -----   ---------
                                                                             ---------       -----        -----   ---------

                See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                              YEARS ENDED          NINE MONTHS ENDED
                                                                              DECEMBER 31,           SEPTEMBER 30,
                                                                          --------------------  ------------------------
                                                                            1995       1996         1996         1997
                                                                          ---------  ---------  -------------  ---------
                                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).......................................................  $     (19) $      10    $      71    $    (125)
Adjustments to reconcile net income to net cash provided by (used for)
  operating activities
    Depreciation and amortization.......................................         31         36           28           31
    Shareholder payment on behalf of the Company........................                                              55
    Provision for doubtful accounts.....................................                                              14
    Loss on sale of property and equipment..............................                     6
    Changes in assets and liabilities net of effects of the purchase of
      Maxwell Express Courier
        Accounts receivable.............................................        (78)        25          (49)         (21)
        Prepaid expenses and other current assets.......................        (14)        (9)          24           34
        Accounts payable................................................         25         (3)         (14)          (1)
        Accrued liabilities.............................................         22         11           (6)          10
        Other non-current assets........................................                   (19)         (20)           3
                                                                          ---------  ---------        -----    ---------
        NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES............        (33)        57           34       --
                                                                          ---------  ---------        -----    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment.....................................        (57)       (41)          (3)          (5)
Proceeds from sales of assets...........................................                                               4
Payment for purchase of Maxwell Express Courier, net of cash acquired...        (28)
                                                                          ---------  ---------        -----    ---------
        NET CASH USED FOR INVESTING ACTIVITIES..........................        (85)       (41)          (3)          (1)
                                                                          ---------  ---------        -----    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in line of credit...................................         89         20           20           40
Proceeds from long-term debt............................................         65         67                        22
Principal payments on long-term debt....................................        (39)       (57)         (45)         (61)
                                                                          ---------  ---------        -----    ---------
        NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES............        115         30          (25)           1
                                                                          ---------  ---------        -----    ---------
        NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............         (3)        46            6       --
Cash and cash equivalents at beginning of the period....................          4          1            1           47
                                                                          ---------  ---------        -----    ---------
Cash and cash equivalents at end of the period..........................  $       1  $      47    $       7    $      47
                                                                          ---------  ---------        -----    ---------
                                                                          ---------  ---------        -----    ---------
Supplemental disclosures of cash flow information:
    Interest paid.......................................................  $      14  $      18    $      15    $      15

    Supplemental schedule of noncash investing and financing activities:

    The Company purchased Maxwell Express Courier in 1995 for $28. In conjunction with the acquisition, liabilities were assumed as follows:

Fair value of assets acquired.........................................  $      48
Cash paid.............................................................         28
                                                                              ---
Notes payable issued..................................................  $      20
                                                                              ---
                                                                              ---

                See accompanying notes to financial statements.

                        TRANSPEED COURIER SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    Transpeed Courier Services, Inc., d/b/a 1-800-Courier "Denver", (the "Company') is a full service courier company providing transportation of time sensitive shipments between points in Colorado and national same-day air courier service.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets ( 3 to 7 years).

    INTANGIBLE ASSETS

    Intangible assets consist primarily of goodwill, a non-compete agreement, trade names and customer lists, which are being amortized on a straight-line basis over 5 years. The carrying value of the intangible assets are assessed for the recoverability of management based on an analysis of undiscounted expected future cash flows. The Company believes that there has been no impairment thereof as of September 30, 1997.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

                        TRANSPEED COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

    INCOME TAXES

    The Company has elected to be treated as a S-Corporation for federal and state income taxes and, accordingly, any liability for income taxes are the direct responsibility of the stockholders.

    There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At December 31, 1996, the financial reporting bases of the Company's net assets exceeds the tax reporting bases by approximately $124.

    The unaudited pro forma tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

3. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                  ---------------  ---------------
Computers and equipment.........................................     $      58        $      51
Vehicles........................................................           103              105
                                                                         -----            -----
                                                                           161              156
Accumulated depreciation and amortization.......................           (66)             (82)
                                                                         -----            -----
                                                                     $      95        $      74
                                                                         -----            -----
                                                                         -----            -----

    Depreciation expense for the years ended December 31, 1995 and 1996, and for the nine months ended September 30, 1997 was approximately $22, $24, and $22, respectively.

4. ACQUISITION OF MAXWELL COURIER EXPRESS

    On June 12, 1995, the Company acquired substantially all of the assets of Maxwell Courier Express in exchange for total consideration of $48 consisting of cash and promissory notes. The acquisition was accounted for using the purchase method and the excess of cost over fair value of the asset acquired of $20

                        TRANSPEED COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

4. ACQUISITION OF MAXWELL COURIER EXPRESS (CONTINUED) was allocated to goodwill, which is being amortized on a straight-line basis over 5 years. The fair value of the acquired assets and liabilities at the acquisition date are as follows:

Equipment.............................................................  $       8
Non-compete agreement.................................................         20
Goodwill..............................................................         20
                                                                              ---
                                                                        $      48
                                                                              ---
                                                                              ---

5. INTANGIBLE ASSETS

    Intangible assets consists of the following:

                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                  ---------------  ---------------
Goodwill........................................................     $      22        $      22
Non-compete agreement...........................................            20               20
Customer list...................................................            18               18
Trade names.....................................................             5                5
                                                                           ---              ---
                                                                            65               65
Accumulated amortization........................................           (31)             (40)
                                                                           ---              ---
                                                                     $      34        $      25
                                                                           ---              ---
                                                                           ---              ---

    Amortization expense for the years ended December 31, 1995 and 1996, and the nine months ended September 30, 1997 was approximately $9, $12, and $9, respectively.

6. ACCRUED LIABILITIES

    Accrued liabilities comprised the following:

                                                                    DECEMBER 31,       SEPTEMBER 30,
                                                                        1996               1997
                                                                  -----------------  -----------------
Payroll and payroll taxes.......................................      $      33          $      37
Other...........................................................             14                 20
                                                                            ---                ---
                                                                      $      47          $      57
                                                                            ---                ---
                                                                            ---                ---

                        TRANSPEED COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

7. LONG-TERM DEBT

    Long-term debt outstanding consists of the following:

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
Notes payable to banks:
Due in monthly installments through February 24, 1997, bearing interest at 9.5%,
  secured by radios.................................................................     $       2        $      --
Due in monthly installments through March 24, 1998, bearing interest at 11%, secured
  by equipment......................................................................             9                2
Due in monthly installments though May 2, 1998, bearing interest at 11%, secured by
  vehicle...........................................................................             9                4
Due in monthly installments through October 31, 1999, bearing interest at 10%,
  secured by vehicles...............................................................            20               16
Due in monthly installments through November 26, 1999, bearing interest at 10%,
  secured by vehicle................................................................             6                5
Due in monthly installments through February 12, 2000, bearing interest at 10%,
  secured by vehicle................................................................                              5

Notes payable to corporations and individuals:
Due December 31, 1996, bearing interest at 10%
Due in monthly installments through June 1, 1998, bearing interest at 10%...........            11                6
Due in monthly installments through September 9, 1997 at December 31, 1996 and
  August 9, 1996 at December 31, 1995, bearing interest at 9.5%.....................            36
Due June 30, 2000, bearing interest at 10%..........................................                             16
                                                                                               ---              ---
    Total...........................................................................            93               54
Less current portion................................................................           (67)             (24)
                                                                                               ---              ---
                                                                                         $      26        $      30
                                                                                               ---              ---
                                                                                               ---              ---

    Maturities of long-term debt as of September 30, 1997 are summarized as follows:

FISCAL YEAR ENDING SEPTEMBER 30,
----------------------------------------------------------------------------------------
1998....................................................................................  $      24
1999....................................................................................         13
2000....................................................................................         17
                                                                                                ---
                                                                                          $      54
                                                                                                ---
                                                                                                ---

    In August 1997, the Company entered into a credit agreement with a bank for a $50 revolving line of credit. The line of credit bears interest at 11% and matures on April 28, 1998. The line of credit is secured with a deed of trust on a stockholder's home. As of September 30, 1997 the balance outstanding on the line of credit was $50.

    In November 1996, the Company entered into a credit agreement with a bank for a $150 revolving line of credit. The line of credit bears interest at the banks prime rate plus 1% (actual rate of 10% at September 30, 1997) and matures on March 10, 1998. The line of credit is secured by all accounts

                        TRANSPEED COURIER SERVICES, INC.

                             (DOLLARS IN THOUSANDS)

7. LONG-TERM DEBT (CONTINUED)
receivable and equipment. As of December 31, 1996, and September 30, 1997 the balance outstanding on the line of credit was $120, and $110, respectively.

8. OPERATING LEASES

    The Company leases certain office equipment under operating leases expiring on various dates through 2000. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at September 30, 1997 are as follows:

FISCAL YEAR ENDING SEPTEMBER 30,
--------------------------------------------------------------------------------------
1998..................................................................................  $      68
1999..................................................................................         54
2000..................................................................................         49
2001..................................................................................         12
                                                                                        ---------
                                                                                        $     183
                                                                                        ---------
                                                                                        ---------

    Rental expense charged to operations was approximately $26 for the years ended December 31, 1995 and 1996 and $20 for the nine months ended September 30, 1997.

9. STOCKHOLDER'S EQUITY

    On August 1, 1997, the Company declared a stock dividend (2,286 shares). The stock dividend was recorded as a reduction of retained earnings and an increase in common stock.

    On August 1, 1997, a stockholder of the Company transferred 1,829 shares of common stock to an employee for past service. The value of the shares transferred of $55 was recorded as compensation expense in the nine months ended September 30, 1997.

10. FRANCHISEE AGREEMENT

    In December 1996, the Company became a franchisee of 1-800-COURIER. The franchise agreement requires that the Company pay franchise fees of 8.5% of revenue collected. Franchise fees for the nine months ended September 30, 1997 were approximately $83.

11. UNAUDITED SUBSEQUENT EVENTS

    The company and its stockholders have entered into a definitive agreement with DMS Corporation ("DMS") pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash concurrent with the consummation of an initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of National Messenger, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of National Messenger, Inc. at September 30, 1997 and November 30, 1996 and 1995, and the results of its operations and its cash flows for the ten months ended September 30, 1997 and for the years ended November 30, 1996 and 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Los Angeles, California
December 5, 1997

                            NATIONAL MESSENGER, INC.

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                         NOVEMBER 30,       SEPTEMBER 30,
                                                                                     --------------------  ---------------
                                                                                       1995       1996          1997
                                                                                     ---------  ---------  ---------------
                                      ASSETS
Current assets:
  Cash.............................................................................  $     103  $      90     $      77
  Accounts receivable, net of allowance for doubtful accounts of $8, $22, and
    $32............................................................................        205        309           435
  Prepaid and other current assets.................................................          5          4             8
                                                                                     ---------  ---------         -----
    Total current assets...........................................................        313        403           520
Property and equipment, net........................................................          3         50            70
                                                                                     ---------  ---------         -----
                                                                                     $     316  $     453     $     590
                                                                                     ---------  ---------         -----
                                                                                     ---------  ---------         -----
                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accrued compensation.............................................................  $      49  $      67     $      59
  Advances from shareholders.......................................................         70         70            70
                                                                                     ---------  ---------         -----
    Total current liabilities......................................................        119        137           129
                                                                                     ---------  ---------         -----
Other long-term liabilities........................................................        200        300           383
                                                                                     ---------  ---------         -----

Commitments

Shareholders' equity (deficit):
  Common stock without par value; 100,000 shares authorized; 1,800 shares issued
    and outstanding................................................................          2          2             2
  Retained earnings (deficit)......................................................         (5)        14            76
                                                                                     ---------  ---------         -----
    Total shareholders' equity (deficit)...........................................         (3)        16            78
                                                                                     ---------  ---------         -----
                                                                                     $     316  $     453     $     590
                                                                                     ---------  ---------         -----
                                                                                     ---------  ---------         -----

                See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                             YEARS ENDED          TEN MONTHS ENDED
                                                                             NOVEMBER 30,          SEPTEMBER 30,
                                                                         --------------------  ----------------------
                                                                           1995       1996        1996        1997
                                                                         ---------  ---------  -----------  ---------

                                                                                               (UNAUDITED)
Net sales..............................................................  $   1,728  $   2,413   $   2,001   $   2,313
Cost of sales..........................................................      1,029      1,446       1,240       1,337
                                                                         ---------  ---------  -----------  ---------

  Gross margin.........................................................        699        967         761         976

Operating expenses.....................................................        123        154         138         137
Selling and marketing expenses.........................................         72         86          75          91
General and administrative expenses....................................        321        454         365         392
Depreciation and amortization..........................................          7         13          11          17
                                                                         ---------  ---------  -----------  ---------

Income before provision for income taxes...............................        176        260         172         339
Provision for income taxes.............................................          4          5           3           5
                                                                         ---------  ---------  -----------  ---------
Net income.............................................................  $     172  $     255   $     169   $     334
                                                                         ---------  ---------  -----------  ---------
                                                                         ---------  ---------  -----------  ---------

Unaudited pro forma information (Note 2):
  Income before provision for income taxes.............................        176        260         172         339
  Pro forma provision for income taxes.................................         70        104          69         136
                                                                         ---------  ---------  -----------  ---------
Pro forma net income...................................................  $     106  $     156   $     103   $     203
                                                                         ---------  ---------  -----------  ---------
                                                                         ---------  ---------  -----------  ---------

                See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNT)

                                                                                  COMMON STOCK         RETAINED
                                                                            ------------------------   EARNINGS/
                                                                              SHARES       AMOUNT      (DEFICIT)     TOTAL
                                                                            -----------  -----------  -----------  ---------
Balance at December 1, 1994...............................................       1,800    $       2    $      23   $      25
  Net income..............................................................                                   172         172
  Dividends paid..........................................................                                  (200)       (200)
                                                                                 -----   -----------  -----------  ---------
Balance at November 30, 1995..............................................       1,800            2           (5)         (3)
  Net income..............................................................                                   255         255
  Dividends paid..........................................................                                  (236)       (236)
                                                                                 -----   -----------  -----------  ---------
Balance at November 30, 1996..............................................       1,800            2           14          16
  Net income..............................................................                                   334         334
  Dividends paid..........................................................                                  (272)       (272)
                                                                                 -----   -----------  -----------  ---------
Balance at September 30, 1997.............................................       1,800    $       2    $      76   $      78
                                                                                 -----   -----------  -----------  ---------
                                                                                 -----   -----------  -----------  ---------

                See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                     TEN MONTHS ENDED
                                                                                 YEARS ENDED
                                                                                 NOVEMBER 30,         SEPTEMBER 30,
                                                                             --------------------  --------------------
                                                                               1995       1996       1996       1997
                                                                             ---------  ---------  ---------  ---------

                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................................  $     172  $     255  $     169  $     334
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..........................................          7         13         11         17
    Provision for doubtful accounts........................................          8         14         11         10
    Changes in assets and liabilities:
      Accounts receivable..................................................        (44)      (118)       (52)      (136)
      Prepaid expenses and other current assets............................         (5)         1          1         (4)
      Other long-term liabilities..........................................        100        100         83         83
      Accrued compensation.................................................         15         18         12         (8)
                                                                             ---------  ---------  ---------  ---------
        Net cash provided by operating activities..........................        253        283        235        296
                                                                             ---------  ---------  ---------  ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment........................................         (3)       (60)       (60)       (37)
                                                                             ---------  ---------  ---------  ---------
CASH FLOWS USED IN FINANCING ACTIVITIES:
Dividends paid.............................................................       (200)      (236)      (205)      (272)
                                                                             ---------  ---------  ---------  ---------
Net increase (decrease) in cash............................................         50        (13)       (30)       (13)
Cash at beginning of the period............................................         53        103        103         90
                                                                             ---------  ---------  ---------  ---------
Cash at end of the period..................................................  $     103  $      90  $      73  $      77
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                            NATIONAL MESSENGER, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    National Messenger, Inc. (the "Company") primarily provides same-day pick-up and delivery services of documents and parcels to customers throughout Southern California. The Company's operations are conducted from its headquarters located in Costa Mesa, California and a branch facility located in Ontario, California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets (5 years).

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable and accrued expenses approximates fair value because of the short maturity of these instruments. The fair value of advances from shareholders is not determinable due to their related party nature.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. Such losses have historically been immaterial and within management expectations.

                            NATIONAL MESSENGER, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Changes in allowance for doubtful accounts consist of the following:

Balance at November 30, 1994..........................................  $      --
Charge to costs and expenses..........................................          8
                                                                              ---
Balance at November 30, 1995..........................................          8
Charge to costs and expenses..........................................         14
                                                                              ---
Balance at November 30, 1996..........................................         22
Charge to costs and expenses..........................................         10
                                                                              ---
Balance at September 30, 1997.........................................  $      32
                                                                              ---
                                                                              ---

    INCOME TAXES

    The Company has elected to be treated as a cash basis S-Corporation for federal and state income tax purposes, and, accordingly, any liabilities for federal income taxes are the direct responsibility of the shareholders. The Company is only subject to California state income taxes at a rate of 1.5 percent on taxable income. At September 30, 1997, the net difference between the tax bases and the reported amounts of the Company's assets and liabilities approximated $21.

    The unaudited pro forma income tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data as of September 30, 1996 and for the ten months ended September 30, 1996 are unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. PROPERTY AND EQUIPMENT

    Property and equipment, net consist of the following:

                                                                                        NOVEMBER 30,
                                                                                    --------------------   SEPTEMBER 30,
                                                                                      1995       1996          1997
                                                                                    ---------  ---------  ---------------
Furniture and fixtures............................................................  $       5  $       5     $       5
Machinery and equipment...........................................................         37         97           134
Vehicles..........................................................................         16         16            16
                                                                                          ---  ---------         -----
                                                                                           58        118           155
Accumulated depreciation..........................................................        (55)       (68)          (85)
                                                                                          ---  ---------         -----
                                                                                    $       3  $      50     $      70
                                                                                          ---  ---------         -----
                                                                                          ---  ---------         -----

                            NATIONAL MESSENGER, INC.

                             (DOLLARS IN THOUSANDS)

4. COMMITMENTS

    The Company leases its facilities under operating leases expiring on various dates through 1998. Future minimum lease payments through August of 1998 required under leases that have noncancelable lease terms total approximately $36 as of September 30, 1997.

    Rental expense charged to operations was approximately $28, $41 and $30 for the periods ended November 30, 1995 and 1996 and September 30, 1997, respectively.

5. RELATED PARTY TRANSACTIONS

    The Company has non-interest bearing advances, repayable upon demand, from shareholders totaling $70 at November 30, 1995 and 1996 and September 30, 1997. These advances were paid in full by the Company in October 1997.

6. UNAUDITED SUBSEQUENT EVENTS

    The Company and its shareholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Profall, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Profall, Inc. at September 30, 1997 and December 31, 1996 and 1995, and the results of its operations and its cash flows for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Los Angeles, California
December 5, 1997

                                 PROFALL, INC.

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,       SEPTEMBER 30,
                                                                                   --------------------  ---------------
                                                                                     1995       1996          1997
                                                                                   ---------  ---------  ---------------
                                           ASSETS
Current assets:
  Cash...........................................................................  $       1  $      --     $      42
  Accounts receivable............................................................         85        142           176
  Prepaid and other current assets...............................................          5          3             2
                                                                                   ---------  ---------         -----
    Total current assets.........................................................         91        145           220

Property and equipment, net......................................................         72         89            70
                                                                                   ---------  ---------         -----
                                                                                   $     163  $     234     $     290
                                                                                   ---------  ---------         -----
                                                                                   ---------  ---------         -----
                           LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable...............................................................  $      38  $      53     $      24
  Accrued compensation...........................................................         33         46            70
  Payables to affiliate..........................................................         26         54            99
  Notes payable..................................................................        132        120           159
  Advances from shareholders.....................................................        293        303           303
  Advances from affiliate........................................................         28         48            --
                                                                                   ---------  ---------         -----
    Total current liabilities....................................................        550        624           655
                                                                                   ---------  ---------         -----
Commitments (Note 5)

Shareholders' deficit:
  Common stock, without par value; 1,000,000 shares authorized; 2,000 shares
    issued and outstanding.......................................................         10         10            10
  Additional paid-in capital.....................................................         21         46            65
  Accumulated deficit............................................................       (418)      (446)         (440)
                                                                                   ---------  ---------         -----
    Total shareholders' deficit..................................................       (387)      (390)         (365)
                                                                                   ---------  ---------         -----
                                                                                   $     163  $     234     $     290
                                                                                   ---------  ---------         -----
                                                                                   ---------  ---------         -----

                See accompanying notes to financial statements.

                                 PROFALL, INC.

                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                              YEARS ENDED          NINE MONTHS ENDED
                                                                              DECEMBER 31,           SEPTEMBER 30,
                                                                          --------------------  ------------------------
                                                                            1995       1996         1996         1997
                                                                          ---------  ---------  -------------  ---------

                                                                                                 (UNAUDITED)
Net sales...............................................................  $     993  $   1,212    $     850    $   1,235
Cost of sales...........................................................        588        687          489          606
                                                                          ---------  ---------        -----    ---------
  Gross margin..........................................................        405        525          361          629
Operating expenses......................................................        215        271          166          208
General and administrative expenses.....................................        361        298          232          416
Depreciation and amortization...........................................         14         23           16           20
                                                                          ---------  ---------        -----    ---------
Operating loss..........................................................       (185)       (67)         (53)         (15)
                                                                          ---------  ---------        -----    ---------
Other (income) expense
  Interest expense......................................................         21         25           19           19
  Other, net............................................................        (42)       (64)         (51)         (40)
                                                                          ---------  ---------        -----    ---------
(Loss) income before provision for income taxes.........................       (164)       (28)         (21)           6
Provision for income taxes..............................................     --         --           --           --
                                                                          ---------  ---------        -----    ---------
Net (loss) income                                                         $    (164) $     (28)   $     (21)   $       6
                                                                          ---------  ---------        -----    ---------
                                                                          ---------  ---------        -----    ---------
Unaudited pro forma information (Note 2):
  (Loss) income before provision for income taxes.......................       (164)       (28)         (21)           6
  Pro forma provision for income taxes..................................     --         --           --           --
                                                                          ---------  ---------        -----    ---------
Pro forma net (loss) income                                               $    (164) $     (28)   $     (21)   $       6
                                                                          ---------  ---------        -----    ---------
                                                                          ---------  ---------        -----    ---------

                See accompanying notes to financial statements.

                                 PROFALL, INC.

                      STATEMENTS OF SHAREHOLDERS' DEFICIT
                             (DOLLARS IN THOUSANDS)

                                                                       COMMON
                                                                       STOCK             ADDITIONAL
                                                              ------------------------     PAID-IN      ACCUMULATED
                                                                SHARES       AMOUNT        CAPITAL        DEFICIT       TOTAL
                                                              -----------  -----------  -------------  -------------  ---------
Balances at January 1, 1995.................................       2,000    $      10     $      --      $    (254)   $    (244)
  Net loss..................................................                                                  (164)        (164)
  Imputed interest on advances from shareholders............                                     21                          21
                                                                   -----          ---           ---          -----    ---------
Balances at December 31, 1995...............................       2,000           10            21           (418)        (387)
  Net loss..................................................                                                   (28)         (28)
  Imputed interest on advances from shareholders............                                     25                          25
                                                                   -----          ---           ---          -----    ---------
Balances at December 31, 1996...............................       2,000           10            46           (446)        (390)
  Net income................................................                                                     6            6
  Imputed interest on advances from shareholders............                                     19                          19
                                                                   -----          ---           ---          -----    ---------
Balances at September 30, 1997..............................       2,000    $      10     $      65      $    (440)   $    (365)
                                                                   -----          ---           ---          -----    ---------
                                                                   -----          ---           ---          -----    ---------

                See accompanying notes to financial statements.

                                 PROFALL, INC.

                            STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                 YEARS ENDED          NINE MONTHS ENDED
                                                                                 DECEMBER 31,           SEPTEMBER 30,
                                                                             --------------------  ------------------------
                                                                               1995       1996         1996         1997
                                                                             ---------  ---------  -------------  ---------

                                                                                                    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income..........................................................  $    (164) $     (28)   $     (21)   $       6
Adjustments to reconcile net (loss) income to net cash provided by (used
  in) operating activities:
  Depreciation and amortization............................................         14         23           16           20
  Imputed interest on advances from shareholders...........................         21         25           19           19
  Changes in assets and liabilities:
    Accounts receivable....................................................        (13)       (57)         (44)         (34)
    Prepaid and other current assets.......................................         (5)         2            1            1
    Accounts payable.......................................................         15         15           22          (29)
    Accrued compensation...................................................         16         13            5           24
    Payables to affiliate..................................................         22         28           21           45
                                                                             ---------        ---          ---    ---------
      Net cash provided by (used in) operating activities..................        (94)        21           19           52
                                                                             ---------        ---          ---    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment........................................        (25)       (40)         (40)          (1)
                                                                             ---------        ---          ---    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Advances from shareholders.................................................         85         10           10       --
Advances from affiliate....................................................         28         20           20       --
Proceeds from notes payable................................................     --         --           --              150
Repayments to affiliate....................................................     --         --           --              (48)
Repayments of notes payable................................................     --            (12)         (10)        (111)
                                                                             ---------        ---          ---    ---------
      Net cash provided by (used in) financing activities..................        113         18           20           (9)
                                                                             ---------        ---          ---    ---------
Net increase (decrease) in cash............................................         (6)        (1)          (1)          42
Cash at beginning of the period............................................          7          1            1       --
                                                                             ---------        ---          ---    ---------
Cash at end of the period..................................................  $       1  $      --    $      --    $      42
                                                                             ---------        ---          ---    ---------
                                                                             ---------        ---          ---    ---------

                See accompanying notes to financial statements.

                                 PROFALL, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    Profall, Inc. (dba 1-800 Courier) (the "Company") primarily provides same-day pick-up and delivery services of documents and parcels to customers throughout Southern California. The Company's operations are conducted from its headquarters located in Santa Fe Springs, California.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5 years).

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable and payable, accrued expenses and debt approximates fair value because of the short maturity of these instruments. The fair value of advances from shareholders and affiliate is not determinable due to their related party nature.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentrations of credit risk consist principally of trade accounts receivable. For the nine months ended September 30, 1997, two customers accounted for $354 and $129 of net sales, respectively. Accounts receivable for these customers were $50 and $9 at September 30, 1997, respectively. In 1996, one customer accounted for $154 of net sales. Accounts receivable related to this customer totaled $24 at December 31, 1996. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. Such losses have historically been immaterial and within management expectations.

    INCOME TAXES

    The Company has elected to be treated as a cash basis S-Corporation for federal and state income tax purposes, and, accordingly, any liabilities for federal income taxes are the direct responsibility of the shareholders. The Company is only subject to California state income taxes at a rate of 1.5 percent on taxable income. At September 30, 1997, the net difference between the tax bases and the reported amounts of the Company's assets and liabilities approximated $183.

    The unaudited pro forma income tax information included in the Statements of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for

                                 PROFALL, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data as of and for the six months ended September 30, 1996 are unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim period.

3. PROPERTY AND EQUIPMENT

    Property and equipment, net consist of the following:

                                                                       DECEMBER 31,        SEPTEMBER 30,
                                                                  ----------------------  ---------------
                                                                     1995        1996          1997
                                                                     -----     ---------  ---------------
Vehicles........................................................   $      93   $     133     $     134
Accumulated depreciation........................................         (21)        (44)          (64)
                                                                         ---   ---------         -----
                                                                   $      72   $      89     $      70
                                                                         ---   ---------         -----
                                                                         ---   ---------         -----

4. NOTES PAYABLE

    Notes payable consist of the following:

                                                                     DECEMBER 31,       SEPTEMBER 30,
                                                                 --------------------  ---------------
                                                                   1995       1996          1997
                                                                 ---------  ---------  ---------------
Note payable secured by a vehicle; payments, including interest
  at 9% per annum, are due monthly through November, 1998......  $      23  $      16     $      10
Non-interest bearing note payable to franchisor................        109        104             6
Bank line of credit, maximum aggregate borrowings of $150, due on or before May, 1998; interest at 2.0% above banks base
  rate, as defined (totaling 10.5% per annum at September 30,
  1997), payable monthly, guaranteed by the shareholders of the
  Company......................................................     --         --            --
Note payable, guaranteed by the shareholders of the Company, payments, including interest at 2.5% above the bank's base rate, as defined (totaling 11% per annum at September 30,
  1997), are due monthly through May, 2002.....................     --         --               143
                                                                 ---------  ---------         -----
                                                                 $     132  $     120     $     159
                                                                 ---------  ---------         -----
                                                                 ---------  ---------         -----

5. COMMITMENTS AND CONTINGENCIES

    The Company operates under a franchise agreement with Express-It Courier Systems, Inc. The agreement is effective for an initial term of five years expiring in September 1999 during which the Company can only terminate the agreement with the consent of the franchisor. The Company has the right to renew the franchise agreement for two successive five-year periods.

                                 PROFALL, INC.

                             (DOLLARS IN THOUSANDS)

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Pursuant to the terms of the agreement, the franchisor provides continuing services including billings and collections, customer service and training. The Company was required to remit fees for such services ranging from 14% to 19% and 10% to 14% of gross receipts, as defined, in 1995 and 1996, respectively. Subsequent to December 31, 1996, the fees for such services range from 8% to 10% of gross receipts, as defined. Under this agreement the Company paid $183, $143 and $103 in 1995, 1996 and the nine months ended September 30, 1997, respectively. These amounts are included in general and administrative expenses in the accompanying financial statements.

    The Company leases certain equipment under noncancelable lease obligations. Total rental expense under such operating leases was approximately $0, $40 and $47 in 1995, 1996 and the nine months ended September 30, 1997, respectively. Minimum rental payments at September 30, 1997 under noncancelable operating leases that have initial or remaining lease terms in excess of one year are as follows:

1997.................................................................  $      15
1998.................................................................         63
1999.................................................................         63
2000.................................................................         20
                                                                       ---------
                                                                       $     161
                                                                       ---------
                                                                       ---------

6. RELATED PARTY TRANSACTIONS

    The Company has non-interest bearing advances from shareholders and an affiliate at December 31, 1995 and 1996 and September 30, 1997 totaling $321, $351 and $303, respectively. Interest has been imputed at prevailing market rates aggregating $21, $25 and $19 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively.

    The Company's operations are conducted from within a facility leased and occupied by an affiliate. No formal sublease agreement exists. Charges for rent expense are based on occupied space and aggregated $21, $23 and $18 for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, respectively. These charges have been provided for in general and administrative expenses and included in payables to affiliate in the accompanying financial statements.

    Sales to an affiliate totaled $21, $53 and $65 in 1995, 1996 and the nine months ended September 30, 1997, respectively. Accounts receivable from such affiliate aggregated $3, $6 and $0 at December 31, 1995 and 1996 and September 30, 1997, respectively.

7. UNAUDITED SUBSEQUENT EVENTS

    The Company and its shareholders have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of

Expressit Couriers, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholder's equity, and of cash flows present fairly, in all material respects, the financial position of Expressit Couriers, Inc. (the Company) at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Detroit, Michigan

November 11, 1997

                            EXPRESSIT COURIERS, INC.

                                 BALANCE SHEETS

                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
                                       ASSETS
Current assets
  Cash..............................................................................     $       1        $       3
  Accounts receivable, net..........................................................            94              104
  Prepaid and other current assets..................................................            15               12
                                                                                             -----            -----
    Total current assets............................................................           110              119
Property and equipment, net.........................................................           111               74
Shareholder receivable..............................................................            61               73
Initial franchise fee...............................................................                              5
                                                                                             -----            -----
                                                                                         $     282        $     271
                                                                                             -----            -----
                                                                                             -----            -----
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Line of credit....................................................................     $      61        $      57
  Accounts payable..................................................................           118               85
  Accrued expenses..................................................................            30               23
  Current maturities long-term debt.................................................            45               16
                                                                                             -----            -----
    Total current liabilities.......................................................           254              181
Long-term debt......................................................................            11
                                                                                             -----            -----
    Total liabilities...............................................................           265              181

Commitments and contingencies (Note 9)

STOCKHOLDER'S EQUITY
Common stock; no par value; 15,000 shares authorized; 1,000 issued and
  outstanding.......................................................................             1                1
Retained earnings...................................................................            16               89
                                                                                             -----            -----
Stockholder's Equity................................................................            17               90
                                                                                             -----            -----
                                                                                         $     282        $     271
                                                                                             -----            -----
                                                                                             -----            -----

                See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                    NINE MONTHS ENDED
                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,         SEPTEMBER 30,
                                                                             --------------------  --------------------
                                                                               1995       1996       1996       1997
                                                                             ---------  ---------  ---------  ---------

                                                                                                  (UNAUDITED)
Net sales..................................................................  $   1,703  $   1,343  $   1,023  $   1,071
Cost of sales..............................................................      1,135        897        678        666
                                                                             ---------  ---------  ---------  ---------
  Gross margin.............................................................        568        446        345        405
Operating expenses.........................................................        210        231        202        178
Sales and marketing expenses...............................................         61         27          6         27
General and administrative expenses........................................        223        177        101         81
Depreciation and amortization..............................................         41         44         36         35
                                                                             ---------  ---------  ---------  ---------
Operating income (loss)....................................................         33        (33)         0         84
                                                                             ---------  ---------  ---------  ---------
Other income (expense)
  Interest expense.........................................................        (12)       (16)       (13)        (7)
  Other, net...............................................................         15        (14)        (9)        (4)
                                                                             ---------  ---------  ---------  ---------
Net income (loss)..........................................................  $      36  $     (63) $     (22) $      73
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Unaudited pro forma information
  Pro forma net income (loss) before provision for income taxes............  $      36  $     (63) $     (22) $      73
  Benefit (provision) for income taxes.....................................        (16)        24          8        (32)
                                                                             ---------  ---------  ---------  ---------
Pro forma net income (loss) (see Note 2)...................................  $      20  $     (39) $     (14) $      41
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                COMMON STOCK                           TOTAL
                                                                         --------------------------   RETAINED     STOCKHOLDER'S
                                                                           SHARES        AMOUNT       EARNINGS        EQUITY
                                                                         -----------  -------------  -----------  ---------------
Balance at December 31, 1994...........................................       1,000             1            43             44
Net income.............................................................                                      36             36
                                                                                               --
                                                                              -----                         ---            ---
Balance at December 31, 1995...........................................       1,000             1            79             80
Net (loss).............................................................                                     (63)           (63)
                                                                                               --
                                                                              -----                         ---            ---
Balance at December 31, 1996...........................................       1,000             1            16             17
Net income.............................................................                                      73             73
                                                                                               --
                                                                              -----                         ---            ---
Balance at September 30, 1997..........................................       1,000     $       1     $      89      $      90
                                                                                               --
                                                                                               --
                                                                              -----                         ---            ---
                                                                              -----                         ---            ---

                            EXPRESSIT COURIERS, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                             YEAR ENDED          NINE MONTHS ENDED
                                                                            DECEMBER 31,           SEPTEMBER 30,
                                                                        --------------------  ------------------------
                                                                          1995       1996         1996         1997
                                                                        ---------  ---------  -------------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).....................................................  $      36  $     (63)   $     (22)   $      73
Adjustments to reconcile net income (loss) to net cash provided by
  (used for) operating activities
    Depreciation and amortization.....................................         41         44           36           35
    (Gain)/loss on sale of property and equipment.....................        (15)        14            9            4
    Changes in assets and liabilities
      Accounts receivable.............................................         10         76           63          (10)
      Prepaid and other assets........................................          9          3           (8)           3
      Shareholder receivable..........................................        (26)       (23)         (25)         (12)
      Accounts payable................................................         49          6           15          (33)
      Accrued expenses................................................        (39)         8           16           (7)
                                                                              ---        ---          ---          ---
        NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES..........         65         65           84           53
                                                                              ---        ---          ---          ---
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment...................................        (84)        (4)                       (3)
Purchase of franchise.................................................                                             (20)
Proceeds from sale of property........................................         27          5            5           16
                                                                              ---        ---          ---          ---
        NET CASH USED FOR INVESTING ACTIVITIES........................        (57)         1            5           (7)
                                                                              ---        ---          ---          ---
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in line of credit.................................         (1)        (6)          (5)          (4)
Payments on long-term debt............................................        (54)       (63)         (54)         (40)
Proceeds from borrowings..............................................         43          2
                                                                              ---        ---          ---          ---
        NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES..........        (12)       (67)         (59)         (44)
                                                                              ---        ---          ---          ---
NET INCREASE (DECREASE) IN CASH.......................................         (4)        (1)          30            2
Cash at beginning of the period.......................................          6          2            2            1
                                                                              ---        ---          ---          ---
Cash at end of the period.............................................  $       2  $       1    $      32    $       3
                                                                              ---        ---          ---          ---
                                                                              ---        ---          ---          ---
Cash paid for interest................................................  $      12  $      16    $      13    $       7
                                                                              ---        ---          ---          ---
                                                                              ---        ---          ---          ---

                See accompanying notes to financial statements.

                            EXPRESSIT COURIERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    Expressit Couriers, Inc. (the Company) provides same-day, on-demand delivery services in the Boston, Massachusetts metropolitan area. In September 1996, the Company entered into a franchise agreement with 800-Courier, Inc. using the name and business system of 800-Courier, Inc. Under the franchise agreement, the Company pays a fee of 8 and 1/4% of the Company's gross receipts to 800-Courier, Inc. In 1997, the Company paid an initial franchise fee of $20. Franchise fees for the year ended December 31, 1996 and the nine months ended September 30, 1997 approximated $28 and $71, respectively.

    On September 9, 1997, the Company has entered into an agreement with 800-Courier, Inc., whereby effective December 24, 1997 the franchise agreement between the Company and 800-Courier, Inc. will be terminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets.

    INITIAL FRANCHISE FEE

    Amortized using the straight-line method over one year.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt approximates its carrying value as interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collaterized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                            EXPRESSIT COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Sales from the Company's top three customers represented 16%, 10% and 10% of net sales for the nine months ended September 30, 1997, respectively. Approximately 54% of accounts receivable at September 30, 1997 were from these customers.

    INCOME TAXES

    The Company has elected to have its income taxed under Section 1362 of the Internal Revenue Code (the Subchapter S Corporation Election) which provides that, in lieu of federal corporate income taxes, the shareholder is taxed on the Company's income.

    There are differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. At September 31, 1997, the carrying amounts of the Company's net assets exceeds the tax bases by approximately $32.

    The unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the entire periods presented.

    UNAUDITED INTERIM FINANCIAL DATA

    The interim financial data as of September 30, 1996 and for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring items, necessary for a fair statement of the results for the interim periods.

3. ACCOUNTS RECEIVABLE

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
Accounts receivable, trade..........................................................     $     102        $     104
Allowance for doubtful accounts.....................................................            (8)
                                                                                             -----            -----
                                                                                         $      94        $     104
                                                                                             -----            -----
                                                                                             -----            -----

    Allowance for doubtful accounts comprised the following:

                                                                      BALANCE AT       CHARGED TO                     BALANCE AT
                                                                       BEGINNING        COSTS AND                       END OF
                                                                       OF PERIOD        EXPENSES       WRITE-OFFS       PERIOD
                                                                    ---------------  ---------------  -------------  -------------
Year ended December 31, 1996......................................     $       8        $       8       $      (8)     $       8
Nine months ended September 30, 1997..............................     $       8        $      --       $      (8)     $      --

                            EXPRESSIT COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

4. PREPAID AND OTHER CURRENT ASSETS

                                                                                        DECEMBER 31,       SEPTEMBER 30,
                                                                                            1996               1997
                                                                                      -----------------  -----------------
Prepaid insurance...................................................................      $       8          $       5
Security deposits...................................................................              5                  5
Other...............................................................................              2                  2
                                                                                                ---                ---
                                                                                          $      15          $      12
                                                                                                ---                ---
                                                                                                ---                ---

5. PROPERTY AND EQUIPMENT

                                                                          ESTIMATED
                                                                           USEFUL     DECEMBER 31,     SEPTEMBER 30,
                                                                            LIFE          1996             1997
                                                                          ---------  ---------------  ---------------
Radio equipment.........................................................    5 years     $      66        $      66
Office equipment........................................................    7 years            35               38
Vehicles................................................................    5 years           121               79
Other...................................................................   39 years             6                6
                                                                          ---------           ---              ---
                                                                                              228              189
Accumulated depreciation and amortization...............................                     (117)            (115)
                                                                          ---------           ---              ---
                                                                                        $     111        $      74
                                                                          ---------           ---              ---
                                                                          ---------           ---              ---

    Vehicles with an aggregate cost and accumulated depreciation of $57 and $29, respectively, at December 31, 1996 and at September 30, 1997, were recorded under capital leases.

6. ACCRUED EXPENSES

                                                                                        DECEMBER 31,       SEPTEMBER 30,
                                                                                            1996               1997
                                                                                      -----------------  -----------------
Payroll and payroll taxes...........................................................      $      23          $      21
Other...............................................................................              7                  2
                                                                                                ---                ---
    Total accrued expenses..........................................................      $      30          $      23
                                                                                                ---                ---
                                                                                                ---                ---

7. DEBT

    The Bank line of credit is payable on demand and provides for maximum borrowings of $75. Interest accrues at the bank's prime rate plus 1.75% (9.50% at September 30, 1997).

                            EXPRESSIT COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

7. DEBT (CONTINUED)
    Long-term debt comprised the following:

                                                                                        DECEMBER 31,       SEPTEMBER 30,
                                                                                            1996               1997
                                                                                      -----------------  -----------------
Bank term loan......................................................................      $      11          $      --
Notes payable.......................................................................             28                 16
Capital lease obligations...........................................................             17
                                                                                                ---                ---
    Total...........................................................................             56                 16
Less--current portion...............................................................             45                 16
                                                                                                ---                ---
    Long-term debt..................................................................      $      11          $      --
                                                                                                ---                ---
                                                                                                ---                ---

    The Bank term loan is secured by all the assets of the Company and guaranteed by the shareholder of the Company. The loan was payable through August 1997 in monthly principle payments of $1 plus interest at the bank's prime rate plus 2% (10.25% at December 31, 1996).

    Notes payable are secured by certain vehicles. The notes are payable in monthly aggregate principle amounts of $1 plus interest at 8.5% through August 1998.

    The Company leases certain equipment under arrangements which have been classified as capital leases. The leases have minimum monthly payments of $2 and are secured by certain equipment utilized in the business. The leases are further guaranteed by the shareholder of the Company.

    Aggregate annual payments on long-term debt are: 1997--$45; 1998--$11. At the end of the lease terms, the Company has the option to purchase the vehicles under capital lease arrangements for minor amounts.

8. OPERATING LEASES

    The Company leases certain premium seating at a Boston sports arena under a license agreement expiring on September 30, 2004. Future minimum license and ticket fee payments required under the agreement are as follows:

1998.................................................................................  $      23
1999.................................................................................         23
2000.................................................................................         23
2001 through 2004....................................................................         73
                                                                                       ---------
                                                                                       $     142
                                                                                       ---------
                                                                                       ---------

    Rental expense was approximately $27 for the nine months ended September 30, 1997 and $22 for the year ended December 31, 1996.

                            EXPRESSIT COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

9. RELATED PARTY TRANSACTIONS

    The Company leases office space from a realty trust where the shareholder of the Company is the beneficiary. The lease expires on July 31, 1998 with an option to renew for one year. Rent expenses related to this lease agreement approximated $13 in 1996 and $10 in the nine months ended September 30, 1997.

    Shareholder receivable represents a receivable from the shareholder of the Company. There are no formal repayment terms.

10. COMMITMENTS AND CONTINGENCIES

    The Company was self-insured for workers' compensation insurance for the periods September 22, 1995 to December 27, 1995 and June 29, 1996 through December 2, 1996. In the opinion of the Company, the liability, if any, arising from workers' compensation claims relating to these periods will not have a material effect on the Company's financial position or the results of its operations.

    There are pending actions and contingencies arising out of the ordinary conduct of business. In the opinion of the Company, the liability, if any, arising from these actions will not have a material effect on the Company's financial position, the results of its operations, or its cash flows.

11. UNAUDITED SUBSEQUENT EVENTS

    The company and its stockholder have entered into a definitive agreement with DMS Corporation (DMS) pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Fleetfoot Max, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Fleetfoot Max, Inc. at August 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended August 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Seattle, Washington
October 7, 1997

                              FLEETFOOT MAX, INC.

                                 BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                    AUGUST 31,        SEPTEMBER 30,
                                                                               --------------------  ---------------
                                                                                 1996       1997          1997
                                                                               ---------  ---------  ---------------
                                                                                                       (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents..................................................  $      26  $      40     $      59
  Accounts receivable, net...................................................        249        295           307
  Prepaid assets.............................................................         19          3             3
                                                                               ---------  ---------         -----
    Total current assets.....................................................        294        338           369
Property and equipment, net..................................................        107        103           104
Deferred tax asset...........................................................         61         14             9
Investments..................................................................                    20            20
Deposits.....................................................................         27         27            25
                                                                               ---------  ---------         -----
    Total assets.............................................................  $     489  $     502     $     527
                                                                               ---------  ---------         -----
                                                                               ---------  ---------         -----
               LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable...........................................................  $       7  $      12     $      16
  Accrued expenses...........................................................        106        127           140
  Notes payable..............................................................          4
  Current maturities long-term debt..........................................        192        176           177
  Current portion of capital lease obligation................................         13          6             6
                                                                               ---------  ---------         -----
    Total current liabilities................................................        322        321           339
Long-term debt, net of current maturities....................................        236        149            34
Capital lease obligation, net of current portion.............................                    22            21
                                                                               ---------  ---------         -----
    Total liabilities........................................................        558        492           394

Commitments and contingencies (Notes 6 and 10)

Shareholders' equity (deficit):
  Common stock, par value $0.05 per share; 500,000,000 shares authorized;
    1,000,000 shares issued and 212,857 shares outstanding...................         50         50            50
  Additional paid-in capital.................................................         33         33           136
  Retained earnings (accumulated deficit)....................................        (26)        53            66
                                                                               ---------  ---------         -----
                                                                                      57        136           252
Less: common stock in treasury at cost (787,143 shares)......................       (126)      (126)         (119)
                                                                               ---------  ---------         -----
    Total shareholders' equity (deficit).....................................        (69)        10           133
                                                                               ---------  ---------         -----
    Total liabilities and shareholders' equity (deficit).....................  $     489  $     502     $     527
                                                                               ---------  ---------         -----
                                                                               ---------  ---------         -----

   The accompanying notes are an integral part of these financial statements.

                              FLEETFOOT MAX, INC.

                            STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                          ONE MONTH ENDED
                                                                           YEARS ENDED AUGUST 31,          SEPTEMBER 30,
                                                                       -------------------------------  --------------------
                                                                         1995       1996       1997       1996       1997
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                                                            (UNAUDITED)
Net sales............................................................  $   1,702  $   2,042  $   2,427  $     187  $     226
Cost of sales........................................................      1,015      1,220      1,557        123        142
                                                                       ---------  ---------  ---------  ---------  ---------
    Gross margin.....................................................        687        822        870         64         84
Operating expenses...................................................        306        351        380         30         35
Sales and marketing..................................................         21         20         23          2          5
General and administrative...........................................        259        257        279         17         23
Depreciation and amortization........................................         64         53         52          4          5
                                                                       ---------  ---------  ---------  ---------  ---------
    Operating income.................................................         37        141        136         11         16
Other (income) expense
  Interest expense...................................................         72         59         54          4          2
  Other, net.........................................................        (11)       (18)       (44)        (3)        (4)
                                                                       ---------  ---------  ---------  ---------  ---------
    Income (loss) before provision for income taxes..................        (24)       100        126         10         18
Provision for (benefit attributable to) income taxes.................                   (61)        47          5          5
                                                                       ---------  ---------  ---------  ---------  ---------
Net income (loss)....................................................  $     (24) $     161  $      79  $       5  $      13
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                              FLEETFOOT MAX, INC.
                  STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)
                   YEARS ENDED AUGUST 31, 1995, 1996 AND 1997

                                                                                          RETAINED
                                                      COMMON STOCK          CAPITAL       EARNINGS       TREASURY       TOTAL
                                                ------------------------   IN EXCESS    (ACCUMULATED      COMMON       EQUITY
                                                 SHARES      PAR VALUE      OF PAR        DEFICIT)         STOCK      (DEFICIT)
                                                ---------  -------------  -----------  ---------------  -----------  -----------
Balances at August 31, 1994...................      1,000    $      50     $      33      $    (163)     $    (126)   $    (206)
Net loss......................................                                                  (24)                        (24)
                                                ---------          ---         -----          -----          -----        -----
Balances at August 31, 1995...................      1,000           50            33           (187)          (126)        (230)
Net income....................................                                                  161                         161
                                                ---------          ---         -----          -----          -----        -----
Balances at August 31, 1996...................      1,000           50            33            (26)          (126)         (69)
Net income....................................                                                   79                          79
                                                ---------          ---         -----          -----          -----        -----
Balances at August 31, 1997...................      1,000           50            33             53           (126)          10
Net income (unaudited)........................                                                   13                          13
Conversion of debentures (unaudited)..........                                   103                             7          110
Balances at September 30, 1997 (unaudited)....
                                                ---------          ---         -----          -----          -----        -----
                                                $   1,000    $      50     $     136      $      66      $    (119)   $     133
                                                ---------          ---         -----          -----          -----        -----
                                                ---------          ---         -----          -----          -----        -----

   The accompanying notes are an integral part of these financial statements.

                              FLEETFOOT MAX, INC.

                            STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                                                ONE MONTH ENDED
                                                                                 YEARS ENDED AUGUST 31,          SEPTEMBER 30,
                                                                             -------------------------------  --------------------
                                                                               1995       1996       1997       1996       1997
                                                                             ---------  ---------  ---------  ---------  ---------
                                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)..........................................................  $     (24) $     161  $      79  $       5  $      13
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
  Depreciation and amortization............................................         64         53         52          3          2
  (Gain) loss on sale of property and equipment............................        (10)        (1)         4
  Changes in assets and liabilities:
    Accounts receivable....................................................        (61)       (27)       (46)       (10)       (11)
    Prepaid assets.........................................................                    (3)        16          5          1
    Deposits...............................................................         (2)        (6)
    Accounts payable.......................................................                    (6)         5          2          4
    Accrued expenses.......................................................         13          5         21         17         13
    Deferred tax asset.....................................................                   (61)        47          5          5
                                                                             ---------  ---------        ---  ---------  ---------
      Net cash provided by (used for) operating activities.................        (20)       115        178         27         27
                                                                             ---------  ---------        ---  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment........................................         (6)       (21)       (24)        (2)        (2)
Investments................................................................                              (20)
Proceeds from sale of assets...............................................         12          2          2
                                                                             ---------  ---------        ---  ---------  ---------
      Net cash provided by (used for) investing activities.................          6        (19)       (42)        (2)        (2)
                                                                             ---------  ---------        ---  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable.................................................                    (7)        (4)        (1)
Repayment of long-term liabilities.........................................        (47)       (53)      (103)        (5)        (5)
Repayment of capital lease obligations.....................................         (2)       (15)       (15)                   (1)
                                                                             ---------  ---------        ---  ---------  ---------
      Net cash used for financing activities...............................        (49)       (75)      (122)        (6)        (6)
                                                                             ---------  ---------        ---  ---------  ---------
Net increase (decrease) in cash and equivalents............................        (63)        21         14         19         19
Cash and equivalents at beginning of the period............................         68          5         26         33         40
                                                                             ---------  ---------        ---  ---------  ---------
Cash and equivalents at end of the period..................................  $       5  $      26  $      40  $      52  $      59
                                                                             ---------  ---------        ---  ---------  ---------
                                                                             ---------  ---------        ---  ---------  ---------

                    SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Property and equipment acquired under capital lease........................  $      30  $  --      $      30  $  --      $  --
                                                                             ---------  ---------        ---  ---------  ---------
                                                                             ---------  ---------        ---  ---------  ---------
Interest paid..............................................................  $      72  $      58  $      51  $       4  $       2
                                                                             ---------  ---------        ---  ---------  ---------
                                                                             ---------  ---------        ---  ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                              FLEETFOOT MAX, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. BUSINESS ORGANIZATION

    Fleetfoot Max, Inc. (the "Company") was incorporated in 1980 under the laws of the state of Washington. The Company provides same day, on demand delivery services in the Seattle Commercial Zone which extends from Everett to Tacoma and all of the eastern communities of King County.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets (5 to 7 years). Capital leases are stated at the present value of the future minimum lease payments and amortized over the life of the lease. Capital lease amortization is included in depreciation expense.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable, notes receivable/ payable and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and other long-term liabilities approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                              FLEETFOOT MAX, INC.

                                 (IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company is a C-Corporation for federal income tax purposes. The Company accounts for income taxes using the liability method under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes".

    Deferred tax assets and liabilities arise primarily as a result of net operating loss carry-forwards and differences in the method of accounting for depreciation.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data as of September 30, 1997 and for the one month ending September 30, 1997 and 1996 is unaudited; however, in the opinion of the Company, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

    EARNINGS PER SHARE

    Information regarding earnings per share has not been provided because the capital structure is not indicative of the capital structure subsequent to the agreement with DMS Corporation ("DMS") as further discussed in Note 11.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                                   BALANCE AT                      BALANCE
                                                                                    BEGINNING                      AT END
                                                                                    OF PERIOD     WRITE-OFFS      OF PERIOD
                                                                                  -------------  -------------  -------------
Year ended August 31, 1995......................................................    $       9      $      11      $      12
Year ended August 31, 1996......................................................    $      12      $      12      $      13
Year ended August 31, 1997......................................................    $      13      $       2      $      15

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                                     AUGUST 31,
                                                                                --------------------
                                                                                  1996       1997
                                                                                ---------  ---------
Equipment.....................................................................  $     162  $     183
Furniture and fixtures........................................................         12          5
Vehicles......................................................................        123         64
Leasehold improvements........................................................         54         63
                                                                                ---------  ---------
                                                                                      351        315
Accumulated depreciation and amortization.....................................       (244)      (212)
                                                                                ---------  ---------
                                                                                $     107  $     103
                                                                                ---------  ---------
                                                                                ---------  ---------

                              FLEETFOOT MAX, INC.

                                 (IN THOUSANDS)

4. PROPERTY AND EQUIPMENT (CONTINUED)
    Depreciation expense for the years ended August 31, 1995, 1996, and 1997 was approximately $64, $53 and $52, respectively.

    Equipment includes the cost of equipment of $30 held by the Company under capital lease agreements described in Note 6 for both years ending August 31, 1996 and 1997. The accumulated amortization relating to these assets aggregated $18 and $0, respectively, at August 31, 1996 and 1997.

5. ACCRUED EXPENSES

    Accrued expenses comprised the following:

                                                                                     AUGUST 31,
                                                                                --------------------
                                                                                  1996       1997
                                                                                ---------  ---------
Payroll and payroll taxes.....................................................  $      66  $      85
Deferred salaries.............................................................         22         22
Other.........................................................................         18         20
                                                                                ---------  ---------
  Total accrued expenses......................................................  $     106  $     127
                                                                                ---------  ---------
                                                                                ---------  ---------

6. LEASES

    The Company leases certain office space under operating lease agreements and certain office equipment under capital and operating leases expiring on various dates through 1999. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at August 31, 1997 are as follows:

                                                                             CAPITAL     OPERATING
FISCAL YEAR                                                                  LEASES       LEASES
-------------------------------------------------------------------------  -----------  -----------
1998.....................................................................   $      10    $     108
1999.....................................................................          10           87
2000.....................................................................          10           25
2001.....................................................................           6
                                                                                  ---        -----
Total minimum lease payments.............................................          36    $     220
                                                                                             -----
                                                                                             -----
Amount representing interest.............................................           8
                                                                                  ---
Present value of net minimum payments....................................          28
Current portion..........................................................           6
                                                                                  ---
                                                                            $      22
                                                                                  ---
                                                                                  ---

    Rental expense attributed to office space was approximately $45, $42 and $43 for the years ended August 31, 1995, 1996 and 1997, respectively.

                              FLEETFOOT MAX, INC.

                                 (IN THOUSANDS)

7. LONG-TERM DEBT

    Debt is summarized as follows:

                                                                                    AUGUST 31,
                                                                               --------------------
                                                                                 1996       1997
                                                                               ---------  ---------
Government agency note.......................................................  $     178  $     143
Convertible debentures with majority shareholder and other related parties...        150        115
Unsecured promissory note with majority shareholder..........................         70         58
Other subordinated notes.....................................................         30          9
                                                                               ---------  ---------
                                                                                     428        325
Less: current portion........................................................       (192)      (176)
                                                                               ---------  ---------
                                                                               $     236  $     149
                                                                               ---------  ---------
                                                                               ---------  ---------

    On January 14, 1994, the Company received a U.S. Small Business Administration Note of $250. The note accrues interest at the prime rate plus 2.75% per annum which was 11.0% and 11.25% at August 31, 1996, and 1997, respectively. Interest is accrued, due and payable monthly, in installments, including principal, until December 14, 2000. The note is collateralized by all properties acquired with the proceeds of this loan and certain vehicles and equipment.

    Convertible debentures were issued to the majority shareholder of the Company and other related parties between July 31, 1990 and March 10, 1993. The holder of the note has the option at any time to convert the principal amount outstanding into common shares of the Company at a conversion price of $2.50 for one common share. The debenture notes accrue interest at 15% per annum and interest is accrued, due and payable monthly. The Company is obligated to repay the principal five years from the date of agreements. Principle may be prepaid, in whole or in part, at any time, without penalty. As of August 31, 1997, $115 of the debentures were past due and continued accruing interest per the existing terms of the note. In September 1997, Fleetfoot Max's President converted $110 of convertible debentures into 44,000 shares of Fleetfoot Max, Inc. common stock.

    On March 5, 1991, the Company entered into a $115 promissory note agreement with the majority shareholder of the Company. The note accrues interest at a rate of 12% per annum. Principal and interest are payable in monthly installments of $2 until March 2001.

    Other subordinated notes consist of a leasehold improvement loan and miscellaneous vehicle loans. The loans accrue interest at rates between 7.25% and 10% and mature on multiple dates between fiscal 1995 and fiscal 1998.

                              FLEETFOOT MAX, INC.

                                 (IN THOUSANDS)

7. LONG-TERM DEBT (CONTINUED)
    Fixed and determinable maturities of long-term debt at August 31, 1997 are as follows:

YEAR ENDING AUGUST 31,
--------------------------------------------------------------------------------------
1998..................................................................................  $     176
1999..................................................................................         58
2000..................................................................................         65
2001..................................................................................         26
                                                                                        ---------
                                                                                        $     325
                                                                                        ---------
                                                                                        ---------

8. INCOME TAXES

    The provision for income taxes comprised the following:

                                                                                YEAR ENDED AUGUST 31,
                                                                          ---------------------------------
                                                                            1995       1996        1997
                                                                          ---------  ---------     -----
Current tax expense (benefit)...........................................  $      (9) $      38   $      45
Deferred tax expense (benefit)..........................................         (1)        (7)          2
Change in valuation allowance...........................................         10        (92)
                                                                                ---        ---         ---
Provision for (benefit attributable to) income taxes....................  $      --  $     (61)  $      47
                                                                                ---        ---         ---
                                                                                ---        ---         ---

    Temporary differences giving rise to the Company's deferred tax assets and liabilities comprised the following:

                                                                                         AUGUST 31,
                                                                                       -------------
                                                                                     1996         1997
                                                                                     -----        -----
Net operating loss..............................................................   $      50    $       5
Depreciation and amortization...................................................           4            1
A/R reserve and accrued liabilities.............................................           7            8
                                                                                         ---          ---
Net deferred tax asset..........................................................   $      61    $      14
                                                                                         ---          ---
                                                                                         ---          ---

    A reconciliation between the income tax benefit (provision) at the U.S. statutory rate and the recorded provisions is as follows:

                                                                                  YEAR ENDED AUGUST 31,
                                                                                  ----------------------
                                                                                    1996        1997
                                                                                  ---------     -----
Income tax provision at the statutory rate......................................  $      34   $      43
Permanent differences between book and tax income...............................          1           1
Reduction of valuation allowance................................................        (92)
Other...........................................................................         (4)          3
                                                                                        ---         ---
                                                                                  $     (61)  $      47
                                                                                        ---         ---
                                                                                        ---         ---

                              FLEETFOOT MAX, INC.

                                 (IN THOUSANDS)

8. INCOME TAXES (CONTINUED)
    The change in the effective income tax rate varies from the Federal statutory rate due to management's assessment of future profitability and the related effect on the valuation allowance on deferred assets.

    At August 31, 1997, the Company had a net operating loss carry-forward of approximately $13 which will expire in the year 2014, if not previously utilized. Should certain changes in the Company's ownership occur, there could be a limitation on the utilization of its net operating loss.

    SFAS 109 requires that deferred tax assets be reduced by a valuation allowance, if based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

    Based on the evidence available at August 31, 1995, and the loss position of the Company in 1995 and the previous two years, management determined the need for a full valuation allowance against the net deferred tax asset at August 31, 1995.

    During both 1996 and 1997 the Company reduced the full valuation allowance to reflect the deferred tax assets utilized in those years to reduce current income taxes and to recognize the deferred tax assets. The recognized deferred tax asset is based upon expected utilization of net operating loss carry-forwards and reversal of certain temporary differences.

9. RELATED PARTY TRANSACTIONS

    In 1991, the Company entered into a royalty agreement with ABC Messengers, an unrelated party. On November 29, 1993, Fleetfoot Max's President and General Manager purchased the royalty contract from ABC Messengers. Pursuant to the agreement the President and General Manager of Fleetfoot Max, Inc. received a monthly royalty of 10-16% of sales related to ABC Messengers' customer base for the remaining period of the outstanding contract. Amounts paid under the royalty agreement to the related parties were $54, $54 and $5 for the years ending August 31, 1995, 1996 and 1997, respectively. The agreement expired in September 1996.

10. LITIGATION

    Certain pending litigation relating to matters that are in the ordinary course of the Company's business activities are not expected to have a material adverse effect on the Company's financial position, results of operations or cash flows.

11. UNAUDITED SUBSEQUENT EVENTS

    The Company and its shareholder have entered into a definitive agreement with DMS Corporation pursuant to which the Company will merge with DMS. All outstanding shares of the Company will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of A&W Couriers, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of A&W Couriers, Inc. at December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP

Austin, Texas

December 22, 1997

                               A&W COURIERS, INC.

                                 BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------
                                                        ASSETS
Current assets
  Cash and cash equivalents.........................................................     $     131        $     133
  Investments.......................................................................            21               19
  Accounts receivable, less allowances for doubtful accounts of $30.................           148              217
  Prepaid and other current assets..................................................            29               27
                                                                                             -----            -----
    Total current assets............................................................           329              396

  Property and equipment, net.......................................................            21               59
  Other assets......................................................................            10                2
                                                                                             -----            -----
                                                                                         $     360        $     457
                                                                                             -----            -----
                                                                                             -----            -----


                                         LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable and accrued expenses.............................................     $      36        $      86
  Accrued commissions--related parties..............................................           211              228
                                                                                             -----            -----
    Total current liabilities.......................................................           247              314

Commitments and contingencies

Stockholder's equity:
  Common stock $1.00 par value; 40,000 shares authorized; 2,632 shares issued and
    outstanding.....................................................................             3                3
  Additional paid-in capital........................................................            58               58
  Retained earnings.................................................................            52               82
                                                                                             -----            -----
    Total Stockholder's equity......................................................           113              143
                                                                                             -----            -----
                                                                                         $     360        $     457
                                                                                             -----            -----
                                                                                             -----            -----

                See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                            YEARS ENDED         NINE MONTHS ENDED
                                                                            DECEMBER 31,          SEPTEMBER 30,
                                                                        --------------------  ----------------------
                                                                          1995       1996        1996        1997
                                                                        ---------  ---------  -----------  ---------
                                                                                              (UNAUDITED)
Net sales.............................................................  $   1,461  $   1,560   $   1,171   $   1,270
Cost of sales.........................................................        893        940         683         770
                                                                        ---------  ---------  -----------  ---------
  Gross margin........................................................        568        620         488         500
Selling, general and administrative expenses
  Operating expenses..................................................        198        228         172         184
  Sales and marketing.................................................        127        102          76          72
  General expenses....................................................        323        289         222         198
  Depreciation........................................................         11         10           8          11
                                                                        ---------  ---------  -----------  ---------
                                                                              659        629         478         465
                                                                        ---------  ---------  -----------  ---------
  Operating income (loss).............................................        (91)        (9)         10          35

  Interest income.....................................................          4          4           3           3
  Other income (expense)..............................................         15         (2)         --          --
                                                                        ---------  ---------  -----------  ---------
Income (loss) before provision for income taxes.......................        (72)        (7)         13          38
Income tax expense....................................................          3          4           2           8
                                                                        ---------  ---------  -----------  ---------
Net income (loss)                                                       $     (75) $     (11)  $      11   $      30
                                                                        ---------  ---------  -----------  ---------
                                                                        ---------  ---------  -----------  ---------

                See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                           COMMON STOCK     ADDITIONAL
                                                                          ---------------    PAID-IN     RETAINED
                                                                          SHARES   AMOUNT    CAPITAL     EARNINGS   TOTAL
                                                                          ------   ------   ----------   --------   -----
Balance at December 31, 1994............................................     3       $3        $58         $138     $ 199
  Net loss..............................................................    --       --         --          (75)      (75)
                                                                            --       --
                                                                                               ---       --------   -----

Balance at December 31, 1995............................................     3        3         58           63       124
  Net loss..............................................................    --       --         --          (11)      (11)
                                                                            --       --
                                                                                               ---       --------   -----

Balance at December 31, 1996............................................     3        3         58           52       113
  Net income............................................................    --       --         --           30        30
                                                                            --       --
                                                                                               ---       --------   -----

Balance at September 30, 1997...........................................     3       $3        $58         $ 82     $ 143
                                                                            --       --
                                                                            --       --
                                                                                               ---       --------   -----
                                                                                               ---       --------   -----

                See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                    YEAR ENDED          NINE MONTHS ENDED
                                                                                   DECEMBER 31,           SEPTEMBER 30,
                                                                               --------------------  ------------------------
                                                                                 1995       1996         1996         1997
                                                                               ---------  ---------  -------------  ---------
                                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)............................................................  $     (75) $     (11)   $      11    $      30
Adjustments to reconcile net income (loss) to net cash provided by (used for)
  operating activities:
    Depreciation.............................................................         11         10            8           11
    Loss on disposal of equipment............................................     --              2            2       --
    Unrealized (gain) loss on short-term investments.........................         (2)    --               (3)           2
    Changes in assets and liabilities:
      Accounts receivable....................................................        (24)        (7)          17          (69)
      Prepaid and other current assets.......................................     --         --              (15)           2
      Other assets...........................................................         (4)        (3)          (4)           8
      Accounts payable.......................................................         (5)         2           (1)           3
      Accrued expenses.......................................................         52         41           38           64
                                                                               ---------  ---------        -----    ---------
        NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES.................        (47)        34           53           51
                                                                               ---------  ---------        -----    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment..........................................        (13)    --           --              (49)
                                                                               ---------  ---------        -----    ---------
        NET CASH USED FOR INVESTING ACTIVITIES...............................        (13)    --           --              (49)
                                                                               ---------  ---------        -----    ---------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS..............................        (60)        34           53            2
Cash and equivalents at beginning of period..................................        157         97           97          131
                                                                               ---------  ---------        -----    ---------
Cash and equivalents at end of period........................................  $      97  $     131    $     150    $     133
                                                                               ---------  ---------        -----    ---------
                                                                               ---------  ---------        -----    ---------
Supplemental disclosures of cash paid for income taxes.......................  $  --      $       3    $       3    $       4
                                                                               ---------  ---------        -----    ---------
                                                                               ---------  ---------        -----    ---------

                See accompanying notes to financial statements.

                               A&W COURIERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    A&W Couriers, Inc. (the "Company") provides same-day, on-demand delivery services in the Houston, Texas metropolitan area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of approximately three months or less at date of purchase to be cash equivalents.

    INVESTMENTS

    Investments consist of equity securities and corporate bonds. Under the Provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities", the Company classifies its investments as trading securities with unrealized gains and losses included in earnings. Unrealized gains of $2 and $- for the years ended December 31, 1995 and 1996, respectively, and $2 for the nine months ended September 30, 1997 are included in the statement of operations.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost. Depreciation is provided using accelerated methods over the estimated useful lives of the related assets, generally five years.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash and cash equivalents, accounts receivable/payable and accrued expenses approximates fair value because of the short maturity of these instruments.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentration of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss.

                               A&W COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company is a C-Corporation for federal and state income tax purposes. The Company accounts for income taxes using the an asset and liability method under the provisions of Statement of Financial Accounting Standards No. 109, "ACCOUNTING FOR INCOME TAXES" (FAS 109). Under FAS 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Additionally, the effect on deferred taxes of a change in tax rates is recognized in earnings in the period that includes the enactment date.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. PREPAID AND OTHER CURRENT ASSETS

    Prepaid and other current assets comprised the following:

                                                                     DECEMBER 1,      SEPTEMBER 30,
                                                                        1996              1997
                                                                   ---------------  -----------------

Prepaid expenses.................................................     $      28         $      16
Other............................................................             1                11
                                                                            ---               ---
                                                                      $      29         $      27
                                                                            ---               ---
                                                                            ---               ---

4. PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                                    DECEMBER 31,      SEPTEMBER 30,
                                                                        1996              1997
                                                                  -----------------  ---------------

Equipment.......................................................      $      43         $      92
Furniture and fixtures..........................................             12                12
Vehicles........................................................             23                23
                                                                            ---             -----
                                                                             78               127
Accumulated depreciation........................................             57                68
                                                                            ---             -----
                                                                      $      21         $      59
                                                                            ---             -----
                                                                            ---             -----

                               A&W COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

5. ACCRUED EXPENSES

    Accrued expenses comprised the following:

                                                                    DECEMBER 31,       SEPTEMBER 30,
                                                                        1996               1997
                                                                  -----------------  -----------------

Payroll and payroll taxes.......................................      $      16          $      19
Accrued commissions--other......................................             11                 49
Other...........................................................              9                 18
                                                                            ---                ---
  Total accrued expenses........................................      $      36          $      86
                                                                            ---                ---
                                                                            ---                ---

6. INCOME TAXES

    The provision for income taxes is comprised of current Federal income tax expense of $3 and $4 for the years ended December 31, 1995 and 1996, respectively, and $8 for the nine months ended September 30, 1997.

    The provision for income taxes differs from income taxes computed by applying the U.S. statutory federal income tax rate as a result of the following:

                                                                       YEAR ENDED           NINE MONTHS
                                                                      DECEMBER 31,             ENDED
                                                                 ----------------------    SEPTEMBER 30,
                                                                   1995        1996            1997
                                                                 ---------     -----     -----------------

Taxes computed at federal statutory rate (15%).................  $     (11)  $      (1)      $       6
Change in valuation allowance..................................         13           3               3
Other..........................................................          1           2              (1)
                                                                       ---         ---             ---
Provision for income taxes.....................................  $       3   $       4       $       8
                                                                       ---         ---             ---
                                                                       ---         ---             ---
Effective rate.................................................          4%         57%             21%
                                                                       ---         ---             ---
                                                                       ---         ---             ---

    Temporary differences giving rise to the Company's deferred tax assets comprised the following:

                                                                   DECEMBER 31,     SEPTEMBER 30,
                                                                       1996             1997
                                                                  ---------------  ---------------

Deferred tax assets
  Accounts receivable allowances................................     $       5        $       5
  Accrued liabilities...........................................            36               38
  Other.........................................................             3                2
                                                                           ---              ---
                                                                            44               45
Deferred tax liabilities--prepaid expenses......................            (4)              (2)
                                                                           ---              ---
                                                                            40               43
Less valuation allowance........................................           (40)             (43)
                                                                           ---              ---
                                                                     $  --            $  --
                                                                           ---              ---
                                                                           ---              ---

                               A&W COURIERS, INC.

                             (DOLLARS IN THOUSANDS)

6. INCOME TAXES (CONTINUED)
    A valuation allowance has been provided based on management's assessment of the ultimate realization of the deferred tax assets.

7. RELATED PARTY TRANSACTIONS

    At December 31, 1996 and September 30, 1997, the Company had $1 note receivable from shareholder. At December 31, 1996 and September 30, 1997, the Company had commissions payable to current and former shareholders of the Company of $211 and $228, respectively. Commissions are generally calculated as 4% of revenue and are payable on demand.

8. COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES. The Company leases certain office equipment under operating leases expiring on various dates through December 2001. Future minimum lease payments required under leases that have noncancelable lease terms in excess of one year at September 30, 1997 are as follows:

Three Months Ending December 31, 1997................................  $       7
Fiscal year 1998.....................................................         28
Fiscal year 1999.....................................................         28
Fiscal year 2000.....................................................         30
Fiscal year 2001.....................................................         10
                                                                       ---------
                                                                       $     103
                                                                       ---------
                                                                       ---------

    Rental expense charged to operations was approximately $24 and $26 for the years ended December 31, 1995 and 1996 and $23 for the nine months ended September 30, 1997.

    LITIGATION. The Company is, from time to time, a party to litigation arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. Management believes that none of these actions will have a material adverse impact on the financial position, results of operations or cash flows of the Company.

9. UNAUDITED SUBSEQUENT EVENT

    The Company and its stockholder have entered into a definitive agreement with Dispatch Management Services Corp. ("DMS") pursuant to which DMS will acquire the outstanding shares of the Company. The acquired shares will be exchanged for cash and shares of DMS common stock concurrent with the consummation of the initial public offering of the common stock of DMS.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of

Express Enterprise, Inc.--Ground Operations

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of the Ground Operations of Express Enterprise, Inc. (the Company), at December 31, 1996 and September 30, 1997, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, and for the nine-month period ended September 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Detroit, Michigan

November 21, 1997

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                       DECEMBER 31,     SEPTEMBER 30,
                                                                                           1996             1997
                                                                                      ---------------  ---------------

                                       ASSETS
Current assets
  Cash..............................................................................     $      13        $  --
  Accounts receivable, net..........................................................            90              165
  Other current assets..............................................................                             12
                                                                                             -----            -----
    Total current assets............................................................           103              177
Property and equipment, net.........................................................            61               54
Deposits............................................................................            14               12
Amount receivable from an affiliate.................................................           131               87
                                                                                             -----            -----
                                                                                         $     309        $     330
                                                                                             -----            -----
                                                                                             -----            -----
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Book overdraft....................................................................     $  --            $      39
  Accounts payable..................................................................            44               44
  Accrued expenses..................................................................            80               59
  Current maturities of long-term debt and capital lease obligations................            46               39
                                                                                             -----            -----
    Total current liabilities.......................................................           170              181
Long-term debt, net of current portion..............................................            60               33
Capital lease obligation, net of current portion....................................            24                9
                                                                                             -----            -----
    Total liabilities...............................................................           254              223
                                                                                             -----            -----

Commitments and contingencies

Stockholders' equity
  Common stock; $1.0 par value; 50,000 shares authorized; 1,000 shares issued and
    outstanding.....................................................................             1                1
  Retained earnings--Ground Operations..............................................            54              106
                                                                                             -----            -----
                                                                                                55              107
                                                                                             -----            -----
                                                                                         $     309        $     330
                                                                                             -----            -----
                                                                                             -----            -----

                See accompanying notes to financial statements.

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

                            STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                                                                    NINE-MONTHS ENDED
                                                                                 YEARS ENDED
                                                                                 DECEMBER 31,         SEPTEMBER 30,
                                                                             --------------------  --------------------
                                                                               1995       1996       1996       1997
                                                                             ---------  ---------  ---------  ---------

                                                                                                  (UNAUDITED)
Net sales..................................................................  $   1,344  $   1,612  $   1,222  $   1,447
Cost of sales..............................................................        812        986        729        867
                                                                             ---------  ---------  ---------  ---------
  Gross margin.............................................................        532        626        493        580
                                                                             ---------  ---------  ---------  ---------
Operating expenses.........................................................        202        246        182        217
Sales and marketing........................................................         30         16         17          4
General and administrative expenses........................................        238        277        216        276
Depreciation...............................................................         53         47         35         19
                                                                             ---------  ---------  ---------  ---------
                                                                                   523        586        450        516
                                                                             ---------  ---------  ---------  ---------
Operating income...........................................................          9         40         43         64
Other (income) expense
  Interest expense.........................................................         16         16         12         12
  Other....................................................................         (3)
                                                                             ---------  ---------  ---------  ---------
Net (loss) income..........................................................  $      (4) $      24  $      31  $      52
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Unaudited pro forma information
Pro forma net income before provision for income tax.......................  $      (4) $      24  $      31  $      52
Provision for income taxes.................................................                     8         10         12
                                                                             ---------  ---------  ---------  ---------
Pro forma net (loss) income................................................  $      (4) $      16  $      21  $      40
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                See accompanying notes to financial statements.

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

                       STATEMENT OF STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                                                           RETAINED
                                                                                    COMMON STOCK          EARNINGS--
                                                                             --------------------------     GROUND
                                                                               SHARES        AMOUNT       OPERATIONS      TOTAL
                                                                             -----------  -------------  -------------  ---------
Balance at December 31, 1994...............................................       1,000     $       1      $      34    $      35
Net loss...................................................................                                       (4)          (4)
                                                                                                   --
                                                                                  -----                        -----    ---------

Balance at December 31, 1995...............................................       1,000             1             30           31
Net income.................................................................                                       24           24
                                                                                                   --
                                                                                  -----                        -----    ---------

Balance at December 31, 1996...............................................       1,000             1             54           55
Net income.................................................................                                       52           52
                                                                                                   --
                                                                                  -----                        -----    ---------

Balance at September 30, 1997..............................................       1,000     $       1      $     106    $     107
                                                                                                   --
                                                                                                   --
                                                                                  -----                        -----    ---------
                                                                                  -----                        -----    ---------

                See accompanying notes to financial statements.

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

                            STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                 NINE-MONTHS ENDED
                                                                                         YEARS ENDED
                                                                                         DECEMBER 31,    SEPTEMBER 30,
                                                                                      ------------------
                                                                                                --------------------
                                                                            1995       1996       1996       1997
                                                                          ---------  ---------  ---------  ---------
                                                                                               (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income.......................................................  $      (4) $      24  $      31  $      52
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
  Depreciation..........................................................         53         47         35         19
  Changes in assets and liabilities:
    Accounts receivable.................................................        (14)       (16)       (35)       (75)
    Other assets........................................................        (12)        10          2        (10)
    Accounts payable and overdraft......................................         37        (11)        69         39
    Accrued expenses....................................................         63         17        (43)       (21)
    Amount receivable from affiliate....................................        (61)       (30)       (42)        44
                                                                                ---        ---        ---        ---
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES...............         62         41         17         48
                                                                                ---        ---        ---        ---
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment..................................................        (32)        (7)                  (15)
Proceeds from sale of equipment.........................................         (3)                               3
                                                                                ---        ---        ---        ---
      NET CASH USED FOR INVESTING ACTIVITIES............................        (35)        (7)                  (12)
                                                                                ---        ---        ---        ---
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term loans...........................................         32         50
Repayment of long-term loans............................................        (56)       (60)       (13)       (35)
Repayment of capital lease obligation...................................         (4)       (11)        (4)       (14)
                                                                                ---        ---        ---        ---
      NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES..............        (28)       (21)       (17)       (49)
                                                                                ---        ---        ---        ---
NET (DECREASE) INCREASE IN CASH.........................................         (1)        13                   (13)
Cash at beginning of the period.........................................          1                               13
                                                                                ---        ---        ---        ---
Cash at the end of the period...........................................  $  --      $      13  $  --      $  --
                                                                                ---        ---        ---        ---
                                                                                ---        ---        ---        ---
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest..................................  $      16  $      16  $      12  $      12
                                                                                ---        ---        ---        ---
                                                                                ---        ---        ---        ---

                 See accompanying notes to financial statements

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1. BUSINESS ORGANIZATION

    Express Enterprise, Inc., operates business as Express Messenger Services, Inc., (the Company) and provides same-day, on-demand delivery and logistics services in the Detroit, Michigan metropolitan area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    Effective January 1, 1997, the Company transferred its air operations to another affiliate, Express Core, Inc. As a result of this transfer, all the related assets and liabilities of the air operations were transferred at net book value. These financial statements have been prepared on a carve-out basis and exclude the air operations for all periods presented.

    Transactions between the ground operations and the air operations are herein referred to as "related party" transactions.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    REVENUE RECOGNITION

    Revenues are recognized when packages are delivered to the customer.

    PROPERTY AND EQUIPMENT

    Vehicles, equipment under capital lease, leasehold improvements and equipment are carried at cost. Depreciation is provided using the accelerated method over the estimated useful lives of the related assets (generally five years). Assets subject to capital leases are amortized using the accelerated method over the estimated useful lives, or over the terms of the leases, if shorter.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amount of cash, accounts receivable/payable, and accrued expenses approximates fair value because of the short maturity of these instruments. The estimated fair value of long-term debt and capital lease obligations approximates its carrying value. Additionally, interest rates on outstanding debt are at rates which approximate market rates for debt with similar terms and average maturities.

    CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially expose the Company to a concentrations of credit risk consist principally of trade accounts receivable. Receivables are not collateralized and accordingly, the Company performs ongoing credit evaluations of its customers to reduce the risk of loss. In 1996 and 1997, the Company's two largest customers accounted for approximately 25% of sales.

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company files consolidated federal and state income returns for both ground and air operations. As discussed in Note 2, the unaudited pro forma income tax information included in the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income taxes", as if the Company's ground operations had been individually subject to Federal and State income taxes for the entire periods presented.

    There are differences between the financial statement carrying amounts and the tax bases of existing asset and liabilities. At December 31, 1996 and September 30, 1997, the tax basis of the Company's net assets and liabilities exceed the financial reporting bases by approximately $12 and $12, respectively.

    UNAUDITED INTERIM FINANCIAL STATEMENTS

    The interim financial data for the nine months ended September 30, 1996, is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only or normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                      BALANCE AT      CHARGED TO                       BALANCE
                                                                       BEGINNING       COSTS AND                       AT END
                                                                       OF PERIOD       EXPENSES       WRITE-OFFS      OF PERIOD
                                                                     -------------  ---------------  -------------  -------------
Year ended December 31, 1996.......................................    $      --       $      10       $      --      $      10
Nine months ended September 30, 1997...............................    $      10       $      --       $      --      $      10

4. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                  DECEMBER 31,    SEPTEMBER 30,
                                                                      1996            1997
                                                                  -------------  ---------------
Current assets
  Leasehold Improvement.........................................    $       3       $       9
  Furniture and equipment.......................................           65              73
  Vehicles......................................................           69              36
  Equipment under capital lease.................................           58              59
                                                                        -----           -----
                                                                          195             177
  Accumulated depreciation and amortization.....................         (134)           (123)
                                                                        -----           -----
                                                                    $      61       $      54
                                                                        -----           -----
                                                                        -----           -----

    Depreciation expense for the years ended December 31, 1995 and 1996 was approximately $53 and $47, respectively, and for the period ended September 30, 1997 was $19.As of December 31, 1996 and September 30, 1997, vehicles amounting to approximately $80 and equipment under capital leases of

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

4. PROPERTY AND EQUIPMENT (CONTINUED)
approximately $58 are secured as a collateral for long-term debt and capital lease obligations of the Company.

5. ACCRUED EXPENSES

    Accrued expenses comprised the following:

                                                                    DECEMBER 31,       SEPTEMBER 30,
                                                                        1996               1997
                                                                  -----------------  -----------------
Payroll and payroll taxes.......................................      $      75          $      45
Accrued Vacation................................................              2                 14
Other...........................................................              3
                                                                            ---                ---
Total accrued expenses..........................................      $      80          $      59
                                                                            ---                ---
                                                                            ---                ---

6. OPERATING LEASES

    The Company leases all of its employees, including the officers of the Company, from a staffing corporation based in Chicago, Illinois. The expenses related to the employees, including fringe benefits and payroll taxes, for the years ended December 31, 1995 and 1996 were approximately $389 and $528, respectively, and for the nine-month period ending September 30, 1997 were $340.

    The Company leases various vehicles and equipment under operating lease agreements. Rent expense related to these leases for the years ended December 31, 1995 and 1996 was $38 and $84, respectively, and for the nine-month period ending September 30, 1997 was $59.

    The Company leases its facility in Romulus, Michigan, under a noncancellable operating lease. The agreement provides for minimum lease payments and additional rentals based upon common area expenses. The lease contains renewal as well as purchase operations. Rent expense related to the lease for the years ended December 31, 1995 and 1996 was $67 and $67, respectively, and for the nine-month period ending September 30, 1997 was $19.

    The Company entered into a lease agreement during March 1997 to rent office space in downtown Detroit, Michigan, under a noncancellable operating lease. Rent expense related to the office space was $2 for the nine-month period ending September 30, 1997.

    Minimum lease payments for the fiscal years ending December 31:

1998..................................................................  $      61
1999..................................................................         18
2000..................................................................          6
                                                                              ---
                                                                        $      85
                                                                              ---
                                                                              ---

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

7. LONG-TERM DEBT

    The Company's long-term debt consists of the following:

                                                                                       DECEMBER 31,      SEPTEMBER 30,
                                                                                           1996              1997
                                                                                      ---------------  -----------------
Installment note due in monthly installments of $814, which includes interest at
  10%, expiring February 2001.......................................................     $      38         $      35
Installment note due in monthly installments of $308, which includes interest at
  16%, expiring February 1997.......................................................             1
Installment note due in monthly installments of $451, which includes interest at
  7.5%, expiring June 1998..........................................................             8                 4
Installment note due in monthly installments of $411, which includes interest at
  9.5%, expiring April 1998.........................................................             7                 4
Installment note due in monthly installments of $194, which includes interest at
  7.75%, expiring April 1999........................................................             5
Installment note due in monthly installments of $511, which includes interest at
  7.75%, expiring October 1999......................................................            16
Installment note due in monthly installments of $394, which includes interest at
  10.7%, expiring November 1999.....................................................           121                10
Installment note due in monthly installments of $309, which includes interest at
  7.4%, expiring April 1997.........................................................             1
                                                                                             -----               ---
    Total long-term debt............................................................            88                53
Less--current portion of long-term debt.............................................            28                20
                                                                                             -----               ---
                                                                                         $      60         $      33
                                                                                             -----               ---
                                                                                             -----               ---

    The following is a summary of principal maturities of long-term debt as of September 30, 1997:

1998..................................................................  $      20
1999..................................................................         11
2000..................................................................          9
2001..................................................................          9
2002..................................................................          4
                                                                              ---
                                                                        $      53
                                                                              ---
                                                                              ---

    Interest expense on the long-term debt for the period ended December 31, 1996 and 1995 was $16 and $16, respectively, and for the nine-month period ending September 30, 1997 was $12.

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

8. CAPITAL LEASE OBLIGATIONS

    The Company has acquired various equipment under the provisions of capital lease agreements. These lease obligations consist of:

                                                                                        DECEMBER 31,       SEPTEMBER 30,
                                                                                            1996               1997
                                                                                      -----------------  -----------------
Capital lease obligation due in monthly installments of $143, payable through June
  1997..............................................................................      $       1          $  --
Capital lease obligation, due in monthly installments of $194, payable through
  December 1997.....................................................................              2                  1
Capital lease obligation, due in monthly installments of $313, payable through May
  1999..............................................................................             10                  6
Capital lease obligation due in monthly installments of $697, payable through
  September 1998....................................................................             15                  9
Capital lease obligation due in monthly installments of $837, payable through April
  1999..............................................................................             24                 17
                                                                                                ---                ---
Total minimum lease payments........................................................             52                 33
Amount representing interest........................................................             10                  5
                                                                                                ---                ---
Present value of net minimum lease payment..........................................             42                 28
Less current maturities.............................................................             18                 19
                                                                                                ---                ---
                                                                                          $      24          $       9
                                                                                                ---                ---
                                                                                                ---                ---

    The following is a summary of future minimum lease payments due under capital lease arrangements as of September 30, 1997:

1998..................................................................  $      19
1999..................................................................          9
                                                                              ---
                                                                        $      28
                                                                              ---
                                                                              ---

9. RELATED PARTY TRANSACTIONS

    The Company incurs common overhead costs for ground and air divisions. These costs have been allocated to respective divisions based upon revenue generated by each division and estimate of time spent by the employees on each division. Management of the Company believes the current allocation method of allocating common overhead is reasonable. Overhead costs allocated to air divisions for the period ended December 31, 1995 and 1996 were approximately $27 and $104 respectively and for the period ended September 30, 1997 was $36. At December 31, 1995 and 1996 and September 30, 1997, the Company had a receivable from the air division of the Company of $101, $131 and $72, respectively. This receivable is receivable on-demand and does not accrue interest.

    Additionally, the Company incurs direct expenses for an affiliated company, Logistics, whose operations are similar to those of the ground operations. Through a contractual arrangement, Logistics records 20% of revenue billed to its customers and the Company records 80% of revenue which is applied against

                           EXPRESS ENTERPRISE, INC.--
                               GROUND OPERATIONS

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

9. RELATED PARTY TRANSACTIONS (CONTINUED) such direct expenses. For the nine-month period ending September 30, 1997, sales to Logistics customers were approximately $39 for the Company. Direct expenses for Logistics for the nine-month period ended September 30, 1997 was approximately $23. The Company also incurs common overhead costs on behalf of Logistics. At September 30, 1997, the Company had a receivable from Logistics of $15. This receivable is a receivable on demand and does not accrue interest.

10. COMMITMENTS AND CONTINGENCIES

    LITIGATION

    The Company is, from time to time, a party to litigation arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its obligation. Management believes that none of these actions will have a material impact on the Company's financial position, results of operations, or cash flows.

11. UNAUDITED SUBSEQUENT EVENTS

    The Company and its stockholders have entered into a definitive agreement with DMS Corporation (DMS) pursuant to which DMS Corp. will acquire certain assets and assume certain liabilities of the Company. The acquired assets and assumed liabilities will be exchanged for cash and shares of DMS Corp. common stock concurrent with the consummation of the initial public offering of the common stock of DMS Corp.

                         REPORT OF INDEPENDENT AUDITORS

The Stockholder
RJK Enterprises Inc. (D.B.A. Deadline Express)

    We have audited the accompanying balance sheets of RJK Enterprises Inc. (the "Company") as of December 31, 1996 and September 30, 1997, and the related statements of operations and accumulated deficit and cash flows for the period from March 6, 1996 to December 31, 1996 and the nine months ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of RJK Enterprises Inc. at December 31, 1996 and September 30, 1997 and the results of its operations and its cash flows for the period from March 6, 1996 to December 31, 1996 and for the nine months ended September 30, 1997 in conformity with generally accepted accounting principles.

                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

New York, New York
December 5, 1997

                              RJK ENTERPRISES INC.
                           (D.B.A. DEADLINE EXPRESS)

                                 BALANCE SHEETS

                                                                                             DECEMBER   SEPTEMBER
                                                                                             31, 1996    30, 1997
                                                                                            ----------  ----------
ASSETS
Current assets:
  Accounts receivable.....................................................................     127,270     145,564
  Prepaid expenses and other current assets...............................................       2,502       8,601
  Due from officer........................................................................      10,000      10,000
                                                                                            ----------  ----------
Total current assets......................................................................     139,772     164,165

Furniture and fixtures, at cost...........................................................      11,000      11,000
Accumulated depreciation..................................................................      (1,572)     (2,751)
                                                                                            ----------  ----------
Net furniture and fixtures................................................................       9,428       8,249
Other assets..............................................................................       4,000       4,000
                                                                                            ----------  ----------
                                                                                            $  153,200  $  176,414
                                                                                            ----------  ----------
                                                                                            ----------  ----------
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Current liabilities:
  Accounts payable and accrued expenses...................................................  $   61,155  $   70,838
  Management services (NOTE 3)............................................................      25,434      43,169
  Loans payable to stockholder (NOTE 2)...................................................      67,000      67,000
                                                                                            ----------  ----------
Total current liabilities.................................................................     153,589     181,007

Common stock, no par value, 1000 shares authorized, issued and outstanding................       1,000       1,000
Accumulated deficit.......................................................................      (1,389)     (5,593)
                                                                                            ----------  ----------
Net stockholder's deficiency..............................................................        (389)     (4,593)
                                                                                            ----------  ----------
                                                                                            $  153,200  $  176,414
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                              RJK ENTERPRISES INC.

                           (D.B.A. DEADLINE EXPRESS)

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                           PERIOD FROM    PERIOD FROM
                                                                             MARCH 6,      MARCH 6,      NINE MONTHS
                                                                             1996 TO        1996 TO         ENDED
                                                                           DECEMBER 31,  SEPTEMBER 30,  SEPTEMBER 30,
                                                                               1996          1996           1997
                                                                           ------------  -------------  -------------
                                                                                          (UNAUDITED)
Revenue from courier services............................................   $1,177,265    $   824,108    $   962,090
Management services (NOTE 3).............................................      753,446        535,815        663,219
Selling, general and administrative expenses.............................      429,617        308,973        374,715
                                                                           ------------  -------------  -------------
                                                                             1,183,063        844,788      1,037,934
Operating loss...........................................................       (5,798)       (20,680)       (75,844)
Other income (NOTE 4)....................................................        4,409          3,109         71,640
                                                                           ------------  -------------  -------------
Net loss.................................................................       (1,389)       (17,571)        (4,204)
Accumulated deficit at beginning of period...............................       --            --              (1,389)
                                                                           ------------  -------------  -------------
Accumulated deficit at end of period.....................................   $   (1,389)   $   (17,571)   $    (5,593)
                                                                           ------------  -------------  -------------
                                                                           ------------  -------------  -------------

                            See accompanying notes.

                              RJK ENTERPRISES INC.
                           (D.B.A. DEADLINE EXPRESS)

                            STATEMENTS OF CASH FLOWS

                                                                                        PERIOD FROM
                                                                           PERIOD FROM   MARCH 6,
                                                                            MARCH 6,      1996 TO    NINE MONTHS
                                                                             1996 TO     SEPTEMBER      ENDED
                                                                            DECEMBER        30,       SEPTEMBER
                                                                            31, 1996       1996        30, 1997
                                                                           -----------  -----------  ------------
                                                                                        (UNAUDITED)
OPERATING ACTIVITIES
Net loss.................................................................   $  (1,389)   $ (17,571)   $   (4,204)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation...........................................................       1,572        1,100         1,179
  Changes in operating assets and liabilities net of effect of acquisition of JRED Enterprises, Inc. in 1996 (NOTE 1):
    Accounts receivable..................................................      (5,050)      (9,378)      (18,294)
    Prepaid expenses and other current assets............................      (2,502)     (13,035)       (6,099)
    Due from officer.....................................................     (10,000)        (400)       --
    Accounts payable and accrued expenses................................     (84,302)     (43,260)        9,683
    Management services..................................................      25,434       23,993        17,735
                                                                           -----------  -----------  ------------
Net cash used in operating activities....................................     (76,237)     (58,551)       --

INVESTING ACTIVITIES
Cash acquired (NOTE 1)...................................................       8,237        8,237        --
                                                                           -----------  -----------  ------------
Net cash provided by investing activities................................       8,237        8,237        --

FINANCING ACTIVITIES
Issuance of common stock.................................................       1,000        1,000        --
Net increase in loans payable to stockholder.............................      67,000       57,000        --
                                                                           -----------  -----------  ------------
Net cash provided by financing activities................................      68,000       58,000        --
                                                                           -----------  -----------  ------------
Net increase in cash and cash equivalents................................      --            7,686        --
Cash and cash equivalents at beginning of period.........................      --           --            --
                                                                           -----------  -----------  ------------
Cash and cash equivalents at end of period...............................   $  --        $   7,686    $   --
                                                                           -----------  -----------  ------------
                                                                           -----------  -----------  ------------

                            See accompanying notes.

                              RJK ENTERPRISES INC.
                           (D.B.A. DEADLINE EXPRESS)

                         NOTES TO FINANCIAL STATEMENTS

            PERIODS FROM MARCH 6, 1996 TO DECEMBER 31, 1996 AND FROM
MARCH 6, 1996 TO SEPTEMBER 30, 1996 AND FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                      1997
    (INFORMATION FOR THE PERIOD FROM MARCH 6, 1996 TO SEPTEMBER 30, 1996 IS
                                   UNAUDITED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

    RJK Enterprises Inc. "d.b.a. Deadline Express" (the "Company") was incorporated on March 6, 1996 in the State of Illinois. The Company operates as a courier service covering the Chicago area. Effective March 8, 1996, the Company acquired certain assets and liabilities of JRED Enterprises, Inc. "d.b.a. Deadline Express" pursuant to an assignment for the benefit of the creditors of JRED Enterprises, Inc. "d.b.a. Deadline Express". The assets acquired and liabilities assumed were as follows:

Assets:
  Cash............................................................................  $   8,237
  Accounts receivable.............................................................    122,220
  Furniture and fixtures..........................................................     11,000
  Deposit and other assets........................................................      4,000
                                                                                    ---------
                                                                                    $ 145,457
                                                                                    ---------
                                                                                    ---------
Liabilities:
  Accounts payable and accrued expenses...........................................  $ 145,457
                                                                                    ---------
                                                                                    ---------

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DEPRECIATION

    Depreciation of furniture and fixtures is provided for on an accelerated method over the estimated useful lives (five years) of the assets.

    REVENUE RECOGNITION

    Courier services revenues are recognized in the period in which they are earned.

    CASH EQUIVALENTS

    The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents.

    INCOME TAXES

    The Company operates under the provisions of Subchapter S of the Internal Revenue Code and, consequently, in not subject to federal income tax; rather the stockholder is liable for individual income taxes on his share of taxable income.

                              RJK ENTERPRISES INC.
                           (D.B.A. DEADLINE EXPRESS)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    UNAUDITED INFORMATION

    The unaudited financial statements, for the period from March 6, 1996 to September 30, 1996 reflect adjustments, all of which are of a normal recurring nature, which are, in the opinion of management, necessary to a fair presentation. The results for the interim periods presented are not necessarily indicative of full year results.

2. LOANS PAYABLE TO STOCKHOLDER

    Loans payable to stockholder consist of amounts due to the Company's stockholder. Such loans are interest-free and were paid on October 28, 1997.

3. MANAGEMENT SERVICES

    The Company has an agreement with Union Services of Chicago Inc. ("USC") (a company owned by an officer of the Company). Under the terms of this agreement, USC provides various services including the administration and payment of wages, payroll taxes and workers' compensation. USC is compensated for such services based on a formula, as defined. The agreement has no defined term and will continue until terminated with 30 days notice by either party.

4. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

    Office space is leased under an operating lease expiring on August 31, 1998. The lease provides for minimum monthly rent of $2,700, plus expense escalations ($2,525 through August 31, 1997).

    Rent expense amounted to approximately $2,600 per month. Other income primarily represents rental income from the sub-leasing of a portion of the office space on a month-to-month basis.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Brookside Systems and Programming Limited

    We have audited the accompanying balance sheets of Brookside Systems and Programming Limited as of March 31, 1997 and 1996, and the related profit and loss accounts and statements of change in cash flows for each of the three years in the period ended March 31, 1997, all expressed in pounds sterling and prepared on the basis set forth in Note 1 to the financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with United Kingdom generally accepted auditing standards which do not differ in any material respect from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at March 31, 1997 and 1996, and the results of the Company's operations and its cash flows for each of the three years in the period ended March 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

    Accounting principles generally accepted in the United Kingdom differ in certain significant respects from accounting principles accepted in the United States. The application of the latter would have affected the determination of the profit/loss expressed in pounds sterling for each of the three years in the period ended March 31, 1997 and the determination of shareholders equity and financial position also expressed in pounds sterling at March 31, 1997 and 1996.
Note 22 to the financial statements summarizes this effect for each of the years ended March 31, 1997 and 1996, and as at March 31, 1997 and 1996.

/s/ PRICE WATERHOUSE

Price Waterhouse
London, England

October 15, 1997

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                                 BALANCE SHEETS

                         (POUNDS STERLING IN THOUSANDS)

                                                                                             MARCH 31,         SEPTEMBER 30,
                                                                                        --------------------  ---------------
                                                                                          1996       1997          1997
                                                                                        ---------  ---------  ---------------
                                                                                                                (UNAUDITED)
FIXED ASSETS
  Intangible assets...................................................................       L169       L251          L285
  Tangible assets.....................................................................         34         38            41
                                                                                        ---------  ---------         -----
                                                                                              203        289           326
CURRENT ASSETS
  Debtors due within one year.........................................................        117         88           136
  Creditors: amounts falling due within one year......................................       (327)      (457)         (306)
                                                                                        ---------  ---------         -----
NET CURRENT LIABILITIES...............................................................       (210)      (369)         (170)
                                                                                        ---------  ---------         -----
TOTAL ASSETS LESS CURRENT LIABILITIES.................................................         (7)       (80)          156
                                                                                        ---------  ---------         -----
  Creditors: amounts falling due after more than one year.............................        (25)       (17)          (14)
                                                                                        ---------  ---------         -----
CAPITAL AND RESERVES..................................................................        (32)       (97)          142
                                                                                        ---------  ---------         -----
                                                                                        ---------  ---------         -----
SHARE CAPITAL--EQUITY.................................................................     --         --               200
  Profit and loss account.............................................................        (32)       (97)          (58)
                                                                                        ---------  ---------         -----
  SHAREHOLDERS' FUNDS.................................................................       L(32)      L(97)         L142
                                                                                        ---------  ---------         -----
                                                                                        ---------  ---------         -----

              See accompanying notes to the financial statements.

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                            STATEMENTS OF OPERATIONS

                         (POUNDS STERLING IN THOUSANDS)

                                                                                                                     SIX MONTHS
                                                                                                                        ENDED
                                                                                             YEAR END MARCH 31,     SEPTEMBER 30,
                                                                                            ---------------------   -------------
                                                                                            1995    1996    1997    1996    1997
                                                                                            -----   -----   -----   -----   -----
                                                                                                                     (UNAUDITED)
TURNOVER..................................................................................  L 502   L 643   L 655   L 284   L 403
Cost of sales.............................................................................   (346)   (348)   (349)   (159)   (186)
                                                                                            -----   -----   -----   -----   -----
GROSS PROFIT..............................................................................    156     295     306     125     217
Administrative expenses...................................................................   (268)   (286)   (357)   (181)   (175)
                                                                                            -----   -----   -----   -----   -----
OPERATING PROFIT/(LOSS)...................................................................   (112)      9     (51)    (56)     42
Interest payable and similar charges......................................................     (3)     (6)    (14)     (4)     (3)
                                                                                            -----   -----   -----   -----   -----
PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION......................................   (115)      3     (65)    (60)     39
Taxation on profits from ordinary activities..............................................     12    --      --      --      --
PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION.......................................   (103)      3     (65)    (60)     39
                                                                                            -----   -----   -----   -----   -----
Dividends.................................................................................   --      --      --      --      --
RETAINED PROFIT FOR THE FINANCIAL YEAR....................................................  L(103)   L  3   L (65)  L (60)   L 39
                                                                                            -----   -----   -----   -----   -----
                                                                                            -----   -----   -----   -----   -----

All amounts relate to continuing activities.

All recognised gains and losses are included in the profit and loss account.

              See accompanying notes to the financial statements.

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                            STATEMENTS OF CASH FLOWS

                         (POUNDS STERLING IN THOUSANDS)

                                                                                                          SIX MONTHS ENDED
                                                                            YEAR ENDED MARCH 31,           SEPTEMBER 30,
                                                                       -------------------------------  --------------------
                                                                         1995       1996       1997       1996       1997
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                                                            (UNAUDITED)
NET CASH INFLOW FROM OPERATING ACTIVITIES............................       L 52      L  53      L 155       L 59      L  26
Returns on investments and servicing of finance......................         (3)        (6)       (14)        (4)        (4)
Capital expenditure..................................................        (62)      (111)      (146)       (72)       (66)
                                                                       ---------  ---------  ---------  ---------  ---------
Cash inflow before use of liquid resources and financing.............        (13)       (64)        (5)       (17)       (44)
Net financing cashflows..............................................     --             32         (7)        (8)       165
                                                                       ---------  ---------  ---------  ---------  ---------
INCREASE/(DECREASE) IN CASH IN THE YEAR..............................      L (13)    L  (32)    L  (12)     L (25)     L 121
                                                                       ---------  ---------  ---------  ---------  ---------
                                                                       ---------  ---------  ---------  ---------  ---------

              See accompanying notes to the financial statements.

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                         (POUNDS STERLING IN THOUSANDS)

1. ACCOUNTING POLICIES

    BASIS OF ACCOUNTING

    The financial statements have been prepared under the historical cost convention and are in accordance with applicable accounting standards. The following accounting policies have been applied.

    The interim financial data as of September 30, 1997 and for the six months ended September 30, 1997 and September 30, 1996 is unaudited; however in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

    TURNOVER

    Turnover represents amounts invoiced, excluding value added tax, in respect of the sale of services to customers.

    RESEARCH AND DEVELOPMENT

    Research expenditure is written off to the profit and loss account in the year in which it is incurred. Development expenditure is written off in the same way unless the directors are satisfied as to the technical, commercial and financial viability of individual projects. In this situation, the expenditure is deferred and amortised over the period during which the company is expected to benefit.

    DEPRECIATION

    Deprecation is provided to write off cost, less estimated residual values of all tangible fixed assets over their expected useful lives. It is calculated at the following rates:

    Fixtures, fittings and equipment 15-33 1/3% reducing balance

    ASSETS HELD UNDER LEASE AGREEMENTS

    Tangible assets acquired under finance lease agreements are capitalised at cost and are written off over the shorter of their expected working lives or the lease term. The related finance costs are charged to the profit and loss account appropriate to the terms of the agreements.

    Payments under operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

    PENSIONS

    The pension costs charged in the financial statement represent the contributions payable by the company during the year in accordance with SSAP 24.

    DEFERRED TAXATION

    Provision is made for deferred taxation using the liability method in respect of all timing differences to the extent that it is probable a liability will crystallise in the foreseeable future.

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

2. OPERATING PROFIT/(LOSS)

                                                                          YEAR ENDED MARCH 31,
                                                                     -------------------------------
                                                                       1995       1996       1997
                                                                     ---------  ---------  ---------
Operating profit/(loss) for the year was arrived at after charging:
Depreciation of tangible fixed assets..............................       L  8       L 12       L 15
Research and development:
  Amortisation of development expenditure..........................         33         39         46
Operating lease rentals of:
  Plant and machinery..............................................         21         18         22
  Land and buildings...............................................         27         15         29
Hire of plant and machinery........................................          6          5          4
Auditors' remuneration.............................................          2          2          2
Directors' remuneration............................................         19          9         19
                                                                     ---------  ---------  ---------
                                                                          L116       L100       L137
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

3. EMPLOYEES

                                                                             YEAR ENDED MARCH 31,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
Staff costs amounted to:
Wages and salaries....................................................       L188       L195       L250
Social security costs.................................................         16         18         22
Pension costs.........................................................         10         10         11
                                                                        ---------  ---------  ---------
                                                                             L214       L223       L283
                                                                        ---------  ---------  ---------
                                                                        ---------  ---------  ---------

4. INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                YEAR ENDED MARCH 31,
                                                                        -------------------------------------
                                                                           1995         1996         1997
                                                                           -----        -----        -----
Bank loans and overdrafts.............................................          L3           L6          L14
                                                                                --           --
                                                                                --           --
                                                                                                         ---
                                                                                                         ---

    All loans and overdrafts are wholly repayable within five years.

5. TAXATION ON PROFITS FROM ORDINARY ACTIVITIES

                                                                               YEAR ENDED MARCH 31,
                                                                         ---------------------------------
                                                                            1995        1996       1997
                                                                            -----     ---------  ---------
UK corporation tax.....................................................         L12         L--        L--
                                                                                ---   ---------  ---------
                                                                                ---   ---------  ---------

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

6. INTANGIBLE ASSETS

                                                                              DEVELOPMENT COSTS
                                                                             -------------------
COSTS
At March 31, 1995..........................................................            L217
Additions..................................................................              85
                                                                                      -----
At March 31, 1996..........................................................             302
Additions..................................................................             128
                                                                                      -----
At March 31, 1997..........................................................            L430
                                                                                      -----
                                                                                      -----
PROVISIONS FOR DIMINUTION IN VALUE
At March 31, 1995..........................................................            L 94
Charge for year............................................................              39
                                                                                      -----
At March 31, 1996..........................................................             133
Charge for year............................................................              46
                                                                                      -----
At March 31, 1997..........................................................            L179
                                                                                      -----
                                                                                      -----
NET BOOK VALUE
At March 31, 1996..........................................................            L169
                                                                                      -----
                                                                                      -----
At March 31, 1997..........................................................            L251
                                                                                      -----
                                                                                      -----

7. TANGIBLE ASSETS

                                                                               FIXTURES, FITTINGS
                                                                                  AND EQUIPMENT
                                                                               -------------------
COSTS
At March 31, 1995............................................................             L44
Additions....................................................................              26
                                                                                          ---
At March 31, 1996............................................................              70
Additions....................................................................              19
                                                                                          ---
At March 31, 1997............................................................             L89
                                                                                          ---
                                                                                          ---
DEPRECIATION
At March 31, 1995............................................................             L24
Charge for year..............................................................              12
                                                                                          ---
At March 31, 1996............................................................              36
Charge for year..............................................................              15
                                                                                          ---
At March 31, 1997............................................................             L51
                                                                                          ---
                                                                                          ---
NET BOOK VALUE
At March 31, 1996............................................................             L34
                                                                                          ---
                                                                                          ---
At March 31, 1997............................................................             L38
                                                                                          ---
                                                                                          ---

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

8. DEBTORS

    Amounts due within one year:

                                                                                 AS AT MARCH 31,
                                                                              ----------------------
                                                                                1996        1997
                                                                              ---------     -----
Trade debtors...............................................................       L101         L76
Other debtors...............................................................         16          12
                                                                              ---------         ---
                                                                                   L117         L88
                                                                              ---------         ---
                                                                              ---------         ---

9. CREDITORS:

    Amounts falling due within one year:

                                                                                 AS AT MARCH 31,
                                                                               --------------------
                                                                                 1996       1997
                                                                               ---------  ---------
Bank loans and overdrafts....................................................       L 67       L 80
Trade creditors..............................................................         94         86
Other taxation and social security...........................................         36        104
Other creditors..............................................................        130        187
                                                                               ---------  ---------
                                                                                    L327       L457
                                                                               ---------  ---------
                                                                               ---------  ---------

    The company meets its day to day working capital requirements through an overdraft facility which is repayable on demand. The facility was last reviewed by the company's bankers on 16 June 1997 with review dates every six months.

    In August 1997 the Company received L200 from Despatch Management Services in anticipation of its acquisition of the Company. This cash is to be retained by the Company whether or not the acquisition proceeds.

    The overdraft existing as at 30 September 1997 has now therefore been paid off and the personal guarantee of L80 given by the directors as security for the loan and overdraft (see note 20) has been removed. In addition to this the directors have a loan account which it is the directors' intention should be paid off prior to the acquisition.

    The loan of L35 taken out in June 1996 (see note 10), continues to be paid off over five years at eight hundred pounds per month.

10. CREDITORS:

    Amounts falling due after more than one year:

                                                                               AS AT MARCH 31,
                                                                           ------------------------
                                                                              1996         1997
                                                                              -----        -----
Loans
Wholly repayable within five years.......................................         L32          L24
included in current liabilities..........................................          (7)          (7)
                                                                                  ---          ---
                                                                                  L25          L17
                                                                                  ---          ---
                                                                                  ---          ---

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

11. PENSION COSTS

    The company operates a defined contribution scheme for the benefit of certain employees. The fund is administered by trustees and is separate from the company. Contributions charged to the profit and loss account in the year amount to L11 (1996 : L10).

12. SHARE CAPITAL

                                                                               AS AT MARCH 31,
                                                                             --------------------
                                                                               1996       1997
                                                                             ---------  ---------
AUTHORIZED
100 Ordinary shares of L1 each.............................................       L100       L100
                                                                             ---------  ---------
                                                                             ---------  ---------
ALLOTTED, CALLED UP AND FULLY PAID
2 Ordinary shares of L1 each...............................................       L  2       L  2
                                                                             ---------  ---------
                                                                             ---------  ---------

13. PROFIT AND LOSS ACCOUNT

                                                                                AS AT MARCH 31,
                                                                              --------------------
                                                                                1996       1997
                                                                              ---------  ---------
Accumulated losses at 1 April...............................................       L(35)      L(32)
Retained profit/(loss) for the year.........................................          3        (65)
                                                                                    ---        ---
Accumulated losses at 31 March..............................................       L(32)      L(97)
                                                                                    ---        ---
                                                                                    ---        ---

14. RECONCILIATION OF SHAREHOLDERS FUNDS

                                                                                 YEAR ENDED MARCH 31,
                                                                                 --------------------
                                                                                   1996       1997
                                                                                 ---------  ---------
Profit/(loss) for the financial year...........................................       L  3       L(65)
Shareholders' funds at the beginning of the year...............................        (35)       (32)
                                                                                       ---        ---
Shareholders' funds at the end of the year.....................................       L(32)      L(97)
                                                                                       ---        ---
                                                                                       ---        ---

15. RECONCILIATION OF OPERATING PROFIT TO NET CASH INFLOW FROM OPERATING ACTIVITIES

                                                                             YEAR ENDED MARCH 31,
                                                                        -------------------------------
                                                                          1995       1996       1997
                                                                        ---------  ---------  ---------
Operating profit/(loss)...............................................      L(112)       L 9      L (51)
Depreciation charges..................................................          8         12         15
Amortization charges..................................................         33         39         46
(Increase)/decrease in debtors........................................         61        (62)        29
Increase in creditors.................................................         62         55        117
                                                                        ---------        ---  ---------
Net cash inflow from operating activities.............................       L 52       L 53       L156
                                                                        ---------        ---  ---------
                                                                        ---------        ---  ---------

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

16. ANALYSIS OF CASH FLOWS FOR HEADINGS NETTED IN THE CASH FLOW STATEMENT

                                                                            YEAR ENDED MARCH 31,
                                                                       -------------------------------
                                                                         1995       1996       1997
                                                                       ---------  ---------  ---------
Returns on investments and servicing of finance
Interest paid........................................................       L (3)     L  (6)     L (14)
                                                                             ---  ---------  ---------
Net cash outflow from returns on investments and servicing of
  finance............................................................         (3)        (6)       (14)
                                                                             ---  ---------  ---------
                                                                             ---  ---------  ---------
Capital expenditure and financial investment
Purchase of tangible fixed assets....................................        (13)       (26)       (19)
Sale of fixed assets.................................................          1     --         --
Development costs....................................................        (50)       (85)      (128)
                                                                             ---  ---------  ---------
Net cash outflow for capital expenditure and financial investment....        (62)      (111)      (147)
                                                                             ---  ---------  ---------
                                                                             ---  ---------  ---------
Financing
Debt due beyond a year:
New secured loan payable within five years...........................     --             32     --
Repayment of amounts borrowed........................................     --         --             (7)
                                                                             ---  ---------  ---------
Net cash inflow from financing.......................................     --             32         (7)
                                                                             ---  ---------  ---------
                                                                             ---  ---------  ---------
Net cash inflow from operating activities............................       L 52       L 53      L 156
                                                                             ---  ---------  ---------
                                                                             ---  ---------  ---------

17. ANALYSIS OF CHANGES IN NET DEBT

                                                       AT APRIL 1,
                                                          1995          CASHFLOW     AT MARCH 31, 1996    CASHFLOW
                                                     ---------------  -------------  -----------------  -------------
Overdrafts.........................................            28              32               60               13
Debt due after 1 year..............................        --                  25               25               (8)
Debt due within 1 year.............................        --                   7                7           --
                                                               --              --               --               --
                                                               28              64               92                5
                                                               --              --               --               --
                                                               --              --               --               --


                                                     AT MARCH 31, 1997
                                                     -----------------
Overdrafts.........................................             73
Debt due after 1 year..............................             17
Debt due within 1 year.............................              7
                                                                --
                                                                97
                                                                --
                                                                --

18. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                              YEAR ENDED MARCH 31,
                                                                         -------------------------------
                                                                           1995       1996       1997
                                                                         ---------  ---------  ---------
Decrease in cash in the year...........................................       L(13)      L(32)      L(12)
Cash inflow from (increase)/decrease in debt in the year...............     --            (32)         7
                                                                               ---        ---        ---
Increase in net debt from cashflows....................................        (13)       (64)        (5)
Net debt at beginning of year..........................................        (15)       (28)       (92)
                                                                               ---        ---        ---
Net debt at the end of year............................................       L(28)      L(92)      L(97)
                                                                               ---        ---        ---
                                                                               ---        ---        ---

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

19. ANNUAL COMMITMENTS UNDER OPERATING LEASES

    The Company had annual commitments under non cancellable operating leases as follows:

                                                                                      AS AT MARCH 31,
                                                                                       -------------
                                                                                     1996         1997
                                                                                     -----        -----
Plant and machinery:
Within one year.................................................................         L 9          L10
Between two and five years......................................................          17           17
                                                                                         ---          ---
                                                                                          26           27
                                                                                         ---          ---
                                                                                         ---          ---
Land and buildings:
Within one year.................................................................      --           --
Between two and five years......................................................          29           29
                                                                                         ---          ---
                                                                                         L29          L29
                                                                                         ---          ---
                                                                                         ---          ---

20. RELATED PARTY TRANSACTION

    The following related parties have undertaken transactions with the Company during the year:

        The directors Rebecca and Roy Clark;

        Fleetway Systems Services Limited--a company owned and controlled by both the directors;

        Fleetway Systems--a partnership in which the two directors are joint partners.

    The directors have a joint loan account with the Company which provided the Company with interest free working capital during the year.

                                                                                     1996         1997
                                                                                     -----        -----
Directors loan..................................................................         L53          L60

    The directors have provided a personal guarantee of L80 to the bank as security for the loan and overdraft.

    The company Fleetway Systems Services Limited (FSSL) sells computer hardware which is often sold in conjunction with the programming and software services of Brookside Systems and Programming Limited. The following represents a summary of the transactions between the two companies during the year.

                                                                                     1996         1997
                                                                                     -----        -----
Wages costs rebilled to FSSL....................................................         L37          L42
Hardware and car leasing costs rebilled to FSSL.................................          25           73
Expenses rebilled from FSSL to Brookside........................................           7           19
                                                                                         ---          ---
Amount payable to FSSL at year end..............................................         L--          L11
                                                                                         ---          ---
                                                                                         ---          ---

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

20. RELATED PARTY TRANSACTION (CONTINUED)
    During the year transactions representing recharges of expenses incurred on behalf of Fleetway Systems were made by the Company. All recharges were made at arms-length and at a commercial rate.

                                                                                  1996       1997
                                                                                ---------  ---------
Commissions paid to Fleetway Systems..........................................       L108       L118
Costs recharged to Fleetway Systems...........................................          4         10
                                                                                ---------  ---------
Amounts payable to Fleetway Systems at the year end...........................       L 10       L --
                                                                                ---------  ---------
                                                                                ---------  ---------

21. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP)

    The financial statements included in this report have been prepared in accordance with UK GAAP which differ in certain significant respects from US GAAP. The main differences between UK GAAP and US GAAP which affect the Company's net profit and net assets are set out below.

    (i) Income Taxes

    Under UK GAAP, deferred income taxes are accounted for to the extent that it is considered probable that a liability or asset will crystallise in the foreseeable future. Under US GAAP, deferred taxes are accounted for on all temporary differences and a valuation allowance is established to reduce deferred tax assets to the amount which "more likely than not" will be realised in future tax returns. Deferred tax amounts also arise as a result of the other US GAAP adjustments.

    The UK deferred tax asset can be reconciled as follows to the US GAAP net deferred tax asset:

                                                                                 1996       1997
                                                                               ---------  ---------
Deferred tax asset under UK GAAP.............................................       LNil       LNil
Tax effects on timing differences:
  Tax losses.................................................................         15         22
  Capital allowances.........................................................     --         --
                                                                               ---------  ---------
Gross deferred tax assets in accordance with US GAAP.........................         15         22
Deferred tax valuation allowance.............................................        (15)       (22)
                                                                               ---------  ---------
Net deferred tax assets in accordance with US GAAP...........................       LNil       LNil
                                                                               ---------  ---------
                                                                               ---------  ---------

    (ii) Effects of Conforming to US GAAP--Impact on Net Profit

    The adjustments to reported net loss required to conform with US GAAP are as follows:

                                                                                   YEAR ENDED MARCH 31,
                                                                                  ----------------------
                                                                                     1996        1997
                                                                                     -----     ---------
NET PROFIT/(LOSS)
Net profit of the Group under UK GAAP...........................................          L3        L(65)
                                                                                          --
                                                                                          --
                                                                                                     ---
                                                                                                     ---
Net profit under US GAAP........................................................          L3        L(65)
                                                                                          --
                                                                                          --
                                                                                                     ---
                                                                                                     ---

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

21. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
    (iii) Effects of Conforming to US GAAP--Impact on Net Equity

    The adjustments to reported net equity required to conform to US GAAP are as follows:

                                                                                 YEAR ENDED MARCH 31,
                                                                                 --------------------
                                                                                   1996       1997
                                                                                 ---------  ---------
SHAREHOLDERS FUNDS
Capital and reserves of the Company under UK GAAP..............................       L(32)      L(12)
Adjustments:
Deferred tax...................................................................     --         --
                                                                                       ---        ---
Total US GAAP adjustments......................................................     --         --
                                                                                       ---        ---
Approximate shareholders deficit under US GAAP.................................       L(32)      L(12)
                                                                                       ---        ---
                                                                                       ---        ---

    (iv) Cash Flow Information--

    The Company's financial statements include Statements of Cash Flows in accordance with UK Accounting Standard FRS 1, "Cash Flow Statements". The statement prepared under FRS 1 (revised 1996) presents substantially the same information as that required under US Statement of Financial Accounting Standard No 95 (FAS 95).

    Under FRS 1 (revised 1996) cash flows are presented for (i) operating activities; (ii) returns on investments and servicing of finance; (iii) taxation; (iv) investing activities; and (v) financing activities. FAS 95 only requires presentation of cash flows from operating, investing and financing activities.

    Cash flows under FRS 1 (revised 1996) in respect of interest received, interest paid (net of that capitalised), interest on finance leases and taxation would be included within operating activities under FAS 95. Capitalised interest would be included in investing activities under US GAAP.

    Cash under FRS 1 (revised 1996) include cash in hand and deposits repayable on demand less overdrafts repayable on demand. Under FAS 95 all short term borrowings and bank overdrafts are included in financing activities.

                   BROOKSIDE SYSTEMS AND PROGRAMMING LIMITED

                         (POUNDS STERLING IN THOUSANDS)

21. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRACTICES (GAAP) (CONTINUED)
    The following statements summarise the statement of cash flows for the Company as if they had been presented in accordance with US GAAP and include the adjustments which reconcile cash and cash equivalents under US GAAP to cash and cash equivalents reported under UK GAAP.

                                                                              YEAR ENDED MARCH 31,
                                                                         -------------------------------
                                                                           1995       1996       1997
                                                                         ---------  ---------  ---------
Net cash inflow from operating activities..............................       L 49       L 47       L142
Net cash used in investing activities..................................        (62)      (111)      (147)
Net cash provided by financing activities..............................         13         64          5
                                                                               ---        ---  ---------
Net increase/(decrease) in cash and cash equivalents...................     --         --         --
                                                                               ---        ---  ---------
Cash under US GAAP at beginning of year................................     --         --         --
Cash under US GAAP at end of year......................................     --         --         --
Bank overdrafts and other under UK GAAP at end of year.................        (28)       (92)       (97)
                                                                               ---        ---  ---------
Cash/(overdraft) under UK GAAP at end of year..........................       L(28)      L(92)     L (97)
                                                                               ---        ---  ---------
                                                                               ---        ---  ---------

Photographs of a bicycle messenger, DMS logo, various dispatch computer screens, dispatchers and trucks.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE IN THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY THE SHARES OF COMMON STOCK BY ANYONE IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


UNTIL MARCH 3, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                           --------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Prospectus Summary.............................          3
Risk Factors...................................         13
The Company....................................         22
Dividend Policy................................         25
Selected Pro Forma Combined Founding Companies'
  Financial Data...............................         26
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................         28
Business.......................................         35
Management.....................................         43
Certain Transactions...........................         47
Principal Stockholders.........................         49
Description of Capital Stock...................         50
Shares Eligible for Future Sale................         52
Legal Matters..................................         54
Experts........................................         54
Additional Information.........................         57
Index to Financial Statements..................        F-1

                                1,000,000 Shares

                                     [LOGO]

                              DISPATCH MANAGEMENT

                                 SERVICES CORP.

                                  Common Stock

                              -------------------
                              P R O S P E C T U S
                              -------------------

                               February   , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM. 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

    Article Eighth of the Company's Certificate of Incorporation, as amended, states that:

    "No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit."

    In addition, Article VIII of the Company's Bylaws further provides that the Company shall indemnify its officers and directors against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative brought by any party, the Company or on behalf of the Company by reason of the fact that they are an officer or director of the Company, or servicing at request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such expenses may be advanced by the Company upon receipt of an undertaking by the officer or director to repay such amount if it is determined that they are not entitled to indemnification. The Company will continue to provide such indemnification to any person who has ceased to be an officer or director of the Company.

    The Company intends to enter into indemnification agreements with each of its executive officers and directors which indemnifies such person to the fullest extent permitted by its Certificate of Incorporation, its Bylaws and the DGCL. The Company also intends to obtain directors and officers liability insurance.

    Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify, under certain conditions, the Company against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below is certain information concerning all sales of securities by the Company during the past three years that were not registered under the Securities Act.

        (i) The Company was incorporated in September 1997. The Company is the successor in interest by merger (the "Merger") to Dispatch Management Services, LLC ("DMS LLC"), a Nevada limited liability company that was formed in November 1996 to pursue a consolidation of the courier industry. Prior to the Merger, DMS LLC issued membership interests to certain employees and third-party investors of DMS LLC in the transactions set forth below. The Company is also the successor in interest by merger of Kiwi Express Software, L.L.C., a Delaware limited liability company.

        (ii) As of December 1, 1996, DMS LLC issued Class A membership interests to five individuals who were executive officers and directors of DMS LLC and to Kiwi Partners Inc., a corporation owned by persons unaffiliated with the Company. The offer and sale of these membership interests and shares of DMS were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to executive officers or directors of DMS LLC or to sophisticated investors who had access to information about DMS LLC and were able to bear the risk of loss of their investment. After the Merger these Class A membership were converted into shares of Common Stock of the Company.

       (iii) In July 1997, DMS Equity Investors Limited Partnership made the Bridge Loan to DMS LLC and received Class B membership interests in DMS LLC that after the Merger were converted into shares of Series A Preferred Stock of the Company that upon the completion of the Offering converts into shares of Common Stock representing a 1.4% interest in the Company. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

        (iv) Between May and September, 1997, DMS LLC issued Class B membership interests in DMS LLC to thirty-three individuals who purchased such interests for cash. The offer and sale of these membership interests of DMS LLC were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment or who were executive officers and directors of DMS LLC. After the Merger these Class B membership interests were converted into shares of Series A Preferred Stock of the Company that upon completion of the Offering converts into shares of Common Stock.

        (v) In September to November, 1997, the Company entered into acquisition agreements with the Founding Companies as described in "The Company." The offer and sale of these shares of the Company were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

        (vi) In December 1997 and January 1998, the Company issued notes to certain individuals in connection with the December Bridge Loan. The offer and sale of these securities were exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because the offers and sales were made to sophisticated investors who had access to information about the Company and were able to bear the risk of loss of their investment.

    Although the issuances of Common Stock to senior executives and to former stockholders of the Founding Companies may be integrated among themselves, in reliance on the safe harbor provided by Rule 152 under the Securities Act of 1933 for transactions not involving any public offering even if the issuer subsequently files a registration statement, such Common Stock should not be integrated with the issuance of Common Stock in the registered public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


 EXHIBIT
---------

   **1.1          --  Form of Underwriting Agreement.

   **2.1          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Early
                        Bird Courier Service, LLC and Total Management, LLC and Michael Fiorito.

   **2.2          --  Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Aero
                        Special Delivery Service, Inc. and Jeanne Sparks.

   **2.3          --  Agreement, dated as of September 30, 1997, by and among Dispatch Management Services Corp.,
                        Bullit Courier Services, Inc. and Theo Nicholoudis.

   **2.4          --  Agreement, dated as of September 16, 1997, by and among Dispatch Management Services Corp.,
                        Security Business Services, Ltd., James Brett Greenbury, Kelly Donovan, Scawton Limited,
                        Lyon-Burwell Limited, Arazan Limited and Foreign & Colonial Enterprise Trust plc.

   **2.5          --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                        American Eagle Endeavors, Inc., Barry Anderson, Cheryl O'Toole and Lawrence O'Toole.

   **2.6          --  Agreement, dated as of October 31, 1997, by and among Dispatch Management Services Corp.,
                        Atlantic Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.

 EXHIBIT
---------
   **2.7          --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Express It Couriers, Inc. and James M. Shaughnessy.

   **2.8          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Washington Express Services, Inc., Gilbert D. Carpel, Michael D. Holder, Michael K. Miller and
                        Peter Butler.

   **2.9          --  Agreement, dated as of September 26, 1997, by and among Dispatch Management Services Corp., MLQ
                        Express, Inc. and John W. Wilcox, Jr.

   **2.10         --  Agreement, dated as of September 19, 1997, by and among Dispatch Management Services Corp., Time
                        Couriers, LLC, Tom Cromwell, William Krupman, Michael Stone, Peter Begley, Thomas Hagerty,
                        Kimberly Cilley, Christopher Hart, and DMS Subsidiary Number       .

   **2.11         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Eveready Express Corp., Marlene R. Spirt and Mary B. Spirt.

   **2.12         --  Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp.,
                        Kangaroo Express of Colorado Springs, Inc. and Doris Orner.

   **2.13         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        National Messenger, Inc., Robert D. Swineford and Steven B. Swineford.

   **2.14         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Fleetfoot Max, Inc., Gary Brose, The King Company, KPM, Helen King, Robert Lewis, Jim Brose,
                        Barbara Lawrence, Robert L. King, John Sangster, Patsy Sangster, PB Securities for the benefit of Robert L. King, PB Securities for the benefit of Helen King, Gordon Lawrence, Pat Lawrence,
                        Melissa Lawrence, K. Lawrence and Creative Consulting Corp.

   **2.15         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Profall, Inc., Thomas Westfall, Alyson Westfall, David Prosser, Adrienne Prosser and DMS
                        Subsidiary Number       .

   **2.16         --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                        Express Enterprises, Inc., Paul J. Alberts and Donald E. Stoelt.

   **2.17         --  Agreement, dated as of October 23, 1997, by and among Dispatch Management Services Corp., A & W
                        Couriers, Inc. and Joan Levy.

   **2.18         --  Agreement, dated as of October 10, 1997, by and among Dispatch Management Services Corp., Express
                        It, Inc., and Dave Clancy.

   **2.19         --  Agreement, dated as of September 18, 1997, by and among Dispatch Management Services Corp.,
                        Deadline Acquisition Corp., Edward V. Blanchard, Jr., Melba Anne Hill and Scott T. Milakovich.

   **2.20         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Kiwicorp Limited, Lynette Williams, Tom Finlay and DMS Subsidiary Number       .

   **2.21         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Transpeed Courier Services, Inc., Richard A. Folkman, Stacey J. Folkman, Trey Lewis and Evelyn
                        R. Folkman.

 EXHIBIT
---------
   **2.22         --  Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp.,
                        Clover Supply, Inc., and John J. Walker.

   **2.23         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., S Car
                        Go Courier, Inc. and Michael Cowles.

   **2.24         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Christian Delivery & Chair Service, Inc., Leo J. Gould and DMS Subsidiary Number       .

   **2.25         --  Agreement, dated as of October 9, 1997, by and among Dispatch Management Services Corp., Striders
                        Courier, Inc., Tammy K. Patterson and Merlene Y. Flores.

   **2.26         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp. and
                        Gregory Austin, trading as Battery Point Messengers.

   **2.27         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Christopher Grealish, Inc. and Christopher Grealish.

   **2.28         --  Agreement, dated as of September 17, 1997, by and among Dispatch Management Services Corp.,
                        United Messengers, Inc. and Marla Kennedy.

   **2.29         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Christopher Neal and DMS Subsidiary Number       .

   **2.30         --  Agreement, dated as of October 4, 1997, by and among Dispatch Management Services Corp.,
                        TimeCycle Couriers, Inc., Eric D. Nordberg and Jeffrey Appeltans.

   **2.31         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Rocket Courier Services, Inc., Sean Leonce, Grace Leonce and Samer Hassan.

   **2.32         --  Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp. and
                        Michael Studebaker.

   **2.33         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Delivery Incorporated and Gary Brose.

   **2.34         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., AFS
                        Courier Systems, Inc. and Frank L. Mullins.

   **2.35         --  Share Purchase Agreement, dated as of August 20, 1997, by and among Dispatch Management Services
                        LLC, Alice Rebecca Clark, Roy Clark, Trustees of the Roy Clark (Life Interest) Settlement 1997,
                        Trustees of the Alice Rebecca Clark (Discretionary) Settlement 1997, Matthew Clark, Simon Clark
                        and Brookside Systems and Programming Limited.

   **2.36         --  Agreement, dated as of October 6, 1997, by and among Dispatch Management Services Corp., Bridge
                        Wharf Investments Limited and Riverbank Limited.

   **2.37         --  Brand Manager Agreement, dated as of September 14, 1997, between Dispatch Management Services
                        Corp. and Barry Anderson (Minneapolis).

   **2.38         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp. and Frank L. Mullins.

   **2.39         --  Brand Manager Agreement, dated as of September 25, 1997, between Dispatch Management Services
                        Corp. and Leo J. Gould and Jodi Gould.

 EXHIBIT
---------
   **2.40         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and John J. Walker.

   **2.41         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Dave Clancy.

   **2.42         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Allen Orner.

   **2.43         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp. and Kiwicorp Limited.

   **2.44         --  Brand Manager Agreement, dated as of October 9, 1997, between Dispatch Management Services Corp.
                        and Tammy K. Patterson and Merlene Y. Flores.

   **2.45         --  Brand Manager Agreement, dated as of October 8, 1997, between Dispatch Management Services Corp.
                        and Tom Cromwell and Peter Begley.

   **2.46         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Jeff Appeltans
                        and Eric D. Nordberg.

   **2.47         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Marla Kennedy.

   **2.48         --  Brand Manager Agreement, dated as of September 10, 1997, between Dispatch Management Services
                        Corp. and James Michael Shaughnessy.

   **2.49         --  Brand Manager Agreement, dated as of September       , 1997, between Dispatch Management Services
                        Corp. and Barry Anderson (Phoenix).

   **2.50         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Joan Levy.

   **2.51         --  Brand Manager Agreement, dated as of September 21, 1997, between Dispatch Management Services
                        Corp. and Christopher Neal.

   **2.52         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp., Leon Spirt and Jack Spirt.

   **2.53         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp. and Dispatch Management Services Corp. of the National Capital Area, Inc

   **2.54         --  Brand Manager Agreement, dated as of September 15, 1997, between Dispatch Management Services
                        Corp. and The Delivery Company Limited.

   **2.55         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                        and Creative Consulting Corp.

   **2.56         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                        and Creative Consulting Corp.

   **2.57         --  Brand Manager Agreement, dated November 1, 1997, between Dispatch Management Services Corp. and
                        Atlantic Transportation Consultants, Inc.

   **2.58         --  Agreement, dated as of October 31, 1997, among Dispatch Management Services Corp., Pacific
                        Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.

 EXHIBIT
---------
   **2.59         --  Agreement, dated December 2, 1997, among Dispatch Management Services Corp., Munther Hamoudi and
                        DMS Subsidiary Number       .

   **2.60         --  Agreement, dated November 21, 1997, among Dispatch Management Services Corp., Zoom Messenger
                        Service, Inc. and Frank Nizzare.

   **2.61         --  Agreement, dated as of November 26, 1997, among Dispatch Management Services Corp., A Courier of
                        the Carolinas, LLC, A Courier, Inc., Tesgerat Limited Partnership and DMS Subsidiary Number   .

   **2.62         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., Express Air
                        Management, Inc., Robert G. Driskell, Arthur J. Morris, Randolph H. Schneider and DMS
                        Subsidiary Number   .

   **2.63         --  Agreement, dated as of December 19, 1997, among Dispatch Management Services Corp., A Courier of
                        Tennessee, LLC, A Courier, Inc., Scott Evatt, Timothy E. French and DMS Subsidiary Number   .

   **2.64         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., A Courier,
                        Inc., Robert G. Driskell, Arthur J. Morris, Randy H. Schneider and DMS Subsidiary Number   .

   **2.65         --  Brand Manager Agreement, dated November 12, 1997, between Dispatch Management Services Corp. and
                        Detroit Dispatch Management Services, Inc.

   **2.66         --  Brand Manager Agreement, dated September   , 1997, between Dispatch Management Services Corp. and
                        Michael R. Cowles.

   **2.67         --  Brand Manager Agreement, dated September 19, 1997, between Dispatch Management Services Corp. and
                        Michael Studebaker.

   **2.68         --  Brand Manager Agreement, dated September 15, 1997, between Dispatch Management Services Corp. and
                        Scott T. Milakovich.

   **2.69         --  Brand Manager Agreement, dated November 13, 1997, between Dispatch Management Services Corp. and
                        Frank Nizzare.

   **2.70         --  Brand Manager Agreement, dated November 26, 1997, between Dispatch Management Services Corp. and
                        Columbine Management Services, LLC.

   **2.71         --  Brand Manager Agreement, dated November 20, 1997, between Dispatch Management Services Corp. and
                        Muiran, Inc.

   **2.72         --  Brand Manager Agreement, dated September 30, 1997, between Dispatch Management Services Corp. and
                        Gregory W. Austin.

   **2.73         --  Brand Manager Agreement, dated September 21, 1997, between Dispatch Management Services Corp. and
                        Christopher Neal.

   **3.1          --  Form of Certificate of Incorporation.

   **3.2          --  Amended and Restated Bylaws.

    *5.1          --  Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

  **10.1          --  Form of Officer and Director Indemnification Agreement.

  **10.2          --  Form of Employment Agreement.

 EXHIBIT
---------
  **10.3          --  Non-Competition Agreement, dated February 2, 1998, by and between Dispatch Management Services
                        Corp. and Gregory Kidd.

  **10.4          --  Form of 1997 Stock Incentive Plan.

  **10.5          --  Form of Financing and Security Agreement by and among Dispatch Management Services Corp.,
                        Dispatch Management Services San Francisco Corp., Dispatch Management Services New York Corp.,
                        Dispatch Management Services Acquisition Corp., Road Management Services Corporation, Balmerino
                        Holdings Limited, Statetip Limited and Nationsbank, N.A.

  **21            --  Subsidiaries of Dispatch Management Services Corp.

   *23.1          --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

    23.2          --  Consents of Price Waterhouse LLP.

    23.3          --  Consents of Ernst & Young LLP.

  **23.4          --  Consents to Become Directors.

   *24.1          --  Powers of Attorney (included in signature page).

    27            --  Financial Data Schedule.


------------------------


*   Previously filed February 3, 1998.



**  Exhibits filed with the registration statement on Form S-1 (Reg No.
    333-39971).


ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes:

    (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) That for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of February, 1998.


                                DISPATCH MANAGEMENT SERVICES CORP.

                                By:            /s/ LINDA M. JENKINSON
                                     -----------------------------------------
                                                 Linda M. Jenkinson
                                              CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose name and signature appears below constitutes and appoints Linda M. Jenkinson, R. Gregory Kidd and Marko Bogoievski each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any and all Registration Statements filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                       DISPATCH MANAGEMENT SERVICES CORP.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
    /s/ LINDA M. JENKINSON      Chief Executive Officer
------------------------------    (Principal Executive       February 6, 1998
      Linda M. Jenkinson          Officer; Director)

     /s/ R. GREGORY KIDD
------------------------------  Chairman                     February 6, 1998
       R. Gregory Kidd

                                Chief Financial Officer
     /s/ MARKO BOGOIEVSKI         (Principal Accounting
------------------------------    Officer; Principal         February 6, 1998
       Marko Bogoievski           Financial Officer)

                                 EXHIBIT INDEX


EXHIBIT
---------
   **1.1          --  Form of Underwriting Agreement.

   **2.1          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., Early
                        Bird Courier Service, LLC and Total Management, LLC and Michael Fiorito.

   **2.2          --  Agreement, dated as of September 15, 1997, by and among Dispatch Management Services Corp., Aero
                        Special Delivery Service, Inc. and Jeanne Sparks.

   **2.3          --  Agreement, dated as of September 30, 1997, by and among Dispatch Management Services Corp.,
                        Bullit Courier Services, Inc. and Theo Nicholoudis.

   **2.4          --  Agreement, dated as of September 16, 1997, by and among Dispatch Management Services Corp.,
                        Security Business Services, Ltd., James Brett Greenbury, Kelly Donovan, Scawton Limited,
                        Lyon-Burwell Limited, Arazan Limited and Foreign & Colonial Enterprise Trust plc.

   **2.5          --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                        American Eagle Endeavors, Inc., Barry Anderson, Cheryl O'Toole and Lawrence O'Toole.

   **2.6          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Atlantic Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.

   **2.7          --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Express It Couriers, Inc. and James M. Shaughnessy.

   **2.8          --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Washington Express Services, Inc., Gilbert D. Carpel, Michael D. Holder, Michael K. Miller and
                        Peter Butler.

   **2.9          --  Agreement, dated as of September 26, 1997, by and among Dispatch Management Services Corp., MLQ
                        Express, Inc. and John W. Wilcox, Jr.

   **2.10         --  Agreement, dated as of September 19, 1997, by and among Dispatch Management Services Corp., Time
                        Couriers, LLC, Tom Cromwell, William Krupman, Michael Stone, Peter Begley, Thomas Hagerty,
                        Kimberly Cilley, Christopher Hart, and DMS Subsidiary Number       .

   **2.11         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Eveready Express Corp., Marlene R. Spirt and Mary B. Spirt.

   **2.12         --  Agreement, dated as of September 14, 1997, by and among Dispatch Management Services Corp.,
                        Kangaroo Express of Colorado Springs, Inc. and Doris Orner.

   **2.13         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        National Messenger, Inc., Robert D. Swineford and Steven B. Swineford.

   **2.14         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Fleetfoot Max, Inc., Gary Brose, The King Company, KPM, Helen King, Robert Lewis, Jim Brose,
                        Barbara Lawrence, Robert L. King, John Sangster, Patsy Sangster, PB Securities for the benefit of Robert L. King, PB Securities for the benefit of Helen King, Gordon Lawrence, Pat Lawrence,
                        Melissa Lawrence, K. Lawrence and Creative Consulting Corp.

   **2.15         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Profall, Inc., homas Westfall, Alyson Westfall, David Prosser, Adrienne Prosser and DMS
                        Subsidiary Number       .

EXHIBIT
---------
   **2.16         --  Agreement, dated as of September 11, 1997, by and among Dispatch Management Services Corp.,
                        Express Enterprises, Inc., Paul J. Alberts and Donald E. Stoelt.

   **2.17         --  Agreement, dated as of October 23, 1997, by and among Dispatch Management Services Corp., A & W
                        Couriers, Inc. and Joan Levy.

   **2.18         --  Agreement, dated as of October 10, 1997, by and among Dispatch Management Services Corp., Express
                        It, Inc., and Dave Clancy.

   **2.19         --  Agreement, dated ]as of September 18, 1997, by and among Dispatch Management Services Corp.,
                        Deadline Acquisition Corp., Edward V. Blanchard, Jr., Melba Anne Hill and Scott T. Milakovich.

   **2.20         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Kiwicorp Limited, Lynette Williams, Tom Finlay and DMS Subsidiary Number       .

   **2.21         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Transpeed Courier Services, Inc., Richard A. Folkman, Stacey J. Folkman, Trey Lewis and Evelyn
                        R. Folkman.

   **2.22         --  Agreement, dated as of September 15, 997, by and among Dispatch Management Services Corp., Clover
                        Supply, Inc., and John J. Walker.

   **2.23         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., S Car
                        Go Courier, Inc. and Michael Cowles.

   **2.24         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Christian Delivery & Chair Service, Inc., Leo J. Gould and DMS Subsidiary Number       .

   **2.25         --  Agreement, dated as of October 9, 1997, by and among Dispatch Management Services Corp., Striders
                        Courier, Inc., Tammy K. Patterson and Merlene Y. Flores.

   **2.26         --  Agreement, date as of September 12, 1997, by and among Dispatch Management Service Corp. and
                        Gregory Austin, trading as Battery Point Messengers.

   **2.27         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Christopher Grealish, Inc. and Christopher Grealish.

   **2.28         --  Agreement, dated as of September 17, 1997, by and among Dispatch Management Services Corp.,
                        United Messengers, Inc. and Marla Kennedy.

   **2.29         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp.,
                        Christopher Neal and DMS Subsidiary Number       .

   **2.30         --  Agreement, dated as of October 4, 1997, by and among Dispatch Management Services Corp.,
                        TimeCycle Couriers, Inc., Eric D. Nordberg and Jeffrey Appeltans.

   **2.31         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Rocket Courier Services, Inc., Sean Leonce, Grace Leonce and Samer Hassan.

   **2.32         --  Agreement, dated as of September 14, 997, by and among Dispatch Management Services Corp. and
                        Michael Studebaker.

   **2.33         --  Agreement, dated as of September 10, 1997, by and among Dispatch Management Services Corp.,
                        Delivery Incorporated and Gary Brose.

   **2.34         --  Agreement, dated as of September 12, 1997, by and among Dispatch Management Services Corp., AFS
                        Courier Systems, Inc. and Frank L. Mullins.

EXHIBIT
---------
   **2.35         --  Share Purchase Agreement, dated as of August 20, 1997, by and among Dispatch Management Services
                        LLC, Alice Rebecca Clark, Roy Clark, Trustees of the Roy Clark (Life Interest) Settlement 1997,
                        Trustees of the Alice Rebecca Clark (Discretionary) Settlement 1997, Matthew Clark, Simon Clark
                        and Brookside Systems and Programming Limited.

   **2.36         --  Agreement, dated as of October 6, 1997, by and among Dispatch Management Services Corp., Bridge
                        Wharf Investments Limitedv and Riverbank Limited.

   **2.37         --  Brand Manager Agreement, dated as of September 14, 1997, between Dispatch Management Services
                        Corp. and Barry Anderson (Minneapolis).

   **2.38         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp. and Frank L. Mullins.

   **2.39         --  Brand Manager Agreement, dated as of September 25, 1997, between Dispatch Management Services
                        Corp. and Leo J. Gould and Jodi Gould.

   **2.40         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and John J. Walker.

   **2.41         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Dave Clancy.

   **2.42         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Allen Orner.

   **2.43         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp. and Kiwicorp Limited.

   **2.44         --  Brand Manager Agreement, dated as of October 9, 1997, between Dispatch Management Services Corp.
                        and Tammy K. Patterson and Merlene Y. Flores.

   **2.45         --  Brand Manager Agreement, dated as of October 8, 1997, between Dispatch Management Services Corp.
                        and Tom Cromwell and Peter Begley.

   **2.46         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Jeff Appeltans
                        and Eric D. Nordberg.

   **2.47         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Marla Kennedy.

   **2.48         --  Brand Manager Agreement, dated as of September 10, 1997, between Dispatch Management Services
                        Corp. and James Michael Shaughnessy.

   **2.49         --  Brand Manager Agreement, dated as of September       , 1997, between Dispatch Management Services
                        Corp. and Barry Anderson (Phoenix).

   **2.50         --  Brand Manager Agreement, undated, between Dispatch Management Services Corp. and Joan Levy.

   **2.51         --  Brand Manager Agreement, dated as of September 21, 1997, between Dispatch Management Services
                        Corp. and Christopher Neal.

   **2.52         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp., Leon Spirt and Jack Spirt.

   **2.53         --  Brand Manager Agreement, dated as of September 12, 1997, between Dispatch Management Services
                        Corp. and Dispatch Management Services Corp. of the National Capital Area, Inc..

   **2.54         --  Brand Manager Agreement, dated as of September 15, 1997, between Dispatch Management Services
                        Corp. and The Delivery Company Limited.

   **2.55         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                        and Creative Consulting Corp.

EXHIBIT
---------
   **2.56         --  Brand Manager Agreement, dated as of October 1, 1997, between Dispatch Management Services Corp.
                        and Creative Consulting Corp.

   **2.57         --  Brand Manager Agreement, dated November 1, 1997, between Dispatch Management Services Corp. and
                        Atlantic Transportation Consultants, Corp.

   **2.58         --  Agreement, dated as of October 31, 1997, among Dispatch Management Services Corp., Pacific
                        Freight Systems, Inc., Thomas A. Bartley and Perry Barbaruolo.

   **2.59         --  Agreement, dated December 2, 1997, among Dispatch Management Services Corp., Munther Hamoudi and
                        DMS Subsidiary Number       .

   **2.60         --  Agreement, dated November 21, 1997, among Dispatch Management Services Corp., Zoom Messenger
                        Service, Inc. and Frank Nizzare.

   **2.61         --  Agreement, dated as of November 26, 1997, among Dispatch Management Services Corp., A Courier of
                        the Carolinas, LLC, A Courier, Inc., Tesgerat Limited Partnership and DMS Subsidiary Number   .

   **2.62         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., Express Air
                        Management, Inc., Robert G. Driskell, Arthur J. Morris, Randolph H. Schneider and DMS
                        Subsidiary Number   .

   **2.63         --  Agreement, dated as of December 19, 1997, among Dispatch Management Services Corp., A Courier of
                        Tennesse, LLC, A Courier, Inc., Scott Evatt, Timothy E. French and DMS Subsidiary Number   .

   **2.64         --  Agreement, dated as of November 20, 1997, among Dispatch Management Services Corp., A Courier,
                        Inc., Robert G. Driskell, Arthur J. Morris, Randy H. Schneider and DMS Subsidiary Number   .

   **2.65         --  Brand Manager Agreement, dated November 12, 1997, between Dispatch Management Services Corp. and
                        Detroit Dispatch Management Services, Inc.

   **2.66         --  Brand Manager Agreement, dated September   , 1997, between Dispatch Management Services Corp. and
                        Michael R. Cowles.

   **2.67         --  Brand Manager Agreement, dated September 19, 1997, between Dispatch Management Services Corp. and
                        Michael Studebaker.

   **2.68         --  Brand Manager Agreement, dated September 15, 1997, between Dispatch Management Services Corp. and
                        Scott T. Milakovich.

   **2.69         --  Brand Manager Agreement, dated November 13, 1997, between Dispatch Management Services Corp. and
                        Frank Nizzare.

   **2.70         --  Brand Manager Agreement, dated November 26, 1997, between Dispatch Management Services Corp. and
                        Columbine Management Services, LLC.

   **2.71         --  Brand Manager Agreement, dated November 20, 1997, between Dispatch Management Services Corp. and
                        Muiran, Inc.

   **2.72         --  Brand Manager Agreement, dated September 30, 1997, between Dispatch Management Services Corp. and
                        Gregory W. Austin.

   **2.73         --  Brand Manager Agreement, dated September 21, 1997, between Dispatch Management Services Corp. and
                        Christopher Neal.

   **3.1          --  Form of Certificate of Incorporation.

   **3.2          --  Amended and Restated Bylaws.

    *5.1          --  Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

  **10.1          --  Form of Officer and Director Indemnification Agreement.

EXHIBIT
---------
  **10.2          --  Form of Employment Agreement.

  **10.3          --  Non-Competition Agreement, dated February 2, 1998, by and between Dispatch Management Services
                        Corp. and Gregory Kidd.

  **10.4          --  Form of 1997 Stock Incentive Plan.

  **10.5          --  Form of Financing and Security Agreement by and among Dispatch Management Services Corp.,
                        Dispatch Management Services San Fransico Corp., Dispatch Management Services New York Corp.,
                        Dispatch Management Services Acquisition Corp., Road Management Services Corporation, Balmerino
                        Holdings Limited, Statetip Limited and Nationsbank, N.A.

  **21            --  Subsidiaries of Dispatch Management Services Corp.

   *23.1          --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).

    23.2          --  Consents of Price Waterhouse LLP.

    23.3          --  Consents of Ernst & Young LLP.

  **23.4          --  Consents to Become Directors.

   *24.1          --  Powers of Attorney (included in signature page).

    27            --  Financial Data Schedule.


------------------------


    * Previously filed February 3, 1998



    ** Exhibits filed with the registration statement on Form S-1 (Reg. No. 333-39971).